Prospectus Supplement (Sales Report) No. 1 dated August 3, 2010 to Prospectus dated July 30, 2010	Filed pursuant to Rule 424(b)(3) Registration Statement No. 333-151827

LendingClub Corporation

Member Payment Dependent Notes

                This Prospectus Supplement supplements the prospectus dated July 30, 2010 and provides information about particular series of Member Payment Dependent Notes (the "Notes") that we have recently sold. You should read this Prospectus Supplement together with the prospectus dated July 30, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.

                We have sold the following Notes:

Member Payment Dependent Notes Series 66943

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
66943	$2,800	$2,800	11.49%	1.00%	August 2, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 66943. Member loan 66943 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	The Coggins Co.	Debt-to-income ratio:	4.00%
Length of employment:	< 1 year	Location:	San Clemente, CA

Home town:
Current & past employers:	The Coggins Co.
Education:

This borrower member posted the following loan description, which has not been verified:

I am asking for this loan to consolidate some of my debt and to start a unique website geared to the disabled community. Borrower added on 07/29/10 > I am a disabled father of one boy. We both live with my parents and with my monthly disability check ,I will easily be able to pay this loan back.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,183.00	Public Records On File:	1
Revolving Line Utilization:	19.50%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is The Coggins Co. and what do you do there?	It's a wealth mgt. business. i do pt bookkeeping

Member Payment Dependent Notes Series 348340

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
348340	$8,000	$8,000	11.12%	1.00%	July 28, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 348340. Member loan 348340 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	McKinsey & Company	Debt-to-income ratio:	19.72%
Length of employment:	8 years	Location:	Glen Oaks, NY

Home town:
Current & past employers:	McKinsey & Company
Education:

This borrower member posted the following loan description, which has not been verified:

I'd like to refinance a high interest Providian credit card with a current APR of 27.99% so I can pay off the balance much quicker. I have no late payments, no delinquencies or derogatory items in my credit file.

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2001	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,736.00	Public Records On File:	0
Revolving Line Utilization:	53.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at McKinsey & Company?	I'm a communications specialist

Member Payment Dependent Notes Series 380713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
380713	$13,000	$13,000	15.95%	1.00%	July 31, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 380713. Member loan 380713 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,083 / month
Current employer:	Self	Debt-to-income ratio:	5.89%
Length of employment:	10+ years	Location:	Orlando, FL

Home town:
Current & past employers:	Self
Education:

This borrower member posted the following loan description, which has not been verified:

Loan Breakdown would be as follows: $3000 - Medical Bills $3000 - Misc. Bills $6000 - $9000 - Home Improvement Borrower added on 07/22/10 > Applying funds to help with a Medical Office Start-up - Pediatric Office

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,483.00	Public Records On File:	1
Revolving Line Utilization:	29.90%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
To indicate how the loan payments will fit in your budget, please provide a breakdown of your monthly expenses. Please describe the source of your income. Is there a second income earner in your household?	My spouse works as a current pediatrician for other groups. Total income exceeds 150K.
The Borrower Profile does not show either an Employer or a Length of Employment. What are sources reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? If self-employed, your primary occupation? If business owner, your primary business description is? If employer is person or firm, identify your employer? Advance thanks appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.22.2010	I am a musician/Teacher. My spouse is a pediatrician. We are in need of funds primarily to open a medical office.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have never found Zillow.com to ever be accurate. Unfortunately the balance of my current home does exceed the value of it. With lending club, I was only able to use my income and not total income. My spouse works as a pediatrician and we are in process of opening a medical office.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have not found Zillow.com to be accurate. Unfortunately the balance does exceed the value for my home. My spouse works as a current pediatrician and we are in need of funds to help open a medical office.
How long in YEARS do you intend to service (keep) loan before paid off?	The plan I chose for this loan would allow me up to 5 years to repay. However, I do intend to pay this loan off much sooner depending on the progress of the business. (Perhaps 1 or 2 years)

Member Payment Dependent Notes Series 480595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
480595	$25,000	$25,000	20.16%	1.00%	July 31, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 480595. Member loan 480595 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Quintiles	Debt-to-income ratio:	24.35%
Length of employment:	2 years	Location:	Midland, TX

Home town:
Current & past employers:	Quintiles
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > Ready to attack debt and get it gone!!! Borrower added on 07/26/10 > Quintiles is pharmaceutical sales

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$30,240.00	Public Records On File:	0
Revolving Line Utilization:	96.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Quintiles and what do you do there?	I am in Pharmaceutical Sales. Primary care.
I am interested in funding your loan. Before I participate I have some questions. What debt are you consolidating? Please name the company, the balance, and interest rates for each one you plan to pay off. Thank you!	Bank of America, Citibank and Chase... will have to look up interest rates
what is Quintiles and what do you do there?	Pharmaceutical sales, primary care
What do you do at Quintiles?	Pharmaceutical sales, primary care
You will never get your loan funded if you provide 4 word answers.	pharma sales is pharma sales... what more is there to say?

Member Payment Dependent Notes Series 509923

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
509923	$4,200	$4,200	16.32%	1.00%	July 30, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 509923. Member loan 509923 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,083 / month
Current employer:	The Greater Richmond Arc	Debt-to-income ratio:	5.61%
Length of employment:	6 years	Location:	CHESTERFIELD, VA

Home town:
Current & past employers:	The Greater Richmond Arc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > 1. I plan to do some needed repairs on my roof to prevent further water damage to my house. 2. I have learned that credit is very valuable and understand if used right you can improve the quality of life. I'm old school and understand that its always good to pay your debts because you never know when you may need help again. With that being said i always make my payments to ensure i can keep the quality of life i want. 3. I have a family of 5 and right now can't afford to come out the pocket with the money needed for these repairs but can surely make a hundred dollar payment. 4. I have been employed at my present job for six years after graduating college and love what i do.

A credit bureau reported the following information about this borrower member on June 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	5	Months Since Last Delinquency:	12
Revolving Credit Balance:	$468.00	Public Records On File:	1
Revolving Line Utilization:	3.90%	Months Since Last Record:	64
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
what is your public record and late 12 months ago. Also how much money are you currently saving each month? Do you owe any money besides your first mortgage?	Hello to answer your question the public record is from a credit card back in 05 that have payed off and the late 12 months ago was a education loan that had come out of deferment, but is now current. I try and save $200 dollars a month and have a car loan that i pay on.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My house cost $185,000 I owe $181,00 had it for two years, and it has dropped in value since the economy problems to worth of $179,000. since the e
How much is the car note and how long have you had it? Do you receive any other income such as bonuses\spouse etc?	The car note is $240 and had it for three years.

Member Payment Dependent Notes Series 521112

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
521112	$8,200	$8,200	7.88%	1.00%	July 30, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 521112. Member loan 521112 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,583 / month
Current employer:	Cypress Fairbanks Independent School Dis	Debt-to-income ratio:	16.55%
Length of employment:	2 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Cypress Fairbanks Independent School Dis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > This is a loan to consolidate my credit card debt. Thanks. Borrower added on 07/28/10 > I'm currently a teacher and just graduated from college. I'm currently paying off student loans, and to make things easier on me financially, I want to consolidate my credit card debt. I'll be entering my 3rd year teaching this fall, and plan on teaching for many more years. I'm very reliable and will pay off this loan on time.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,342.00	Public Records On File:	0
Revolving Line Utilization:	36.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 531051

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
531051	$7,200	$7,200	17.93%	1.00%	July 30, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 531051. Member loan 531051 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,739 / month
Current employer:	bestcare inc	Debt-to-income ratio:	3.10%
Length of employment:	7 years	Location:	BROOKLYN, NY

Home town:
Current & past employers:	bestcare inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,771.00	Public Records On File:	0
Revolving Line Utilization:	74.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Monday 07.26.2010	I'm expecting a child and need this loan to purchase furniture for the unborn.
1. what is bestcare? what is your job? 2. you applied for credit twice in the last 6 months (2 hard inquiries on your credit report). were you successful in obtaining credit or were you denied? what were the inquiries for and how much credit were you given if approved? 3. why do you need this money? what is the purpose of this loan? 4. please provide a budget - monthly AFTER tax income and a list of your monthly expenses	Bestcare,INC is the company that provides sick and elderly with nurses and home health aids.I work as a home health aid.I was approved for chase credit card for thousand dollars.Capital one denied me for the same amount of personal loan that I am applying now.I'm expecting a child and need this loan to purchase furniture for the unborn. I earn 2584 dollars a month after tax.I rent an apartment with my husband.we share the monthly expenses .My rent is 1150 dollars.
I am interested to help fund your $7,200 "Other" category loan. My questions are: [1} Description of your employer Bestcare? What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $5,771 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.26.2010	Bestcare,INC is the company that provides sick and elderly with nurses and home health aids, when they're out of the hospital.I work as a home health aid.I am paying my credit card debt monthly usually more than minimum,which is 110 dollars.i am young, hard working person .my working day is 12 to 18 hours,7 days.I think I'll be able to payoff this loan in 2 to 3 years.
What do you intend to use the loan for? Loan description?	I'm expecting a child and need this loan to purchase furniture for the unborn.
1. can you provide a list of monthly expenses? rent is one of them. what are the others? 2. how did you arrive at $7200? What are the items that you are buying that add up to $~7k?	I share my rent and all the monthly expenses with my husband.we don't own a car.Other expenses are light bill 50 dollars, national grid 20 dollars, food 300 dollars a month, public transportation 100 dollars a month. cell phone 50 dollars a month,cable/ internet 120 dollars a month.Crib,stroller,other furniture.I would like to redecorate the room and make the apartment more child friendly.

Member Payment Dependent Notes Series 535485

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535485	$25,000	$25,000	16.45%	1.00%	July 30, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535485. Member loan 535485 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,167 / month
Current employer:	Utah State University	Debt-to-income ratio:	24.89%
Length of employment:	1 year	Location:	SMITHFIELD, UT

Home town:
Current & past employers:	Utah State University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$41,695.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$258,000.00 Balance $325,000.00 Market Value
I am interesested in funding your loan. What Debt are you consolidating? Please give source, balance and interest rates. Thank you	High interest credit cards. Chase, Citi, and other high interest credit cards. We have a plan to get out of credit card debt in 3 years by consolidating our cards. Thank you! (Interest rates are high on the cards we will consolidate)
What are your duties at Utah State? E.g. Job title but also day-to-day. I see you've only had the job for less than 1 year, what were you doing before and is there any reason to believe you won't be there in 2 years? What does your spouse do for a living and how much does he/she bring in per month? Thanks	Vice President for Student Services. As a member of the President's Senior Cabinet, I lead 20 student services departments in three functional areas including student life, enrollment management, and student assistance. I manage an operational budget of nearly $20 million and over $100 million in financial aid and scholarships. I am responsible for the work of 170 professional staff and over 400 student workers. I was Associate Vice Chancellor for Enrollment Management at the University of Minnesota, Morris for 5 years. My current position is the final step in my career and I intend to stay here until I retire. My spouse is a stay-at-home mother. I have had the Vice President for Student Services position for almost 14 months now.
This might be a little sensitive, but how did you get $41k in debt on credit cards? Also, I see 2 credit inquiries in last 6 months, did either result in new credit/debt?	We had a house fire one year ago today in Morris Minnesota, we made a major move & also had a child who had a severe illness and was hospitalized for 52 days. We applied for a home equity loan which did not result in new debt. We may have applied twice.

Member Payment Dependent Notes Series 535554

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535554	$4,500	$4,500	16.45%	1.00%	July 31, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535554. Member loan 535554 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	Dixon Valve	Debt-to-income ratio:	22.65%
Length of employment:	5 years	Location:	Rock Hall, MD

Home town:
Current & past employers:	Dixon Valve
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > The loan is for a 1988 camaro iroc z28.

A credit bureau reported the following information about this borrower member on June 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	38
Revolving Credit Balance:	$3,023.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 535806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
535806	$17,000	$17,000	11.12%	1.00%	July 31, 2010	July 31, 2015	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 535806. Member loan 535806 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	ODI Teledyne	Debt-to-income ratio:	10.37%
Length of employment:	1 year	Location:	PALM COAST, FL

Home town:
Current & past employers:	ODI Teledyne
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > Hello everyone, I have requested this loan to consolidate credit cards and purchase a new washer and dryer. The loan is scheduled for 60mo but will be paid off well before that time. Thank you in advance for your investment... Borrower added on 07/29/10 > The variable APR for the 2 credit cards has jumped to 19.99% ... no late payment... just because they could.

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1996	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	23
Revolving Credit Balance:	$12,395.00	Public Records On File:	0
Revolving Line Utilization:	25.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.18.2010	Good morning, The loan will be used to consolidate high interest credit card which the balance never seems to go down. Also, a washer and dryer will be purchased as the new school year approaches. Our current set is not working properly. Kind regards, Michelle
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Good afternoon and thank you. zillow lists the market value as: Zestimate $74,500 current mortgage loans = $134,000
Is there a second wage earner in your household? How much are you paying each month toward the cards that you intend to consolidate? What are the interest rates, balances, and minimum payments on your credit cards? Thanks and good luck.	yes, my husband makes 50k p/year as a computer technologist we have 1 credit card via chase that is at 23.99 apr balance 11,500 we have a a second credit card via discover that is at 17.00 apr balance 3,500 leaving us with roughly 1,000 to replace our broken washer and dryer we plan on paying 500.00 p/month on this consolidation loan... to pay it off within 36mo
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	total balance = 122,000 zillow = 72,000 however, we did have the house appraised by a certified county appraiser for 92,000 ... b/c of the tile upgrades and new paint.
How long to you expect to stay in your home? What are your major monthly expenses with values (e.g., mortgage, car, insurance, student loans, child care/tuition, major medical expenses, etc.)?	We plan on staying in this house for the next 5 yrs...and potentially sell based on the market; which we hope starts trending upward within 5 yrs. i make 75k per year and my husband makes 55k per year.... mortgage = 1200.00 p/mo car = 276.00 p/mo insurance = 75.00 p/mo water = 85 p/mo elec = 110 p/mo food = 425.00 p/mo no student loans no tuition no major medical expenses
Thanks. Just one last set of questions (I promise!). You have been at your job for only a year. What did you do previously and why did you decide to leave? What does your husband do and how long has he been at his current employer? Thanks.	I am an engineer and previously worked for an auto manufacturing plant.... I left due to the down turn of the auto market industry last year and joined as an engineer for a military sub-contractor specializing in deep water devices. My husband works as an IT technologist with a large heath insurance company...their favorite color is blue :) ...and has been with them for 3 yrs

Member Payment Dependent Notes Series 536402

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
536402	$7,200	$7,200	13.98%	1.00%	July 28, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 536402. Member loan 536402 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,125 / month
Current employer:	EMATS, Inc	Debt-to-income ratio:	6.56%
Length of employment:	3 years	Location:	Tazewell , VA

Home town:
Current & past employers:	EMATS, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,814.00	Public Records On File:	1
Revolving Line Utilization:	40.30%	Months Since Last Record:	91
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	the balance of my mortage is around $70,000 the current market value is $92,000

Member Payment Dependent Notes Series 538163

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
538163	$6,000	$6,000	13.23%	1.00%	July 29, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 538163. Member loan 538163 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,833 / month
Current employer:	Cougar Pallet Inc	Debt-to-income ratio:	2.73%
Length of employment:	4 years	Location:	HOUSTON, TX

Home town:
Current & past employers:	Cougar Pallet Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2006	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,372.00	Public Records On File:	0
Revolving Line Utilization:	20.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to purchase with this loan? Loan description?	Just want to pay some credit cards with it. I'm trying to build my credit history.
I understand your desire to consolidate existing debt -- has anything occured to avoid accruing new debt? Also, can you please specify the balances and details of the card(s) involved?	I do not have that much debt. The credit cards that i will be paying off are retail cards, such as walmart and target. I have one college credit card that i used to pay my tuition. The main reason for this loan is to build long term credit. I was told i have a really good credit score, but i needed more long term credit. I want to boost up my credit score for when i purchase a home in the near future.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I live with my parents. I do not pay rent or anything of that sort.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	I live with my parents. I do not pay any rent.
Hi, I'm interested in funding your loan. Can you please 1. List the items that you will be consolidating (account type, amount consolidated, current rate)? 2. Explain the difference in your Revolving Credit Balance and the amount you are planning to borrow? Thanks, and I look forward to funding your loan!	I do not have that much debt. The credit cards that i will be paying off are retail cards, such as walmart and target. I have one college credit card that i used to pay my tuition. The main reason for this loan is to build long term credit. I was told i have a really good credit score, but i needed more long term credit. I want to boost up my credit score for when i purchase a home in the near future.

Member Payment Dependent Notes Series 539200

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
539200	$9,000	$9,000	18.67%	1.00%	July 28, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 539200. Member loan 539200 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,333 / month
Current employer:	accurate concrete cutting	Debt-to-income ratio:	10.73%
Length of employment:	10+ years	Location:	grand junction, CO

Home town:
Current & past employers:	accurate concrete cutting
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on June 29, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	31
Revolving Credit Balance:	$2,929.00	Public Records On File:	1
Revolving Line Utilization:	88.80%	Months Since Last Record:	115
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe 172,000.00 on my home. The current market value is 182,000. I just refinanced at 4.5%.

Member Payment Dependent Notes Series 541416

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541416	$8,500	$8,500	15.21%	1.00%	August 3, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541416. Member loan 541416 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Capital One	Debt-to-income ratio:	20.90%
Length of employment:	8 years	Location:	PETERSBURG, VA

Home town:
Current & past employers:	Capital One
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > The money will be used for a new HVAC unit. I have had three companies look at it and try to fix it, to no avail. All help is greatly appreciated. Thank you so much.

A credit bureau reported the following information about this borrower member on July 4, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	6
Total Credit Lines:	20	Months Since Last Delinquency:	14
Revolving Credit Balance:	$218.00	Public Records On File:	1
Revolving Line Utilization:	5.90%	Months Since Last Record:	34
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.$70,000.00, and tax assessed value on zillow is $156,700.00

Member Payment Dependent Notes Series 541724

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
541724	$14,500	$14,500	10.38%	1.00%	August 3, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 541724. Member loan 541724 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Sterling Helicopters Inc	Debt-to-income ratio:	18.80%
Length of employment:	1 year	Location:	Quakertown, PA

Home town:
Current & past employers:	Sterling Helicopters Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,201.00	Public Records On File:	0
Revolving Line Utilization:	39.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Well, my debt has already been consolidated in a personal loan from citibank-@ 19.99 percent. At the time, this was better then the three credit cards I had. I wasn't aware of P2P lending then and now I'm looking to lower my rate. This loan will be going to pay off my loan to citi.
If you have a revolving credit, why do you need 14,500 ? What will you use the money for? Thanks	I consolidated my credit cards in a personal loan from citibank-@ 19.99 percent. At the time, this was better then the three credit cards I had. I wasn't aware of P2P lending then and now I'm looking to lower my rate. This loan will be going to pay off whats left of my loan to citi.

Member Payment Dependent Notes Series 542226

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
542226	$20,000	$20,000	7.88%	1.00%	July 28, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 542226. Member loan 542226 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$25,000 / month
Current employer:	n/a	Debt-to-income ratio:	5.63%
Length of employment:	10+ years	Location:	fort myers, FL

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > I am a practicing physician. In practice for 26 years. All of the income reported comes from my medical practice. The loan will be used to purchase a single family home currently owned by the bank. I plan to lease it when all necessary repairs are done.

A credit bureau reported the following information about this borrower member on July 6, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1985	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	59	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$97,187.00	Public Records On File:	0
Revolving Line Utilization:	30.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your line of work that makes you $300,000/year? Can you verify your income with Lending Club?	hi there, i am a practicing physician. all current income comes from my medical practice. i will submit any documentation lending club desires. thank you fernando
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: Aannuity? Federal-State-Municipal Civil Service? Disability? Investments? Military-VA Pension? Civilian Pension? Rentals? Social Security? If self-employed, primary occupation? If small business owner, description primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.15.10	hi there, i am a practicing physician. all current income comes from my medical practice. i will submit any documentation lending club desires. thank you fernando
I'm interested in funding your loan, but have a few questions. (1) Can you get your income verified by Lending Club (this is something that lenders like to see and will help ensure full funding of your loan)? (2) What do you do? (3) Is any portion of the revolving credit balance a HELOC? If so how much? (4) Is there a second wage earner in your household and if so how much does he/she make each month? (5) Can you breakdown your credit card debt by balance on each card and then the respective interest rate and minimum payment? (6) What are your major monthly expenses (e.g., mortgage/rent, car, credit cards, student loans, child care/tuition, major medical)? (7) What is the value of your current home? How much will you receive after the mortgage is paid off? How much are you spending on your new home and how much of that is mortgage? Many thanks and good luck. By the way, I'm jealous that you live in Fort Myers. I've vacationed in Sanibel for nearly 20 years, and this past year was one of the first times that we were unable to get down there. I miss the area tremendously. Many thanks and best of luck to you.	hi nyctrinity, this is my first time borrowing from lending club and don't know how to verify my income. i will be happy to do so. i am a practicing physician earning $300k per year. my wife is an oncology nurse and earns 75k per year. this loan is for an investment property we plan to fix and lease to tenant. purchase price is $35,000. i am using the loan to pay for the house cash. i will contribute the rest. repair costs will run $28,000. the home was built in 2006 and has chinese drywall. 1712 sq ft, 4 bed/2 bath, bank owned. i just can't let this opportunity pass. i live 18 miles from sanibel. i grew up in nj my wife is from great neck, li. thanks thanks
Loan listed 6 days; 36 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.20.2010	Request for additional information from the credit review team was received on Friday July 16th.. All information requested was submitted yesterday July 19th. I have called 3 times requesting verification that all materials were received and have not had any response back. I will call again today. Fernando
Hi, What bank is willing to let you use a borrowered down payment? As a licensed mortgage banker, typically all funds for a down payment must be sourced and seasoned an cannot be borrowered under current conforming or FHA lending guidelines. Do you have a full loan approval from the bank on the new mortgage you are seeking? Thank you	No bank will. I am purchasing this home cash. Price for home will be $50,000. Repairs will total 25,000 additional. Hope this answers your question

Member Payment Dependent Notes Series 543277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543277	$6,000	$6,000	11.86%	1.00%	July 31, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543277. Member loan 543277 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	old ranch country club	Debt-to-income ratio:	19.24%
Length of employment:	< 1 year	Location:	ANAHEIM, CA

Home town:
Current & past employers:	old ranch country club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > I have a very stable job an am trying to move out into a better place with my daughter Borrower added on 07/24/10 > I have a very stable job an am trying to move out into a better place with my daughter

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,407.00	Public Records On File:	0
Revolving Line Utilization:	50.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 543796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
543796	$25,000	$25,000	10.75%	1.00%	July 29, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 543796. Member loan 543796 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Cleveland Unlimited DBA Revol	Debt-to-income ratio:	0.17%
Length of employment:	5 years	Location:	Dublin, OH

Home town:
Current & past employers:	Cleveland Unlimited DBA Revol
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > I am planning to purchase a convenience store with a good cash flow. The 25k from this loan along with my own 90k will help me acquire this store. The cash flow from this store will be around 8K/month which will be more than enough money to pay off this loan. I and my wife have past experience in managing convenience store. In addition to this, I do have a permanent job making over 7K a month before taxes. I do have have an excellent credit and I am financially very responsible. Please feel free to ask me any questions.

A credit bureau reported the following information about this borrower member on July 8, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please enter a loan description - let lenders know details about what you're requesting the money for.	I am planning to buy a convenient store that has some good cash flow. I had a past experience in running a business like this as a manager.
Your Small Business category loan is 1 of 300 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.16..2010	I am looking to aquire a convenient store generating good cash flow. I am putting in about $90,000 of my own money to this business acquisition. Convenient store I am looking to buy has about 60K+ sales plus lottery commission. I have past experience in managing convenient store. The loan will help me put the $115000 down which the seller is asking. Hope this helps. Let me know if you have any further questions.
Why do you need a business loan? What is your background in this particular field?	I have past experience in managing convenient store. I am trying to acquire this profitable conveneint store business with a nice cash flow of around 90K.
Member 701526 (Business). You numbers look good. I would also like to know the details of what you plan to do with my money?	I have experience in managing convenient store and would like to purchase this business. Currently I am looking to get about $25000 that would supplement my 90k to put a $115k down payment on the convenient store business. Business is making a good cash flow and will be more than sufficient to pay off the 25000 loan.
What is it you plan on using the requested funds for?	I am looking to acquire an existing profitable convenient store.
Please indicate the purpose of this loan.	I am looking to acquire profitable convenient store.
Why have so many people asked the same question?????	when I applied to this loan, I was new to this site and did not put the loan description so people kept asking me why I need this loan.

Member Payment Dependent Notes Series 544295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544295	$15,250	$15,250	11.12%	1.00%	July 31, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544295. Member loan 544295 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	Deborah Heart and Lung Center	Debt-to-income ratio:	12.83%
Length of employment:	9 years	Location:	Marlton, NJ

Home town:
Current & past employers:	Deborah Heart and Lung Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > None

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,533.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain in detail your $28k revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	I plan on using this money to pay off my higher intrest rate credit cards cutting that debt in half. Freeing up the money I'm currently paying to those credit cards to pay this off. I figured 5 years of installment loan payments is still better than just min payment to CC in what feels like a forever situation. I have no other household income.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) 192,000 2) 220,000
I am interested in funding your loan, but have a few questions first. (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loans/insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each with approximate figures (e.g., car loan and insurance - $x). (3) How much are you currently paying each month toward the cards that you plan to consolidate? What are the interest rates and minimum payments for each? (4) If you are not consolidating any credit cards, please provide the balance, interest rate and minimum payments for each. Many thanks and best of luck!	1) No 2)Mtg 1787 + CC 600 no car or other loans just daily expenses 3)600 rates vary by cards from 0% for 6 months to 5% for 6 months and 11%, 13%, 17% (don't get me started these were all much lower until the banks had to bailed out) and min payments again varies but in all total 600. I've just recently transfered some balances so I haven't gotten updated billson some. 4) I plan on consolidating as much CC debt as I can with this new loan
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Brief description your employer Deborah Heart-Lung? Number [2] Position (Job/What you do) currently for employer? Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	1)Deborah Heart and Lung Center is a non profit "hospital" treating heart and lung disease. Located in Browns Mills NJ (next to McGuire Air Force base) we have been in business nearly 90 years. 2)Currently I work in the information Systems department (computers) I am a programmer 3)I realize these are hard times for everyone and appreciate YOUR consideration. I am a single mom just trying to keep my head above water. I've purchased a home one year ago that needed some unexpected and expensive repairs and as my child was adopted it cost several thouhands of dollars to complete that. I have an excellenct credit history - I pay my bills on time. I just need a little help right now. 4)My intention is to take the full 5 years to pay the loan, unless I have a large tax return. I'm hoping the 5 years will give me the breathing room I need to get my son out of day care and into Kindergarten (freeing up some extra funds 5) Semper Fi -dad was a Marine!

Member Payment Dependent Notes Series 544896

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
544896	$14,400	$11,250	10.75%	1.00%	July 29, 2010	July 23, 2015	July 23, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 544896. Member loan 544896 was requested on July 9, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Flagler County Fire Rescue	Debt-to-income ratio:	18.06%
Length of employment:	5 years	Location:	PALM COAST, FL

Home town:
Current & past employers:	Flagler County Fire Rescue
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/09/10 > Requesting a Personal loan. I have a steady job as a LT Fire Fighter for the past 5.5 years and have paid all debts on time - no derog payments reported. Borrower added on 07/16/10 > The use of this loan is for my wedding. My fiancé and I planned a March 2011 wedding, but due to my step fathers illness (chronic rejection of lung transplant) we had to move the date up with hopes that he is able to attend our wedding. Based on moving the date up it has changed our budgeting as far as paying the large deposits at an earlier date so we decided to apply for a personal loan because it would be much easier to make payments on a personal loan with a lower rate instead of incurring credit card debt at a much higher rate. If approved for this personal loan, our intentions are to pay this loan in full within 12 months of receiving the funds. Is there a prepayment penalty? Thank you in advance for your time.

A credit bureau reported the following information about this borrower member on July 9, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,464.00	Public Records On File:	0
Revolving Line Utilization:	15.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Loan description?	The use of this loan is for my wedding. My fianc?? and I planned a March 2011 wedding, but due to my step fathers illness (chronic rejection of lung transplant) we had to move the date up with hopes that he is able to attend our wedding. Based on moving the date up it has changed our budgeting as far as paying the large deposits at an earlier date so we decided to apply for a personal loan because it would be much easier to make payments on a personal loan with a lower rate instead of incurring credit card debt at a much higher rate. If approved for this personal loan, our intentions are to pay this loan in full within 12 months of receiving the funds. Is there a prepayment penalty?
THIS DETAILS WHAT YOU DO TO ATTRACT LENDER INTEREST A-N-D COMMITTED $. NO questions asked; NO answers required. Email ONLY FYI. After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification, "Credit Review". Employment - income verification is independent of one another. Home Office Credit Reviewer contacts you by email or telephone. Reviewer tells you for loan category and $ value what income document to submit- 2 Earnings Statement, Direct Deposit receipts, the 2009 IRS 1040, or if self-employed or small business owner, an IRS Form T4506 Request For Copy Income Tax Return. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if document sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved" for $ funded loans bank deposit. An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. Consider the Credit Review proactive; it can be completed quickly if borrower initiated. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. Credit Reviewer goal to complete required borrower Credit Review within 3-days after loan listed. If the Credit Reviewer does NOT contact you within 2-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Refer to "CONTACT US" the bottom Home Page. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, loan "Approved" for issue, means sooner loan attracts lenders who commit their $ to fund it. Borrowers who take excessive time for Credit Review to be completed because of their procrastination, then their loan's $ funding lags FAR BEHIND loans listed same day, Credit Review quickly finished in 1 day, and the loan Approved for later issue. The lenders roles are exclusively to fund selected loans; and to ask necessary clarifying questions. A Home Office Credit Reviewer only person who conducts the borrower employment and income verification. They are only person to whom borrower sends ALL required income documents. THIS EMAIL ASKS NO QUESTIONS. I'll revisit later, and then ask questions about loan. Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.10.2010	The use of this loan is for my wedding. My fianc?? and I planned a March 2011 wedding, but due to my step fathers illness (chronic rejection of lung transplant) we had to move the date up with hopes that he is able to attend our wedding. Based on moving the date up it has changed our budgeting as far as paying the large deposits at an earlier date so we decided to apply for a personal loan because it would be much easier to make payments on a personal loan with a lower rate instead of incurring credit card debt at a much higher rate. If approved for this personal loan, our intentions are to pay this loan in full within 12 months of receiving the funds. Is there a prepayment penalty? I noticed your title as USMC Retired - Thank you for all that you have done. My step father served 10 years in the USMC and served 3 tours in Vietnam. Thank you in advance for your time.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, I owe $138,267 on my 1st mtg and $34K on my 2nd mtg. Of course when I bought my home 12/06 the value was $185K and a local realtor advised me the current estimated value is approx $160K based on all upgrades etc. Thank you in advance for your time.
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.10.2010	The use of this loan is for my wedding. My fianc?? and I planned a March 2011 wedding, but due to my step fathers illness (chronic rejection of lung transplant) we had to move the date up with hopes that he is able to attend our wedding. Based on moving the date up it has changed our budgeting as far as paying the large deposits at an earlier date so we decided to apply for a personal loan because it would be much easier to make payments on a personal loan with a lower rate instead of incurring credit card debt at a much higher rate. If approved for this personal loan, our intentions are to pay this loan in full within 12 months of receiving the funds. Is there a prepayment penalty? I noticed your title as USMC Retired - Thank you for all that you have done. My step father served 10 years in the USMC and served 3 tours in Vietnam. Thank you in advance for your time.
What's the purpose of the loan? What are your other $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to these 2 Qs...	The use of this loan is for my wedding. My fianc?? and I planned a March 2011 wedding, but due to my step fathers illness (chronic rejection of lung transplant) we had to move the date up with hopes that he is able to attend our wedding. Based on moving the date up it has changed our budgeting as far as paying the large deposits at an earlier date so we decided to apply for a personal loan because it would be much easier to make payments on a personal loan with a lower rate instead of incurring credit card debt at a much higher rate. If approved for this personal loan, our intentions are to pay this loan in full within 12 months of receiving the funds. Is there a prepayment penalty? Mortgage payments total $1496 (have roommate that pays $500), truck payment $645, student loan payment $114, target credit card balance $600 minimum payment $15, electric, water, sewage average $140-160 per month, phone/cable/internet $75. No dependents. Thank you in advance for your time.
Member 7028337 (Other Loan) Before I loan money to you I would like to know for what this loan will be used? Thanks	The use of this loan is for my wedding. My fianc?? and I planned a March 2011 wedding, but due to my step fathers illness (chronic rejection of lung transplant) we had to move the date up with hopes that he is able to attend our wedding. Based on moving the date up it has changed our budgeting as far as paying the large deposits at an earlier date so we decided to apply for a personal loan because it would be much easier to make payments on a personal loan with a lower rate instead of incurring credit card debt at a much higher rate. If approved for this personal loan, our intentions are to pay this loan in full within 12 months of receiving the funds. Is there a prepayment penalty? Thank you in advance for your time.
What do you intend to use the loan for? Loan description?	The use of this loan is for my wedding. My fianc?? and I planned a March 2011 wedding, but due to my step fathers illness (chronic rejection of lung transplant) we had to move the date up with hopes that he is able to attend our wedding. Based on moving the date up it has changed our budgeting as far as paying the large deposits at an earlier date so we decided to apply for a personal loan because it would be much easier to make payments on a personal loan with a lower rate instead of incurring credit card debt at a much higher rate. If approved for this personal loan, our intentions are to pay this loan in full within 12 months of receiving the funds. Is there a prepayment penalty? Thank you in advance for your time.
Member 702837 (Other loan), For what purpose will this loan money be used? Thanks.	The use of this loan is for my wedding. My fianc?? and I planned a March 2011 wedding, but due to my step fathers illness (chronic rejection of lung transplant) we had to move the date up with hopes that he is able to attend our wedding. Based on moving the date up it has changed our budgeting as far as paying the large deposits at an earlier date so we decided to apply for a personal loan because it would be much easier to make payments on a personal loan with a lower rate instead of incurring credit card debt at a much higher rate. If approved for this personal loan, our intentions are to pay this loan in full within 12 months of receiving the funds. Is there a prepayment penalty? Thank you in advance for your time.
Thanks for all of the information. And no, there is no pre-payment penalty so feel free to pre-pay as you like. Enjoy your wedding and best wishes to your father as well as you and your spouse.	Thank you!

Member Payment Dependent Notes Series 545040

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545040	$2,000	$2,000	6.39%	1.00%	July 28, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545040. Member loan 545040 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,333 / month
Current employer:	n/a	Debt-to-income ratio:	7.65%
Length of employment:	n/a	Location:	Downieville, CA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > It looks to me every thing is correct on this form. I will be buying a car with in the next month. Thank You

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1987	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,042.00	Public Records On File:	0
Revolving Line Utilization:	5.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 545196

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545196	$25,000	$15,875	13.98%	1.00%	July 28, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545196. Member loan 545196 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	CNH	Debt-to-income ratio:	20.23%
Length of employment:	10+ years	Location:	new holland, PA

Home town:
Current & past employers:	CNH
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1983	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,168.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 545262

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545262	$4,500	$4,500	7.14%	1.00%	July 30, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545262. Member loan 545262 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	crossett inc	Debt-to-income ratio:	14.27%
Length of employment:	3 years	Location:	pleasantville, PA

Home town:
Current & past employers:	crossett inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > purchasing a boat

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,031.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 545494

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545494	$24,500	$24,500	13.23%	1.00%	July 29, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545494. Member loan 545494 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	Sherwin Williams Paint	Debt-to-income ratio:	9.48%
Length of employment:	8 years	Location:	BRICK, NJ

Home town:
Current & past employers:	Sherwin Williams Paint
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > I am paying of 95% off all my revolving debt. I have never missed any payments to any of my creditors. And my employment history speaks for itself. I work for a $9 billion Fortune 500 company listed on the DOW.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,006.00	Public Records On File:	0
Revolving Line Utilization:	75.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, but have a few questions first. (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loans/insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each with approximate figures (e.g., car loan and insurance - $x). (3) How much are you currently paying each month toward the cards that you plan to consolidate? What are the interest rates and minimum payments for each? (4) If you are not consolidating any credit cards, please provide the balance, interest rate and minimum payments for each. Many thanks and best of luck!	1. Yes, there is and she has a full time position. 2. Rent, Phone, Cable, Gym, other insurance, etc $1200. However, I have no car expenses(company car), no student loans, no car loans, or mortgages. I send my college student $300 per month for expenses. 3. I pay approx $700 towards the credit cards I am paying off and closing with this loan. (currently averaging 15.99%). I hope this helps you but, my overall intent is to clean up credit cards and become debt free in the next 5 years.
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Chase 11,400 I pay $400 Bank of America 13900 I pay $300 ..
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1. I work for largest paint manufacturer in the US. 2. I have already listed the two debts I am paying off with interest rates. 3. If have retirement funds and family. 4. Again, the purpose of this loan is to reduce credit card debt and become debt free within 5 years.
Still interested in funding your loan, but have some follow-up. (1) How much does your wife earn each month? (2) It looks like there will be some cards that are not being paid off. For those cards, what are the interest rates, approximate balances, and monthly minimums? Thanks and good luck!	My only other card balances:will be paid off before 12/31/10? Bobs Discount $850 (min 40) Home depot $800 (min 40) Citbank $280 (min 30) Amex cards are corp and paid off monthly.
Please provide complete answers, otherwise people wonder what's going on. What is your job at Sherwin Williams? Please detail monthly expenses (rent/mortgage and other bills)	Manager and all other bills are have been listed within answers to other questions?
How long IN YEARS do you intend to service (keep) this loan before paid in full?	At least 3-4 years tops, thank you
Lending Club represents thousands of independent investors that help fund your loan. Please answer all questions accurately, even if the are repeated to get funded. Based on your unwillingness to answer questions like amounts AND interest rates on your credit cards, I will not be funding your loan. Good luck to you.	I am sorry bmurray but I have listed all my credit cards and the only questions about my future spouse's income is not relevant to this loan. I have answered more questions than any bank would have asked me up to this point. I have been forth coming with all relevant data.
Actually, aside from your spouse's income, you seem to have answered all questions! I will be funding your loan. Feel free to pay off in the full 5 years however, that's why individual investors like me would consider funding a 5 year loan rather than a 3 year one.	Thank you yeans.
How is your wife's income not relevant to this loan? Just because you work for a Fortune 500 company by NO MEANS guarantees you will stay employed nor does it mean your branch won't be closed in a downsizing. I'd want to know to what extent you could still stay current on your payments if you were laid off, and obviously if you are uncomfortable disclosing your total household income I'll assume it is minimal and wouldn't give me comfort. People lending to you work hard for the money they use to help you so I do not understand why you can't answer the question...	Wingsauce, I am getting married next month and just to let you know, I could pay this loan off at any time with retirement funds if I had to so hang in there,

Member Payment Dependent Notes Series 545558

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545558	$25,000	$16,525	11.86%	1.00%	July 29, 2010	July 25, 2015	July 25, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545558. Member loan 545558 was requested on July 11, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Desert Radiologists	Debt-to-income ratio:	8.40%
Length of employment:	10+ years	Location:	LAS VEGAS, NV

Home town:
Current & past employers:	Desert Radiologists
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1986	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,227.00	Public Records On File:	0
Revolving Line Utilization:	6.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Desert Radiologists? Number [2] Transunion Credit Report shows the $2227 Revolving Credit Balance total debts (6.30 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. $25000 loan; $2227 is Revolving Credit Balance; $2273 is the extra cash that will be received (less loan's origination fee) that either consolidating, or that's refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.12.2010	1) HR Dir, 2) Plan to use $19K of the money to pay off and close Capital One credit card, put remainder on Amex; Strongly committed to being credit card free, 3) Reliability, the debt will be repaid (if I owe, I pay it - never not repaid a debt), 4) I would like to repay the loan prior to the five year timeline (and probably will be able to do so, I have a $1000 monthly daycare payment that will be going away in Sept 2011). Thank you for your consideration.
Your loan purpose indicates debt consolidation, however, as potential lenders, all we see is a revolving credit balance of 2227.00. It will be very helpful in funding your loan if you itemize the debts being consolidated. Your numbers look good but you need to take the mystery out of a loan of this size.	Two large credit cards (nearly $40K); will be paying off and closing one (19K), and then putting the remainder ($5K) on the other.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Our home mortgage is about $419K - but we live in Las Vegas where 70% of the homes are underwater. Market value is about $275K right now...such is the mortgage industry in LV.

Member Payment Dependent Notes Series 545677

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545677	$25,000	$25,000	11.49%	1.00%	July 28, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545677. Member loan 545677 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,250 / month
Current employer:	Westside Neurology	Debt-to-income ratio:	11.58%
Length of employment:	10+ years	Location:	Beaverton, OR

Home town:
Current & past employers:	Westside Neurology
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Unfortunately I went through a divorce after 25 years of marriage. This has been a rough period. I never thought I would be where I am. After getting over the initial shock of things, I found myself overwhelmed with bills and learning how to adjust to my new life. I had to completely set up a new house, paying for insurance, car, etc. I am trying to rebuild my life in more ways than one. I want to consolidate bills into 1 payment so I can plan and move forward with the next phase of my life. Thanks so much for the consideration.

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1982	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	14
Revolving Credit Balance:	$33,020.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects X creditor payment delinquency within past 24-months; most recent delinquency was XX months ago. Explanation is? FYI: Lending Clubs provides lenders a highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.15.2010	The 2 delinquencies that I know of are 1, to AT&T, it was for a phone that my daughter had. The phone was in my name, she lived out of state and I did not know the bill was not getting paid. I believe the other one that I know of was to a credit card company. I get auto reminders through email, and for some reason I just plain missed it. Other than that I am not aware of any other problems.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $25,000 CC REFI category loan. My questions are: Number [1] Refer to earlier email concerning payment delinquency requiring an answer. Number [2] Position (Job/What you do) currently for employer Westside Neurology? Number [3] Transunion Credit Report shows the $33020 Revolving Credit Balance total debt (37.20 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include a Home Equity Line of Credit? (HELOC) If yes, the loan $ amount and APR pct are? AND What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Cards minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [6] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has an initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for SIX answers that will help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	Question 2, I am an office manager for a 4 doctor practice. I have worked here 11 years next month. Question 3, The debt does not include a HELOC. I pay a total of $600 to $700 a month for debt. I try to pay an extra $100 on each bill, the rates on the cards are not that bad, but with finance charges on top of big balances I will not have all of it paid off in 3 years, because unfortunately other things come up and I have to make sure all my bills are paid so paying extra sometimes is not possible. Question 4 All I can tell you is that I have always taken pride in paying my bills on time and being responsible. I have never tried to get out of my obligations. As I said in the beginning I would never be where I am at if I had not gone through a divorce, but I did and I can't change that. Should I have made some better choices in regards to outstanding debt, absolutely. But at this point all I can do is go forward and change how I do things. Question 6 I don't see how I can pay this loan off early, I will certainly not be able to pay it off before 2 years, so probably will not pay this loan off early.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I do not have any HELOC loans. The mortgage balance is rougly $197,500. Market value is $193,500
Loan listed 4 days; 17 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for lon to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 07.18.2010	I have not been contacted by anyone. I don't know why the employment income verification hasn't been done. I will contact them today. Thank you,

Member Payment Dependent Notes Series 545700

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545700	$1,750	$1,750	7.88%	1.00%	July 30, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545700. Member loan 545700 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,148 / month
Current employer:	Radiant Life Church	Debt-to-income ratio:	12.72%
Length of employment:	4 years	Location:	BENTONVILLE, AR

Home town:
Current & past employers:	Radiant Life Church
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > Just need a little more money to buy an investment home. Please help me fund my dream of purchasing my first rental property! Thank you so much for your help! Borrower added on 07/23/10 > Just need a little more money for investment home purchase. Please help me fund my dream of my first rental property! Thank you for helping fund the vision!

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,470.00	Public Records On File:	0
Revolving Line Utilization:	40.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 545710

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545710	$20,000	$13,525	17.93%	1.00%	July 28, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545710. Member loan 545710 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,692 / month
Current employer:	Wylie ISD	Debt-to-income ratio:	18.47%
Length of employment:	1 year	Location:	WYLIE, TX

Home town:
Current & past employers:	Wylie ISD
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	33
Revolving Credit Balance:	$5,673.00	Public Records On File:	0
Revolving Line Utilization:	97.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 545872

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545872	$14,500	$10,375	11.86%	1.00%	July 28, 2010	July 26, 2015	July 26, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545872. Member loan 545872 was requested on July 12, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	Francis Drilling Fluids	Debt-to-income ratio:	24.08%
Length of employment:	10+ years	Location:	Carencro, LA

Home town:
Current & past employers:	Francis Drilling Fluids
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > credit card consolidation

A credit bureau reported the following information about this borrower member on July 2, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1988	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$38,324.00	Public Records On File:	0
Revolving Line Utilization:	51.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving debt is frighteningly large. Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. After those debts are paid off, what will your continuing monthly obligations be on your remaining revolving debt?	Agreed, I let my debt get out of hand. I do pride myself for always being able to pay my obligations. I would like start by paying off a Chase credit card bill of $12,500.00 where my minumum payment is $300 a month. I am also looking into refinancing my home for lower payments to free up more money and getting debts paid off. Thanks
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$179,000 - I am now at what the house value is because a few years ago I was able to mortgage over 100%. Thanks
Loan listed 7 days; 24 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for lon to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 07.18.2010	Thank You. I have tried contacting them by email already. I will try calling today. Your advice is very much appreciated.

Member Payment Dependent Notes Series 545930

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545930	$19,000	$13,500	11.49%	1.00%	July 31, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545930. Member loan 545930 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Francis J. DeVito, P.A.	Debt-to-income ratio:	21.12%
Length of employment:	9 years	Location:	Hackensack, NJ

Home town:
Current & past employers:	Francis J. DeVito, P.A.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > To consolidate existing credit accounts for a more affordable payment. I am a credit worthy individual with an excellent credit score and always pay bills on time. I am getting married in October and my fiance and I would like to start out our lives together with less financial stress.

A credit bureau reported the following information about this borrower member on June 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,481.00	Public Records On File:	0
Revolving Line Utilization:	75.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Brief description your employer F J DeVito, PA? Number [2] Position (Job/What you do) currently for employer? Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers;ALL want their loan funded. Briefly convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.19.2010	1. Francis J. DeVito, PA is a law firm. 2. I am a real estate paralegal for the firm. 3. I am an excellent risk with a high credit score and always pay bills on time. 4. I intend to pay it off before the 5 years are up as long as my current financial situation stays the way it is. Hope this clears up any confusion.

Member Payment Dependent Notes Series 545932

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
545932	$18,000	$18,000	16.32%	1.00%	July 31, 2010	August 1, 2015	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 545932. Member loan 545932 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	CDI Corporation	Debt-to-income ratio:	14.85%
Length of employment:	3 years	Location:	ORLANDO, FL

Home town:
Current & past employers:	CDI Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/18/10 > I recently managed to sell my house for a fairly good price, but realtors fees have placed stress and tapped out savings. I had been on track to get out of debt and instead fell behind and would like to consolidate and get things back under control. While the terms chosen are long, I know I'll get things back under control *far* sooner. Borrower added on 07/19/10 > The funds will be used to consolidate some credit card debt so that I can go with one monthly payment. I'm a good borrower because I always pay my debts and never fall behind. I've been at my current job for over three years now and we're actually picking up in business, which is a great sign. I could simply pay each credit card, but their interest rates are crazy and I'd prefer just to pay one monthly sum to get rid of it. Despite the loan terms selected being five years, I anticipate payoff to be at most, half of that. Thanks!

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	23	Months Since Last Delinquency:	22
Revolving Credit Balance:	$9,721.00	Public Records On File:	0
Revolving Line Utilization:	47.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit Card / 7780 / 29.99 - Paid off Credit Card / 7534 / 17.74 - Paid off Credit Card / 408 / 15.24 - Paid off Credit Card / 2481 / 7.5 - Not Paid Auto Loan / 22,403 / 5.25 - Not Paid I know it's crazy. Thanks!
Can you please explain your delinquency from 22 months ago?	I just checked because I wasn't aware of one. It's a Dell credit card and I do remember it now. I had made what I thought was a final payment on the loan. They kept it open with some very small balance. I can't even remember what the balance was, but it was due to the final payment not being *quite* enough. And unfortunately I guess I never followed up to make sure it came off my credit report. It was something I had to call in about and get resolved, and it was pretty clear at the time that I'd intended to pay the thing off.
Could you please explain your delinquency 22 months ago?	I just checked because I wasn't aware of one. It's a Dell credit card and I do remember it now. I had made what I thought was a final payment on the loan. They kept it open with some very small balance. I can't even remember what the balance was, but it was due to the final payment not being *quite* enough. And unfortunately I guess I never followed up to make sure it came off my credit report. It was something I had to call in about and get resolved, and it was pretty clear at the time that I'd intended to pay the thing off.
IF LOAN DOESNT FULLY FUND WILLL U ACCEPT THE PROCEEDS. R U 1 OR 2 INCOME FAMILY. TIA	Single family income. And accepting the proceeds not fully funded is sort of a toss-up. It's getting pretty close so it depends on the number. But really, every part helps so I probably would, just to get in better shape and get out of the high interest debt as much as possible. Thanks!
Hello and Welcome to Lending Club! Credit Bureau reports a revolving balance of $9,721.00 but you are seeking $18,000. Could you please address the gap? Thanks and good luck!	I only wish $9721 were true! Citibank: 768.55 Chase: 6,615.75 BMW CC: 7,633.20 Barclaycard: 1,546.26 Which totals : 16563.76 Still a little less, but 18,000 was the only choice I had and there's the fee for the service. Thanks to you and everyone else for your help!
Thanks for your response. Has any of your listed Revolving Accounts been closed? If they have, that might account for the lower reported revolving balance!	No, all should still be active. The only recently closed accounts would be a mortgage and line of credit.
I have decided to invest in your loan - want to wish you the best of luck! LC is a unique opportunity for people to help people - I tend to loan to people who seem to understand this, and who seem thoughtful about their situation -- such as you. No need to reply unless you wish too, but again - wishing you success!!	Thank you very much, I sincerely appreciate your help, and everyone's. I really hope to get past this and turn around to become an investor. I really see the social benefit that goes along with LC. thanks again!

Member Payment Dependent Notes Series 546030

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546030	$1,400	$1,400	14.84%	1.00%	August 3, 2010	August 15, 2013	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546030. Member loan 546030 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	Big Bubbas BBQ	Debt-to-income ratio:	14.80%
Length of employment:	8 years	Location:	plainfield, CT

Home town:
Current & past employers:	Big Bubbas BBQ
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 12, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,165.00	Public Records On File:	1
Revolving Line Utilization:	87.90%	Months Since Last Record:	40
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Big Bubbas BBQ?	I am one of the managers.

Member Payment Dependent Notes Series 546433

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546433	$15,000	$15,000	11.12%	1.00%	July 31, 2010	July 29, 2015	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546433. Member loan 546433 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	oakland county urologists	Debt-to-income ratio:	1.35%
Length of employment:	8 years	Location:	berkley, MI

Home town:
Current & past employers:	oakland county urologists
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > Purpose of this loan will be to acquire and renovate a home I will be living within. Thank you.

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$51.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but was wondering if you could first provide a little more information about what the money will be used for. Many thanks and good luck.	Hello. Thank you for your interest. My fianc?? and I will be purchasing a home that needs updating. We will be paying cash for the home and intend to utilize the funds to renovate the kitchen, restrooms, refinish the wood floors and replace the windows. Please let me know if you have any other questions I can answer.
Can you explain what this money will be used for (e.g., if you are purchasing a home, how much is the down payment, what do you expect the monthly mortgage will be, and what is the total value of the new home)? Also, is there a second wage earner in your household and if so how much does he/she earn each month? Many thanks and good luck!	Hello. The purchase price of our home will be $65,000 in cash. My Fianc?? has the funds to purchase the home. Our monthly payment will be roughly $270 for taxes. The value of the home is roughly $98,000. The second wage earner is my Fianc?? and he earns $6,000 monthly. Please let me know if any other questions I can answer. Thank you.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $15,000 H P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Oakland County Urologists? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	Hello, 1) My position at Oakland County Urologist is as a receptionist. 2) I am an honest, hardworking individual. My Fiance and I plan to purchase a home for cash and intend to utilize the funds for updating the kitchen, restrooms, windows and wood floors. We as a couple have lost a chunk of our savings due to the errors of large banks. We prefer paying interest and fees to anyone other than a large bank. 3) Our intentions will be to pay the funded amount within 1-2 years. Thank you for your interest and please let me know if you have any other questions I may answer.

Member Payment Dependent Notes Series 546464

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546464	$5,000	$5,000	14.84%	1.00%	July 29, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546464. Member loan 546464 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,708 / month
Current employer:	Koch Foods	Debt-to-income ratio:	17.31%
Length of employment:	< 1 year	Location:	WHEELING, IL

Home town:
Current & past employers:	Koch Foods
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > I will be using this loan for debt consolidation.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	37
Revolving Credit Balance:	$4,937.00	Public Records On File:	0
Revolving Line Utilization:	73.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long have you been with Current Employer: Koch Foods? Before that? Thank you.	Gate Gourmet Position: Field Safety Supervisor
Please give a description and breakdown of the debt you will be consolidating and associated APR's.	I will be using this loan to eliminate credit card debt, with an associate APR of 22%.

Member Payment Dependent Notes Series 546515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546515	$16,000	$16,000	13.98%	1.00%	July 28, 2010	July 27, 2013	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546515. Member loan 546515 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Walgreens	Debt-to-income ratio:	8.97%
Length of employment:	5 years	Location:	Covington, LA

Home town:
Current & past employers:	Walgreens
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	65
Revolving Credit Balance:	$17,174.00	Public Records On File:	0
Revolving Line Utilization:	71.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 546611

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
546611	$25,000	$15,575	11.49%	1.00%	July 28, 2010	July 27, 2015	July 27, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 546611. Member loan 546611 was requested on July 13, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Providence Health and Services	Debt-to-income ratio:	10.26%
Length of employment:	< 1 year	Location:	Sherwood, OR

Home town:
Current & past employers:	Providence Health and Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,039.00	Public Records On File:	0
Revolving Line Utilization:	6.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your legal fees are costing you $25,000? Are there other lawyers offering lower rates?	Type your answer here. The divorce proceedings are quite complicated in relation to this case. The case has been ongoing since November and it would be detrimental to my case if I were to find another lawyer and more costly.

Member Payment Dependent Notes Series 547195

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547195	$21,600	$21,600	11.86%	1.00%	July 30, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547195. Member loan 547195 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Claude R. Engle	Debt-to-income ratio:	17.26%
Length of employment:	< 1 year	Location:	DUMFIRES, VA

Home town:
Current & past employers:	Claude R. Engle
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > With this money I will be paying off all my credit card debt as well as my personal loan. Consolidating my debt and having a set time period to pay it off is a great weight off my shoulders knowing I will be debt free again. While I am (6) months new at my current job (I moved back to my hometown) I was at my previous job for (6) yrs. I've never missed a payment on any of my bills and always paid on time. Every (2) weeks I receive $1300, I pay $360 in student loans, $200 in bills (ie. Cell phone, gym, etc), $600 in payments to Credit Cards and personal loans and $200 in rent. With this loan I would be able to pay off my debt faster then I would of before and save money for the future. I really appreciate the loan. Thanks!!! :) Borrower added on 07/23/10 > I forgot about my transportation cost which I pay about $150 every two weeks. Again...I really appreciate the loan. And thanks!!! :)

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,109.00	Public Records On File:	0
Revolving Line Utilization:	51.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Hello, Credit Card 1 Balance of $6283 10.24 APR Credit Card 2 Balance of $7123 18.49 APR Personal Loan Balance of $4996 11.49 APR Line of Credit Balance of $2796 15.25 APR I plan on paying off all my debts minus my student loans with this loan. Thank you
Hello: Congratulations on trying to consolidate your credit card debt! I was hoping to get a better idea of your monthly payments. Based on what you write - you net $2600 in income a month and shell out $1360 in expenses, netting $1240. You list $200 as your rent expense monthly - how come that rent is so low? Do you have any other expenses that will either add to the monthly ones or one-time ones coming up? Also, do you own a car and if so, what is the monthly payment on that as well as your insurance? Any additional insurance/other monthly expenses? Looking forward to helping you out!	Hello, My rent is $200 right now because I am living with my parents. I split the groceries with them as well and that is about $150-200 per month. I do have my monthly transportation cost which is about $300 a month. I forgot about this (and will add to my loan description). I do not own a car right now. I am hoping to save enough money for a good down payment and low monthly payments or none at all. I would say I spend on average about $250/month in personal living expenses i.e. eating out, entertainment, etc. I really appreciate the help! Thanks!

Member Payment Dependent Notes Series 547251

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547251	$25,000	$25,000	15.58%	1.00%	July 28, 2010	July 28, 2013	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547251. Member loan 547251 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	neiman marcus	Debt-to-income ratio:	20.78%
Length of employment:	8 years	Location:	miami, FL

Home town:
Current & past employers:	neiman marcus
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/14/10 > hello investors, im getting married this december and i just want the money to pay my credit cards and some expenses for my wedding. i only wanted to have one bill that i can pay monthly and not have to go crazy. i have a 725 credit score and i pay all my bills on time . also i have a good job and i make 100k a year. thank you

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	47
Revolving Credit Balance:	$27,618.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Congratulations on your upcoming marriage. Please can you tell us what the reason was for your last delinquency 47 months ago. Thanks.	The credit card was not under my name, I was actually I second card holder and I never knew that this had happened untill it was to late. Now I only trust myself.
R U GOING TO BE A 1 OR2 INCOME FAMILY. WHAT WILL BE TOTAL MONTHLY INCOME	2 income and combined will be about 14,000 a month.

Member Payment Dependent Notes Series 547330

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547330	$13,000	$13,000	10.38%	1.00%	July 29, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547330. Member loan 547330 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,700 / month
Current employer:	County of Fresno	Debt-to-income ratio:	5.22%
Length of employment:	10+ years	Location:	Caruthers, CA

Home town:
Current & past employers:	County of Fresno
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > Hello! Thank you for your help in our situation. We would like to use our loan to do some much needed remodeling and general spucing up of our home, such as a bathroom facelift, interior painting, a desperately needed sprinkler system for our 3 acres of property, etc. There is more that needs to be done, but we are only doing as much as we can afford to pay for. Once again, thank you for all your help. If anyone has any ideas for cost efficient bathroom remodeling, please let us know!

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,351.00	Public Records On File:	0
Revolving Line Utilization:	24.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Member 705732 (todandkim4ever), I wish you fair winds and hope your explanations to the following will help me to invest in your loan: I love home improvements; please describe those you plan. What is the equity (+ or -) in your home. Also explain your $4,351 revolving credit balance; it seems a little high for your month to month income. Thanks.	Hello this is Todd's wife Kim. In a nutshell what has happened with our credit card is my husband's job with the County has had to take two mandatory furloughs in the past year and we just received word yesterday that Todd will have to take another one in the next few months. So with three children 8 and under it has made our budget really tight. We have done our best to be careful in our spending but you know how life happens- our van broke down, school bills went up, etc. Well, to be honest, everything has gone up. now since our home is set on 3 acres of land our equity is about $300,000. What can I say...I love living in the country! Our plans with the loan is to put in a better sprinkler system, remodel a bathroom that is in really bad shape and do some interior painting. I hope I answered your questions good enough. If there are more questions, feel free to ask!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello! The answer to question 1- I'm not sure what our balance is, I would have to find out from my in-laws. The last time we refinanced our home was almost 3 years ago (they did our house and theirs at the same time). I do know that we were able to get a $200,000 30 year fixed at 5.75%. We owe no back payments of any kind, nor anything else. According to our last appraisal our home and 3 acres was worth close to $275,000. According to zillow.com our home alone is worth $184,000.
With your husband taking a furlough will it affect your ability to pay back this loan on time?	Type your answer here. No, we are also working on some monthly budget adjustments, like changing cell phone plans to a cheaper rate, land line change, signing up on pg&e's CARE program, etc. What we have worked out together will make it easier to keep up on all of our monthly bills, including the loan.

Member Payment Dependent Notes Series 547532

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547532	$24,250	$24,250	11.49%	1.00%	July 31, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547532. Member loan 547532 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	NAVFACMIDLANT - US GOVERNMENT	Debt-to-income ratio:	23.17%
Length of employment:	10+ years	Location:	Norfolk, VA

Home town:
Current & past employers:	NAVFACMIDLANT - US GOVERNMENT
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > Loan will be used to consolidate bills which wil be easier to budget. I am a good borrower because I pay my bills on time. My monthly budget for expenses is approximately $3,200.00. My job is stable and I have been with the goverment working with the Navy as a Civil Service employee alsmost 33 years

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,835.00	Public Records On File:	0
Revolving Line Utilization:	33.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Your loan application. Employing Service Branch U S N Fac Mid Lant: My questions are:: (1) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employmnet shows as 10 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) DoD Civilian Employees: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, MSgt FinanceO, USMC-RETIRED Lender 505570, Virginia Beach, VA Tuesday 07.20.10	Civilian, GS-09, step 10, have worked for the government from October 1977 to current. My position is a Production Controller
I am interested to help fund your $24,5250 Debt Consol category loan. My questions are: Number [1] Provide answers to my earlier employment question. Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $25835 Revolving Credit Balance total debt (33.70 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What are $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.20.2010	Position is Production Controller, bill cuistomers on the base for work that my command provides. Approx $630 per month for credit card payments, Use max 5 year time allowed
How much are you currently paying towards your credit card debt and what are the interest rates for the cards that you're consolidating?	approx $630/month, 12-22%
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Mortgage $1,106, Car/Truck $685/month, utilities/internet/phone $550/month, $675 childs tuition/aftercare, Not a sole wage earner, have husband with income
Please provide loan description. How much are you consolidating? How many cards at what rate? Value of home v. mortgage/heloc balance? Job description? Thanks in advance, I'm very interested in this loan.	Consolidate, 4 cards, rate 10-22%, home valued at approx $200K, Production Controller with the federal government as a civilian working for the Navy
What does your husband do and how much does he earn each month?	Concrete Carpenter, approx $2,200-$2,300/month take home
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $161K, 2. approx $200-205K
Home value 200k. How much equity?	not sure, will have to check, just refinanced beginning of the year
After re-fi do you have just 1 mortgage or heloc also? If 1 mortgage, what is term in years and rate? Thanks in advance, I plan on funding this loan, you look like an excellent borrower.	Just one mortgage, 30 year at 5.399%, Thanks! Great!

Member Payment Dependent Notes Series 547607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547607	$6,500	$6,500	10.38%	1.00%	July 28, 2010	July 28, 2015	July 28, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547607. Member loan 547607 was requested on July 14, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Sail at Ferncliff Manor	Debt-to-income ratio:	4.92%
Length of employment:	< 1 year	Location:	Yonkers, NY

Home town:
Current & past employers:	Sail at Ferncliff Manor
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 14, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1989	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,066.00	Public Records On File:	0
Revolving Line Utilization:	14.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but can you explain in greater detail what it will be used for (e.g., what is the total cost of the car). Thanks and good luck.	This is a car loan for a 1999 Toyota 4-Runner Limited. The total cost of the truck is $6,500.
Thanks. What do you do for your current employer and what did you do previously? Is there a second wage earner in your household and if so how much does he/she earn each month? Also, what are your major monthly expenses (e.g., rent, student loans, credit card payments, etc.)? Thanks and good luck!	I work at a private school for children with developmental delays. I am a behaviorist assistant. I work in the classrooms supproting and training teachers on how to work with children with disabilities. I collect data and write up behavior plans and help implement them in the classrooms. I am the primary wage earner.
Thanks so much for your response. What are your major monthly expenses?	My apartment rent and my student loans are the two major bills I have.

Member Payment Dependent Notes Series 547713

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547713	$15,000	$15,000	15.58%	1.00%	July 29, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547713. Member loan 547713 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	CITY OF DOWNEY	Debt-to-income ratio:	4.58%
Length of employment:	10+ years	Location:	SKYFOREST, CA

Home town:
Current & past employers:	CITY OF DOWNEY
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > THIS IS A LOAN TO CONSOLIDATE MY OUTSTANDING BILLS, WHICH WILL SAVE ME APPROXIMATELY $300.00 ON A MONTHLY BASIS. Borrower added on 07/16/10 > This will enable me to stay on track and avoid delinquencies. I expect to see a higher credit score, as a result. Borrower added on 07/16/10 > I am securely employed with nearly 14 years tenure, and plan to remain with my employer indefinitely. In addition, I am exploring other sources of supplemental income. I am finding this process to be very fair and extremely interesting. Your time and consideration if deeply appreciated!

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1997	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	25	Months Since Last Delinquency:	6
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 06 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity reference delinquencies. Go to www.annualcreditreport.com website. There yearly you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.15.2010	Type your answer here. The past two years have been extremely difficult for me, financially. Family legal situation (probate) has incurred legal fees. In addition, unexpected car repairs, during an already difficult time. I also attempted to obtain a mortgage modification loan, which resulted in a refinance, with a monthly mortgage payment decrease of approximately $120.00. Just a really bad year.
As of 7-15, you had a Revolving Credit Balance of exactly $0.00. Have you since been on a shopping spree that now requires a $15K debt consolidation loan? What debts are you consolidating (lender, outstanding balance, interest rate, minimum monthly payment)? Explain your Delinquency six months ago. To demonstrate how this loan's monthly payment will fit in your budget, provide a summary of your monthly expenses.	Type your answer here. I am paying off a personal loan through my credit union and a smaller loan through American General. A third loan of approximately $2,500.00 will be paid off. This will cut my monthly expenses by approximately $300.00, which will greatly help me.
Lenders view the loan application featuring the Borrower's Profile [Employer and Employment Length, Monthly Gross Income, Home Ownership, Location, Debt-to-Income Ratio]; The highly condensed Transunion Credit Report [Line totals, i. e, the Revolving Credit Balance total debt but not each balance that could be owed to the possible credit grantees such as Amex, Home Depot, Lowe's, MC, Visa, etc]; And finally, if provided, an optional narrative description. I am interested to help fund your $15,999 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer City of Downey, CA? Number [2] $15000 loan; $0.00 is Revolving Credit Balance; $15000 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	Type your answer here. 1) I have been employed by the City of Downey as a Police Records Specialist for nearly 14 years. 2) According to my calculations, there will only be a minimal, if any, residual amount, which I plan to put in savings. 3) I am a single woman, who has always worked, including any available overtime, to pay my debts. When difficult financial circumstances have come along, I immediately seek a workable and practical solution, and commit to seeing it through. 4) It is my intention to make every effort possible to pay the loan off early, ideally within 2 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. The total balance of my mortgage loan is approximately $198,000. The current market value, according to the county assessor, is $162,000.
Your listing shows no revolving credit balance. What debt are you consolidating (amount, rate, and minimum payment)? Thanks.	Type your answer here. I am paying off 3 personal loans, totaling approximately $15,000.
Investors will be more confident about funding your loan if your Credit Review Status was approved. Please call Lending Club for the procedures and expedite their completion.	Type your answer here. Thank you for your advice.
Please address the delinquencies?	Type your answer here. The delinquencies were an unfortunate result of my past circumstances. This loan will help me get back on track and stay there. I am someone who does not sleep well, if at all, when I have debt and feel overwhelmed, due to unforseen circumstances.
What is your contingency plan if it is another bad year?	Type your answer here. I believe this next year will be much better for me, financially. I am researching part-time business opportunities, such as a home-based business. Gratefully, my job is very secure. We have not had any furloughs or lay-offs, due to excellent financial planning on the part of the City. Even though we have not had a cost of living increase in two years, we have secure jobs with full benefits. So, the rest is up to me.

Member Payment Dependent Notes Series 547816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547816	$13,750	$13,750	16.32%	1.00%	July 31, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547816. Member loan 547816 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Sam Ash Music	Debt-to-income ratio:	9.25%
Length of employment:	3 years	Location:	Hicksville, NY

Home town:
Current & past employers:	Sam Ash Music
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > I plan to use these funds to help with my retail ecommerce business. My monthly budget including operating costs is $600/month. I have a very stable full time job as I am in a position that deals with on going projects and I have job security based on the fact that I am the only person trained specifically for this position in this company. Borrower added on 07/21/10 > The purpose of this loan is to provide working capital for the start up of an ecommerce musical parts and accessories website. The consumer base targeted will mainly be record labels, studios, studio and live audio engineers, live venues and anyone working in the entertainment field. This site will be a one stop shop for consumers needing replacement parts or accessories for any music related need from instrument parts to parts for cd players, etc. Also, the parts and accessories field yields the highest gross profit within musical retail meaning higher profit margins. With the growth rate of ecommerce continuing to expand, 11% since September 2009 alone, consumers are more likely to purchase these items online as opposed to brick and mortar stores. Some of the funds received will also be allocated towards purchasing office equipment and supplies. The monthly operating costs of this business are $800/month. With the projected minimum profitability of this business being $12,000/month the loan cost will be covered within 3 months of the business opening.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	22
Revolving Credit Balance:	$3,522.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 350 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.20.2010	The purpose of this loan is to provide working capital for the start up of an ecommerce musical parts and accessories website. The consumer base targeted will mainly be record labels, studios, studio and live audio engineers, live venues and anyone working in the entertainment field. This site will be a one stop shop for consumers needing replacement parts or accessories for any music related need from instrument parts to parts for cd players, etc. Also, the parts and accessories field yields the highest gross profit within musical retail meaning higher profit margins. With the growth rate of ecommerce continuing to expand, 11% since September 2009 alone, consumers are more likely to purchase these items online as opposed to brick and mortar stores. Some of the funds received will also be allocated towards purchasing office equipment and supplies. The monthly operating costs of this business are $800/month. With the projected minimum profitability of this business being $12,000/month the loan cost will be covered within 3 months of the business opening.

Member Payment Dependent Notes Series 547880

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547880	$8,400	$8,400	15.21%	1.00%	July 28, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547880. Member loan 547880 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,667 / month
Current employer:	Technology Express Inc.	Debt-to-income ratio:	19.86%
Length of employment:	8 years	Location:	Marthasville, MO

Home town:
Current & past employers:	Technology Express Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	58
Revolving Credit Balance:	$6,166.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Single mortgage and the balance is $132,439.00 with no HELOC. Current value is approximately $140,000
What debts are you going to consolidate? Balances, APR, min mo payments and actual mo payments, please	Sorry for not answering earlier but I have been out of town without full access for a few days. My current revolving debt is approximately $6800.00. My request does exceed that however my original request was for $7000.00 but after all the fees and such are accounted for the "usable" amount is well below $6800.00. My current request was the next step above $7000.00 offered to me at the time of application. The only plan I have for the excess at the moment is to put it into a savings account.
What will you do with the extra money if the loan fully funds? The request exceeds your revolving debt by over $2,000	Sorry for not answering earlier but I have been out of town without full access for a few days. My current revolving debt is approximately $6800.00. My request does exceed that however my original request was for $7000.00 but after all the fees and such are accounted for the "usable" amount is well below $6800.00. My current request was the next step above $7000.00 offered to me at the time of application. The only plan I have for the excess at the moment is to put it into a savings account.

Member Payment Dependent Notes Series 547895

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547895	$25,000	$25,000	15.95%	1.00%	July 28, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547895. Member loan 547895 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	ARS Engineers	Debt-to-income ratio:	20.97%
Length of employment:	1 year	Location:	Irving, TX

Home town:
Current & past employers:	ARS Engineers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > I need this loan to consolidate several credit cards and personal loans into one payment. I am not struggling to make my payments and I have not been late or missed a payment in a very very long time, therefore I did not qualify for debt conssolidation or loan modification programs. My aim is to get out of debt as simply and as quickly as possible. Thanks.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	42
Revolving Credit Balance:	$35,669.00	Public Records On File:	0
Revolving Line Utilization:	87.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the reason for the delinquency 42 months ago on your credit report?	I am not exactly sure but I cosigned for a carecredit account for a friend of mine a few years ago and he was late or missed a few payments but it has since been paid off. That may have caused the delinquency.
Could you please detail your major monthly expenses (rent, student loans, credit cards - both minimum payments and average payments, etc)? Thanks!	Rent 700 Utilities/phone 500 Gas/insurance 350 Groceries/supplies 500 Health/life ins 200 Misc. 200 Total $2,450 Minimum Debt Payments Bank of America 700 Capital One Loan 470 Other Credit Cards 150 Total Minimum req $1320 Actual monthly Debt payments $1,700-$2,000. I try to save 10-15% of each paycheck and I contribute to a 401k plan at work.
IF LOAN DOESNT FULLY FUND WILL U AQCCEPT THE PROCEEDS. PLEAASE LIST MONTHLY EXPENSES RENT FOOD CAR PAYMENTS ETC. R U A 1 OR 2 INCOME FAMILY	I will accept the proceeds if it doesnt fund 100%. My wife has a part time job. I listed my expenses in a previous answer. Thanks.

Member Payment Dependent Notes Series 547935

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547935	$25,000	$17,925	13.98%	1.00%	July 31, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547935. Member loan 547935 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Perkins Coie LLP	Debt-to-income ratio:	8.09%
Length of employment:	10+ years	Location:	SEATTLE, WA

Home town:
Current & past employers:	Perkins Coie LLP
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Lenders - Thank you for considering my loan request! Borrower added on 07/16/10 > I am a single mom going thru a divorce. I have been employed at the same place for 12.5 years and have always paid my bills on time, every month. I appreciate the assistance. Thank you so much! Borrower added on 07/27/10 > Dear Lenders - I just wanted to thank everyone who has invested in my loan. I really appreciate it. I am getting closer and wanted to communicate to all of you a big thank you and to let you know that all of my paperwork is in and credit is just waiting for a document from the IRS before they change the credit review standing which should happen (hopefully) today. Hope you all are having a good week! Cheers! Borrower added on 07/28/10 > Thank you, thank you, thank you to everyone who is funding my loan! I cannot tell you how grateful I am! :) Borrower added on 07/29/10 > Thank you so much, everyone! I'm almost there!!

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,574.00	Public Records On File:	0
Revolving Line Utilization:	88.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 Debyt Consol category loan. My questions are: Number [1] Brief description your employer Perkins-Cole LLC? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $20574 Revolving Credit Balance total debt (8.00 pct credit usage). Amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? A-N-D What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.16.2010	Type your answer here.Hello! All very good questions that I am happy to answer. I do not have a computer at home, so would like to answer these on Monday when I return to work. In the interim, if you think of anything else you would like to ask, please do. I know you need a full picture of who you are lending to and I hope to provide that on Monday when I have a keyboard versus texting on my phone. I will answer first thing Monday morning! Have a good weekend!
FYI: After borrower answers email it is i-m-p-o-s-s-i-b-l-e to answer that mail at later time u-n-l-e-s-s lender resends that same email. Monday I'll resend earlier email for answers. Lender 507750 USMC-RETIRED Saturday 07.17.2010	Oh, sorry, I didn't know how this worked. Am ready to answer any questions you have for me.
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q - its fine to wait until monday to respond...	My rent is 1490.00 and that includes utilities. My car loan is 330.00 and my insurance works out to about 80.00 a month, but I pay it every 6 months to say money on the monthly cost. My phone is 100.00 and I do not have cable, internet (nor a computer) and my building has a gym that is free. My ex-husband pays for childcare, etc. My expenses are actually quite basic. Let me know if you have any other questions. Thank you.
EARLIER EMAIL NOW RESENT I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Perkins-Cole LLC? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $20574 Revolving Credit Balance total debt (8.00 pct credit usage). Amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? A-N-D What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; all want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.20.2010	Hello! Here are my answers: 1) Perkins Coie is a large law firm (approx 1,000 attorneys) with its corporate HQ in Seattle, WA. 2) I have been employed with them as a Legal Secretary for 12 1/2 years and work in mergers and aquisitions. I love my job. 3) My debt is solely for credit cards (the amt is approx, but I wanted to ask for enough to cover it after all the fees are deducted). My intention is to pay off three credit cards. I do not have a HELOC on my house. My husband and I are divorcing and trying to sell our house, but the market is tough here. I have had to completely start my life over with my small child and while I believe my house will sell (and if not soon, we will rent it out), I do not think we will get any money from it due to the market. Currently my house is completely furnished for staging purposes, so everything in there will be sold off once it sells or is rented and that money will go to pay off debt. My husband pays our mortgage. Currently, I pay about $900 a month on my credit cards--I ALWAYS pay more than the minimum, but feel as if I am not making a dent. If I have just one debt to attack each month and can see that going down, I think I will be a lot more successful and the money will be going to small investors versus the big banks---Citibank, Chase and BofA. 4) I am hoping lenders will commit their funds to me because I am a responsible borrower and I would really like to be able to start my life over with one less thing to worry about each month. That said, I realize I am competing with a lot of other borrowers and I do not want my loan to be funded before someone else who might be in the position of losing their home or they've lost their job and need to take care of their family. I am holding steady right now, just need some leeway. In response to question 5) My intention is to pay the loan off early. I only chose the 5 year repayment plan so I could keep some cash each month for my safety net. I intend to pay this off in three years, but wanted to make sure I was not leaving myself short in the event my house takes a lot longer to sell. I do not like to have debt---it's not something I am comfortable with especially with a small child. And with the no prepayment penalty, I felt like after reviewing other loan offers, and calculating what I am paying to the big banks in interest, this was the best way to go to reach my goal. Just an fyi..I do have a 401K, which I could tap, I just don't want to do that and I want to build my credit to an even better level by having a loan on my own so eventually I can buy a house for myself and my daughter. Please let me know if you have any questions, or would like me to elaborate on any of my answers. Thank you.
why are you tryint to refi these credit cards? it looks like debt is only $20k, why are you looking for $25k? what is halat? are these debts from before or after your divorce? your husband is liable for 1/2 of these debts.	Type your answer here. When I ran all the numbers, it is cheaper to refi this and it also frees up some cash for me. I asked for 25K because I need to be able to cover any of the costs associated with the loan and to make sure I have enough to pay off everything. I do know that my husband is liable for half of the debts, however, these are my debts and I always pay my own debts. And the best bonus of doing this is that it will be good for my credit so that in 5 years, I can buy a house for my daughter and I again.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Thursday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Saturday 07.24.2010	Type your answer here.This was all done Friday morning. I needed to get all my tax returns, paycheck stubs, etc. Everything should be completed. Thank you for your help!:)
Borrower, FYI: Loan application shows Credit Review completed. Income Verification check-marked. Credit Review Status "Approved" for later promissory note to be issued and, after loan $ origination fee deducted, the loan's net $ to be deposited into bank account. NO reply required. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.29.2010	I feel like you have been watching over me..thank you.

Member Payment Dependent Notes Series 547972

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
547972	$20,000	$20,000	13.61%	1.00%	July 30, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 547972. Member loan 547972 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Rizzuto Import	Debt-to-income ratio:	4.40%
Length of employment:	2 years	Location:	Miami, FL

Home town:
Current & past employers:	Rizzuto Import
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,923.00	Public Records On File:	0
Revolving Line Utilization:	67.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 300 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.15.2010	Rizzuto Import is a company established since 2005, the company began selling computers & electronics parts to Argentin Market, then we importead parts(accessories, networking, laptops, etc.) from china to resell to south america. Now we also are a purchasing agent in USA for South America clients, we offer the searching service , purchase and export of any product ( Computers, Office Equiment, Communications Equiment, etc.). The purpose to loan is focus in a products line as especialized laptop & Cell Phone parts ( Screens, motherboards, keyboards & Batteries ), due to growing the these market products around the world, we are experimenting a high demand from our customers. In order to compete with price and variety of models we need import containers load of generic parts of many different laptops and cell phone models, so we can keep a permanent stock and we can expand our coverage all over Latin America, Uses of Funds Inventory - Laptops & cell Phone Parts: 70% Online marketing (Google adwords, yahoo, msn) : 20% Website improve: 10%
1. Loan description. Please clarify "Bussines (Business?) Loan." 2. What is Rizzuto Import and what do you do there? 3. Employment for at least 5 years. 4. Monthly residential rent? 5. Itemize your revolving credit balance.	1.- I need the loan for purchase laptop parts front China. 2.- Rizzuto import is a company import computer & electronic parts and export to latin american market; I am import/export manager. 3.- 2years Rizzuto Import, 4years IT(Tecnology) Department in Cityone Mortgage. 4.- $700.00. 5.- a)$3,810.00 b)$2,461.00 c)$754

Member Payment Dependent Notes Series 548016

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548016	$10,000	$10,000	13.23%	1.00%	July 30, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548016. Member loan 548016 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Wingfoot Commercial Tire Company	Debt-to-income ratio:	11.63%
Length of employment:	2 years	Location:	Brunswick, GA

Home town:
Current & past employers:	Wingfoot Commercial Tire Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Paying off all of my bills with this loan and it will cut my monthly payments in half

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,861.00	Public Records On File:	0
Revolving Line Utilization:	72.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
revolving credit balance per credit bureau: $4861 loan request: $10,000 Can you give more detail on what debt you are consolidating? What are the amounts owed, interest rates, minimum payments, and financial institutions associated with each of your debts? Are you buying anything in addition to consolidating?	Fifth third bank 3499.20 owed 243.98 per month at 13% and I will not be buying anything new with it
so why do you need $10k to pay off $3500?	I owe the $4861.00 that u stated in the first question for my credit card to my bank. The $3500.00 is to pay my truck off that is co-signed by my father. I also owe the hospital 1400.00 for having my apendix taken out this past september. 4861.00 plus 3500.00 plus 1400 equals 9761.00 and plus the lending club fee of 450 so that will put me a little short of paying it all off but i can handle the rest
1. What is Wingfoot Commercial Tire Company and what do you do there? 2. Employment for at least 5 years. 3. Monthly residential rent. 4. Are you the sole wage earner in the household, and if not, how much is the additional income?	Wingfoot is a subsidary company of Goodyear Tire Company. I am an ASE Certified Medium and Heavy Duty truck technician. I repair SemiTrucks. I have worked for them for 2 years. I am also an ASE certified auto techician and worked for GM from 2003 until I started at Wingfoot. 699.00 rent. Yes I am the only income in the household.

Member Payment Dependent Notes Series 548059

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548059	$16,800	$16,800	15.95%	1.00%	July 31, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548059. Member loan 548059 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,167 / month
Current employer:	SHS	Debt-to-income ratio:	24.52%
Length of employment:	5 years	Location:	WILLIAMSPORT, PA

Home town:
Current & past employers:	SHS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > this money will rid me of credit card debt accrued through college. i am so greateful for this loan! Borrower added on 07/27/10 > these funds will go to pay off 3 credit cards who charge 30% interest. i cannot get rid of without a loan. i have had the same job for 5 years plus and dont plan on going anywhere. i will pay my bills before i eat and i am also a army veteran. i was a Army infantry airborne Ranger, anti-tank squad, Ranger school grad 7-00. thanks Borrower added on 07/27/10 > thanks so far everyone!!!! Borrower added on 07/27/10 > Thank you to all investors saving me from cerdit card companies. they are keeping people as slaves with their interest rate hikes. pay stubs and employer info sent. thanks investors!:) Borrower added on 07/31/10 > thank you everyone investing in me:) 1/2 way there

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	38	Months Since Last Delinquency:	15
Revolving Credit Balance:	$15,556.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 15 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After robtaining, and eviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.27.2010	i am a registered nurse for the last 5 years. i work on a med/surg floor caring for strokes/general surgeries etc.. i was also a army infantry ariborne ranger serving in the the 1st ranger batt at hunter army air field, georgia. i am paying my minimum of 600 dollars a month on 3 cards charging me 29% interest. its killing me. i am hopeful to pay off this loan in 4 years but if it takes 5 so be it. its either this or file chapter 13 cause i cant live week to week any longer
Reread my question! How, if ANY, does your answer relate to my ORIGINAL question concerning your 1 payment delinquency? Obtain your FREE Transunion Credit Report, review it, and then provide a releevnt answer. FYI: Other lenders will be interested in an appropriate answer; not answer that has NOTHING to do with initial question.	reread this, i dont know!
What is SHS?	a hospital where i am employed. susquehanna health
Your totally uncooperative attitude ensures it is highly unlikely that your loan attracts sufficent lenders to obtain 60 pct partial funding and to qualify for issue.	please go away!
Hi, Piece of advice: Getting snarky with an investor will not get you funded, nor will mentioning Chapter 13 bankruptcy. USMC-RETIRED asked you a question and pointed you to where you can find the answer. Go to the site he suggested, retrieve your credit report, look through it to find which payment was delinquent, and then explain why you missed the payment. My question pertains to your Debts. Since this is a debt consolidation loan, please list them and their interest rates and the amount you pay every month to them. For instance: CC1 $2000 balance, 23.9% APR, $200 per month. If your debts are greater than the amount of the Lending CLub Loan, please indicate which ones will be paid off with the LC loan. Thanks in advance for answering my question. Sincerely, -LL (Herndon, VA)	the payment that was delinqunit was for 10 dollars that i already had paid the company 3 times.i did not like that marines attititde and i dont want his money. typical cc 1= 7,800 30% interest- 400 min payment cc 2= 3200 25% interest- 125.00 min cc 3 4,900 24.9% interst- 150.oo min
Other than requesting this loan, what actions have you taken to reduce your debt and maintain it at a lower level? Thank you in advance.	well i have paying on them for years but unfor i have had to use them beccause i spend over 650 a month on them. also i have reduced bills like cable, cell phone, student loans to help me.

Member Payment Dependent Notes Series 548181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548181	$4,400	$4,400	6.76%	1.00%	July 30, 2010	July 29, 2013	July 29, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548181. Member loan 548181 was requested on July 15, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,917 / month
Current employer:	n/a	Debt-to-income ratio:	6.73%
Length of employment:	n/a	Location:	roswell, NM

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/15/10 > thank you

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,379.00	Public Records On File:	0
Revolving Line Utilization:	22.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: Aannuity? Federal-State-Municipal Civil Service? Disability? Investments? Military-VA Pension? Civilian Pension? Rentals? Social Security? If self-employed, primary occupation? If small business owner, description primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.15.10	currently employed at motor vehicle division will be there 3 years this august my gross income per month is 1800.00
Who is your employer/where does your income come from? What are your major monthly expenses (mortgage, car, credit cards, student loans, child care, major medical, etc.)? Thanks.	I HAVE A MORTGAGE PAYMENT 500.00 A MONTH AND CURRENT CREDIT CARD WHICH IS REASON FOR MY LOAN
Please enter a loan description - let lenders know details about what you're requesting the money for. What are the debts you will be consolidating? What APR are you paying now and how much will you save with this loan? What's your source of income?	WANTING TO PAY OFF CREDIT CARD CURRENT INTREST RATE IS ALMOST 15% SO EVERYTIME I GIVE PAYMENT THEY ADD INTREST WHICH IS ABOUT $55 I DO NOT SEE MYSELF GETTING ANYWHERE AT THIS RATE THANK YOU

Member Payment Dependent Notes Series 548382

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548382	$14,000	$14,000	11.49%	1.00%	July 31, 2010	July 31, 2015	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548382. Member loan 548382 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	pete gould & sons	Debt-to-income ratio:	17.98%
Length of employment:	< 1 year	Location:	loda, IL

Home town:
Current & past employers:	pete gould & sons
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > Travel trailer purchase, in order to avoid having to pay costly hotels for work . Borrower added on 07/22/10 > It would also keep from having to rent an apartment, and having to pay to get out of leases, and save money in that way also. Borrower added on 07/24/10 > I just noticed that i forgot to mention that i travel for work so i am usually at a job for about three to four months at a time before having to move to a new location. So this being the case is it would save me a very big amount, as opposed to the options. Borrower added on 07/24/10 > I'm only home an average of two months so i would be living in the travel trailer during the rest of the time.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1993	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,077.00	Public Records On File:	0
Revolving Line Utilization:	28.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I beleive the total is somewhere around 84,000 and the market value of my home is around 95,000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	$85,000 and worth $95,000
Do you have a spouse/partner who works and if so how much does he/she make each month? What are your major monthly expenses, broken out with values (e.g., mortgage/rent, car loan(s), insurance, student loans, child care/tuition, credit cards, major medical expenses)? (3) Can you explain what you do and your need for so much travel?	My wife does not work, and major expenses are my truck payment, mortgage, a couple of credit cards, and then my rent or hotel payment for when i am away working. She travels with me and therefore its hard for her to be able to work, but neither of us have medical expenses, kids, or school loans. I am a heavy equipment operator out of local 841, but i started woking with a pipeline outfit doing both natural gas and petroleum lines, I have worked in Illinois, Indiana, Ohio, Oklahoma, and am in West Virginia currently, and the next job may be in either Pennsylvania, Kansas, Oregon, or possibly Florida. We get so many miles as a job and that is what determines how long i am in a certain area, so with a travel trailer its a matter of finding a parking spot such as a camp site or whatnot and towing it there with my truck. Total payments right now minus Hotels or rent are around $2100 a month that includes mortgage, credit cards, cell phone, insurance,and car payment. The only thing that does not cover is the hotel or rent i have to pay when I'm at work, and that can be up to an additionl $1,400 when having to stay in a hotel, this being the reason biggest reason for requesting this loan amount. Thank you for your interest.
IF LOQAN DOESNT FULLY FUND WILL U ACCEPT THE PROCEEDS	If by proceeds you mean the amount that was able to be funded, then yes i would accept it. I would still be able to purchase one, it would just have to be an older model and that would just be a matter of searching a little longer. If that is not what you mean by proceeds then please let me know what you meant, sorry for any inconveneince.

Member Payment Dependent Notes Series 548406

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548406	$25,000	$24,875	19.04%	1.00%	July 31, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548406. Member loan 548406 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Assurant Inc.	Debt-to-income ratio:	22.47%
Length of employment:	10+ years	Location:	Sayreville, NJ

Home town:
Current & past employers:	Assurant Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1993	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$54,109.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total Balance on the loan is around $241K. The value of the house is around $265K. You might find it diffrent on Zillow since it does not really do justice to the area I live in due to homes in wide price range (new vs old) in 10 block radius. I hope this helps. Thanks.
what is Assurant Inc. and what do you do there?	Assurant is an insurance company with HQ in NY and BU'S across US. We provide various insurance products, I am sorry but I can't get into details about my job in an open forum like this. I have worked for the company for over 15 years and have progressively done various financial analysis/reporting related duties for the company.
Would you mind disclosing your job title, a brief description of your duties, and how long you've worked there?	Assurant is an insurance company with HQ in NY and BU'S across US. We provide various insurance products, I am sorry but I can't get into details about my job in an open forum like this. I have worked for the company for over 15 years and have progressively done various financial analysis/reporting related duties for the company.
Since this is a credit card refinancing loan, please list the debts (names and amounts) and interest rates that you will refinance with this loan. Thank you.	B of A - $14,500 - 29.8% Wells - $4,800 - 29.3% GMAC - $5,480 - 28.75%
what is Assurant Inc. and what do you do there?	Assurant is an insurance comapny with HQ in NY. I do financial analysis/reporting for the company.
Thanks for the detailed info your employer and job tenure. That's more than sufficient. Your personal finance metrics are great and will likely be investing in your loan, however, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	I am in process of doing that now and should be updated by Friday. I was not aware of the whole process and they did send me an email yesterday asking to varify my income. Thanks for your support. Keyur
How much are you currently paying towards the debt that you will be consolidating with this loan?	Very close to $800. This will save me about $150.
Your credit report shows $54k in revolving credit. In addition to the debts you listed that will be paid off with this loan, what is the other $29k? Thank you.	That's why this loan is listed as "partial CC consolidation". I have other CC that I am current on. Once I get these couple consolidated and save some $$ on them, I hope to pay extra towards them to bring them down. Just FYI, most of these were caused by major medical expense for my parents when they did not have any health insurance and not excessive spending. I hope this info helps you decide. Thanks. Keyur
IF LOAN DOESNT FULLY FUND WILL MU ACCEPT THE PROCEEDS. R U I OR 2 INCOME FAMILY AND WHAT IS GROSS INCOME. 54K IN RCD. WHAT R U DOING TO CURB IT	Yes, I will try to consolidate to lower rate as much as I can and since I don't have excessive medical bills like I used to I have a five year plan here to get rid of all my debts and this is the first step towards that.
R U N1 OR 2 INCOME FAMILY	One

Member Payment Dependent Notes Series 548524

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548524	$14,400	$14,400	11.12%	1.00%	July 28, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548524. Member loan 548524 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	Los Medanos College	Debt-to-income ratio:	0.63%
Length of employment:	10+ years	Location:	Pleasant Hill, CA

Home town:
Current & past employers:	Los Medanos College
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1986	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$313.00	Public Records On File:	0
Revolving Line Utilization:	2.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $14,400 H I P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Los Medanos College? Number [2] Provide brief description projects to be completed with loans proceeds? To be done by contractor? Or is it DITY?. Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Please briefly explain why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.15.2010	Dear Potential Lender, My position at the college is full time Biology Instructor. I have worked at this college for close to twenty years. I plan to use the loan to help fund a down-payment on my first home/condo (I currently rent and have never owned a home, but prices have finally come down enough in this area that I can afford to own if I have sufficient down payment funds already in my bank account). Why should you fund my loan? Because I will pay you back, on time, and with the stated interest. Do I intend to pay back the loan early? I can't really answer this question definitively (the answer depends on many variables that just can't be known in advance). I chose the repayment length because it keeps the payments within my total "new home" budget.
1) Can you tell us more about your home purchase - have you identified a property?, will it be your primary home or an investment? are you using some of your own funds for the purchase? 2) What are your projected $ monthly costs (mortgage/rent, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to these Qs..	Dear Lender I have not chosen the new home yet, so I can't give you specifics about costs, etc. This is California, so homes (and condos) are relatively expensive compared to most of the rest of the country, and I will be using some of my own money for the down-payment. This home will be my primary residence (not an investment property).
Hello. Part of the reason for the economic meltdown we are going through was the optimisim by home buyers that they could pay little or nothing down on a home purchase. So it was no big deal if they had to foreclose on everybody else's money. How is your situation different that this is not a losing proposition for the lenders in Lending Club? Wishing you well.	Dear Lender, An interesting question. The simple answer is that banks are no longer making "NINJA" (no document, no verification) home loans, so if I didn't put a significant amount of money down (I am), and if my income wasn't strong and stable (it is), no bank today would ever give me a primary mortgage. The lending club money I am seeking would supplement money from my own savings to make a 20% down payment. With this down payment I would already have significant equity in the home before I even moved in, and some of that money would be my own. Home prices have fallen a lot in this area over the past three years (by around 30-50% in my neighborhood), but recently they have stabilized and even gone a bit higher, so I think it is a very good time to "get in". My income is decent, and I have about as secure a job as you can have in this economy, and I would rather continue to rent than jeopardize my good credit and lose my home by defaulting on loans.
Do you have tenure in your job?	Dear Lender, Yes, my position is tenured.

Member Payment Dependent Notes Series 548545

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548545	$13,500	$13,500	11.12%	1.00%	July 30, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548545. Member loan 548545 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,667 / month
Current employer:	St. Jude Medical	Debt-to-income ratio:	13.18%
Length of employment:	5 years	Location:	Long Beach, CA

Home town:
Current & past employers:	St. Jude Medical
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > I am trying to put any credit card debt into one payment & pay off faster at a fixed rate. I am currenty paying higher interest rates first & that is becoming costly. Borrower added on 07/23/10 > Any help would be greatly appreciated. I know that combining the credit card debt into one payment will allow me to pay it off faster @ a fixed rate.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	78
Revolving Credit Balance:	$14,500.00	Public Records On File:	0
Revolving Line Utilization:	40.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I do not own a home.
Hi, You answered a previous lender's question as to the market value of your home by saying that you don't own a home, but your limited borrower profile that us lenders see claims that you have a mortgage. Can you explain this discrepancy?	As of today, I do not own own a home. My spouse is the only one on the home because it was purchased before we were married. We are currently refinancing the home to a lower rate, & if we are accepted for that I will be on the house then. But, as of today, right now, I do not own any type of residence.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Yes, I am totally aware that it is real pepole believing in me. I have no problem make the loan payments on time & in full. Thank you so much for helping me in this situation. It is greatly appreciated.
Hello, What are the balances and interest rates on your credit cards? Thanks and good luck	$616.87 @ 19.85% $5,400 @ 17.99% $5,131 @ 0% until May 2011, then up to 17.99% $932 @ 15% $814 @ 26%
Hello You are asking to borrow 13,500 which covers all your credit card balances. However, one card of $5131 has zero interest until May 2011. Are you planning on paying this off at this time? Seems like you would wait until May 2011; Therefore, what are your plans for the money that maybe loaned to you. Thanks	the $5131 is only a portion of the bill, I still have another balance on it with a higher interest. The new laws pay off the higher interest first, so by the time I get to May of next year, I will only make a small dent in the portion. Then the % will go up. I am going to pay off the higher portion & then save the rest to pay off when May hits.

Member Payment Dependent Notes Series 548556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548556	$10,000	$10,000	19.04%	1.00%	July 28, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548556. Member loan 548556 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$9,000 / month
Current employer:	Mission Vaccum & Pump Truck Service	Debt-to-income ratio:	23.41%
Length of employment:	6 years	Location:	Mission, TX

Home town:
Current & past employers:	Mission Vaccum & Pump Truck Service
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	14
Revolving Credit Balance:	$3,333.00	Public Records On File:	0
Revolving Line Utilization:	81.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 300 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.16..2010	The loan if I were to receive it would be used for equipment maintenance and operating cost. My husband and I own a haul truck we haul sand, rock, gravel and similar materials right now we are doing contract work in New Braunfels Texas we have been there for about a month and half but some weeks are good and some weeks aren't. We have plenty of work over there but we get paid by the ton and some days after daily expenses like diesel and diver driver cost we are not left with very much profit. We have found more work in Northern Pennsylvania for a company named Riccelli Enterprises, Inc. which pays $74.00 an hour and is averaging 50 hour work weeks. We have already been sent a contractor agreement and have looked in to everything necessary to operate in Northern Pennsylvania as far as insurance, state law requirements, diesel cost, and average pay for a CDL driver. With all operating cost considered we would be making more than double than what we are making now but the job is about 1,900 miles from where we are working so it would be a big expense to get our haul truck over there and start working. My husband is planning on driving the haul truck up there and working it himself until we hire a permanent driver but we need enough funds to get the haul truck serviced, our insurance started as well as relocation and daily operating cost. Please feel free to request any further information and thank you for all of your consideration.

Member Payment Dependent Notes Series 548583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548583	$17,000	$12,800	11.86%	1.00%	July 31, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548583. Member loan 548583 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	McCarthy Companies	Debt-to-income ratio:	11.92%
Length of employment:	3 years	Location:	Camarillo, CA

Home town:
Current & past employers:	McCarthy Companies
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > My loan is for debt consolidation to help me consolidate my bills to one lower monthly outflow and eventually get rid of my debt. Thank you for your consideration to help me achieve this.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1982	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	49	Months Since Last Delinquency:	38
Revolving Credit Balance:	$16,159.00	Public Records On File:	0
Revolving Line Utilization:	40.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Loan descriptions are helpful in generating lender interest in your loan. Without a loan description, it's less likely your loan will be funded in a timely manner (if at all). Can you give a detailed description of what the proceeds from this loan will be used for, how you accrued this debt, etc? Since this is a "Debt Consolidation" loan, could you please list the debts you plan to consolidate with the proceeds of this loan including their amounts, interest rates, and the financial institutions at which they are held?	I need to consolidate my credit card debt to one lower payment to help me lower my monthly outflow and eventually get rid of my debt. I have a few credit cards that will be paid off by the loan; my Citibank credit card, Discover credit card, Target credit card and Ventura County Credit Union credit card. The first three exceed 20% interest rate and the last is about 15% interest rate. The total amount of all four of these are equal to the $17,000 that I am requesting, give or take a few dollars. Please let me know if you have additional questions.
Just a comment. You would have done better on your loan request if you had provided detailed information about loan purpose and employment in the beginning.	I don't understand your comment. All information was provided regarding loan purpose and employment when I applied in the very beginning, or the next day when I had a question asked about loan purpose. Please let me know if you don't see it and I can re-forward it to you.

Member Payment Dependent Notes Series 548599

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548599	$5,000	$5,000	7.88%	1.00%	July 30, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548599. Member loan 548599 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	the charleston at boca raton	Debt-to-income ratio:	11.33%
Length of employment:	10+ years	Location:	hollywood, FL

Home town:
Current & past employers:	the charleston at boca raton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > loan for motorcycle verry responseble in my payments.been working in the same job for 12 years. Borrower added on 07/16/10 > loan for motorcycle verry responseble in my payments.been working in the same job for 12 years.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,063.00	Public Records On File:	0
Revolving Line Utilization:	65.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 548633

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548633	$5,000	$5,000	17.19%	1.00%	July 31, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548633. Member loan 548633 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	Joel Barlow High School	Debt-to-income ratio:	23.88%
Length of employment:	5 years	Location:	bridgeport, CT

Home town:
Current & past employers:	Joel Barlow High School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	30
Revolving Credit Balance:	$9,281.00	Public Records On File:	0
Revolving Line Utilization:	92.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
if willing, please provide a budget as your answer to this question. by budget, i mean monthly income after tax and an itemized list of typical monthly expenses.	Type your answer here.HI my name is Angel Martinez I am sorry that did'nt answered yuor question before but my income (yake home is 1315.00 every other week,and I need the money for pay some credit cards.once again than you very much.
what do you do at Joel Barlow High School? what is the interest rate on your current debt?	Type your answer here.I am a custodian and my interest for this loan is to consolidate some debts like credit cards etc.

Member Payment Dependent Notes Series 548781

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548781	$2,400	$2,400	16.82%	1.00%	August 3, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548781. Member loan 548781 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,698 / month
Current employer:	United States Navy	Debt-to-income ratio:	5.60%
Length of employment:	2 years	Location:	Honolulu, HI

Home town:
Current & past employers:	United States Navy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2005	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	7
Revolving Credit Balance:	$2,921.00	Public Records On File:	0
Revolving Line Utilization:	12.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Your loan application. Employing Service Branch U S Navy: My questions are:: (1) If Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (3) Length of Employmnet shows as 2 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (4) If DoD Civilian Employee: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do NOT provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Saturday 07.17.2010 Virginia Bch, VA Saturday 07.17.2010	Rank/Pay Grade: E3 Current ETS: 122610 Future intentions: Extend enlistment for a fifth year to qualify for bonus and probably reenlist.

Member Payment Dependent Notes Series 548792

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548792	$10,000	$10,000	15.95%	1.00%	July 29, 2010	July 30, 2013	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548792. Member loan 548792 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	barstow comm. hospital	Debt-to-income ratio:	6.34%
Length of employment:	4 years	Location:	barstow, CA

Home town:
Current & past employers:	barstow comm. hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	30
Revolving Credit Balance:	$7,202.00	Public Records On File:	0
Revolving Line Utilization:	54.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	Type your answer here.My reasons for requesting a loan are simple math. I owe some child support and 3 different credit cards I can borrow the balance owed, and pay it off with a smaller monthly payment, in a shorter time with less interest
Hello, what is your capacity at Barstow hospital?	I am a Registered Nurse in the Emergency Department. I have worked at Barstow Hospital since Nov. 2004 starting as a student Nurse. I Have also in the last year been Employed as a traveling Nurse at 4 different facilities.

Member Payment Dependent Notes Series 548806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548806	$25,000	$17,650	13.98%	1.00%	July 31, 2010	July 30, 2015	July 30, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548806. Member loan 548806 was requested on July 16, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$20,333 / month
Current employer:	Municipal Market Advisors	Debt-to-income ratio:	5.33%
Length of employment:	10+ years	Location:	Lakewood Ranch, FL

Home town:
Current & past employers:	Municipal Market Advisors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/16/10 > Adding a swimming pool. The home is near break even. Have been with the company since inception and it is very stable and growing at a healthy 10-20% a year. In fact i could use my open line of credit for this loan but i can save interest by using this site and also i thought it is a very intriguing concept. Monthly budget is positive 4k after ALL expenses including play money, Thank you for your consideration. Borrower added on 07/17/10 > By the way, I did contact lending tree via email about how to verifiy my income. I have not problem with that and have IRS 1040s and paystubs. Also after looking at the stats it looks like 3year loans get more FULL funding than 60 mos. loans. If i knew that in the beginning, i would of done a shorter duration as the $300 difference in monthly payment is not concern. Oh well, i guess we will see how it turns out. This is a very interesting funding system. Thank you again for your consideration. Borrower added on 07/23/10 > Well it is Friday and i am close to 20% funded. I am hopeful that i can attain the 60% min. I will indeed feel like i am contributing more to society by paying money to actual individuals than the big corporations. This is truly a liberating technology. Kudos to the creators. My children who are 4 and 5 are really looking forward to getting a pool as they have been taking swim lessons at a friends house. Please let me know of any questions as i would be happy to answer them. Thank you.

A credit bureau reported the following information about this borrower member on July 16, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1989	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	26	Months Since Last Delinquency:	19
Revolving Credit Balance:	$18,477.00	Public Records On File:	0
Revolving Line Utilization:	4.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 2 creditor payment delinquency within past 24-months; most recent delinquency was 19 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After reviewing your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Saturday 07.17.2010	That was due to a short-sale in 2008. I was paying 2 mortgages for a year and draining my bank account. I was told by a financial advisor that my best course was to do a short sale so as not to go into major debt and also since more house were foreclosing causing even more of a price issue. At that time the only way for the mortgage company would entertain a short sale was if i was late a payment or 2. Though i did not like this, I was told this is the only way. holding 2 houses for more than a year (paying my mortgage). I could only go forward for so long so i was told to
I am interested to help fund your $25,000 H I P category loan. My questions are: Number [1] Provide reply to my earlier email concerning 2 creditor payment delinquencies. Number [2] What is Municipal Market Advisors? A-N-D What is the position (Job/What you do) currently for that employer? Number [3] Transunion Credit Report shows the $18,471 Revolving Credit Balance total debt (04.10 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? A-N-D What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Please briefly convince me why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.16.2010	1) Answered (see former question) 2)a) It is a small company that writes reseach on municipal bonds. (13+ years) 2)b) I have been there since inception and I do programming, sales, data analysis. 3) I have cash to pay that off and the current balance is 14k. I am keeping the cash in my account until i see how much lending tree funds me. 4) I am not going to default on this loan. My job is 100% secure and i am (and always have been) responsible with all of my revolving debt.. 5) My sense is i will payoff within 3-5years.
Part of your 7-17 response to USMC-Retired's third question is "...until I see how much lending tree funds me". Please provide details about this additional loan being sought through an unrelated party.	I mean is that i do not want to payoff that loan if i come to find out that this platform does not lend me what i need. If after the time limit on lending tree i find that i am only 50% funded i will neeed the added cash i have on hand to be added to pool fund.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Mtg is $728k and please see last answer for house valuation. We love where we live as the lot is a rarity where i live (private preserve where no houses can be built behind me) and the house is exception. To duplicate this house and lot would be close to mid to high 700s at current pricing. Most likely i would not get a lot like this as there are very few of them.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Tough question as the house next door went on sale for one day and got a contract of 550k. The one next door is on the market for low 700s. A rebuild would be in the mid-700s. These of course are all comparable houses.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I just answered this question - please see answer. If you do not see it please ask me again and i will respond. Thank you.
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	I have no problem with verification as i would exptect that myself. I will email or call the contacts you suggested. Thank you for your help. Tim
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Balance 728k. House next door sold in one day at $550k (former short sale). House next door to that is $750k. One after that $650k. Replacement cost to build brand new around mid-high $700s.
I am concerned, as other Investors should be, that it appears you are simultaneously seeking another loan through an unrelated party. Additional borrowing directly effects your credit score and ability to repay either or both loans. Unless you clarify this issue, I, for one, will consider investing in one of the other 300 loans competing with yours for funding.	i understand your concern but as you can see i really do not need to go after another loan as my debt to income ratio is quite conservative. This is an interest rate decision more than a liquidity issue. Lets take a random look at the top 6 60-mos C Ratings Notes that are the closest to the the time left. Ratios: Debt to Income, Employ.; Revol. Credit Util. 1) Jackson 24%; >10yrs; 53% 2) Small Business 1.43%; <1yr; 53% 3) Kill the Black 22%; 1yr; 74% 4) Conso Loan 21%, 2yr, 75% 5) Credit Card Conso 21%; 1yr; 56% 6) Various Debt Clear 7%; 10+, 16% My Numbers: 5.3%, 10+, 4% I think having 10+ years of employment, large verified income (all paper work is in), low debt to income, low utilization is a pretty compelling case against some of the other loans. Here is another thing to think about. I am being up front on what i am using the funds for. What happens if a person that says credit consolidation with 53% utilization does not use the money to pay off the credit cards but chooses to buy something instead. i do not think (though i am new to LC) you are forced to use the money to pay off the debt. Either way they could just pay off the credit card and recharge up to the limit. I would think that is a risk that should not be overlooked. As will be verified, i have more than enough income to carry a multiple of this amount or just to wait the 6-12 mos and save the funds. I would rather not wait as pool builders are looking for business and have cut some costs. In a year things might go up 3%-7% depending on the economy. Anyway i respect that your questions and wish you well in your investing. Thank you for your time and thoughts.
Do you have a spouse/partner who works and if so how much does he/she earn each month? What are your major monthly expenses broken out (e.g., mortgage, car loan(s), insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)?	My wife takes care of the children which is a full time job as they are young. However in a few years she plans on refocusing on her prior profess as she worked in a marketing/graphic designer capacity before children. Mortgage w/escrow: $5800 Car Loan: $750 Credit Cards: I have a balance of approx. $15k which i pay $1000-$1500/mo depending on the month. Health/disabily/life Ins: $0 Work benefit Student Loans: Paid Off Cash: $8k 401K: approx $120k 2010: expected bonus after tax: $20k Thank you for your time in evaluating this loan proposal.

Member Payment Dependent Notes Series 548816

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548816	$10,000	$10,000	11.86%	1.00%	July 31, 2010	August 7, 2015	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548816. Member loan 548816 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	West Coast Dental Services Inc	Debt-to-income ratio:	3.08%
Length of employment:	5 years	Location:	LAOS ANGELES, CA

Home town:
Current & past employers:	West Coast Dental Services Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > We were just planning to replace our "old" hand-me-down furnitures from friends (couch, TV, bed) when our 14yr old car decided to retire on us. Right now I am just taking the bus to work everyday. Rather than getting a separate car loan & upgrading furnitures by using credit cards, we decided that getting just one loan would be the best way to handle this financial need. In fact whatever will be left of the $25k loan we will use to pay-off outstanding credit card balances. That way we only have one payment to focus on each month. Borrower added on 07/24/10 > I am confident that I can afford the monthly payments on this loan. I have a very stable job and good credit track record. I will be on my 6th year with the company. I don't jump from job to job,this being just my second. The first job i held was in a bank for 16 years. Thank you in advance for funding my loan application.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,971.00	Public Records On File:	0
Revolving Line Utilization:	12.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 "Major Purchase" (Car/Misc/Debt Consol) category loan. My questions are: Number [1] Brief description your employer West Coast Dental? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the <$2,000 Revolving Credit Balance total debt (12.40 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. $25,000 is loan; <$2,000 is Revolving Credit Balance; $23,000 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Sunday 07.25.2010	Type your answer here. Thank you for your interest in funding my loan application. Answers to questions: 1) West Coast Dental Services,Inc. is a dental management company that has been in business for the past 15 years. The company owns & manages 23 dental offices all over Southern California. Some of dental offices are 100% owned by the incorporators and some are partially owned, WCDS being still the majority owners. The company is doing well and did not have any lay-offs due to the present economic situation. 2) I am currently the Senior Accounting Manager, responsible for preparation of monthly financial statements of each dental office and the company as a whole. I have been with the company for 6 years. I have 6 employees under me. The job also includes, financial analysis, budgets and banking activities. 3) The following are my outstanding credit card balances I intend to pay from the loan proceeds: Chase(Continental) - $4,700.00 BofA (Alaska) - $1,600.00 BofA (Regular) - $800.00 The remaining amount will be used as follows: Budget for Car - $12,500.00 Loan Fees (if 100% funded) - $1600 That leaves $3,800.00 for furniture/appliance upgrade and other incidental expenses. 4) I am confident that I will be able to pay the monthly payments on time with my present salary and upcoming salary increase. I have recently passed the CPA board exams and expect a salary increase due to this. I am very conservative when it comes to my finances.The reason that I am consolidating my loans is to focus on one creditor/lender to make my debt easier to manage. 5) I chose the 60 month payment plan because I feel I can make the payments on time. I do intend to pay the loan off before the 5 years is up but not before 4 years. This will reflect a good credit rating on my part.
Loan listed 4 days; 11 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Wednesday 07.28.2010	I just received a call and an email yesterday afternoon requiring me to submit last 2 payslips. Submitted required documents through email a few minutes ago. I will call a Credit Reviewer tomorrow to give time for Employment-Income verification today. Thank you.
Greetings. In your loan description you say "we". Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	Answer:Yes, he is currently collecting unemployment and looking for work.
It appears that your loan request has been revised to $10,000. Are you aware of that, and will you accept that amount?	Type your answer here. Yes, I am aware and I have accepted the amount.

Member Payment Dependent Notes Series 548875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548875	$18,000	$18,000	10.75%	1.00%	July 28, 2010	July 31, 2013	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548875. Member loan 548875 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,167 / month
Current employer:	Pantex	Debt-to-income ratio:	15.13%
Length of employment:	6 years	Location:	Amarillo, TX

Home town:
Current & past employers:	Pantex
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	30	Months Since Last Delinquency:	15
Revolving Credit Balance:	$5,354.00	Public Records On File:	0
Revolving Line Utilization:	28.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have a balance of around 180,000 and the home is estimated about 200,000. In Texas you can only get a HELOC worth 80% of your homes value. So as you can see I don't have enough equity in the home yet.
Do you plan on having any more delinquencies? Can you explain the 3 on your record?	It was more of a trickle down effect. We had 2 mortgages because we couldn't sell our house. Finally sold but we had to repair the damage to our bills. My wife and I both have steady jobs (her income is not included), and we haven't had any financial problems since. Thank you for your consideration of funding my loan.

Member Payment Dependent Notes Series 548918

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
548918	$16,000	$16,000	13.98%	1.00%	July 31, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 548918. Member loan 548918 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Charles Schwab	Debt-to-income ratio:	24.29%
Length of employment:	10+ years	Location:	Stow, OH

Home town:
Current & past employers:	Charles Schwab
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > I am planning on getting married soon, and am preparing some of the costs which are associated.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	23
Revolving Credit Balance:	$13,856.00	Public Records On File:	0
Revolving Line Utilization:	59.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	Thank you for your inquiry. I just realized that I titled the request improperly. The request is to pay off a credit card balance and to help, in part, finance my wedding moreso than a consolidation of loans. The APR rate on the card is comparable to the rate of this loan, however I am paying generally $500/mo on the card (minimum @ $380 currently) in an attempt to pay it down. I have one other loan (car) that I am financing with a balance of $9500, 7.37%, pmt of $319.58, maturing in April 2013 to which I will not apply any money from this loan. This loan request eliminates the credit card and allows some additional funds to be applied to the wedding costs.
What do you do at Charles Schwab? Commision or Salary? What is your resolve to pay off this loan?	I am a manager in the customer service center. It is a salary position. My credit rating means a lot to me, and I will not do anything to jeopardize that. In budgeting my finances in preparation for this loan, making this payment should not be an issue.
What does your fiance do and how much does he/she earn each month? What are your major monthly expenses (rent, car loan(s), insurance, student loans, child care, tuition, major medical expenses, etc.)? Please break it down like this: rent - $x	She is a full time nanny and makes around $1900/mo. My major monthly expenses are: Rent - $625 Car loan - $312 Car Insurance - $400 paid semi-annually No other expenses except utilities
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	Thank you for your inquiry. [1] As it is important for you to protect your investment, it is equally important for me to guard my credit. If funded, I commit to paying off the loan in full. The loan will be used to pay off a credit card and to help fund expenses for my wedding. My fianc?????s dad passed away a few years ago, and although we do not plan an elaborate wedding, there are still costs to which we are required to foot the bill. So the funds will not be used flippantly or on a risky venture (I hope marriage isn???t considered risky!). Rather I intend to put your hard earned money to good use, and to repay you for your generosity. [2] I chose the 60 month option because the payment is affordable and does not strap me down financially. If allows me to save funds, in part, to pay off the loan. I understand your interests in making a return on your investment; conversely I do not wish to be indebted to anyone for a long period of time. However, realistically I do not foresee being able to pay off the loan until the 3rd or 4th year. As a side note, and NOT said in an attempt to sway your investing decision. I really appreciate your service in the military. You have protected the freedoms that we bask in today. And for that I am truly grateful!!

Member Payment Dependent Notes Series 549027

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549027	$16,000	$16,000	15.21%	1.00%	July 29, 2010	July 31, 2015	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549027. Member loan 549027 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	Fulton County Government	Debt-to-income ratio:	7.74%
Length of employment:	2 years	Location:	decatur, GA

Home town:
Current & past employers:	Fulton County Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > Hello, I am a program coordinator with County Government in Atlanta, GA an am currently in 16k worth of debt. I currently gross 31,000 but was recently given a raise of 10k that is due to be instated in mid August. I graduated in 2004 and joined the Peace Corps- Haiti directly after graduation. Upon return, I attended culinary school and have since been working part time in a restaurant and full time for the county. I am an avid listener of Dave Ramsey and a believer in his principals. I have made every effort to live like no one else, so that later on I can live like no one else. I save and budget but still cannot seem to make headway. I've made poor financial choices and am making every effort to correct them and become more fiscally responsible. Currently, my interest rate is 21.99% with a minimum around 274.00. I pay 700.00 a month but do not seem to be making any headway and the credit card companies and student loan people have not been very cooperative. I would appreciate any help that I can receive. The interest rate that I have been given on Lending Club is high but much less than what I currently have. Thank you in advance for helping me!

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	35
Revolving Credit Balance:	$10,028.00	Public Records On File:	0
Revolving Line Utilization:	40.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello and thank you so much for considering my request. I appreciate your interest. The balance of my mortgage is a little above 43k and Icurrently do not have a heloc. The value of my home including land is 101,000. Please feel free to contact me with any further questions.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello and thank you for considering my loan. 1. The total balance on my mortgage is a little over 43k and I do no have a HELoc 2. At last appraisal my house and land was valued at 101k. Again, thank you for looking!
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.17.2010	Thank you for the advice and reviewing my request. You are exactly right, my description seems to be very broad. I am requestng a loan to pay off student loans and credit card loans that I have consolidated into one loan at 21.99%. The rate that has been offered to me through Lending Club is much lower than what I am paying now. I pay my loan on time and am always above the min. it would be nice to make some honest headway. Again thank you and I hope that you will consider my loan.
I am interested to help fund your $16,000 M P category loan. My questions are: Number [1] Current Length of Employment 2 years. Provide 3 years PRIOR work, or school, history. Number [2] Position (Job/What you do) currently for employer Fulton County GA Government? Number [3] Transunion Credit Report shows the $18,028 Revolving Credit Balance total debt (40.50 pct usage). $ amount may not reflect all current actual debts, thus inaccurate; but it is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Refer to my earlier email. A "Unespected" Major Purchase category tells lenders NOTHING useful. Provide an ACCURATE loan description. Number [5] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Please briefly convince me why lenders should commit their limited $ to help to fund your loan? Number [6] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for SIX answers that will help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.16.2010	Hello and thank you for considering my loan. I will do my best to answer your question in their entirety. 1. Before accepting the position with Fulton County, I worked various places and tried working for myself as a personal chef, I also worked as a Starbuck's Barista, Sales associate for Storehouse furniture and a Department Head at Crate and Barrel. After graduation (2004) I joined the Peace Corps and worked in Haiti. 2. I am a Program Coordinator with Fulton County Government. I coordinate the Fulton County Global Youth Leadership Program, a program that promotes global diplomacy, civil and civic responsibility and international collaborations. 3. I pay 700.00 a month on all debt. Since working at Fulton County, I have paid over 22k in debt. 4. This loan will be used to pay down my overall consolidated debt. The rate being offered to me by Lending Club is much less than my current interest. This will help to make a dent in my overall debt. 5. I believe that I am a great candidate for your services because I've made my mistakes, i recognize that and am making every effort to repair and do better. As I stated in my request, I am an avid listener and followers of Dave Ramsey and he taught me to become a gazelle in my fight to financial freedom. I am not a lazy, self centered individual that refuses to do better. I have a very modest lifestyle because I want to get out of debt. About 45% of my income goes to my debt and more would if i didn't have a mortgage and an older car that requires attention. I assure you that I am not lazy and I am worth the risk. I'm sure you've heard this before but upon paying off your loan, I will no longer use a credit card- unless it's an honest emergency. To prove it to you- I haven't used a credit card since I began listening to Dave in 2008. Again, thank you for considering. 6. I have every intention to pay off this loan at a rate of 700.00 per month because that is already what I budget for every month. Once my raise kicks in, I plan to increase my payment to 1k per month. This will close the loan out in a little under 2.5 years. I plan to pay as much as I can squeeze out of my budget to repay the loan. Thank you so much for considering my loan and helping me make a a better impression through your questions.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello. 1. the remaining balance on my loan is a little over 43k and I do not have a HELOC. 2. According to the last appraisal my home and land is valued at 101k.
Please explain your delinquency 35 months ago?	Thank you for your question: 35 months ago, I believe that I was laid off from a restaurant because of the lack of customers. While laid off, I searched for work and moved back home and eventually secured my current position. Again, thank you.

Member Payment Dependent Notes Series 549075

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549075	$12,000	$12,000	11.49%	1.00%	August 3, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549075. Member loan 549075 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Siemens	Debt-to-income ratio:	17.64%
Length of employment:	3 years	Location:	Mesquite, TX

Home town:
Current & past employers:	Siemens
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > Plan on using the funds to pay off credit card debit I have a stable job and good credit- been with my job over 3 years now.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,159.00	Public Records On File:	0
Revolving Line Utilization:	33.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Siemens?	I am a network tech. for Siemens Info. Systems
What is the current rate and amount owed on the credit card you wish to refinance?	I have 2 cards -Discover rate is 21% -9,000 owed- I was divorced last year had to use my card to move and buy furniture. American Express- Rate is 24% -3,000 owed- Thanks

Member Payment Dependent Notes Series 549115

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549115	$11,875	$11,875	10.38%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549115. Member loan 549115 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,000 / month
Current employer:	Salem Hospital	Debt-to-income ratio:	22.52%
Length of employment:	10+ years	Location:	DALLAS, OR

Home town:
Current & past employers:	Salem Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > I am currently working on a financial plan to free myself my from debt as soon as possible. I would like to increase my retirement savings as well as my own personal savings. I recently refinanced my house into a shorter term mortgage with a lower interest rate and the same payment amount. This loan will be used for consolidating credit card debt in order to pay them down faster and with less interest. In three years my only debt will be the mortgage on my house. Even though I have 20+ years until retirement I would like to increase my efforts to put myself in the best financial position possible when the time comes.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$28,210.00	Public Records On File:	0
Revolving Line Utilization:	38.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance is 152800. The appraisal came in at 192000.
What is the current interest rate and amount owed on the debt you wish to consolidate?	I owe approximately 12, 500 to three different lenders. These are credit cards that initially had a rate 0f 7.9%. Last year all three decided to adjust the rates to between 13.99% and 15.99%. Which is another reason I would like to rid myself of these debts.

Member Payment Dependent Notes Series 549159

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549159	$9,000	$9,000	13.23%	1.00%	July 29, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549159. Member loan 549159 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,800 / month
Current employer:	Penske Logistics	Debt-to-income ratio:	4.71%
Length of employment:	2 years	Location:	Columbiana, AL

Home town:
Current & past employers:	Penske Logistics
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	38	Months Since Last Delinquency:	18
Revolving Credit Balance:	$4,998.00	Public Records On File:	0
Revolving Line Utilization:	10.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you describe how this money will be used (e.g., what is the total budget of the purchase)? Also, is there a second wage earner in your house and if so how much does he/she make each month?	Type your answer here.I am planning on using most of it to purchese a boat.The boat I was looking at is around $10,000. Yes, there is a second wage earner, my wife. Monthly income is around $2700
What are your major monthly expenses (mortgage, car loan(s), insurance, student loans, child care, tuition, major medical expenses, etc.)? Please break it out like this: mortgage - $x	no car loans.the only major loan is my house. mortgage-$1200, car ins.-$190, power,water-$300
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	balance is 169,500.00. Market value is around 220,000.00. I am sitting on about 2.75 acres

Member Payment Dependent Notes Series 549192

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549192	$22,400	$22,400	13.23%	1.00%	July 31, 2010	July 31, 2015	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549192. Member loan 549192 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Social Security Administration	Debt-to-income ratio:	16.45%
Length of employment:	2 years	Location:	MIAMI, OK

Home town:
Current & past employers:	Social Security Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > Credit Card Debt Consolidation/Always pay bills on time so that I have a Secure Financial help when in need. With my career with the Social Security Administration I am guaranteed a very rewarding Salary with pay increases every year and definite job security with the current workload and what is expected to come.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,009.00	Public Records On File:	0
Revolving Line Utilization:	40.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $22,400 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Social Security Administration? Number [2] Transunion Credit Report shows the $18,009 Revolving Credit Balance total debt (40.50 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Please briefly convince me why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Sunday 07.18.2010	I am currently a Claims Representative working with Disability and Retirement Beneficiaries and will be a GS 11 by this Spring which will be a raise of 10,000 annually. The total of payments made each month to pay toward this debt now is $692.00. I want my loan to be 100% funded because I am working to be debt free of all unsecured debt and have recently went through the Dave Ramsey Financial Peace Class and want a stable financial future for my family which includes a 11 Yr old, 5 Yr. Old and 6 Month old. I worked for a Credit Union for 10 years before SSA and know the importance of paying your debts back and in a timely manner. I want to pay it back within 3 years instead of 5 but didn't want to make it difficult from the start with what the payment would be at 36 months. We also will use some Income Tax Return and I occassionally get money from my Grandfather when he cashes in Interest off of a CD.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of our Mortgage is $122,000.00 and there is no HELOC. The Market Value of our home is about $130,000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance of our Mortgage is about 122,000 and there is not a HELOC. The current value of our home is 130,000.
What are your interest rates and balances on your credit cards? It shows that you are trying to get a $22,400 loan for $18,009 of debt, what else will this money be used for?	AT&T Universal Card $5738.41 12.32% Bank of America $6778.00 19.99% HSBC $1724.00 19.99% NEO FCU VISA $1800.00 13.00% FNB Omaha Visa $3900.00 29.99% Sears $1500.00 20.00% Total $21,440.41
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Mortgage: 845.00 Auto: 349.00 Utilities: 110.00 Natural Gas 50.00 Phone 120.00 Internet 24.00 Groceries 350.00 Month Childcare 180.00 Month Auto Insurance 100.00 Month Gasoline 80.00 Month Restaurant 75.00 Month Loan Amounts to be Paid Off with Loan AT&T Universal $5,738.41 12.00% Bank of America $6,778.92 20.00% Sears $1500.00 20.00% FNB Omaha Visa $3937.82 29.00% NEO Visa $1800.00 13.00% HSBC $1724.00 19.00% I am earning a wage of 1,400.00 Bi-weekly and 650.00 Monthly from a cleaning job I do on the side and my wife is working a part time job which she just decided to do in order to be home with our girl born in December. She earns about 400.00 Bi-Weekly. We also receive Child Support of 300.00 Monthly for my wifes oldest child. I am guaranteed over time through the first quarter of next year which is time and a half. I usually bring home close to 1600.00 bi weekly. I will have a 10,000 raise in April 2011.
Thanks for reply. My "gripe" with Ramsey logic is encourages creditors to payoff smallest debt first. I would use "debt snowball" method. Here it is: Initially pay as much $ as possible toward credit card with HIGHEST APR pct interest rate; only pay minimum payments on other cards. When highest APR pct interest rate card is paid off, then pay everything you can toward credit card with next highest rate. This is known as debt snowballing. It saves you most $ amount of interest; helps pay down debt faster. Example: Paying $1,000/month on three credit cards. Card 1 $4,250 balance at 15.99 APR pct. Minimum payment 2% of $4,250 balance. Pay $85/month on this debt. Card 2 $4,750 balance at 17.99 APR pct. Minimum payment 2% of $4,750 balance. Pay $95/month on this card. Card 3 $10,000 balance at 19.99 APR pct. Pay $820 on this debt ($1,000 minus $95 and minus $85). When highest APR pct interest rate card paid off, apply same $820, slightly more by time card balance paid off, PLUS $95 minimum you were paying to card with next highest APR pct interest rate. Apply $915/month to that card until card paidoff. When card paid off, apply $915/month PLUS $85 minimum you wre paying to card with lowest APR pct balance. Apply $1,000 to that card until paidoff. When last card paidoff, you are FREE of CC debts. Important; Do NOT payoff credit cards that have interest rate LOWER than interest rate of this loan. "Plug in" your CC debt $ amounts, card APR 's etc. and follow the example. Lender 505570 USMC-RETIRED Virginia Beach, Va Wednesday 07.21.2010	Thanks for the advice!

Member Payment Dependent Notes Series 549198

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549198	$25,000	$25,000	18.67%	1.00%	July 28, 2010	July 31, 2015	July 31, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549198. Member loan 549198 was requested on July 17, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$19,667 / month
Current employer:	New York Life Investment Mgmt	Debt-to-income ratio:	23.23%
Length of employment:	10+ years	Location:	Fanwood, NJ

Home town:
Current & past employers:	New York Life Investment Mgmt
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/17/10 > I’m borrowing through Lending Club to help me consolidate some high interest credit card debt that I amassed over the years to mostly pay for my graduate school bills and also to help out my sister with medical school expenses. As you can see, my credit background is excellent and I look forward to keep on paying down my debt in a responsible way. I have the benefit of a solid career, which compensates very well, while doing something that I have passion for. Given this, I am a solid investment for potential investors. My income documents are ready and I will verify my income and other relevant information with Lending Club as soon as possible. Thanks for your consideration.

A credit bureau reported the following information about this borrower member on July 17, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,022.00	Public Records On File:	0
Revolving Line Utilization:	85.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer NYL Investment Management? Number [2] Transunion Credit Report shows the $21022 Revolving Credit Balance total debt (85.80 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What are $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Please briefly convince me why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Sunday 07.18.2010	@ USMC-RETIRED thanks for your questions and here are my answers in the order you asked: 1) I???m currently a VP in the investments area, one of the many investment professionals helping invest money for New York Life. 2) My consolidated RCB debt PAYMENT per month is about $1,700 compared to the actual consolidated balance DUE of about $1,500 per month. (The Lending Club loan would help me consolidate some high interest credit card debt that I amassed over the years that was used to mostly pay for my graduate school and also to help out my sister with medical school expenses.) 3) I believe everyone trying to borrow money at Lending Club has a unique credit story. All I can say is that my willingness and ability to pay is outstanding, as evidenced by my unblemished credit background and income (soon to be verified). Therefore, investors will receive an excellent return (which is higher than most of the 350+ borrowers) in addition to the confidence to be paid back. 4) I intend to pay up to the 5 yr maximum that I requested, give or take a 2 or 3 months, so the return that investors will get is genuine. I have my income documents ready for verification and am waiting on customer service at Lending Club to get back to me to finalize the process. Thanks for your consideration.
what is New York Life Investment Mgmt and what do you do there? how long do you plan to have this loan for?	@JHU_Investor: New York Life Investment Mgmt is the money management arm of New York Life (one of the largest life insurance companies in the U.S.). I am a vice president at the company that helps managing investments from the premiums than come in from insurance customers. I plan to have this loan up to the 5 yr maximum, give or take 2 or 3 months. Thanks for your consideration.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	@emeraldpp: Thank you for your consideration. The total balance of my mortgages including HELOC is about $650K and the current value of my home is in the range of $715K.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	@ CriticalMiss: The credit that has been accumulated on my credit cards was primarily to help fund graduate school for my sister and myself. I earned my MBA not too long ago and I used the available credit to pay for tuition and books. In addition, my sister is currently in medical school and needed some financial help. So without hesitation I offered her my help. The breakout of my credit card balances is as follows: Bank of America $11k (27% APR), Amex $11k (25%), Chase $16k (29%), Citibank $20k (29%), HSBC $9k (25%). I plan to pay off the Citibank card and use the remaining for the Chase card. Thanks for your consideration.
Please contact Lending Club to verify your account and income as soon as possible to take advantage of speedy funding. Thanks!	@ Member_584013: All my income documents (W-2 and paystubs) are ready. I???m just waiting for customer support at Lending Club to get back to me to give guidance on how to confirm. Therefore, verification will come very soon and thanks for your consideration.
Why would this be a solid investment?	Driven4myKids: Thank you for your question. If you are looking for a high return on your money with the confidence of getting your principal back, then that makes a solid investment. I will soon verify my income with Lending Club and that will give you a sense of my ABILITY to pay back the loan. If you see my credit background (i.e., no delinquencies, etc.), then that will give you a sense of my WILLINGNESS to pay back the loan. Therefore, as I display the ability and willingness to pay back a loan, you should be happy with your return. In addition, given that I provide a double digit return compared to what one would get in the market today (i.e., in a bond fund, CDs, etc.) I feel that makes a solid investment. Thank you for your consideration.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	@emeraldpp: Thank you for your consideration. The total balance of my mortgage including HELOC is about $650K and the current value of my home is in the range of $715K.
Apparently, you have a DTI of 23%. Would you please list all monthly payments you're making on debts, and also include your monthly mortgage payment, the total amount owed on your mortgage, and current value of your home? Thank you.	@Money-Tree: Payments are made on the following: revolving credit debt of about $1720, installment loans including home equity of about $2850 and mortgage of about $3200. The total amount owed on my mortgage is about $560K and the current value of my home is about $715K. Thanks for your consideration.
what is New York Life Investment Mgmt and what do you do there?	JHU_Investor: New York Life Investment Mgmt is the money management arm of New York Life Insurance Company. I'm a vice president in the area that invests the insurance premiums that the company receives. Thanks for the consideration.
What debts are you planning to consolidate and what interest rates are you currently being charged on them?	@ Member_573352: The Lending Club loan would help me consolidate some high interest credit card debt that I amassed over the years that was used to mostly pay for my graduate school and also to help out my sister with medical school expenses. I have a Citibank credit card with a balance of $20k (29%) that I plan to pay off and use the remainder to pay down a Chase credit card $16k (29%). Thanks for your consideration.
Would you mind disclosing your job title, a brief description of your duties, and how long you've worked there?	PassiveInc: ??Thanks for your question and consideration. ??I am a Vice President in the division that invests money for New York Life Insurance (one of the largest life insurance companies in the US). ??In general, I analyze investments that I am responsible for placing into our investment portfolio. ??Specifically, I analyze financial statements of public companies, talk with company management, discuss issues with other equity and debt analysts and make recommendations on certain investments. ??The investment portfolio is important in that it provides funds to pay out life insurance claims well into the future so our investment recommendations are very important. ??I???ve been here for 10 years (this year) and have grown through the years with additional responsibility.
what is New York Life Investment Mgmt and what do you do there?	Thanks for your questionand consideration. ??I am a Vice President in the division that invests money for New York Life Insurance (one of the largest life insurance companies in the US). ??In general, I analyze investments that I am responsible for placing into our investment portfolio. Specifically, I analyze financial statements of public companies, talk with company management, discuss issues with other equity and debt analysts and make recommendations on certain investments. ??The investment portfolio is important in that it provides funds to pay out life insurance claims well into the future so our investment recommendations are very important. ??I???ve been here for 10 years (this year) and have grown through the years with additional responsibility.
what is the purpose of this loan? with 19k/month in income, why do you need any loan at all?	PizzaAddiction: Thank you for your question. I accumulated credit card debt through the years to primarily to help fund graduate school for myself and also my sister with medical school. I earned my MBA not too long ago and used the available credit to pay for tuition and books. In addition, my sister is currently in medical school and needed some financial help. So without hesitation I offered her my help. I agree with you, my income is relatively high but it is a result of hard work as I paid my way through graduate school. My career and compensation gives me the ability to pay back my credit card debt and my unblemished credit background explains that I have the willingness to pay back my debt. Therefore, if you invest in my loan you can be assured to get paid back while earning a healthy return.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Member_608819: Thanks for your question. 1) See above. 2) See above. 3) My monthly budgeted expenses are as follows: mortgage (3300), credit card debt (1700), installment debt (car, student, personal loans - 2600), food (600), insurance (150), utilities (200) and other variable expenses (800). Although the Lending Club loan is a drop in the bucket in refinancing my credit card debt, it helps out as I look to save about $90 per month. (If achieved, that???s a smart move) 4) Although I do not intend to use unless I???m in serious trouble, I have an untouchable emergency fund ($35K) and 401K (>$300K). Both of these balances are growing as I continue to invest disposable income. My credit card and installment debt was incurred over the years to pay for graduate school for myself and also to help out my sister with medical school expenses. Getting my MBA was a wise investment of money on my part as I now have a career that compensates me very well and importantly, gives me the ability to pay back my debt. My unblemished credit background should show that I also have the willingness to pay back that debt. Thank you for your consideration.
What are your current monthly budgeted expenses? Please list the debts/credit cards you intend to pay off with this loan, along with their current balances, interest rates, and average monthly payment you make on each. Please be sure to answer ALL questions FULLY. I will then invest in your loan. Thanks!	ZPBSFinancialGroup: Thanks for your question. My monthly budgeted expenses are as follows: mortgage (3300), credit card debt (1700), installment debt (car, student, personal loans - 2600), food (600), insurance (150), utilities (200) and other variable expenses (800). I intend to pay off a Citi card ($20K @ 29% APR, $450/mth) then use the rest to pay down some of my Chase card ($16K @ 29%APR, $280/mth). My credit card and installment debt was incurred over the years to pay for graduate school for myself and also to help out my sister with medical school expenses. Getting my MBA was a wise investment of money on my part as I now have a career that compensates me very well and importantly, gives me the ability to pay back my debt. My unblemished credit background should show that I also have the willingness to pay back that debt. Thank you for your consideration.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Friday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Thursday 07.22.2010	Thanks for your question. I notified Lending Club so I should hear back very soon.
SHOULD LOAN NOT FULLY FUND WILL U ACCEPT THE PROCEEDS. R U 1 OR 2 INCOME FAMILY TIA	Hopefully I get full funding but if not I will accept whatever is the final amount. One income family at the moment (wife stays home with the kids).

Member Payment Dependent Notes Series 549214

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549214	$5,000	$5,000	16.45%	1.00%	July 29, 2010	August 1, 2015	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549214. Member loan 549214 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,800 / month
Current employer:	Co.StateVeterensNursing Home	Debt-to-income ratio:	20.89%
Length of employment:	10+ years	Location:	Rifle, CO

Home town:
Current & past employers:	Co.StateVeterensNursing Home
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/18/10 > This loan will help me with the deposit and the rent to get moved in.

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,391.00	Public Records On File:	1
Revolving Line Utilization:	55.20%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Are you moving locally or long distance? Will you be seeking other employment, or remaining with Co.StateVeterensNursing Home? Thank you in advance.	Type your answer here.It will be a local move here,possibly newcastle or silt and yes im staying with my current employment as i have 23 years in with this job.

Member Payment Dependent Notes Series 549257

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549257	$25,000	$25,000	11.86%	1.00%	August 3, 2010	August 1, 2013	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549257. Member loan 549257 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$18,667 / month
Current employer:	The Atlantic Club	Debt-to-income ratio:	9.17%
Length of employment:	10+ years	Location:	Manasquan, NJ

Home town:
Current & past employers:	The Atlantic Club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/18/10 > My goal is to be debt free except from my mortgage in 36 months or less. I will pay off wife's Credit Card from daughter's wedding of $17,000, my Citibank which is $3,500 and Macy's Bill of $2,500. The balance will go against my Chase card which will have less than $9,000 remaining. I will be closing out my wife's card once fully paid since we do not need the credit card. My goal is to also raise our credit scores to 725 and better. Borrower added on 07/24/10 > I have forwarded all income verification to The Lending Club, the Tax information and completed all outstanding requests and verifications

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,959.00	Public Records On File:	0
Revolving Line Utilization:	81.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you really make almost $19,000 a month or is that a typo?	Type your answer here. My compensation for my role of COO as well as my being a college professor does equal $19,000 per month without bonuses- which in better years has totalled over $30,000...this does not include the bonus
I am interested in funding your loan, but have a few questions. (1) Are you willing to get your income verified by Lending Club? (Lenders are more likely to invest in loans where the income is verified. There should be instructions on how to do this on the site.) (2) Is there a second wage earner in your household and if so how much does he/she earn each month? (3) What are your major monthly expenses with approx values (e.g., mortgage, car loans/insurance, credit cards, child care, student loans, major medical expenses, etc.)? (4) How much are you currently paying each month towards the cards that you intend to consolidate? Many thanks and good luck with full funding of your loan.	Type your answer here. My income can be verified My wife works as a Diamond salesperson and makes approximately $57,000 per year and is seasonal I own two properties, I live in the New Jersey home with principal interest and taxes of $2175 and a investment/vacation home in Sea Pines Plantation, Hilton Head, South Carolina with PIT of $1,800 per month and receive rent of $1400 plus expenses, I lease one car for $299/mo If I consolidate my payments for the cards are $825 for three years and then they are over The Cards that I am going to consolidate, I pay Chase $390 per month- auto debit, Citibank $160 per month is min payment, Macy's $75 per month minimum payment..However, I pay more to reduce the balances and often will send $400 per month to macy's and Citibank
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Nj Home is $280,000 and Hilton Head Home is $248 The value of the home in NJ is $450,000 and Hilton Head is $425-$450,000 acording to our realtors in both locations
Hi: Could you give prospective lenders an idea of your monthly budget, value of your home and amount outstanding on your mortgage, and your role at Atlantic Club? Thanks.	Type your answer here. I am Chief Operating Officer of The Atlantic Club businesses which exceeds over $30,000,000 per year, the value of my home is approx $450 in both New Jersey and my vacation/rental property in Hilton Head...my monthly budget can easily afford the payment
I'm interested in funding your loan if you get your income verified. Would you mind holding off on replying to this question until your income is verified and then responding to let me know that it has been verified. That way I'll know to come back on the site and fund your loan. There should be instructions on the site on how to get your income verified. Thanks.	Type your answer here. There will be no surprises with my income verification..Is there a question that you would like answered
I have been waiting for your income verification for days.	Type your answer here. There was a problem with the transmission of the faxes from office and staples..Received a different number to fax info and everything was faxed all tax info for past two years and clearances...I was notified that it was received.

Member Payment Dependent Notes Series 549260

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549260	$3,600	$3,600	11.86%	1.00%	July 28, 2010	August 1, 2013	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549260. Member loan 549260 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,250 / month
Current employer:	grand teton association	Debt-to-income ratio:	10.28%
Length of employment:	3 years	Location:	moran , WY

Home town:
Current & past employers:	grand teton association
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	10
Revolving Credit Balance:	$1,936.00	Public Records On File:	0
Revolving Line Utilization:	66.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain your two delinquencies in the last year? Thanks; Art	I have not see a copy of my credit report lately. but one might be a credit card which had a 10.00 balance on it that i was unaware of and it didn't get sent in before it was due.
I'm interested in funding your loan, but have a few questions. (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) What are your major monthly expenses with approx values (e.g., mortgage, car loans/insurance, child care, student loans, credit cards, major medical expenses, etc.)? Many thanks and good luck.	yes there is a second income in the household. 40,000 a yr. there are two vehical payments. 282.00 and 400.00 . no major medical expenses. no other bills to speak of other than living expenses.

Member Payment Dependent Notes Series 549277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549277	$24,000	$24,000	13.61%	1.00%	July 31, 2010	August 1, 2015	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549277. Member loan 549277 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$12,917 / month
Current employer:	IMC Financial Markets	Debt-to-income ratio:	12.29%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	IMC Financial Markets
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > This loan will be used to pay off both Credit Card debt, and to use to help pay down my student loans over the next 8 months. I plan on paying off both this loan, and all my student loans from Carnegie Mellon when I recieve my year end bonus in March. I do see it shows on my report that I only have around 5k in Credit Card debt (which was the last reported amount from the card companies, is actually around 7500 at the current moment). The rest is meant to go to student loan payments, which I have currently been paying around 1600 per month (1600*8 = 12800). This is why I am asking for a total of $24,000. I do recognize many people claim they will pay off their loans at year's end, but it is quite true here. I work for a very stable, low-risk arbitrage trading firm, and bonuses are paid year-end based on company performance. We have had a record year, and as stated plan on paying off both this loan and my student loans come March. Although my credit history is not super long, I have always paid all my accounts on time, and have had very few inquiries in past several years. This is the first personal loan I have applied for, and while I am not desperate for the cash, it will make the next 8 months much more comfortable. Please feel free to contact me with any questions you have, and I will be happy to answer them. Thanks!

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	30
Revolving Credit Balance:	$5,335.00	Public Records On File:	0
Revolving Line Utilization:	24.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	FIA Credit Card - Balance = $5,846 (APR 19.99%) Chase Credit Card - Balance = $1,757 (APR (29.99%) Union League Club of Chicago Dues - $843 (Due Aug 1) Monthly Rent - $1950 (Due Aug 1) All of these will be paid using the personal loan.
Your revolving credit balance is $5,300. Why are you borrowing $24,000?	I am unsure why my report only shows 5.3k in revolving credit. My current balances on my two credit cards are approx. $5800 and $1700. I also have Union League Club dues of $800 and rent of $1950 due Aug 1. The rest is meant to be extra cash to live on for the next 8 months until my bonus is paid, which I plan on paying off the loan.
You are seeking a $24K loan but, according to your Credit History as of 7-18, have a Revolving Credit Balance of only $5.3K. Have you been on shopping spree today? Please explain this mysterious difference in detail.	I am unsure why my report only shows 5.3k in revolving credit. My current balances on my two credit cards are approx. $5800 and $1700. I also have Union League Club dues of $800 and rent of $1950 due Aug 1. The rest is meant to be extra cash to live on for the next 8 months until my bonus is paid, which I plan on paying off the loan.
Your revolving credit balance is about $5,000, but you're asking for much more. How will this money be used?	Just made a post adding some more info (never used this site before, so didn't know I could do that!). But I will go ahead and summarize what I wrote. I believe the 5k was from the last time each credit card company sent an update, but currently my credit card debt is around 7500 (5800 and 1700). I also have student loan payments due, which I have been making payments of 1600 a month to try and pay them down quickly. With the credit card debt and student loan payments over the next 8 months, this comes to around 20k, which is why I requested the given amount. I am due my year end bonus in March, which is when I intend to pay off this personal loan in full. While I cannot guarantee the bonus I will be paid, which should be substantial, I am guaranteed 30k from the previous year (my company pays out part of the bonus at years end, then the other part the following year). I wrote in the post as well, I have always paid my accounts on time, and certainly not defaulted on anything. While I am not desperate for this loan, it will make life much more comfortable and worry-free for the next 8 months until I can pay it off in full. Feel free to let me know if you have any further questions. Thanks!
No answer = no funding	What was the question?
What are the interest rates for your student loans?	The rates for my student loans average to be about 9.5%. I recognize this loan would be at a great percentage, but will simply be stretched too thin for cash over the next 8 months. I contacted my student loans, but there is little I can do to get a deferment of any kind.

Member Payment Dependent Notes Series 549369

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549369	$15,000	$15,000	11.49%	1.00%	July 28, 2010	August 1, 2015	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549369. Member loan 549369 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,000 / month
Current employer:	united parcel service	Debt-to-income ratio:	20.36%
Length of employment:	10+ years	Location:	plover, WI

Home town:
Current & past employers:	united parcel service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/18/10 > credit card consolidation

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,292.00	Public Records On File:	0
Revolving Line Utilization:	50.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Type your answer here.cabelas credit card and teamsters privilege credit card
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Type your answer here. Rent $650/month car 79/week phone/internet/utilities $150/month 2) about 14000 on two credit cards don't know rates off hand 3 yes
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Position (Job/What you do) currently for employer UPS? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	Type your answer here.1. I'm a delivery driver for United Parcel Service 2 Not sure how to answer this. Made a few bad choices and now am trying to work my way out of the hole and this loan will help me tremendously. 3. I am hoping to pay it off in 4 yrs but that is if everything goes well. Thanks

Member Payment Dependent Notes Series 549463

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549463	$4,000	$4,000	11.12%	1.00%	July 29, 2010	August 1, 2013	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549463. Member loan 549463 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	n/a	Debt-to-income ratio:	9.67%
Length of employment:	n/a	Location:	Rochester, NY

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1989	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,515.00	Public Records On File:	1
Revolving Line Utilization:	66.40%	Months Since Last Record:	86
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Borrower Profile does not show either Employer or Length of Employment. What are sources total reported $ Gross Income per month: Annuity? Federal-State-Municipal Civil Service? Disability? Investments? Military-VA Pension? Civilian Pension? Rentals? Social Security? If self-employed, primary occupation? If small business owner, description primary business? Thanks for answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 07.19.10	Type your answer here. I applied to Experience Works. I have a volunteer position at Unity Hospital. I am trying to find a job. I have been gettting money from an annunity. Social Security said they will make a deposit starting in August. I will get their benefits starting on Sept. 15. I will be able to repay the loan.
"Major Purchase or "Other" category loan is 1 of 350 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Monday 07.19.2010	Type your answer here. To pay bills for August and September.
Transunion Credit Report shows 1 Public Records on File originating 86 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? After obtaining, and reviewing, your Transunion Credit Report, then answer this email. Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Monday 07.19.2010	Type your answer here. chapter 11
Can you explain what this money will be used for?	Type your answer here. personal bills for August, and September I really need this money, I will repay the whole loan

Member Payment Dependent Notes Series 549483

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549483	$10,000	$10,000	14.72%	1.00%	July 31, 2010	August 1, 2013	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549483. Member loan 549483 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,200 / month
Current employer:	MSC INDUSTRIAL SUPPLY	Debt-to-income ratio:	20.28%
Length of employment:	6 years	Location:	glendale heights, IL

Home town:
Current & past employers:	MSC INDUSTRIAL SUPPLY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,162.00	Public Records On File:	0
Revolving Line Utilization:	97.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	yes there is a mortgage 1,600 monthly wife holds deed..lived here prior to wedding 139,000 value
Hi, I'm interested in funding your loan. Can you please 1. List the items that you will be consolidating (account type, amount consolidated, current rate)? 2. Explain the difference in your Revolving Credit Balance and the amount you are planning to borrow? Thanks, and I look forward to funding your loan!	3 credit cards.. 3,700 at a 21% 2,900 at 29% and 4900 at a 4.9%
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	yes my wife 7,000 per month net

Member Payment Dependent Notes Series 549509

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549509	$12,250	$12,250	15.58%	1.00%	July 31, 2010	August 1, 2015	August 1, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549509. Member loan 549509 was requested on July 18, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	International Latino Cultural Center	Debt-to-income ratio:	20.36%
Length of employment:	2 years	Location:	Chicago, IL

Home town:
Current & past employers:	International Latino Cultural Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > These funds will allow me and my family to open our thrift store this fall in Chicago. We are an Eco-friendly business and expect to prosper by supplying working-class individuals with gently used merchandise. We have been working with a local and reputable nonprofit organization for over two years. They supply us with excess donations and inventory at a very profitable price. We have accumulated a large quantity of quality clothing and accessories for the entire family and for all seasons/occasions. Credible sources indicate demand for used goods has drastically increased in the past few years. The funds will enable us to secure our lease and purchase a storefront sign, along with long-term assets in the form of store fixtures, such as numerous clothing racks and hangers, display stands, shelving units, and service counters. We can provide current pictures of the merchandise and various links regarding the status of the industry, along with any other requested documents. I am a great candidate for this loan because I am a person of integrity. I work for an organization with a handful of people and I am a key member of the group, and feel confident about my job security. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 18, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	59
Revolving Credit Balance:	$9,454.00	Public Records On File:	0
Revolving Line Utilization:	61.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 549583

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549583	$24,000	$24,000	11.86%	1.00%	July 29, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549583. Member loan 549583 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	USPTO	Debt-to-income ratio:	13.45%
Length of employment:	4 years	Location:	Yakima, WA

Home town:
Current & past employers:	USPTO
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1999	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	40	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,676.00	Public Records On File:	0
Revolving Line Utilization:	62.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 549595

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549595	$10,000	$10,000	13.61%	1.00%	July 29, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549595. Member loan 549595 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,167 / month
Current employer:	MRI	Debt-to-income ratio:	23.43%
Length of employment:	4 years	Location:	ALPHARETTA, GA

Home town:
Current & past employers:	MRI
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	21
Revolving Credit Balance:	$10,451.00	Public Records On File:	0
Revolving Line Utilization:	69.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan, but have a few questions first. (1) Is there a second wage earner in your household and if so how much does he/she earn each month? (2) What are your major monthly expenses (e.g., mortgage/rent, car loans/insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each with approximate figures (e.g., car loan and insurance - $x). (3) How much are you currently paying each month toward the cards that you plan to consolidate? What are the interest rates and minimum payments for each? (4) If you are not consolidating any credit cards, please provide the balance, interest rate and minimum payments for each. Many thanks and best of luck!	1.i am the only wage earner 2. gym:35.00, car loan:400 3.around 200 for each card. i think close to 20%. they get me with the other fee's high balance fee(160) so i wanted to get it all on one payment i can pay down quickly thanks, Chris
What are you paying in rent?	Im staying with family at the moment and do not have any rent

Member Payment Dependent Notes Series 549618

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549618	$7,500	$7,500	11.12%	1.00%	July 28, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549618. Member loan 549618 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$1,858 / month
Current employer:	MARTIN COUNTY BOCC, LIBRARY SYSTEM	Debt-to-income ratio:	12.16%
Length of employment:	1 year	Location:	Port St. Lucie, FL

Home town:
Current & past employers:	MARTIN COUNTY BOCC, LIBRARY SYSTEM
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > Looking to consolidate a few different credit cards with high interest rates into one monthly payment.

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2004	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,364.00	Public Records On File:	0
Revolving Line Utilization:	38.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello! Thank you for your interest in my loan: 1) The deed to the house is in my own name. 3) I do not have a mortgage on the house or a HELOC. 4) According to Zillow value is: $71,000
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	Hello! Thank you for your interest in my loan: 1) I do not have a mortgage on the house, it is owned free and clear. 2) The deed to the house is solely in my name. 3) I do not have a HELOC. 4) According to Zillow value is: $71,000 5) I have lived at that residence just over a year.

Member Payment Dependent Notes Series 549701

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549701	$8,400	$8,400	11.49%	1.00%	July 29, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549701. Member loan 549701 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,875 / month
Current employer:	Acs state and local solution	Debt-to-income ratio:	24.35%
Length of employment:	5 years	Location:	STATEN ISLAND, NY

Home town:
Current & past employers:	Acs state and local solution
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > I plan to use these fund for a few different things such as; school which starts the end of August, and property for my home. I am a great borrower because I pay all my bills every month and on time. My job I have been with for five years and counting and I am the only person that is in my position and every year I receive great reviews from my upper management on the good work I do and my position is very necessary. My budget each month will not be affected by this loan, the loan will be appreciated because it is need at this current moment.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,547.00	Public Records On File:	0
Revolving Line Utilization:	49.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Art	No, I plan on covering the rest of my tution,and books. This fall semester I am not fully covered financially. The loan will also be used to fully furnish my new apartment for myself and daughter. Repayment of this loan is not an issue as you will see if given the opportunity.
"Major Purchase or "Other" category loan is 1 of 350 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.20.2010	Major, after covering my tutition and book, I need household appliances, furniture for the bedrooms and living room,etc......
Can you provide a description of how this loan will be used?	The loan will be used to pay the balance on my tuition,my books, also to furnish my new home. Furniture, and appliances.

Member Payment Dependent Notes Series 549706

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549706	$20,000	$20,000	11.12%	1.00%	July 31, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549706. Member loan 549706 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	Chadbourne & Parke LLP	Debt-to-income ratio:	10.33%
Length of employment:	10+ years	Location:	Deer Park, NY

Home town:
Current & past employers:	Chadbourne & Parke LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 13, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1991	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,831.00	Public Records On File:	0
Revolving Line Utilization:	13.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is under $5,000, but you're asking for $20,000. How will you be using the difference?	I am paying off two credit cards which total approximately $20,000 - Chase Amazon and Home Depot.
What do you do at Chadbourne & Parke? Is there a second wage earner in your household (spouse, partner) and if so how much does he/she earn each month?	I'm a legal secretary; no second wage earner
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage balance is approximately $275,665; current market value in this economy is about $380,000. I don't know what HELOC is.
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	My mortgage is $2,305; electric and oil is $383; phone/cable is about $131; no childcare expense, no car expense; homeowners insurance is about $1,300 a year. I live alone, so food bills are minimal.

Member Payment Dependent Notes Series 549714

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549714	$18,000	$18,000	15.95%	1.00%	July 30, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549714. Member loan 549714 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	US Bank	Debt-to-income ratio:	18.65%
Length of employment:	5 years	Location:	Winston, OR

Home town:
Current & past employers:	US Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > I manage a large bank and am responsible with my money. I'm getting married in a few months and want to consolidate my credit and pay for my honeymoon. Borrower added on 07/20/10 > I plan on paying off all of my existing debt so that I only have one payment. I am a branch manager, assistant vice president for a top ranked financial institution and have a very stable position. I prefer to keep my finances seperate from work so that's why I'm here. I bring home about $2800 per month and will only have this debt, $380 for my auto, and living expenses of about $700 for rent and all utilities.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,881.00	Public Records On File:	1
Revolving Line Utilization:	65.00%	Months Since Last Record:	109
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying toward the loans that you're consolidating and what are the interest rates? For any loans that you are not consolidating, what are the balances, interest rates and minimum payments due?	Currently I have 6 credit cards and a 401k loan that I plan on paying off. The total payments that I currently make are about $740 per month. The interest rates vary from 9.5% up to a jewelry store account at 22%. Assuming I get my requested amount I will be closing all but one account and have nothing left owed other than my vehicle. Balance on that is roughly $21,000 with an interest rate of 5% and a payment of $380. Thank you.
Hi, Since this is a debt consolidation loan, I'd like to see your debts, their interest rates. for example cc1, $2000 balance, 23.9% interest rate. Are you going to use the proceeds of this loan to pay off a 9.5% loan? Since you work in a bank, I'm sure you know that paying off a 9.5% debt with a 15.9% debt is a bad idea. Thanks in advance for answering my questions. Sincerely, -LL	CC1 $4200 @ 15%, CC2 $4500 @ 12.99%, CC3 $1800 @ 14%, CC4 $1250 @ 12.99%, CC5 $720 @ 15%, Jewelry Acct $1700 @ 22%, 401k Loan $4200 @ 9.5%. You are correct, paying off my 9.5% loan will raise my interest rate but my payment to that account is $160 per month. Being able to focus my payments to one account as opposed to paying lower amounts on several accounts will get me out of debt quicker and give me more flexibility in the meantime. Thank you.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for TWO answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	I guess the only thing I can really say for the first part of your question is that I'm in a position where if I defaulted on a loan I could possibly lose my job and ruin my career so that's not something I would allow to happen. For the second part I would prefer to pay the loan off in 4 years. That is my intention right now, but that could change down the road. Thank you.

Member Payment Dependent Notes Series 549716

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549716	$12,250	$12,250	14.84%	1.00%	July 28, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549716. Member loan 549716 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,300 / month
Current employer:	Yellowbook	Debt-to-income ratio:	24.95%
Length of employment:	3 years	Location:	Astoria, NY

Home town:
Current & past employers:	Yellowbook
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,421.00	Public Records On File:	0
Revolving Line Utilization:	74.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Assuming the loan is fully funded I plan to pay off the following: Citi Personal loan: Current bal $6,816 $264 monthly Citi Credit Card: Current Bal $3,800 $150 monthly ExxonMobil Citi card Current bal $1,774 $70 monthly Overall these balances total out to approximately $150 more than the loan amount, but i included them in full because i will pay that remaining balance off out of my current budget. Since this loan is at a lower interest rate than the credit cards and that loan that was taken when i first started my job it will give me more flexibility to pay off any other outstanding lower interest balances and prevent new Cash crunches that would in the past have resulted in increased credit card activity. Thank you for taking the time to consider this loan.
You have an additional $12,000 in revolving debt. Please itemize it and indicate your current monthly payment on each. Thank you.	That is one BOA CC that was run up with expenses before i got this job. It's current interest rate is 14.5% (not idea, but lower than any of the other debts) I am currently making payments of $500 a month to bring that down. The minimum is $225, so I am throwing any extra money at it to reduce it quickly. I know running up credit card debt is far from a good idea, but its a mistake that was made and I'm committed to doing whatever it takes to fulfill these obligations as quickly as possible

Member Payment Dependent Notes Series 549739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549739	$24,250	$24,250	13.61%	1.00%	July 31, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549739. Member loan 549739 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	GE	Debt-to-income ratio:	12.80%
Length of employment:	9 years	Location:	HEBRON, KY

Home town:
Current & past employers:	GE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > I plan to consolidate debt with this loan. I will save on interest charges & pay down principle much faster than I have been able to on my citibank, discover, & BOA cards. My job is very stable as I have been with my company for 10 years in total. I appreciate your consideration for this loan.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	58
Revolving Credit Balance:	$17,667.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How much are you currently paying towards your credit card debt and what are the interest rates on the cards that you're consolidating?	Roughly $700 per month & Range on Interest rates from 10%-18%
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Citibank Bal 8,000 Pmt 200 Discovercard Bal 6,000 Pmt 150 Bank of America Bal 10,000 Pmt 350
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1) Employer is in the manufacturing business & I am a finance manager. 2) Answered in prior questions 3 & 4) I own my home & my monthly expenses with car payment & above listed credit cards leaves me with roughly 25% of my monthly income to build my savings & pay down my debt. I am looking for this loan to help lower APR's / limit interest charges thus helping me paydown the balances quicker within a set timeline. I appreciate your consideration for funding. Thank You very much
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I recently in the past year & a half refinanced my mortgage & cut off 5 years on the loan and at that point the market value of our home was roughly $245,000. The local market hasent seen an uptick yet so I would expect that value has gone down a bit in the last year. My current mortgage balance is ~ $218,000 with no HELOC. Thanks for you consideration.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [2] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for two answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	First off thanks for your consideration for funding this loan. I understand that individual lenders are working with limited funds & need to be certain that they are lending funds to the right person. With that said I am fairly young & have lived above my means for too long. I have recently settled down to start a family & realized that my spending habits are not sustainable. I have a good stable job & make a decent salary so my ultimate goal isnt to just consolidate my debt & spend the savings from my current payments. My goal is to utilize the savings from both Interest & monthly payments to pay down my debt. With that said my goal would be to pay off this loan in 4-4.5 years.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	Thanks for your consideration!!! Monthly Expenses: 1650 Mortgage, 550 Car / Insurance, 700 Credit Cards, 400 Preschool, 50 Gym, 200 Student loan, 600 Utilities, 850 Food / Gas / Other Yes I am the sole wage earner.

Member Payment Dependent Notes Series 549761

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549761	$7,000	$7,000	7.14%	1.00%	July 31, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549761. Member loan 549761 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Hughes Consulting Inc	Debt-to-income ratio:	19.98%
Length of employment:	10+ years	Location:	CRANBERRY TWP, PA

Home town:
Current & past employers:	Hughes Consulting Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > payoffCCdebt

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1988	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,237.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Could you tell us a little about the debt you are consolidating? For example, what is the average interest rate on this debt prior to getting this loan to pay it off? Wishing you well.	Type your answer here. Actually paying off credit card debt at a much higher interest rate (approx. 23%) than this offer.
Do you have a spouse/partner who works and if so how much does he/she earn each month? What are your major monthly expenses, broken out with values (e.g., mortgage, car loans, insurance, credit cards, student loans, child care/tuition, major medical expenses)? How much are you currently paying towards your credit cards every month?	Type your answer here. Wife works part time just for the purposes of getting health insurance at a great rate, she grosses approx 1100/month..mortage at $889/mo, own 3 cars but only 1 car payment at $335/mo...payoff all credit cards per month (except for 1 of which is mine, and therefore the purpose of this loan). No student loans, money we have saved over many years is sufficient for all my 3 kids, no medical expenses...very healthy family
What is Hughes Consulting Inc and what do you do there?	Type your answer here. President of computer software design and code business

Member Payment Dependent Notes Series 549796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549796	$7,000	$7,000	13.98%	1.00%	July 28, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549796. Member loan 549796 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,324 / month
Current employer:	Sweetwater School Dist 2	Debt-to-income ratio:	22.80%
Length of employment:	10+ years	Location:	GREEN RIVER, WY

Home town:
Current & past employers:	Sweetwater School Dist 2
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > This will be a consolidation loan to reduce the payoff time of three high interest credit cards.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	29	Months Since Last Delinquency:	18
Revolving Credit Balance:	$6,914.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain your 2 delinquencies in the last year and a half? Art	We had some medical bills due to my sons cleft lip/pallate surgery that were paid off in January.
Transunion Credit Report reflects 2 creditor payment delinquency within past 24-months; most recent delinquency was 18 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After robtaining, and eviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.20.2010	The late payments were due to medical payments for my sons surgerys for his cleft palate/lip, and some unexpected costs that went hand in hand with it.
I am interested to help fund your $7000 Debt Consol category loan. My questions are: Number [1] Provide answer to my earlier email concerning your 2 payment delinquencies. Number [2] Position (Job/What you do) currently for employer Sweetwater School District? Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.20.2010	2-My job for the school district is as a hvac tech, I've been here for 15 years. 3- I realize that most of the investors on Lending Club are people who are trying to get a decent return on their investment while helping others out. With that in mind, I would rather get a loan here to help others out by making sure their money did not go to waste on an loan that didn't go as expected. 4-If this loan funds I will be paying off 3 credit cards that I am currently paying down at $400/month, which should pay it off in ~ 2 years
How much are you currently paying each month towards credit card debt and what are the interest rates of the cards that you're consolidating?	I am currently paying 3 cards down at a total of $400/month, the interest rates on the cards are all between 23-29% (minimum payment on these would be about $220)

Member Payment Dependent Notes Series 549904

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549904	$12,000	$12,000	10.75%	1.00%	July 30, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549904. Member loan 549904 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,833 / month
Current employer:	IMG	Debt-to-income ratio:	3.60%
Length of employment:	10+ years	Location:	Jersey City, NJ

Home town:
Current & past employers:	IMG
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > I would like to pay off and consolidate several credit cards. I tend to pay more than the minimum each month.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,520.00	Public Records On File:	0
Revolving Line Utilization:	54.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is IMG and what do you do there?	Type your answer here. IMG is the world's premiere sports marketing company. I manage 3 corporate consulting accounts and a team of 14 professionals in 4 four offices in NA.
Lending Club reports your Revolving Credit Balance is $6500, What are your plans for the remainder of the $12,000 loan. What rates are you currently paying on the cards that you would like to consolidate.	Type your answer here. I have a loan through my work's retirement savings plans that I would like to pay down as well.
Hello, can you please specify the rate, term, and amount of your retirement savings loan?	The rate is 3.25%, is semit-monthly and amount is just over $7,000
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Type your answer here. Thank you very much for your support and please know that I take all my financial obligations extremely seriously. This is why I am hoping to consilidate my debt and eventually create a healthier situation for my family.

Member Payment Dependent Notes Series 549915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
549915	$16,500	$16,500	11.12%	1.00%	July 28, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 549915. Member loan 549915 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	KCS Railroad	Debt-to-income ratio:	9.41%
Length of employment:	10+ years	Location:	Smithville, MO

Home town:
Current & past employers:	KCS Railroad
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/19/10 > will be using funds to consolidate 2 credit cards, 1 furniture loan, and replace the a/c and heat in my house. Borrower added on 07/20/10 > Have 1 mortage on my home and it is 885.00 dollars a month. 1) Married with 2nd income. Combined bring home income of 5600.00 dollars a month. 2) My monthly expenses are 2 cars notes totaling 994.00, boat note 174.00, camper trailer 276.00, revoling debt payments of 400.00. 3) Revoling debt household total is 5631.00 which as I listed about I pay 400.00 dollats a month on which inlcudes 200.00 per month to on furniture which I owe 1813.00 dollars, 100.00 per month towards credit card which I owe 3503.00 dollars, 100.00 per month towards 2nd credit card which owe 315.00 dollars. 4) By getting this loan I will payoff all revoling debt listed about along with the exspence of putting in a new air conditioner in my home and lower my monthly payments by 40.00 dollars a month. I pay over the minium payments on all my revolving debit trying to get it payed off. 5) The main use of this loan is to replace the air conditioner in my home which will cost 8500.00 dollars and consolitdate my debt and keep the monthly payment that I currentley have. I asked for a loan for a little more than it will take to cover all listed exspences and pay of debt just in case the replacement of the air conditioner run into more than estimated. Thank you for looking into funding my loan and if you have any more questions please ask.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,399.00	Public Records On File:	0
Revolving Line Utilization:	14.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	1) Married with 2nd income. Combined bring home income of 5600.00 dollars a month. 2) My monthly expenses are 2 cars notes totaling 994.00, boat note 174.00, camper trailer 276.00, revoling debt payments of 400.00. 3) Revoling debt household total is 5631.00 which as I listed about I pay 400.00 dollats a month on which inlcudes 200.00 per month to on furniture which I owe 1813.00 dollars, 100.00 per month towards credit card which I owe 3503.00 dollars, 100.00 per month towards 2nd credit card which owe 315.00 dollars. 4) By getting this loan I will payoff all revoling debt listed about along with the exspence of putting in a new air conditioner in my home and lower my monthly payments by 40.00 dollars a month. I pay over the minium payments on all my revolving debit trying to get it payed off. 5) The main use of this loan is to replace the air conditioner in my home which will cost 8500.00 dollars and consolitdate my debt and keep the monthly payment that I currentley have. I asked for a loan for a little more than it will take to cover all listed exspences and pay of debt just in case the replacement of the air conditioner run into more than estimated. Thank you for looking into funding my loan and if you have any more questions please ask.
You're asking for $16,000, but your revolving credit balance is $5,000. Can you explain how the difference will be used?	The air conditioner needs to be replaced in my home at a cost of 8500.00. I have listed more information about myself below that gives more details about debt and use of loan. 1) Married with 2nd income. Combined bring home income of 5600.00 dollars a month. 2) My monthly expenses are 2 cars notes totaling 994.00, boat note 174.00, camper trailer 276.00, revoling debt payments of 400.00. 3) Revoling debt household total is 5631.00 which as I listed about I pay 400.00 dollats a month on which inlcudes 200.00 per month to on furniture which I owe 1813.00 dollars, 100.00 per month towards credit card which I owe 3503.00 dollars, 100.00 per month towards 2nd credit card which owe 315.00 dollars. 4) By getting this loan I will payoff all revoling debt listed about along with the exspence of putting in a new air conditioner in my home and lower my monthly payments by 40.00 dollars a month. I pay over the minium payments on all my revolving debit trying to get it payed off. 5) The main use of this loan is to replace the air conditioner in my home which will cost 8500.00 dollars and consolitdate my debt and keep the monthly payment that I currentley have. I asked for a loan for a little more than it will take to cover all listed exspences and pay of debt just in case the replacement of the air conditioner run into more than estimated. Thank you for looking into funding my loan and if you have any more questions please ask.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	1)mortgage $885.00, cars notes $544.00 and $450.00, utilities $400.00, insurance $227.00, home phone including internet $100.00, food $300.00, gym $44.00, cell phone $88.00. 2) furniture loan owe $1812.00 zero percent interest credit card 1 owe $3550.00 7.5% interest credit card 2 owe $315.00 15.2% interest the difference in total amount owed and amount borrowed will go towards the purchase of a new air and heat system in my house. the current lowest bid for that is $8000.00. 3) my wife has an additional income of $42000.00 gross
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) 163,000.00 owed and no home equity loans. 2) 205,000 and appraisel was done in December of 2009 or January 2010. Thank you for interest in my loan and if you have anymore questions feel free to ask.
I'd like to help but have a couple questions first. Can you list all your debt (mortgage(s)/school/credit cards/etc) and include the interest rates for each? Can you list your savings account balance(s) and/or any other kind of emergency funds? Can you list any investments and balances? What is your role at KCS? Can you list your work history?	1) mortage 885.00 per month owe 163,000 rate 5.0%, truck note 544.00 per month owe less than 3 years rate 7.0, van note 450.00 per month owe 4 years rate 4.9, camper trailer 276.00 per month owe 5 years rate 6.85, boat note 177.00 per month owe 6 years rate 6.25. credit card 3550.00 balance pay 100.00 dollars a month rate 7.9, credit card owe 350.00 dollars pay 100.00 dollars a month rate 16.9, furniture note owe 1812.00 dollars pay 200.00 per month rate interest free. 2) around 5500.00 in saving 3) I am a train dispatcher with KCS which entails the calling, routing, ensuring that all online work gets done, trains are prioritzed, corridinating shutdowns for mainline work, working with all track work maintaince on dailey routine maintaince. 4) I have been with KCS since 1999 I started as conductor and was accepted as a train dispatcher in 2005. I worked for Union Pacific Railroad before KCS started work with them in Jan. 1998 and was layed off in Oct. of 1999. If you would like more work history please let me know. Thank you for your interest in investing in my loan.
Credit Review completed; when funded, loan now "Approved" for issue. I am interested to help fund your loan. My questions are: Number [1] Position (Job/What you do) for Kansas City Southern RR? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] FYI: I own stock in KSU. Always a pleasure to help our employees- and make $ too! Advance thanks for THREE answers that help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	1) I am train dispatcher and have been with KCS since 1999. 2) I am a hard working, tax paying citizen and a honest person. In the past I would get loans like this from a bank but thanks to people that chose not to pay thier bills and defaulted there are not many banks left that make personal loans so I was referred to this Lending Club. I have never been late on any payment or defaulted on any loan to this day. 3) My intentions are to have this loan payed off in 3 years. Thank you for your interest in investing in my loan.
Member_708890, Which loans will you use this to pay off specifically? It seems like most of them have a lower interest rate than this loan. Therefore, I am a little confused. Is this for the a/c or debt consolidation?	This main purpose for this loan is for the a/c and to consolidate what debt I have to allow me to keep the same out going amout of money every month without creating another note. I will pay off both credit cards that I have and the furniture note. The interest is higher than what I hoped for it to be so as I can save extra money I plan on trying to payoff the loan earley. My plan is to have it payedoff in 3 years. Thank you for your interest in investing in my loan.

Member Payment Dependent Notes Series 550066

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550066	$2,000	$2,000	11.49%	1.00%	August 3, 2010	August 2, 2013	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550066. Member loan 550066 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,609 / month
Current employer:	State of California	Debt-to-income ratio:	21.48%
Length of employment:	8 years	Location:	Westminster, CA

Home town:
Current & past employers:	State of California
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	19	Months Since Last Delinquency:	23
Revolving Credit Balance:	$17,016.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm very much interested in funding your loan, but would you mind quickly describing how the loan will be used (e.g., if home improvement, is it to repair a roof, paint a bathroom, etc.). Thanks.	Type your answer here. I need to repair my bathroom. I need plumbing work because a leak. Also repair the floor because the same leak. Thank you

Member Payment Dependent Notes Series 550110

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550110	$18,000	$18,000	11.12%	1.00%	July 31, 2010	August 2, 2015	August 2, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550110. Member loan 550110 was requested on July 19, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Critigen	Debt-to-income ratio:	15.70%
Length of employment:	7 years	Location:	Redding, CA

Home town:
Current & past employers:	Critigen
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > I will pay off all my credit cards. I have never been late on a payment of any kind. My job is stable. I have been with the same company for over 7 years. Borrower added on 07/28/10 > Please invest in my loan. I am a very stable person. I have owned (2) homes in the last 14 years. I have never missed a payment or even been late on a bill, I am a very hard worker & have been at my job for over 7 years. This loan would be life changing for me to have (1) payment & it be gone in 5 years instead of dragging out FOREVER. Thank you.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1992	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,564.00	Public Records On File:	0
Revolving Line Utilization:	40.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance is $10,000, but you're asking for $18,000. Can you explain what the extra $8,000 is for? How much are you currently paying towards your credit card debt and what are the interest rates on the cards that you're consolidating?	I will be paying off (5) credit cards. The interests rates are 14.99%, 21.99%, 21.99%, 21.999%, and (1) is 0% until June of next year and then it goes up to 14.99%. I need the $18,000 to be able to pay everything off & have one payment that will be a lower interest rate.My credit is excellent and I would really like to consolidate everything into one payment instead of multiple payments. I will then close out the accounts that I pay off. Please look at my credit. I have never missed a payment. Thank you.
Thanks. Just some follow-up questions. (1) How much are you currently paying each month toward your credit cards? (2) Is there a second wage earner in your family and if so how much does he/she make each month? (3) What are your major monthly expenses (mortgage, car(s), insurance, student loans, child care, tuition, major medical expenses, etc.)? Please break out like this: mortgage - $x, etc.	I am paying $660 per month for my credit card payments. I plan to cancel cards. $392 would be a great savings & the payment will be gone in 5 years. I am the only wage earner. My major monthly expense is my home, my vehicle is almost paid off. My mortgage is $1136, second mortgage is $150, car payment $200. I have (1) child, but she is older & child care is not an issue. Thanks.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total owed on my home is $195,000. Current market value is roughly $175,000. I purchased my home for $240,000 5 years ago in the peak of the market. I have never missed a house payment & do not plan on selling or moving. I have a very stable job. I have been employed for over 7 years. This debt consolidation loan would be great for me to have all my extra bills paid off in 5 years & only owe on my house. Thank you.

Member Payment Dependent Notes Series 550136

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550136	$8,000	$8,000	15.58%	1.00%	July 28, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550136. Member loan 550136 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	Kaiser Permanente	Debt-to-income ratio:	10.67%
Length of employment:	5 years	Location:	Portland, OR

Home town:
Current & past employers:	Kaiser Permanente
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > Consolidating two credit cards and a loan with 26% interest. Borrower added on 07/25/10 > I have been with Kaiser Permanente for over 6 years. I have a good payment history with all my accounts. I plan on paying off 3 credit card which total ~$2000 and are all around 20% int. (not two like I mis-stated above) I also have a loan for $5000 that I co-signed on with an ex that I need to pay off and get his half from him to put towards this loan. That loan is @ 26% int.. And last my car needs to be fixed which will run me around $600.

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	51
Revolving Credit Balance:	$1,676.00	Public Records On File:	0
Revolving Line Utilization:	32.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $8,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Kaiser Permenente? Number [2] Transunion Credit Report shows the <$2,000 Revolving Credit Balance total debt (32.20 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] $6,000 loan; <$2,000 is Revolving Credit Balance; ~ $6,000 is the extra cash that will be received (less a loans origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Sunday 07.25.2010	#1: I work at Kaiser Permanente in the Release of Information Dept. as a Specialist Tech. (we work with patient records). #2: This is what I am wanting to consolidate: $1,000 credit card; $700 credit card; $200 credit card; $5,000 loan w/citi financial thats at a 26% that has my old car and ex tied up in that I need to get disconnected from. And last my car needs to be fixed, which will run about $500 or $600. I pay out monthly for the cards and the loan ~ $480 #3: Was answered in #2. #4: I have a good payment history and want to be done with credit card debt. I do have a partner which will help me pay this off but I will not make the mistake of having anyone co-sign on a loan with me or the other way around, I dont want to get into a mess like this again. #5: I would love to pay this off early. I plan on getting have the loan ($2500) from my ex, so that would really help. I'm not sure if I would have to take him to court over it or if he would just pay it. So I would like to have this payed off in 2 years or so.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Monthly expenses (not including food/gas/house hold things needed) are about 2600 and me/my partner bring in about 4500 a month. My 3 cards are all about 20% int. and my loan is @ 26% int. I answered a lot in the question before this. Thanks

Member Payment Dependent Notes Series 550169

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550169	$12,000	$12,000	13.23%	1.00%	July 28, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550169. Member loan 550169 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,800 / month
Current employer:	Hawaii Music Supply	Debt-to-income ratio:	8.16%
Length of employment:	5 years	Location:	Placerville, CA

Home town:
Current & past employers:	Hawaii Music Supply
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > I would like to add a few more things about why I would like to be approved for this loan. I just looked up my credit score and found that it is quite a bit lower than it was just a few months ago. I'm not certain exactly what caused this, but I know I don't look so great on paper now. However, like I explained in my other responses I will no longer be paying rent; instead I will be paying off this loan, which will be much less than what I am currently paying for rent each month. My wife and I have NEVER been late on a rent payment in our whole lives, and you can depend on us to be responsible in paying off this loan as well. This would be an opportunity to completely rebuild my family's financial future and get things going down the right path. If there is any more information I can give you to help you make a decision, please don't hesitate to ask. Thank you very much.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	73
Revolving Credit Balance:	$5,568.00	Public Records On File:	0
Revolving Line Utilization:	43.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse/partner who works? If so, what does he/she do and how much does he/she earn each month? What are your major monthly expenses (mortgage, car loan(s), insurance, credit cards, student loans, child care/tuition, major medical expenses, etc.)? Please include approx values (e.g., car loan - $x). What home improvements are you doing and what is the overall budget?	Hi there, My wife is a stay-at-home mom who also nannies/tutors her sister's children, earning $800 every four weeks. This brings our total income to around $3600 a month. Our major monthly expenses are: $400 in CC payments, $40 for utilities, and $100 car insurance (we own our car outright), as well as the usual miscellaneous living expenses. We have been paying $1200 monthly for rent, but we have just given notice on our house and will be moving out before September 1st. Regarding rent, here is exactly what we want to do: Instead of paying rent and throwing money away every month we have the opportunity to build a very nice little house for ourselves on my parents' property. My dad is a contractor so we just need material expenses. We would replace our monthly rent with this loan payment, so you can be assured that we would have the available funds. By being frugal, we can pull this all off for around $10,000, although $12,000 would be nice in case I overlooked anything. Thanks very much for considering it!
What do you do at your employment? How long has the employer been in business? For what is this loan? What makes this a need worth borrowing for? Is there another income-earner in the home? Thanks	Hi, I am the Creative Graphic Designer for a few clients. I have been working for both of them for over 5 years. One client is a large music store that has been in business for about 10 years and is doing very well. The other is a large Health Food Chain that has been in business since the 70's and is expanding as we speak, I am very confident in my job security. I just submitted a previous question and it answered your other questions, thank you!

Member Payment Dependent Notes Series 550323

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550323	$15,000	$15,000	7.88%	1.00%	July 28, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550323. Member loan 550323 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,542 / month
Current employer:	The Osborn	Debt-to-income ratio:	19.37%
Length of employment:	9 years	Location:	bronx, NY

Home town:
Current & past employers:	The Osborn
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > The restaurant sits about 80 people at once, we have liquor license and a big and great selection of wine and other drinks. we usually have 2 settings wetting for dinner. we are located in a nice neighborhood in Mamaroneck, NY. we have all the inspections and licenses needed for the business. People love our food.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,437.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What kind of business are you planning on starting? what are the terms of your partnership? and what kind of experience do you have in this line of business?	This is a restaurant that has been in business for 4 years, i had work there since it was open (part time) now i manage (part time). the owner and i have a great relation ship and he trust me very much; he would like me to be a litter partner of his because he is opening another restaurant in the city and want me to be even more involve. i work in the front of the house, i have 10 year of experience working as a waitress and last year i graduated from City College on Culinary Business School. My day time job is in costumer service on a Retirement facility, i was a Matre'd for 4 years. The thing is i do not want to be a partner without any input. thanks.
Your Small Business category loan is 1 of 350 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.20.2010	Thank you for your feedback and info that i was not aware of. the restaurant has a website, we serve African and middle east type of food, our clientele comes from every were. we are open from 2006, 6 days a week for lunch and diner. thru the weeks day we probably have from 20 to 45 reservation a day and Fridays and Saturday we accommodate about 150 or more each day. unfortunately i don't have #s with me right now but the weekly revenue is about $15,000. we are planing to refurbish the interior of the restaurant (tables, chair, walls).
I've been to new york, in that area (Mamaroneck), i could not find your restaurant, nor could I find the web site?	my apologies but specific information about the business it is not allowed to be publicized. but it is north African food from morocco in the town of mamaroneck.
Please give us the web site address.	zitoune restaurant all together .com

Member Payment Dependent Notes Series 550325

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550325	$6,500	$6,500	13.98%	1.00%	July 28, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550325. Member loan 550325 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,617 / month
Current employer:	Univeristy of Maryland Eastern Shore	Debt-to-income ratio:	2.17%
Length of employment:	10+ years	Location:	MARDELA SPRINGS, MD

Home town:
Current & past employers:	Univeristy of Maryland Eastern Shore
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > Can have the monthly payment deducted directly from my paycheck and how do i set that up? Will this lower my interest rate ? Borrower added on 07/21/10 > Can have the monthly payment deducted directly from my paycheck and how do i set that up? Will this lower my interest rate ? Borrower added on 07/22/10 > YOU WILL HAVE NO PROBLEM WITH ME REPAYING THE LOAN Borrower added on 07/22/10 > The only problem that is on my Credit Report is my Student Loan and at present, I am in the process of having my monthly Student Loan Payment decrease You will not have a problem with me repaying the loan. I have been on my job for 15 + years. I make annually $55,000. My Credit Cards are paid each month on time I have purchased 3 vehicles in the past 10 years and each loan for have been paid in full and on time. My Personnel Loan with American General Inc. was paid off before the schedule payoff date. In the past I have had the Loan Payment taken directly for my payroll check, this ensure that the loan is paid on time and everyone satisfied Borrower added on 07/22/10 > The only problem that is on my Credit Report is my Student Loan and at present, I am in the process of having my monthly Student Loan Payment decrease You will not have a problem with me repaying the loan. I have been on my job for 15 + years. I make annually $55,000. My Credit Cards are paid each month on time I have purchased 3 vehicles in the past 10 years and each loan for have been paid in full and on time. My Personnel Loan with American General Inc. was paid off before the schedule payoff date. In the past I have had the Loan Payment taken directly for my payroll check, this ensure that the loan is paid on time and everyone satisfied

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	4
Revolving Credit Balance:	$3,298.00	Public Records On File:	0
Revolving Line Utilization:	68.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 350 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Thursday 07.22.2010	Purchase HOUSEHOLD ITEMS AND TO MINOR CAR REPAIRS
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 04 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After robtaining, and eviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.22.2010	The only problem that is on my Credit Report is my Student Loan and at present, I am in the process of having my monthly Student Loan Payment decrease You will not have a problem with me repaying the loan. I have been on my job for 15 + years. I make annually $55,000. My Credit Cards are paid each month on time I have purchased 3 vehicles in the past 10 years and each loan for have been paid in full and on time. My Personnel Loan with American General Inc. was paid off before the schedule payoff date. In the past I have had the Loan Payment taken directly for my payroll check, this ensure that the loan is paid on time and everyone satisfied
I am interested to help fund your $6,500 "Other" category loan. My questions are: Number [1] Provide answer to my earleier payment delinquency email. Number [2] Position (Job/What you do) currently for employer Um Easter Shore? Number [3] Transunion Credit Report shows the $3,298 Revolving Credit Balance total debt (68.70pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	The only problem that is on my Credit Report is my Student Loan and at present, I am in the process of having my monthly Student Loan Payment decrease You will not have a problem with me repaying the loan. I have been on my job for 15 + years. I make annually $55,000. My Credit Cards are paid each month on time I have purchased 3 vehicles in the past 10 years and each loan for have been paid in full and on time. My Personnel Loan with American General Inc. was paid off before the schedule payoff date. In the past I have had the Loan Payment taken directly for my payroll check, this ensure that the loan is paid on time and everyone satisfied
What do you plan to use the loan for? Loan description?	The only problem that is on my Credit Report is my Student Loan and at present, I am in the process of having my monthly Student Loan Payment decrease You will not have a problem with me repaying the loan. I have been on my job for 15 + years. I make annually $55,000. My Credit Cards are paid each month on time I have purchased 3 vehicles in the past 10 years and each loan for have been paid in full and on time. My Personnel Loan with American General Inc. was paid off before the schedule payoff date. In the past I have had the Loan Payment taken directly for my payroll check, this ensure that the loan is paid on time and everyone satisfied
Lenders are often reluctant to lend money to people who don't provide a loan description. Answering the following questions would be a big help to us in determining whether or not we want to risk money on your loan: 1) Your credit report shows one delinquency four months ago (no further data provided). Can you explain what this is? 2) What is your job position with UMD? 3) Your credit report shows about $3300 in revolving credit balance. Can you give us a breakdown of this debt? Are they credit cards? What's the rate on each? What steps are you taking to reduce that balance? 4) What will the loan be used for? 5) Giving a breakdown of your household total monthly income and expenses--your budget--gives us a better idea of how easy it will be for you to make the payments on this loan. 6) Is there another income earner in your household? Do you have a plan for how to continue to make payments on the loan if you lost your job? Thanks very much, and good luck with your loan!	PURCHASE HOUSEHOLD ITEM AND HAVE SOME MINOR AUTO REPAIRS WORK DONE
Repeatedly you have failed to answer specific questions. I will move on to other borrowers. Good luck.	The only problem that is on my Credit Report is my Student Loan and at present, I am in the process of having my monthly Student Loan Payment decrease You will not have a problem with me repaying the loan. I have been on my job for 15 + years. I make annually $55,000. My Credit Cards are paid each month on time I have purchased 3 vehicles in the past 10 years and each loan for have been paid in full and on time. My Personnel Loan with American General Inc. was paid off before the schedule payoff date. In the past I have had the Loan Payment taken directly for my payroll check, this ensure that the loan is paid on time and everyone satisfied
You answered only O-N-E of Lender Dr. Jef'fs S-I-X questions. Your totaly uncoorperative attitude does NOT impress lenders whom you must attract and provide THEIR $ to fund your loan.	The only problem that is on my Credit Report is my Student Loan and at present, I am in the process of having my monthly Student Loan Payment decrease You will not have a problem with me repaying the loan. I have been on my job for 15 + years. I make annually $55,000. My Credit Cards are paid each month on time I have purchased 3 vehicles in the past 10 years and each loan for have been paid in full and on time. My Personnel Loan with American General Inc. was paid off before the schedule payoff date. In the past I have had the Loan Payment taken directly for my payroll check, this ensure that the loan is paid on time and everyone satisfied
What is your job at Univeristy of Maryland Eastern Shore?	The only problem that is on my Credit Report is my Student Loan and at present, I am in the process of having my monthly Student Loan Payment decrease You will not have a problem with me repaying the loan. I have been on my job for 15 + years. I make annually $55,000. My Credit Cards are paid each month on time I have purchased 3 vehicles in the past 10 years and each loan for have been paid in full and on time. My Personnel Loan with American General Inc. was paid off before the schedule payoff date. In the past I have had the Loan Payment taken directly for my payroll check, this ensure that the loan is paid on time and everyone satisfied

Member Payment Dependent Notes Series 550334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550334	$4,500	$4,500	6.76%	1.00%	July 31, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550334. Member loan 550334 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,000 / month
Current employer:	Fairfax County Govt.	Debt-to-income ratio:	8.29%
Length of employment:	4 years	Location:	Boyce, VA

Home town:
Current & past employers:	Fairfax County Govt.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,428.00	Public Records On File:	0
Revolving Line Utilization:	37.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 550415

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550415	$25,000	$25,000	15.21%	1.00%	July 30, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550415. Member loan 550415 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,583 / month
Current employer:	US Army	Debt-to-income ratio:	23.52%
Length of employment:	10+ years	Location:	ANNAPOLIS, MD

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > The loan I am requesting will be used to consolidate my credit card debt. I've been serving in the US Army for 11 years and plan on retiring from the service, so I have very good job security. I have an excellent credit rating and have never been late on any payments.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	32
Revolving Credit Balance:	$27,013.00	Public Records On File:	0
Revolving Line Utilization:	55.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Your loan application. Employing Service Branch: U S Army My questions are:: (1) Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employmnet shows as 10 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) DoD Civilian Employees: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make decision to help fund your loan. Semper Fidelis, MSgt E-8,, FinanceO, USMC-RETIRED Lender 505570 Virginia Bch, VA Wednesday 07.21.2010	I am currently a Staff Sergeant, my pay grade is E6, and I am a signals analyst for the US Army. I re-enlisted indefinitely last year so my ETOS is 31 January 2022. My goal is to do 20 years and retire, then continue doing my current job as a DoD Civilian.
Me again. I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Transunion Credit Report shows the $27013 Revolving Credit Balance total debt (55.40 pct credit usage). $ amount may not reflect current actual debts, thus inaccurate; but is only data avaiable. What are $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [The Length of Time question asks for answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.20.2010	I am currently only paying 7 credit cards. My total payments per month which include my rent and car note is $3500. Please note, my car will be paid in full in 2 months and will be one less payment being sent out per month. I am going to try to pay my loan off earlier then 3 years if possible, but the max time I will need to repay my loan if I can't accomplish that goal will be the 3 years.
Loan listed 6 days; 47 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Monday 07.26.2010	Thanks for the information. I have verified my income and now I'm just waiting to verify my bank account. I've had to call them a lot because of my account getting hung up through their online website. Thanks again, Tony.

Member Payment Dependent Notes Series 550427

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550427	$10,000	$10,000	13.61%	1.00%	July 29, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550427. Member loan 550427 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,242 / month
Current employer:	Wallstreet Insurance Group	Debt-to-income ratio:	16.53%
Length of employment:	3 years	Location:	jefferson City, MO

Home town:
Current & past employers:	Wallstreet Insurance Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	27	Months Since Last Delinquency:	6
Revolving Credit Balance:	$22,070.00	Public Records On File:	0
Revolving Line Utilization:	33.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance is 224,000 and the current market value is $410,000.

Member Payment Dependent Notes Series 550434

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550434	$1,500	$1,500	14.35%	1.00%	July 31, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550434. Member loan 550434 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,500 / month
Current employer:	Red Rock Canyon School	Debt-to-income ratio:	23.40%
Length of employment:	< 1 year	Location:	SAINT GEORGE, UT

Home town:
Current & past employers:	Red Rock Canyon School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,995.00	Public Records On File:	0
Revolving Line Utilization:	60.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 550440

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550440	$10,750	$10,750	16.45%	1.00%	July 30, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550440. Member loan 550440 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,135 / month
Current employer:	york hospital dental center	Debt-to-income ratio:	20.64%
Length of employment:	8 years	Location:	york, PA

Home town:
Current & past employers:	york hospital dental center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > i am looking to pay off my credit cards with this loan because i used them to remodel my 2-unit property that i bought couple of years ago. I have a steady job of 8 yrs.and been doing this career for 15 yrs.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,821.00	Public Records On File:	0
Revolving Line Utilization:	93.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at york hospital dental center?	Type your answer here.dental assistant
I am interested to help fund your $10,750 Debt Consol category loan. My questions are: [1} What is your position at York Hospital Dental Center? (Job/What you currently do.) [2] Transunion Credit Report shows $10,821 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [5] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.26.2010	Type your answer here.im paying around $300/monthly. I used my cards to remodel my 2 unit property, so i could make it more up to date, to collect more in monthly rent. I plan to pay off loan in three years, but would like the cushion of five years.
Hi, I'm interested in funding your loan, but I have a few questions. 1) Since this is a debt consolidation loan, please list your debts, interest rates, and the amount you pay every month. (for example CC1, $2000 balance, 23.9% APR, $200 per month) 2) How much do you owe in Mortgages and/or HELOCs? 3) What is the CURRENT value of your properties (use zillow.com for current market rate)? Thanks in advance for answering my questions. Sincerely, -LL	Type your answer here.three credit cards $10000,18% apr $300 per month...owe $104000 mortgage, value is $110000 pay $840 monthly 6.5% int.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.the balence is around $104000 i looked up the market value and its around $116000
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Type yoaur answer here. Thank you for helping me fund this loan. I have not been late or missed any of my payments in the past, I am a responsible person and will make all future payments. Its so nice to know there are people out there that will help out others when they are trying to get a little ahead. So thanks again to all!!

Member Payment Dependent Notes Series 550444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550444	$8,000	$8,000	13.61%	1.00%	July 31, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550444. Member loan 550444 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,208 / month
Current employer:	Hampton City Schools	Debt-to-income ratio:	14.93%
Length of employment:	< 1 year	Location:	HAMPTON, VA

Home town:
Current & past employers:	Hampton City Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,454.00	Public Records On File:	0
Revolving Line Utilization:	41.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello - Lenders like me often pass by the loan requests that do not provide "your story". Peer-to-peer lending works, in part, because it is one person helping another person, but without a story you don't have a %u201Cpersonality%u201D. There was nothing in your application that drew me in to loan you money. You might want to add a description - tell us why you need a loan and about your plan for repayment.	Sorry I didn't respond sooner. For those of your who were wondering I will reassure you that this loan is going to a good cause. I graduated in May of 2009 with my degree in Elementary Education in Maine. During my senior year I was forced to leave my two bedroom apartment and get my own one bedroom because my roommate was threatening me and stealing my things. I lost 2 months rent and so I had to use my credit card to get started in my new place. Then after I graduated I was unable to find a teaching job due to the poor economy. So I took a job as an assistant teacher that had a horrible pay rate. I took the job to get into the school system to get a teaching job the next year, to prove myself. With the poor pay and high student loans ($1,000 pay with $400 students loans) I continued to use my card, mostly to buy teaching supplies (I was trying to look good for a job). So in the end I ended up with a pretty high bill. Well there were no jobs in Maine yet again. So I came down to Virginia and stayed with relatives to find a job. I got one in just 3 weeks and will be teaching in a brand new school in the 3rd grade. So the rest of the loan is going to go to buying supplies for my classroom and help me move into my apartment. I have a lot of teaching supplies and a huge classroom library back in Maine. So I need to rent a truck and drive all of those things as well as some furniture down to Virginia. So my loan is going to three different things; Credit Card payoff, Classroom supplies (we don't get much because of budget cuts so I need to buy crayons, paper, bookshelves, etc.) and last it will go to helping me get into my apartment and move my things to Virginia. I hope this helps. Again, sorry it's late. But better late than never! :) Thanks everyone for your help in making my classroom great and helping me start over in Virginia!

Member Payment Dependent Notes Series 550487

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550487	$18,000	$18,000	7.88%	1.00%	July 29, 2010	August 3, 2013	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550487. Member loan 550487 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Veros Software	Debt-to-income ratio:	0.25%
Length of employment:	4 years	Location:	IRVINE, CA

Home town:
Current & past employers:	Veros Software
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to purchase with this loan? Art	I am buying a summer house. I am paying $214,000 for this house. I am not taking any mortgages and paying cash for it. I am short the small amount that I need the loan for. Thanks

Member Payment Dependent Notes Series 550598

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550598	$15,000	$15,000	16.45%	1.00%	July 29, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550598. Member loan 550598 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Wendys OFH of New York Inc	Debt-to-income ratio:	2.56%
Length of employment:	10+ years	Location:	Randolph, MA

Home town:
Current & past employers:	Wendys OFH of New York Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > Plan to use for wedding expenses, I am planning to payoff in two years. I've been at same job for twelve years now. I have few monthly bills just housing and hopefully this loan.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	10	Months Since Last Delinquency:	6
Revolving Credit Balance:	$2,306.00	Public Records On File:	0
Revolving Line Utilization:	37.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Wendys OFH of New York Inc? Is your spouse helping you pay off this loan? If so what does he/she do and their income and employer? Thank you.	I am a resturant manager, yes she will be helping pay off this loan. She holds two jobs one at Kohls and one at Roche bros. She make 32,000$ a year.
what was the delinquency 6 mo ago?	Verizon dsl. Set up account for fianc??, I lost the debit card that was set up to pay bill, didn't realize I didn't change card info, until to late.
How long do you intend to service (keep) this loan until paid off?	I plan to pay off in two years.
What was your delinquency 6 months ago?	Verizon dsl. Set up account for fianc??, I lost the debit card that was set up to pay bill, didn't realize I didn't change card info, until to late.

Member Payment Dependent Notes Series 550631

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550631	$16,800	$16,800	15.21%	1.00%	July 31, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550631. Member loan 550631 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,411 / month
Current employer:	Buffalo Federal Savings Bank	Debt-to-income ratio:	13.13%
Length of employment:	2 years	Location:	Buffalo, WY

Home town:
Current & past employers:	Buffalo Federal Savings Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > The use of proceeds is to payoff a balloon note to a gentleman I owe and to payoff one of my credit cards. The overall savings to me if the loan is funed will be $218.00/month. I always pay extra on my debts and pay ahead. I have great credit, and strong employment history throughout my entire life. I am Banker (Loan Officer) so I understand the importance of good character, credit, capacity, and I am a harder working individual. I have had many loans through the years and all have performed as agreed. I have a good job and for a strong company. The future looks bright with my current employer for advancement. I am aggressive at paying off my debt.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,880.00	Public Records On File:	0
Revolving Line Utilization:	78.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Would you mind disclosing your job title, a brief description of your duties, and how long you've worked there? Also, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	I am a Commercial Loan Officer/Assistant Vice President. My duties included establishing new business contacts and expand existing customer base, loan production, credit analysis, manage the branch loan portfolio, I am in charge of our annual review on all credits, problem loans, and appraisal reviews. I have been with the company 2-years. I have been in Banking as a loan officer for 5-years now. Second question: I will verify any income that is necessary. I can supply pay stubs,etc.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	I work for Buffalo Federal Savings Bank, Wyoming. We are a full service Commercial Bank. The Debt being refinanced is for a personal note I owe someone. The amount due is $12,898 with a interest rate of 8.75%. It is a balloon note,which is due by the 1st of August. The monthly payments have been $500 for the last 18-months. The remainder of the funds I was going to paydown one of my credit card balances to $0. the balance due is $5,400 approximately with interest rate of 12.99%. I know the totals exceed the loan request. I am going to use some savings to pay the remaining portion of the credit card balances. My expenses consist of Mortgage $788 (BOA), condo dues $125.00, student loan $105, auto loan $347 (capital one), insurance-life/disability $31, Chase Credit Card $280.00, Chase Credit Card $130.00, Citi Card $120.00 (will be paid off with these proceeds). my utilities only consist of cable/internet $90.00, I average $400.00 for gas and food. I do not have children, so no expenses. This loan will be savings me approximately $218.00/month. Additional information: I have a couple thousand in a stock portfolio if needed. I have family member that will gift me $10,000/year if absolutely necessary. I hope this is helpful. Please let me know of any additional questions.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The current balance due on my mortgage is approximately $103,895 and I do not have a HELOC. The real estate market in this area was hit hard, to be real about the market value-I would say it is worth approximately $115,000 at the most.
Your credit report shows 2 recent credit inquiries. Would you mind describing what these were for and whether or not they resulted in credit?	The recent inquires was me trying to refinance my car loan. I first tried a credit union-but me not doing my research-they don't loan in my county (credit union was in a different county), that was my mistake-it was approved though. So I tried with Capital One and it was approved-my new payments start August 3rd. I hope that explains the hard inquiries.
You have provided good complete answers. Good luck with your loan. I have been to Buffalo WY. Quite a place to live.	Thank you. It is a beautiful place to live.

Member Payment Dependent Notes Series 550681

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550681	$15,000	$15,000	15.95%	1.00%	July 29, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550681. Member loan 550681 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	SEARS	Debt-to-income ratio:	12.56%
Length of employment:	4 years	Location:	San Antoino, TX

Home town:
Current & past employers:	SEARS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 19, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,272.00	Public Records On File:	1
Revolving Line Utilization:	53.70%	Months Since Last Record:	111
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here I do not have a home equity line of credit. The house is worth about$135.000. It has 3 baths 6 bed rooms. zillow web sit was down. I google it.
please answer above Q: How much is left on your mortgage? By subtracting this from your home value, lenders can calculate your equity [or lack thereof]	Type your answer here. 135.000-60.000=75.000.00 -
What was your public record on file 111 months ago?	Type your answer here. I do not understand the question.

Member Payment Dependent Notes Series 550691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550691	$10,000	$10,000	7.14%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550691. Member loan 550691 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	E.T. Consulting	Debt-to-income ratio:	1.82%
Length of employment:	2 years	Location:	Boulder, CO

Home town:
Current & past employers:	E.T. Consulting
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > This loan will pay off the remainder of a balance owed to my ex-husband per a divorce settlement agreement. I have no debt other than a mortgage and equity line of credit. I, also, have very good credit and income, and am more than able to meet the required monthly payments.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,594.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 550745

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550745	$18,000	$18,000	17.56%	1.00%	July 31, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550745. Member loan 550745 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Lead Media Partners	Debt-to-income ratio:	21.16%
Length of employment:	4 years	Location:	South Jordan, UT

Home town:
Current & past employers:	Lead Media Partners
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > This loan will be put towards consolidating a few credit/charge cards into a single payment along with paying last years taxes, which I wasn't prepared for!

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	31
Revolving Credit Balance:	$1,686.00	Public Records On File:	0
Revolving Line Utilization:	30.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	My employer is involved in online lead generation in the education industry. We provide leads for universities around the country from our website: DegreeSearch.org. I've been a Lead Developer on that website and our supporting services for the past 4 years. I have 2 AMEX cards at $2000 a piece, each around $50/month. One closed account with Wells Fargo at approximately $1000 and that runs me roughly $75/month. I have about $2000 on a loan that was for my home's water softener. I also owe $8000 in taxes that is due this fall. I also have around $100000 in student loans that I'm currently in repayment on. Monthly budget: - Mortgage / HOA / Insurance: 1500 - Auto Loan / Insurance: $550 - Utilities / Phone: $300 - Student Loans: $800 - Groceries / Food: $400 - Gas: $150 I would be adding another 400-500 for this lending club loan to consolidate the above CC's and loans that I've mentioned, along with paying my taxes off for this year. In addition to my monthly salary, I also rent a room in my house which brings in $600/month and do roughly $1000/month of contract software development each year. Out of that $1000/month of contract work, $600 is on retainer and is billed monthly. The rest of the $1000 is done in contracts throughout the year. If you have any other questions, or if I didn't answer to your satisfaction, let me know and I'll be happy to help.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage balance is $205,000. It's market value is roughly $215,000.
Hello, Your credit report lists 6 credit inquiries in the last 6 months--could you detail what these were for and if you plan on taking on any other loans or other debt? Thank you.	A few were for my auto loan and the rest for a $3000 loan I took out in February and paid off early in April. I don't plan on any debt in addition to this lending club loan for the time being.

Member Payment Dependent Notes Series 550763

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550763	$12,000	$12,000	11.49%	1.00%	July 31, 2010	August 3, 2015	August 3, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550763. Member loan 550763 was requested on July 20, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,060 / month
Current employer:	State of missouri	Debt-to-income ratio:	17.47%
Length of employment:	4 years	Location:	Dixon, MO

Home town:
Current & past employers:	State of missouri
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/20/10 > i plan on paying all my credit card debt off with this money and cancel the cards so that i dont get in this situation again. i am always on time with my payments. i have a budget for the begining of the month its $500.00 and the 15th of the month is $525.00. My job is on the safe as far as i know. Borrower added on 07/23/10 > I have been working two jobs to try and pay all this debt off that i have accured i am trying to get on the right track of getting out of this mess any extra money that i can put forth to paying off my loan quicker i will do so. Borrower added on 07/25/10 > i have a monthly budget as far as my credit card payments go 1st of the month i pay 1.Usbank- min. 150.00 i pay usually 200.00 2.American dreamcard- $70.00 i pay 120.00 3.walmart card- min- 35.00 i pay 80.00 4.target card 15.00 i pay 30.00 so here is an idea of what i pay i didnt add all of them on here but those are the main cards i need help paying off. I work full-time and i pay all my bills first before i do anything else and if that means i have to go without something i will. I will pay this loan back every bit of it i am trying to be a responsible adult and take action while can so please help me out lending club members i will not let you down. any help would be great i do plan on paying this off soon than five years once i pay the credit cards off i will have more money to put toward paying the loan off quicker thanks for your help. :)

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,737.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. what is your job? 2. how did you accumulate this debt? 3. can you provide a budget - monthly income after taxes and a list of typical monthly expenses?	I work for the state of missouri i am a storekeeper I that is my title i order supplies and i enter data into a computer for fleet vehicles for my whole division i keep track of milelage and services due for each vehicle. I did not men for this debt to get this high i have always been on time paying them i just had some things come up that where beyond my control and it escalated up to this amount. i can provide a budget. and after taxes i bring home $787.87 every two weeks. i pay at the first of the month truck insurance $80.00 cellphone 120.00 bank payment 160.00 at the 15th of the month i pay my truck 430.00 rent $200 credit cards are at the first of the month also grocerys 75.00. i am trying to get all of this under control before it gets out of my hands that is why i am wanting to get out of all the debt thanks.
I am interested to help fund your $12,000 Debt Consol category loan. My questions are: Number [1] Transunion Credit Report shows the $9,737 Revolving Credit Balance total debt (60.50 pct usage). $ amount may not reflect current actual debts, thus inaccurate; but is the only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use a 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	I have had some problems with all my current debt not showing up on my credit reports i had someone elses stuff on my credit report that was not mine but i hope it is all straighten up now after talking to each place. As far as payment go on the revolving credit card accounts i pay over the minmuim payment each month i guess you may be looking for a total of each card, so i will try and sum it up for you. one card minmium payment is $151.00 i pay usually $70.00 over that,the others are like $60.00 i usually pay about $50.00 over that. i due plan on paying extra on my loan to pay it off quicker i hope to have it paid off in 3 yrs that is my overall goal. I am trying to be the responsible adult and take care of the debt i accured unlike so many people that just file bankruptcy i want to do the right thing, i have learned a hard lesson. as far as why you should loan me the money is that i have always been on time paying my bills and always make my payments before i do anyhting else and like i said i am taking action for getting out of debt thank you for questions and i hope you can help me out thanks and god bless each and everyone of you.
why do you own a truck?	i originally financed this truck thru nissan Corp. but my bank gave me a better intrest rate so i refinaced it with them but i had a few unexpected events happen and i had to refinance it again to pay off some bills i make the payment automatically comes out on the 15th of each month. I am working on getting myself back on the right track. and i hope i have answered your question i would rather not go into much detail about the unexpected events. thanks ashley

Member Payment Dependent Notes Series 550796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550796	$9,000	$9,000	11.86%	1.00%	July 29, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550796. Member loan 550796 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,083 / month
Current employer:	Bristol Public Schools	Debt-to-income ratio:	11.33%
Length of employment:	4 years	Location:	Bristol, CT

Home town:
Current & past employers:	Bristol Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2005	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,391.00	Public Records On File:	0
Revolving Line Utilization:	15.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	Type your answer here. I plan on using this money for a few major purchases. I would like to buy my live in girlfriend of 2.5 years an engagement ring. I would also like to have the driveway finished and rebuild the deck on the house. I do not have enough equity in the house to get a loan of this value and therefore have chosen this route. As far as the other questions, my live in girlfriend provides me with $1000 a month for rent and bills. Combined net income a month would be $6,000. The $199 payment would just become one of my normal bills for the month. Not only do I have a steady net income of $3000 a month, I also recieve coaching stipend checks four times a year that provide another $10,000 total which will be used to repay this loan.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. Yes I am the only owner of my home, I owe 190,000 and the value of my home is 210.500
I see that a five year term is requested. How long do you plan to hold the loan?	3-4 years

Member Payment Dependent Notes Series 550886

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
550886	$1,800	$1,800	11.12%	1.00%	July 30, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 550886. Member loan 550886 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,917 / month
Current employer:	USAF	Debt-to-income ratio:	19.96%
Length of employment:	10+ years	Location:	CHUGIAK, AK

Home town:
Current & past employers:	USAF
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	49	Months Since Last Delinquency:	12
Revolving Credit Balance:	$34,364.00	Public Records On File:	0
Revolving Line Utilization:	86.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use the loan for? Loan description?	A new set of golf clubs and a vacation to play golf with my father.
Re: Your loan application. Employing Service Branch: U S A F My questions are:: (1) Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employmnet shows as 10 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) DoD Civilian Employee: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Tuesday 07.27.2010	My current rank is SSgt / E-5 with a date of seperation of March 2014. I have been in 12 years and will continue to serve in the Air Force until retirement.
Transunion Credit Report reflects 2 creditor payment delinquency within past 24-months; most recent delinquency was 12 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After obtaining, and eviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.27.2010	The delinquency was due to a PCS from Peterson AFB CO Springs to Elmendorf AFB, Alaska where we were unable to sell our home during the beginning of the housing market crash in 2008. We coud not afford to pay both house payments so we stopped payment on the house in Colorado. The hose eventually sold in July of 2009 as a short sale. We had a first and a second mortgage which would account for the double delinquency.
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Tuesday 07.27.2010	I have been deployed the last four years of my career and need a vacation. The purpose of this loan is to purchase a new set of golf clubs and go on a golf trip with my father.

Member Payment Dependent Notes Series 551217

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551217	$2,500	$2,500	7.88%	1.00%	July 29, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551217. Member loan 551217 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,833 / month
Current employer:	wcch	Debt-to-income ratio:	14.51%
Length of employment:	2 years	Location:	warsaw, NY

Home town:
Current & past employers:	wcch
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > need to put new floor in back room,could of paid my loan in 12 to 24 months instead of 36 months. plan on paying off earlier then the 36 months

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1989	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,016.00	Public Records On File:	0
Revolving Line Utilization:	45.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse/partner who works and if so how much does he/she make each month? What are your major monthly expenses, broken out with values (e.g., mortgage/rent, car loan(s), insurance, student loans, child care/tuition, credit cards, major medical expenses)?	Type your answer here. no spouse or partner, income per month is 2833.00. pay mortgage of 789.00, electric 175.00, 400.00 in credit cards, 150.00 a month for groceries. have no car payment, no student loans, recreation expences around 100.00 a month

Member Payment Dependent Notes Series 551223

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551223	$1,050	$1,050	7.51%	1.00%	July 31, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551223. Member loan 551223 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,600 / month
Current employer:	HAN JUVEN CORR FACILITY	Debt-to-income ratio:	15.85%
Length of employment:	2 years	Location:	RICHMOND, VA

Home town:
Current & past employers:	HAN JUVEN CORR FACILITY
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,061.00	Public Records On File:	0
Revolving Line Utilization:	73.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 551231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551231	$5,000	$5,000	17.56%	1.00%	July 28, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551231. Member loan 551231 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Regency nursing centers	Debt-to-income ratio:	3.99%
Length of employment:	2 years	Location:	passaic, NJ

Home town:
Current & past employers:	Regency nursing centers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > hello everyone. i have a very stable good job. when i was a little younger and didnt understand money i used credit cards. i am almost done paying them off and need this laon to finish tehm once and for all! please help me out. thanks alot. ill answer any questions you have.

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,651.00	Public Records On File:	0
Revolving Line Utilization:	58.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. Your revolving credit balance is $6651. Why do you need $10k to pay back credit cardes? 2. You applied for credit 2x in the last 6 months. Were you approved or denied and what were these credit inquiries for? (how much? what type of account?) 3. how much is your rent? 4. how much is your car payment and insurance? 5. how many kids do you have?	i have another 4k in my moms name that i need to pay off. i applied for another cc. approved. 6k. the second inquiry was for a car. it was denied as i didnt want to put any money down. rent is 1000 a month. i have 0 kids. thank you for your consideration.
Why did you apply (and get) for another credit card with $6k credit limit? You say in your overview note that you are done using credit cards.	Just to increase my credit score. By having more credit available.

Member Payment Dependent Notes Series 551314

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551314	$15,000	$15,000	10.75%	1.00%	July 28, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551314. Member loan 551314 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,933 / month
Current employer:	Perkins+Will	Debt-to-income ratio:	11.64%
Length of employment:	4 years	Location:	Chicago, IL

Home town:
Current & past employers:	Perkins+Will
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1996	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	38
Revolving Credit Balance:	$15,412.00	Public Records On File:	0
Revolving Line Utilization:	69.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 551324

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551324	$8,000	$8,000	10.38%	1.00%	July 31, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551324. Member loan 551324 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,675 / month
Current employer:	Paul Gibbs Studio	Debt-to-income ratio:	8.09%
Length of employment:	10+ years	Location:	Lancaster, PA

Home town:
Current & past employers:	Paul Gibbs Studio
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,909.00	Public Records On File:	0
Revolving Line Utilization:	66.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to use this loan for? Loan description?	Home Improvement
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	#1 122000.00, and no HELOC #2 149000.00
Can you be a bit more specific and tell us exactly what "home improvements" you are planning?	I have renovated the first floor, finishing the third floor,and want to start on the second floor. new electric, plumbing,floors,kitchen appliances

Member Payment Dependent Notes Series 551327

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551327	$20,000	$20,000	14.84%	1.00%	July 28, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551327. Member loan 551327 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Hillman Capital Management Inc.	Debt-to-income ratio:	8.69%
Length of employment:	3 years	Location:	Olney, MD

Home town:
Current & past employers:	Hillman Capital Management Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	40
Revolving Credit Balance:	$8,042.00	Public Records On File:	1
Revolving Line Utilization:	78.80%	Months Since Last Record:	53
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a credit card refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Chase VISA. Balance: $6,189.68 APR: 28.24% Chase VISA. Balance: $9,777.20 APR: 13.24% Bellco Credit Union LOC Balance: $918.31 APR: 18.00% Bank of America LOC Balance: $869.37 APR: 24.98% All of the above revolving unsecured debt will be paid off with the proceeds of this loan. The only other debt I have is structured (mortgage and car loan). Hope that helps. Mark
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello I do not have a Home Equity Line of Credit or any other attachment on this property. The Zillow Estimate for my house is $428,500 and my current mortgage balance (30 Year Fixed) is $399,144.41 Thanks for asking, let me know if you have any additional questions. Best Regards, Mark
Hi Mark; Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	Yes my wife works part time. We have a combined take home pay of approximately $8,100 per month. Best regards Mark

Member Payment Dependent Notes Series 551350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551350	$5,900	$5,900	11.49%	1.00%	July 29, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551350. Member loan 551350 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,833 / month
Current employer:	State of Michigan-DNRE	Debt-to-income ratio:	11.52%
Length of employment:	10+ years	Location:	Indian River, MI

Home town:
Current & past employers:	State of Michigan-DNRE
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > Had to have new water well drilled for my home, old one was bad. Do not have city water here.

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	45
Revolving Credit Balance:	$26,166.00	Public Records On File:	0
Revolving Line Utilization:	69.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $5,900 H I P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer State of Michigan? Number [2] Transunion Credit Report shows the $26,166 Revolving Credit Balance total debt (69.40 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. Does debt include a Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? A-N-D What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.22.2010	I replied to your questions, but they would not post the answer because they said I had too much personal info. Not sure how to get info to you, do you just need dollars amounts and not creditors names? First time I've done this. Thanks, Don
Do you have a spouse or partner that provides additional income to the household? If so, how much? Please detail your $26k in revolving debt.	I guess I'm not sure what you mean.....Do you want my total debts listed? I have not pulled a credit report, the bank that turned me down for the loan did. Do you need info off of that? Don
What is State of Michigan-DNRE, and what do you do there? Thank you in advance.	Department of Natural Resouces and Environment. I am a Forest Fire Officer , run all the fire fighting, prevention, and training for 2 counties. Also do alot of recreation, year round. I also travel to the big fires out west and other parts of the country on fire assignments. I have not been layed off in my 21 yrs with the Dept.
Hi Don; Thanks for your reply. The limited credit profile we see simply shows that there is $26k in revolving debt outstanding as an aggregate number with no detail. The question is what is the makeup of that debt? Is it credit cards, student loans, home equity line, etc? The reason for the question is that this loan of $6k will be in addition to the existing $26k. Also, why did the bank turn down your loan? Just looking for some clarification. Thank you.	Hi, Yes, it is from a home equity loan and 4 credit cards, which I have been paying off, 2 will be paid off in <6 mo., 1<1yr. The bank turned me down because of the bad credit I had 5 yrs ago, (divorce), even though I have worked to get it good again(over 700), they said they hold it against me for 7yrs.
Refer to my earlier FOUR question email. Questions 1, 3 and 4 were as direct as I can ask them; (1) What's your job at DNRE?; (3) Why should lenders fund your H I P loan?; (4) How long do you intend to keep (pay on) this loan IN-YEARS? Provide the answers. Question (2) provide ONE TOTAL $ amount that you pay every month on entire $26,166 in Revolving Credit Debt (Credit Card/HELOC debt). Lender FactoriaFunding asked if you have a spouse (wife/husband)? and if that person works? and $ amount of their monthky income income? Lender 505570 USMC-RETIRED Thursday 07.22.2010 .	1. My job as Forest Fire Officer is I do all the forest fire control, prevention and training in 2 counties. I also have alot of recreation duties, and I travel out west and other parts of the country on fire assignments. I have not been layed off in my 21 yrs with the state. 2. I pay $767.00/mo on the entire revolving credit, the minimum payments on it are $599.00. In Nov 2010 the $767.00 will drop by $367.00 as those 2 credit cards will be paid off. 3. I have proved over the past 5 years I am reliable on my payments and except for a ruff time(divorce)5 yrs ago I have had excellant credit all my life. I have a good job, great pension and benefits with the state, and a 457k plan. I have no car payments or other payments, no child support or alimony, I own everything I have except my house. 4. I plan to pay this loan off maybe a year early, it depends on if any other emergency's (like this well) arise. I am divorced, have no children.
Thanks for the information. I will help fund your loan. Good luck to you.	Thank you! Don
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. $75,327.70 1st mortgage, 18,569.04 home equity loan 2. $98,000.00

Member Payment Dependent Notes Series 551378

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551378	$20,000	$20,000	10.38%	1.00%	July 31, 2010	August 4, 2013	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551378. Member loan 551378 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Wilshire Media Group	Debt-to-income ratio:	9.13%
Length of employment:	< 1 year	Location:	FOLSOM, CA

Home town:
Current & past employers:	Wilshire Media Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,852.00	Public Records On File:	0
Revolving Line Utilization:	25.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are the balances and interest rates of the loans you wish to consolidate?	Mostly a credit card balance of 20K, opened for a business need year back, at almost 18% rate, trying to bring it down. I am not handling that business any more but the debut remaind on my name
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	around 300K, values is 330K from zillow noe HELOC.

Member Payment Dependent Notes Series 551528

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551528	$7,200	$7,200	14.35%	1.00%	July 28, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551528. Member loan 551528 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$6,250 / month
Current employer:	State of California	Debt-to-income ratio:	16.70%
Length of employment:	10+ years	Location:	SACRAMENTO, CA

Home town:
Current & past employers:	State of California
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > To refinance credit card debt, anticipate paying off loan early in 24-30 months.

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	66
Revolving Credit Balance:	$9,517.00	Public Records On File:	0
Revolving Line Utilization:	88.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 551541

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551541	$17,500	$17,500	18.67%	1.00%	July 31, 2010	August 4, 2015	August 4, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551541. Member loan 551541 was requested on July 21, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Booz Allen Hamilton	Debt-to-income ratio:	17.96%
Length of employment:	2 years	Location:	las cruces, NM

Home town:
Current & past employers:	Booz Allen Hamilton
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/21/10 > This loan will be used to purchase one DVD Kiosk that will be deployed at a local university. Borrower added on 07/22/10 > 18,500 students attend this university. Borrower added on 07/26/10 > In works to secure locations on Ft. Bliss TX who As of 2005, the base contributed about $1.7 billion to the El Paso economy. Borrower added on 07/29/10 > Each DVD Kiosk will hold 250 movies and can carry blu-ray and games that can be rented at a slightly higher fee. Borrower added on 07/30/10 > Kiosks work almost identical to redbox and charge to only credit cards.

A credit bureau reported the following information about this borrower member on July 21, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1995	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	52
Revolving Credit Balance:	$13,576.00	Public Records On File:	0
Revolving Line Utilization:	87.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Will you continue working at Booze Allen Hamilton while you start this business? What is the projected monthly revenue that you will bring in from the business? And if for some reason your start-up fails, will you be able to repay the loan with your current salary?	I will continue my full time employment at Booz Allen and Hamilton while I start this business. Based on conservative calculations the total net income from the kiosk will be approximately 1600.00 USD a month. Due to the expected monthly payment and my leftover income from my job I will be able to repay the loan easily without outside revenue if the business should fail. Thank you for your questions.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The total balance is 248K and the value on the tax assessor's site is 252K. No HELOC currently on the home. Thank you for your consideration.
where will you buy this dvd kiosk? which university and whereabouts will you put the kiosk? did the university already agree to this? what is your job at booz allen hamilton? thanks	The DVD kiosks will be bought through DVDNow and will be located on the campus of NMSU. Ideally, the kisok will be deployed into the student union or other location with high traffic voume. The university has not 100% signed off yet, but the franchise has location specialist that assist with securing locations. One possiblity that I am pursuing is placing a kiosk at the post exchange at Ft. Bliss in nearby El Paso. Thanks for your interest.
what is your job at booz hamilton? what are your 2 credit inquiries in the last 6 months? doesn't DVDnow have its own financing programs? it sounds like an OK business, but am concerned that the university has not agreed to placement.	I am a Senior Analyst at a NASA facility. If I recall the two inquiries were personnel guarantees for business accounts. No, DVDNow does not have a financing program. While the university has not agreed to placement there are many other opportunities to place the kiosk such as high traffic areas ie. convenient stores, etc.
Ok, thanks again. Can you explain what "personnel guarantees for business accounts" are? What do you do as a 'senior analyst'? Do you have any reason to expect you won't be there in 2 years? e.g is a project ending, etc.	There is no reason to think my job will not have funding in the next few years. I would rather not delve into my responsibilities as a Sr. Analyst and say only that I am able to juggle my professional and personal responsibilities. I am also an Army veteran who has spent considerable time in the Middle East and have a high work ethic and can maintain several responsibilities at the same time. A personal guarantee for a business loan is to lend credibility to small businesses who are in their infancy and seeking capital. Small businesses with less than two years often have a difficult time securing credit and the business owners credit is used as a guarantee against the loan/credit.
What is the job description for a "Senior Analyst" ?	I'd rather not delve into the specifics of my job at NASA. thanks
What is the total cost of this machine? How much debt are you using to finance it versus equity? How can we verify this actually makes $1,600 a month even if the machine was $30/k that's over 50% profit margin -- seems too unrealistic.	Total cost of the machine is 22k. These are projected: First Night Rental Fee $1.49 Additional Day Fee $1.89 Rentals/Day 15 Average Rental Period (days) 3 Monthly Movie Rental Revenue $2,404.44 Game Rental Revenue First Night Rental Fee $2.99 Additional Day Fee $3.99 Rentals/Day 1 Average Rental Period (days) 2 Monthly Game Rental Revenue $212.31 Total Monthly Rental Revenue $2,616.75 Sales Revenue Movie Sale Revenue Average Sale Price of Used DVDs $16.00 Number of Movies sold per week 1 Gross Monthly Movie Sale Revenue $69.33 Game Sale Revenue Average Sale Price of Used Games $35.00 Number of Games sold per week 1 Gross Monthly Game Sale Revenue $151.67 Total Monthly Sales Revenue $221.00 Advertising Revenue # of Side Panel Advertisers 0 Monthly Side Panel Advertising Rate $0 # of Multimedia Advertisers 0 Monthly Multimedia Advertising Rate $0 Monthly Total Gross Advertising Revenue $0 Total Monthly Gross Revenue $2,837.75 Net Before Location Commission $1,844.89 Expenses Location Commission Location Commission Rate 10% Monthly Location Commission Expense $184 Inventory Cost Average Movie Cost $18.00 RFID Tag $1.00 New Movies Purchased per Week 6 Average Game Cost $50.00 $1.00 New Games Purchased per Week 1 Total Monthly Inventory Cost $715 Credit Card Processing Fees $153 Miscellaneous Expenses Month DVDNow Connections $75 Internet Connection $50 Total Expenses $1,177.34 Net Monthly Revenue $1,660 Net Yearly Revenue $ 19,924.83
Great thanks for the extensive details (almost want to look into getting one myself) I will throw you some money best of luck with the business...	Thanks!

Member Payment Dependent Notes Series 551645

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551645	$19,000	$19,000	15.21%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551645. Member loan 551645 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,536 / month
Current employer:	Alacer Corp.	Debt-to-income ratio:	18.72%
Length of employment:	1 year	Location:	Ontario, CA

Home town:
Current & past employers:	Alacer Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > This loan will be used as part of a start up for a mall food franchise expected to open this november

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	39
Revolving Credit Balance:	$5,726.00	Public Records On File:	0
Revolving Line Utilization:	29.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 551660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551660	$15,000	$15,000	11.86%	1.00%	July 28, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551660. Member loan 551660 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Southwestern Energy	Debt-to-income ratio:	10.06%
Length of employment:	2 years	Location:	Conway, AR

Home town:
Current & past employers:	Southwestern Energy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > This loan will help my wife and I consolidate our debts into a managable amount & set us in the right direction towards financial freedom. This loan will be used to consolidate credit cards, an auto loan, student loans, and medical bills. Borrower added on 07/23/10 > In order to answer several similar questions... My wife an I have an annual income of 60,000. We have the following debts: Credit Cards (3): 13,969.35 @ 13.99% to 19.99% Loan (1): 440.00 @ 8% Medical (2 open invoices): 438.00 Just paying the minimum balances: 819.20/month. Each one of these debts will be paid/consolidated with this loan. Freeing up ~300 dollars a month. Employment: I have been working for a mid-cap natural gas company for 2 years, and hope to continue with this same company for many years.

A credit bureau reported the following information about this borrower member on July 15, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,015.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Please see latest post for answers to your question. Thanks
1. Please provide a budget - your monthly income after taxes, list of monthly expenses. 2. Also, just to be clear, please re-confirm that you understand this is a loan you have to pay back and not "debt relief"/charity (see title). 3. What is your job?	Please see latest post for answers to #1 & #3. In regards to #2, I absolutely know this is not a charity.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. 84,000 mortgage balance. 105,000 zillow estimated home value
What is your monthly after tax income? What are your monthly expenses?	After Taxes, Voluntary Deductions = 3,600/month Monthly Expenses including debts = 2,600/month Monthly Expenses include mortgage, insurance, utilities, debts, food & fuel.

Member Payment Dependent Notes Series 551696

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551696	$5,000	$5,000	15.95%	1.00%	July 28, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551696. Member loan 551696 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Western Southern Life	Debt-to-income ratio:	15.77%
Length of employment:	2 years	Location:	Grove City, PA

Home town:
Current & past employers:	Western Southern Life
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,543.00	Public Records On File:	0
Revolving Line Utilization:	28.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 551702

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551702	$15,000	$15,000	15.95%	1.00%	July 29, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551702. Member loan 551702 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	Data Frenzy	Debt-to-income ratio:	15.90%
Length of employment:	2 years	Location:	Newport Beach, CA

Home town:
Current & past employers:	Data Frenzy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > Debt Consolidation Borrower added on 07/22/10 > Debt consolidation for the following accounts: 22.90% $1,946 $60 (current payment) 22.90% $917 $30 22.90% $7,400 $220 31% $3,250 $120 Borrower added on 07/22/10 > -I am looking to consolidate my high interest credit cards. -I've been with my current employer for over 2 & 1/2 years. -No history of delinquent or late payments -The monthly loan payment ($527) is well within my budget and less than my current monthly payments for the associated accounts.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,274.00	Public Records On File:	0
Revolving Line Utilization:	89.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit Cards to be paid: Balance / Interest Rate / Monthly Payment $1,946 22.9% $60 $917 22.9% $30 $7,400 22.9% $220 $3,250 30.99% $120
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Credit Cards to be paid: Balance / Interest Rate / Monthly Payment $1,946 22.9% $60 $917 22.9% $30 $7,400 22.9% $220 $3,250 30.99% $120
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	TypeCredit Cards to be paid: Balance / Interest Rate / Monthly Payment $1,946 22.9% $60 $917 22.9% $30 $7,400 22.9% $220 $3,250 30.99% $120 your answer here.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1) I am a Client Development Specialist providing software and technology to the staffing industry. I work with many staffing firms as well as many large corporate fortune 500 companies. My responsibilities include marketing, sales, account management, etc. I also bartend 2 nights a week at a local restaurant. 2) My net monthly income is around $4500. $1450 - (Housing, bills, utilities, phone: $ 590 - Auto (payment, insurance, gas) $ 600 - Misc $ 580 - Current min credit card payments 3) The loan I am requesting is well within my budget and my credit history indicates no late payments. I have job stability as well as a 2nd job to ensure timely payments. $580 - Current monthly credit card payments. $527 - Projected monthly payment for loan
You say that the $527 is less than your current monthly payments on the associated debt, but you list only $430 as payments on the four cards. Am I missing something?	I typically pay more the the minimum payment for my credit cards, I have also lowered my cell phone and cable bills. $527 is well within my budget. I have never been late on a bill and I plan to work more shifts with my second job.

Member Payment Dependent Notes Series 551827

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551827	$4,000	$4,000	7.14%	1.00%	July 29, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551827. Member loan 551827 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Bay Area Rapid Transit	Debt-to-income ratio:	15.24%
Length of employment:	8 years	Location:	Concord, CA

Home town:
Current & past employers:	Bay Area Rapid Transit
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > kitchen renovation, thank you

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,322.00	Public Records On File:	0
Revolving Line Utilization:	54.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 551844

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551844	$12,000	$12,000	7.88%	1.00%	July 28, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551844. Member loan 551844 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,400 / month
Current employer:	Best Buy	Debt-to-income ratio:	11.19%
Length of employment:	5 years	Location:	North Miami, FL

Home town:
Current & past employers:	Best Buy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > I have been at my current employer for 5+ yrs. I have never had late payments on any account in my credit report since 2003. I have no mortgage or rent to pay. All the funding would be used to pay the credit cards and the payments would go towards repaying this loan. My payments for this loan are set at 375 and my budget would be 600 to make payments. I have an outstanding credit history and this is well within my means of repayment. Borrower added on 07/23/10 > My monthly income of $2400 is my NET income not the gross. My Gross income is $3500/month

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,439.00	Public Records On File:	0
Revolving Line Utilization:	49.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse/partner who works? If so, what does he/she do and how much does he/she earn each month? What are your major monthly expenses (mortgage, car loan(s), insurance, credit cards, student loans, child care/tuition, major medical expenses, etc.)? Please include approx values (e.g., car loan - $x). How much are you currently paying towards the credits cards that you are planning to consolidate and what are their interest rates?	I'm single. Moved back in with my parents and have no mortgage or rent payments. My car has been fully paid off. I am also managing to lower miscellaneous expenses for the payment of this loan. Monthly Expenses below Cellular- $240 Auto insurance- $320 Credit Cards- $800 Misc Expenses- $300 Total- $1660 Credit cards Card1- $300 APR 29.99 Card2- $300 APR 26.99 Card3- $150 APR 24.99 This Loan would pay off all credit cards and thus the $800+ monthly would be going to the loan instead of the cards. I will also be receiving a raise at work shortly (about 2 months) which will also speed up the repayment process. I am looking at a 1.5 yr time line of repaying the loan.

Member Payment Dependent Notes Series 551883

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551883	$14,400	$14,400	7.51%	1.00%	July 28, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551883. Member loan 551883 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	Balboa Water Group	Debt-to-income ratio:	9.53%
Length of employment:	10+ years	Location:	SANTA ANA, CA

Home town:
Current & past employers:	Balboa Water Group
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > 3 Year Dept Payoff Loan Borrower added on 07/23/10 > 3 Year Payoff Loan

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1983	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	35
Revolving Credit Balance:	$13,842.00	Public Records On File:	0
Revolving Line Utilization:	26.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. You have 2 recent credit inquiries. Were you approved or denied credit in each instance? If approved, what were you approved for? / how much money were you approved for? / how much did you borrow? 2. How much is your mortgage payment? 3. How much is your car payment? 4. You have a delinquency on your credit report. Please explain the circumstances of the delinquency - what/why/how resolved/how much	1. I think I was approved. a debt consolidation loan. 14,500 2. $1400 per month (of which I pay half) 3. I will have no car payment after this loan as $7500 will go to buy out the lease 4. If I have a delinquency on my credit report it is due to a late payment, which has happened on occasion due to traveling where I do not have computer access (backpacking in the mountains). Resolved by paying the bill along with a late fee.
1. Please list the balance, interest rate, required payment, and financial institution for each of your loans and credit cards. 2. What else did you apply for besides a debt consolidation loan. Were you approved or denied and what was it for? 3. Please list clearly what debts you will be paying off with this loan. 4. How often do you go backpacking int he mountains for more than 30 days at a time? Has this affected your ability to hold a job?	1. 16,000 total debt with 3 different lenders. Citibank, chase, capital one. 2. a car loan through Capital one (denied due to high mileage on the car - 120,000 miles on a 2006 Toyota Corolla). 3. My car lease buyout which is $7500, with the rest going to pay off 1 of my credit cards and a portion of another. 4. I do not go backpacking for 30 days at a time - that's an assumption of yours. The late payments a couple of times through the years occurred because I neglected to pay the bill on time (which I generally do on-line and /or over the phone) before leaving on a trip. 5. I've held the same job since 1982 - so no, backpacking does not impede my ability to hold a job.

Member Payment Dependent Notes Series 551889

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551889	$15,000	$15,000	16.45%	1.00%	July 30, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551889. Member loan 551889 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	MSpace	Debt-to-income ratio:	12.15%
Length of employment:	< 1 year	Location:	Skokie, IL

Home town:
Current & past employers:	MSpace
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,902.00	Public Records On File:	0
Revolving Line Utilization:	95.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at MSpace? And would you be able to verify your income with Lending Club? To complete this you would need to submit proof of income via e-mail or mail. For the exact process, you can contact Lending Club here: support@lendingclub.com Toll free: (866) 754-4094 Fax: (866) 754-4094 Hours: 8:00am%u20135:00pm Pacific Time, Monday%u2013Friday	I am a sales engineer. I design audio visual systems for major corporations. I can and will will verify my income with lending club.
Could you please list out your debts? Please include type/balance/APR and whether each will or will not be paid off with this loan. Also, could you please list out your monthly expenses? Thank you in advance.	I am not comfortable listing my debts publicly, but here are a few facts: 1. This loan will completely pay off all debts 2. The interest rate on this loan is 5-10 points better than any of my cards 3. The monthly payment is less than I have been paying monthly to my credit cards. This loan is a way to get rid of credit debt, so that I may cancel the credit cards.

Member Payment Dependent Notes Series 551893

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551893	$12,000	$12,000	10.38%	1.00%	July 28, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551893. Member loan 551893 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,534 / month
Current employer:	Croce & Company	Debt-to-income ratio:	24.54%
Length of employment:	4 years	Location:	Stockton, CA

Home town:
Current & past employers:	Croce & Company
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,168.00	Public Records On File:	0
Revolving Line Utilization:	30.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Croce & Company and what do you do there?	It's an accounting firm and my position there is an administrative asistance. I assemble tax return, report, letters and financial statments for the partners and anything else that need done.
I understand your desire to consolidate existing debt -- has anything been done to avoid accruing new debt?	My mine consern is to get a lower interest rate, my current APR is 16.99, which will take me longer to pay off. I accru this debt because of a bad marriage and none of it is mine.

Member Payment Dependent Notes Series 551897

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551897	$6,500	$6,500	11.49%	1.00%	July 31, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551897. Member loan 551897 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	Froedtert Hospital	Debt-to-income ratio:	13.68%
Length of employment:	10+ years	Location:	New Berlin, WI

Home town:
Current & past employers:	Froedtert Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > Have been at current job for almost 14 years. Getting married next month and will have increased income. Have an excellent record of paying bills on time. Want to use money to combine some bills so I can make one single payment.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1990	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,699.00	Public Records On File:	0
Revolving Line Utilization:	48.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 551924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551924	$11,000	$11,000	10.75%	1.00%	July 31, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551924. Member loan 551924 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,066 / month
Current employer:	Mass General Hospital	Debt-to-income ratio:	2.00%
Length of employment:	4 years	Location:	Boston, MA

Home town:
Current & past employers:	Mass General Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,087.00	Public Records On File:	0
Revolving Line Utilization:	18.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	I plan to purchase a car.
Hello. What is your job at the Mass General? When you say "own", does that mean a. you have no monthly mortgage? b. you have no equity loan? c. you have the title tot the home? Wishing you well.	I design radiation treatments for cancer patients. I have a mortgage with a monthly payment amounting to roughly 30% of my income.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. The title is in my name. 2. The balance of my mortgage is roughly $183,000. 3. According to Zillow.com, my home is worth $311,000. I originally purchased it for $285,000, with about $100,000 down. Thus the desire for a car loan, as I used all but the emergency portion of my liquid assets for the down-payment.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Thank you for your help. I understand that this is a contract with my community, and not some faceless corporation.

Member Payment Dependent Notes Series 551948

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551948	$9,800	$9,800	7.88%	1.00%	July 29, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551948. Member loan 551948 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Lee County Sheriff's Office	Debt-to-income ratio:	24.17%
Length of employment:	10+ years	Location:	Cape Coral, FL

Home town:
Current & past employers:	Lee County Sheriff's Office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	71
Revolving Credit Balance:	$22,725.00	Public Records On File:	0
Revolving Line Utilization:	46.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list debts you intend to consolidate, with amounts and current interest rates, thanks.	Hi,Member_706476 : I plan to consolidate four credit card debts:HSBC;JCpenney;Chase and Discover. Thanks...

Member Payment Dependent Notes Series 551957

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551957	$17,500	$17,500	15.95%	1.00%	July 29, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551957. Member loan 551957 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	Wells Fargo Bank	Debt-to-income ratio:	13.33%
Length of employment:	1 year	Location:	Castle Rock, CO

Home town:
Current & past employers:	Wells Fargo Bank
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > I've been with my current employer for 1 year and have been in this industry for 5years now. I love my job and am great at what I do. Thanks for all the support. Borrower added on 07/27/10 > The latest posting hopefully will give you peace of mind that if you are one that is supporting this loan, you will be paid back in full and much sooner than the loan term. Borrower added on 07/27/10 > I'm not entirely sure what you can see on my profile regarding my current debts, but I want to clarify what I will be using these funds for. I will be paying off my chase card@4,200.00, My BofA card @ 4,800.00 and Amex@ 7,600.00. This should be right under the loan amount that I'm requesting minus any fees. This loan will allow me to save money on the ridiculous interest rates that the financial institutions are making on me and everyone else. It will be nice to have one monthly payment and allow me to pay additional principal payments as well. Thank you.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2002	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,892.00	Public Records On File:	0
Revolving Line Utilization:	95.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello from Parker CO - Lenders like me often pass by the loan requests that do not provide "your story". Peer-to-peer lending works, in part, because it is one person helping another person, but without a story you don't have a %u201Cpersonality%u201D. There was nothing in your application that drew me in to loan you money. You might want to add a description - tell us why you need a loan and about your plan for repayment.	I'm divorced, a single mother. I'm trying to get back on my feet and plan on going back to school as soon as I can. The reason that I'm trying to get a loan is so I can pay off my debt that was accrued from my marriage. The majority of my debt is from my ex-husband's business expenses. They have a family company. I agreed to not ask for any % of the company or alimony or support as long as my son's education was taken care of. With that agreement we also decided to split our debt down the middle and take care of whatever debts were under our own name. I am getting by just fine without the loan, but I plan on having my debts paid off with a 12-15 month time frame and having one payment would help me out a lot. I have and always have had a stable job. So, making the payment every month won't be an issue. Thanks for your time.
Hi! Could you please detail your monthly budget for us (including how much you are currently paying monthly on your debts). Thanks!	My monthly budget after after taxes is $2000. I currently pay $ 560.00 monthly on my debts. This is my only expense as of right now. This includes all my bills. I do not pay rent, but do help out with food. Hopefully this answers your question. I'd be happy to answer more. I plan on having everything paid off 12-15 months if not sooner. Thank you for your time.
Please list the debts you will consolidate with remaining balances and interest rates. Your credit balance shows you have $8.8k in outstanding debt, yet your loan request is for $17.5k. Please explaing the difference in the amounts and the purpose for the additional debt.	I'm not entirely sure why or how I'm showing only 8.8k in outstanding debts. I will be paying off my chase card@4,200 and closing that card. I will also be paying off 4,800 @ BofA , 7,600.00@Amex. Those balances should add up close to the loan amount that I'm requesting minus any fees. With those balances consolidated I will be able to make additional payments on the loan I'm requesting to pay it off sooner. All of this is to save money on additional interest that the financial institution is making off of me and everyone else. I know a lot of people will consolidate only to rack up more debt. This is not the case here. I am trying to pay off my debts and be able to start things over and move on with my life. Thanks.
What is the total amount of debt you are trying to pay off? The loan request is $17,500 but it seems like your debt outstanding is about $9,000. Thanks!	I actuall just answered this question. I'm not entirely sure if everyone can see my responses to previous questions, but I'd be happy to share. =) I will be paying off and closing my chase card @ 4,200. BofA @ 4,800, Amex @ 7,600.00 This should add up to just about what I'm requesting minus any fees. Thank You.
In a previous question you said that you pay $560 monthly on your debts. The monthly payment for this loan is $615. Why the increase? What are the interest rates on your credit cards? Thanks!	As far as the increase of my monthly payment.It has to do with paying my debts off earlier with this loan vs paying minimums on each of my credit card debts.If I paid the min.on my debts it will take forever to pay them off. With the different interest rates on my bills it is easier for me to have a fixed monthly payment and a fixed interest rate as well. This will allow me to budget in to make additional principal payments and have peace of mind knowing that as I pay on this loan it has an end payoff date. Although I do plan on paying this off before the 36month term so the extra $60 for now will still save me money in the end result.Hopefully this answers your question. Thanks for taking the time to review my loan.

Member Payment Dependent Notes Series 551973

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551973	$6,000	$6,000	13.98%	1.00%	July 28, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551973. Member loan 551973 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,872 / month
Current employer:	pioneer telephone	Debt-to-income ratio:	7.31%
Length of employment:	10+ years	Location:	kingfisher, OK

Home town:
Current & past employers:	pioneer telephone
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > I want to pay off, cancel 3 credit cards and medical bills. Borrower added on 07/23/10 > I have worked at my job for 13 yrs and also have my spouses income coming in. I plan to pay off, cancel 3 credit cards and pay medical bills.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1996	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,664.00	Public Records On File:	1
Revolving Line Utilization:	33.10%	Months Since Last Record:	117
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Purpose of loan? Thank you.	I want to cancel & pay off 3 credit cards and a few medical bills.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance is about $112,500 with no secondary mortgage. It appraised at $121,000 this year.

Member Payment Dependent Notes Series 551974

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551974	$10,000	$10,000	16.45%	1.00%	July 29, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551974. Member loan 551974 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	conrail	Debt-to-income ratio:	10.82%
Length of employment:	10+ years	Location:	blue bell, PA

Home town:
Current & past employers:	conrail
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,315.00	Public Records On File:	0
Revolving Line Utilization:	75.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 Debt Consol category loan. My questions are: [1} How long have your been working for employer? What is your position at Conrail? (Job/What you currently do.) [2] Transunion Credit Report shows a $8,315 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] $25,000 loan; $8,315 is Revolving Credit Balance; $146,685 is the extra cash that you will receive (less loans origination fee) that is consolidating, or is refinancing, what specific debts currently not included in Transunion Credit Report debts? [4] Why should lenders commit their limited $ to help to fund your loan? [5] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Provide an answer IN YEARS. DIFFERENT SUBJECT: Did not U S government owned Conrail split in two? CSX and Norfolk Southern BOTH acquired APPROXIMATE 50/50 pct interests in formewr Conrail. Am I correct? Or am I wrong? Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.26.2010	Type your answer here.1.i have been working for the railroad as a conductor for 18yrs and 10mnths.2. i am paying the revolving credit balance monthly on time( monthly $600) 3> $390.80 on car payments also up to date (13,173 balance) 4.i have good credit and have a reliable source of income in job security.5 trying to consolidate and lower monthly bills .as far as the csx/norfolksouthern split.the ns aquired %59 and csx %41.i went with norfolk southern at split date however there are areas in left in detroit and northeast that have noy been split yet and this is referred to as shared assets(conrail)
I am interested in funding your loan, however the credit report from Transunion shows only $8,315 in revolving debt, yet you are requesting $25,000. Please list all the credit card debt that you plan to repay (with amounts and APRs please) and if any amount will be used for another purpose, please list that as well.	my auto loan balance is 13,173 with mnthly payments of 390.80
Hi! You said you currently pay about 600 on your credit cards, but the monthly payment on this loan would be 884 - how would this fit into your monthly budget?	Type your answer here.I wish to pay off my auto loan of 13,173 which is mnthly payments of 390.80
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Type your answer here.thank you for funding this loan,my prioirity is in keeping my credit good.

Member Payment Dependent Notes Series 551982

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551982	$10,000	$10,000	7.88%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551982. Member loan 551982 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,000 / month
Current employer:	Orange County Sanitation District	Debt-to-income ratio:	1.06%
Length of employment:	8 years	Location:	Yorba Linda, CA

Home town:
Current & past employers:	Orange County Sanitation District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	45
Revolving Credit Balance:	$3,269.00	Public Records On File:	0
Revolving Line Utilization:	5.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$10K a month and you need this small a loan? Please clarify. Thanks.	Thank you for your question. I would like to borrow more money but I do not want to pay higher interest rate.

Member Payment Dependent Notes Series 551987

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
551987	$25,000	$25,000	11.49%	1.00%	July 31, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 551987. Member loan 551987 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,250 / month
Current employer:	Manatee County Sheriff's Office	Debt-to-income ratio:	9.48%
Length of employment:	8 years	Location:	GIBSONTON, FL

Home town:
Current & past employers:	Manatee County Sheriff's Office
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1996	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$34,904.00	Public Records On File:	0
Revolving Line Utilization:	84.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Manatee County Sheriff? Number [2] Transunion Credit Report shows the $34,904 Revolving Credit Balance total debt (84.30 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. Does debt include any Home Equity Line of Credit? (HELOC) If yes, loan $ amount and APR pct are? A-N-D What $ payments per month that are now being paid on all the RCB debts? (Total $ that are actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.23.2010	Type your answer here. 1) Detective 2)$23,000, approx. $900 rcb, never pay just minimum 3)Stability (job and personal), always pay my bills, never late with payments, home owner, good credit history 4)Don't intend on paying loan off early at this time
H: A few questions & clarifications: 1) what is the balance on your mortgage and current value of your house (according to zillow.com)? 2) do you have a home equity line of credit? 3) can you list your current debts and interest rates - and which will be repaid with this loan and which will not? Thanks.	1)balance- 93,000 value as of last month-83,000 2)no 3)chase cards-14,000 25% citibank-8,100 22% I plan on paying off the above two debts with this loan.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1) approx. 100k 2) 70k
Loan listed 5 days; 31 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.27.2010	thanks, had not been contacted until late yesterday.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Are you the sole wage earner? Thanks.	1) mortgage 750 utilities (cable included) 190-200 food 250-300 hoa dues 250 credit cards 650 no car payment 2) yes, I'm the sole wage earner

Member Payment Dependent Notes Series 552058

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552058	$10,000	$10,000	7.88%	1.00%	July 28, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552058. Member loan 552058 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Avanade	Debt-to-income ratio:	16.22%
Length of employment:	3 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Avanade
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > I am applying for this because I would like to pay off two credit card balances one is 6000 @ 18% apr and the other is 3000 at 11% APR. This loan will allow me to pay of the balances faster. The minimum payment for this loan is less than the amount I am currently paying to pay off the two amounts. I have good credit I don't have any late payment in my credit history. I have a stable job I have worked for the same company for 3 years. The credit card debt came as a result of school cost. I graduated in 2007 and I have already paid 12000 in debts.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$53,193.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the other debt of $43,193 showing up as your revolving credit balance due to a HELOC (line of credit again your home)? If not, please explain the balance. Thank you/	Yes, its a HELCO on my home.

Member Payment Dependent Notes Series 552060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552060	$6,000	$6,000	13.61%	1.00%	July 28, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552060. Member loan 552060 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,083 / month
Current employer:	Foster farms	Debt-to-income ratio:	10.36%
Length of employment:	10+ years	Location:	Toutle, WA

Home town:
Current & past employers:	Foster farms
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > pay off credit cards

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1990	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	63
Revolving Credit Balance:	$14,841.00	Public Records On File:	0
Revolving Line Utilization:	70.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $24,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Foster Farms? Number [2] Position (Job/What you do) currently for employer? A-N-D Length of Employment shows 10 years (maximum length registration process allows). Number actual years with this employer are? Number [3] Transunion Credit Report shows the $14,841 Revolving Credit Balance total debt (70.50 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] $24,000 loan; $14,841 is Revolving Credit Balance; $9,159 is the extra cash that will be received (less loans origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [5] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [6] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for SIX answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.24.2010	Type your answer here.(1) it is a poultry plant. (2) I am a supervisor I have been there for 12 years. (3)I pay a total of $792 a month for all debts.(4) I have a car loan that is not included but it is included in monthly debts, Also planning on using the rest to get married.(5) Because I am a safe bet i have job security and I pay all my bills.(6) I plan on paying off in about 4 years but i like the flexibility because I do have a family and kids and sometimes unexpected expenses come up.
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	All credit cards $1727 (15.24%) $3085 ( 23.24%) $2275 ( 19.00%) $1385 (17.9%) $823 ( 21.00%) $823 ( 14.99%)$1393( 26.99%) $1091(26.00%) $1200(21.00%) and Approx5,000 For a car loan I will be paying everything off.

Member Payment Dependent Notes Series 552080

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552080	$13,000	$13,000	11.49%	1.00%	July 31, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552080. Member loan 552080 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	Young Living Essential Oils	Debt-to-income ratio:	18.54%
Length of employment:	5 years	Location:	American Fork, UT

Home town:
Current & past employers:	Young Living Essential Oils
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > Just to be clear. The amount is to pay off all cards in my name and my husbands name. The total dollar amount to pay them all off is aprox. $12800. He also has very good credit and neither of us have been late on any payments ever.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,836.00	Public Records On File:	0
Revolving Line Utilization:	55.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your revolving credit balance as reported by credit bureau is $7836 (see credit history section of your listing). Please explain why you want $13k as it's not obvious from the listing.	Sorry for not being clear. This loan would be for Me and my Husband. The remaining amount would be used to pay off the cards that are in his name. The total amount to pay off all of our cards is approximately $12800.
Is the $3,500 / month income yours or your husband's, or combined income? Since Lending Club does not accept joint applicants.. I guess the question is - which one of you is applying for the loan? Thank you in advance for your answers.	The $3500 a month is just my income. My husband makes an additional $1800 a month.

Member Payment Dependent Notes Series 552116

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552116	$25,000	$25,000	13.98%	1.00%	July 31, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552116. Member loan 552116 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,416 / month
Current employer:	C.U.S.D.	Debt-to-income ratio:	12.65%
Length of employment:	10+ years	Location:	Chino Hills, CA

Home town:
Current & past employers:	C.U.S.D.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1997	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,960.00	Public Records On File:	0
Revolving Line Utilization:	65.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer C U S D? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $18,960 Revolving Credit Balance total debt (65.80 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] $25K is loan; $19K is Revolving Credit Balance; $6K is the extra cash that will be received (less a loans origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debt? Number [5] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [6] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for SIX answers that will help other lenders, and myself, to make an informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.23.2010	Type your answer here.1). School District 2). Professional (Teacher 11.5yrs) 3). Besides cc pymnts.(always pay 30 to 45% more than min.) other major debt includes mortgage, car, and student loan (2808.00). Typical mnthly expenses (utilities, phone, etc.) total aprrox. 500 to 600. 4). The app. only allows one choice for the loan purpose. I would use the remaining amount less the fee for home improvement. 5). I have an excellent credit history, always pay on time, and am very attentive to deadlines. Therefore, there is no doubt that I would be a responsible borrower. 6). Current intentions are to complete the 5yr. term. - Thanks for your service to our country.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Type your answer here. Please refer to above. Thx
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. No HELOC, only one morgage(349,000), refer above for addl. info.
Me agian. One last question: Are there additional wage-earners in household? If yes, what are their occupations and net "take home" pay per month. Thanks. Lender 505570 USMC-RETIRED Sunday 07.25.2010	Type your answer here. Yes, however, his income has no bearing whatsoever on my finances.
Loan listed 5 days; 16 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.27.2010	Type your answer here. I received a call from the Credit Review dept. yesterday. The message indicated that they were waiting for income pay stubs. I followed up, called the office, and informed the gentleman that I had not received an email request for additonal info. He checked and discovered that the underwriter had not sent me the email. Their error, so I sent requested info. to them this morning via email. Thanks
Hello, I am interested in funding your loan. Will you be receiving an income verification soon? Thank you.	I spoke with Eric this afternoon, and he said my info was received and processed.On my summary page it states "Approved" in the Credit Review section.

Member Payment Dependent Notes Series 552131

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552131	$20,000	$20,000	11.49%	1.00%	July 31, 2010	August 5, 2013	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552131. Member loan 552131 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,750 / month
Current employer:	ProHealth Physicians	Debt-to-income ratio:	19.21%
Length of employment:	8 years	Location:	Vernon, CT

Home town:
Current & past employers:	ProHealth Physicians
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/22/10 > My wife and I are trying to consolidate our credit card bills and pay them off at a lower rate. I believe I am a strong candidate for this loan. I have a very secure and stable occupation. I am a Cardiac Ultrasonographer with over 8 years experience. The company I work for is strong financially. We are one of the leading networks of Physicians in the State of Connecticut. My wife is returning to work in the fall. She is a school teacher. She has been home for the last several years with our children. She is returning to the workforce this fall and will contribute to the family income.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1989	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	9
Revolving Credit Balance:	$38,710.00	Public Records On File:	0
Revolving Line Utilization:	56.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Pro Health Physicians? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $38710 Revolving Credit Balance total debt (56.70 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. Does debt include Home Equity Line of Credit? (HELOC) If yes, loans $ amount and APR pct are? A-N-D What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Friday 07.23.2010	Dear USMC Retired, Here are the answers to your questions. Sorry for the delay. (1) ProHealth Physicians is Connecticut???s leading primary care physician organization, serving the medical needs of nearly 350,000 of the state???s residents. Our growing membership provides services in over 75 locations throughout Hartford, New Haven, Middlesex, Tolland and Litchfield counties. ProHealth Physicians, provides patients wide range of integrated health care services, including primary care, pediatric gastroenterology care, laboratory and imaging tests, and therapeutic services. This is directly from the company web site. More information can obtained from the web site. http://www.prohealthmd.com/index.php (2) My position: I am an RDCS. Registered Diagnostic Cardiac Sonographer. Also know as an Echocardiographer. I have over eight years experience in my field. I perform Cardiac Ultrasound testing. I am a registered Echocardiographer. My credentials are with ARDMS. More information can be obtained from ARDMS website: http://www.ardms.org/default.asp?ContentID=1&menubar=1 and the American Society of Echocardiography (ASE) http://www.asecho.org/i4a/pages/index.cfm?pageid=1 I am also the Manager of ProHealth's Mobile Ultrasound Program. I coordinate a seven member team of Mobile Ultrasound Technologists performing Ultrasound testing throughout Connecticut in various Doctor's offices and imaging centers. (3) TC Report is off by a few K per my calculation. We do not have HELOC. This month we were only able to pay $700 towards our existing debt. This number will increase dramatically once my wife returns to work in the fall for the school year. (4) I understand your concern and appreciate your comments. Like most American families, my family is at a challenging point in our lives. Balancing family commitments and professional careers is a difficult process. My wife is school teacher with her Master's Degree in Special Education. She has ten years experience in her field. When we had our children it was of the utmost importance to the both of us that she remain home during these formative years and work with and be with our children. It was a decision we both made and have firmly believed in. We knew that sacrifices would be necessary along the way. During the last few years things have been financially difficult for us. The rising cost of food, fuel, clothes etc have added to our situation. We do not live extravagantly but for a family of six life can be quite expensive. However, we are toward the near end of that commitment. Our four children are older and are going to school. My wife is going to re-enter the work force this fall and continue her teaching career. Her added income will help to reduce the debt we have accumulated over the last few years and get us back on track financially. I have no doubt in my mind that we will be able to meet our financial requirements in the future and be debt free within the next few years. (5) Length of Time Question. I understand your concern with this as well. You want to ensure your investment has time to mature and matriculate. All I can say is I would like to promise you that I would go the full time length of the loan. My financial goal is to be out of debt as soon as possible. With that being said, I calculate that with my wife going back to work this school year will significantly contribute to the speed with which we pay off our loan. If we use her entire income to pay off our loan it would take us at the earliest 2(+) years to pay down the loan. I would estimate that it could quite possibly take longer. So it would be pretty safe to say that my goal of paying off this loan in about three years is a good answer. I hope these answer your questions. I look forward to hearing from you. Thank you.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello. Answers to your questions: (1). We currently have a balance on our mortgage of $308,000.00. We have no HELOC. (2) Current market value of our home $350,000.00.

Member Payment Dependent Notes Series 552140

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552140	$8,000	$8,000	15.58%	1.00%	July 30, 2010	August 5, 2015	August 5, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552140. Member loan 552140 was requested on July 22, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	n/a	Debt-to-income ratio:	19.92%
Length of employment:	n/a	Location:	Pullman, WA

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2005	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$19,580.00	Public Records On File:	0
Revolving Line Utilization:	83.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
The Borrower Profile does not show either an Employer or a Length of Employment. What are sources reported Gross Income $ per month: Annuity? Federal-State-Municipal Civil Service? Civilian, Military or VA pension? Disability? Investments? Rentals? Social Security? If self-employed, your primary occupation? If business owner, your primary business description is? If employer is person or firm, identify your employer? Advance thanks appropriate answers. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.23.2010	I have just moved to WA, Pullman. Here I have started a residency in veterinary microbiology program at the Vet School. My annual income now is around 36,000 but it's gonna be significantly increased on the fourth year of study. Prior to that I worked for the University of Georgia as a researcher and for a small company so there I was getting around 46,000 dollars per annum. I also have a small renting business on a side that gives me 700 dollars a month extra. I have indicated my social security in the application process. Let me know if you have any more questions. artem
You have almost $20,000 in revolving debt but are only requesting $8K? What are the balances that you're hoping to consolidate, and at what interest rates?	The plan is to pay off the car (though the interest rate is low there) so that I could sell it as a private seller at the retail price.
What is this loan for? What are the balances and interest rates on your other debts? Thanks for answering.	The plan is to pay off the car (though the interest rate is low there) so that I could sell it as a private seller at the retail price.
Could you please list out your debts? Please include type/balance/APR and whether each will or will not be paid off with this loan. Also, could you please list out your monthly expenses? Thank you in advance.	The plan is to pay off the car (though the interest rate is low there) so that I could sell it as a private seller at the retail price. The monthly expenses varies from 2,000-2.300 a month.
Your gross income is $2,917 / month leaving your with less than $2600 / month net? Your monly expenses are up to $2300 / month, and with this loan up to $2500 (although you will save some by omitting the low car loan payments). It seems that your budget is very tight? Thank you.	I have indicated in my application that I get extra 600$ a month from my small rental business. Though the budget is still tight.

Member Payment Dependent Notes Series 552188

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552188	$18,000	$18,000	15.95%	1.00%	July 28, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552188. Member loan 552188 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Gen-Probe	Debt-to-income ratio:	10.67%
Length of employment:	7 years	Location:	MIAMI, FL

Home town:
Current & past employers:	Gen-Probe
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > 7/23 Using the loan to pay off my cc card debt which was accumulated through a string of family and health issues several years ago. Spending was necessary at the time, but did not have a savings back then. Back on my feet now and have a great, steady job with a good established clinical diagnostics company. Hoping to build more of a savings with my monthly income instead of paying silly cc rates that goes up to almost 30%. If I get fully funded, I will be able to wipe out all my cc debt and make one monthly payment to the loan established here. Here's to a clean slate and thanks for your consideration to invest. Borrower added on 07/23/10 > 7/23 Would like to also add that I'm single with a gf currently and no kids. Long term plan is to be able to build up my credit, eliminate cc debt and be able to afford to buy a house in about 5 yrs time. Thanks for your time. Borrower added on 07/24/10 > 7/24 I just wanted to add that I do need this loan and I'm not going to waste lender's time by paying it back too early. I chose a monthly payment that is in line with what I can afford...so I expect to keep paying back the loan up to the 36 months, maybe a few months early, but not much. Thanks for listening. Borrower added on 07/25/10 > 7/25 Waiting for LC to deposit the small amount into my checking account so my verification will be complete and profile completely approved. Will update as soon as I see deposit. Thanks again. Borrower added on 07/26/10 > 7/26 Have received bank withdrawal from LC, everything is verified as of today. Have not received any additional info request from LC, but will respond if asked. Thanks. Borrower added on 07/27/10 > 7/27 Asked for employment and income verification, documents sent as of today. Thanks.

A credit bureau reported the following information about this borrower member on July 22, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	24
Revolving Credit Balance:	$19,569.00	Public Records On File:	0
Revolving Line Utilization:	64.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please list each debt you plan to pay off, including the name of the creditor, the amount owed, and your current actual monthly payment on each debt. Thank you.	Citicard - $6500, min payment around 250 a month Citicard 2 - $6000, min payment around 200 a month Discover - $3000, min payment around 120 a month Bank of America - $2800, min payment around 120 a month. If fully funded, i will pay off all of those right away. If partially funded, I will pay off the citicards first because they have the highest APR. I chose the 36month because the monthly payments are about what i pay now, but i am not paying down fast enough since the extremely high APR. I want to get back on track asap and felt this was the best way to make progress. Thanks.
Please explain the delinquency 24 months ago.	Was plain oversight ultimately on my part because I had left for an extended business trip overseas. Had asked my sister to mail in my bills but she had inadvertently missed it since it was almost 6 weeks of mail. After this episode, I signed up for web access to all my credit cards and set up reminders and autopay to eliminate this factor. I should of double checked that it got paid, so it was still ultimately my own fault.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) PLEASE detail Balances (This time with APR), monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 2) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 3) Any other pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1) Citicards are at 29.99%, Discover card is at 24% and BofA at 18%. Unfortunately, the citicards are the ones with the highest balance which is making it harder to pay down the debt. 2) 1400 is paid as rent + utilities on a monthly basis, with another 250 going to a 25yr life annuity that my parents asked me to start. The only other major expense that I incur on a monthly basis are groceries/food which average around 300-400 a month. I do not have car payments, insurance, or fuel money to pay because I drive a company provided vehicle ($75 a month is a flat fee I pay for the privilege). I do not have payments for health insurance because the company is gracious enough to pay for our insurance completely for full coverage. I don't have dependents either. During the last year, I've been trying to pay about 1100 to all the cc debts, but it only goes a little above the minimum which is why I'm being bogged down. 3) I do have a company bonus which equates to about 10,000 dollars a year and for the last 4 years since I've been eligible for it, I've earned the full amount. I do have a 401k that I've been contributing to as well as purchased company stocks that i have bought in the last 2 yrs. Thanks for your consideration.
I am interested to help fund your $18,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer Gen-Probe? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $19,569 Revolving Credit Balance total debt (64.60 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.24.2010	1. It's an international, publicly traded clinical diagnostics company that sells its products mostly to hospitals and reference labs. 2. I'm an engineer that works on their instrumentation/automation platforms. 3. Mentioned this in a previous post, I usually try to set aside a total of 1200-1400 a month to pay the cc's listed. I am trying paying off the highest APR cards which are the 2 citicards but its still barely making a dent because of the high APRs. I've even tried to ask the cc companies to adjust my rate, but they are not helping. 4. I do think most of the people in the credit consolidation category do intend to pay off their loans. I would like to be funded because I really want to be debt free and stay that way. Although some of the circumstances that led me to this point is out of my control, I know ultimately its my duty to resolve it. I have no desire to be in debt anymore and are taking the necessary steps to correct. I feel you and others should invest in me because I have a stable job in a growing and stable company with great benefits that will. I intend to pay off the loan as soon as I can and become ultimately debt free. This loan is at a relatively high percentage APR and I feel you guys will get a greater return than some of the others since I know I will pay on time and will never default on the loan since I chose a payment well within my spending power. 5. I've chosen the 36 months and will likely aim to pay it off between the 2 yr and 3 yr time frame. If extra income comes in such as bonuses and/or promotion, I will get rid of this debt asap. Thanks for your consideration.
Loan listed 5 days; 71 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.27.2010	Thanks for your concern, see my recently added memo. Just received employment and income question from LC and already promptly replied with appropriate documentation.

Member Payment Dependent Notes Series 552211

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552211	$6,250	$6,250	11.49%	1.00%	July 29, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552211. Member loan 552211 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,583 / month
Current employer:	Black Hills Workshop	Debt-to-income ratio:	14.36%
Length of employment:	1 year	Location:	Rapid City, SD

Home town:
Current & past employers:	Black Hills Workshop
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > I plan to use the funds to - like many borrowers - pay off revolving debt that has become difficult to pay off due to dramatically-increasing interest rates. I am recently learned a lot about using my money more effectively, and will be using these funds to pay off a 22.99 card and a 19.99 card. Thank you for the opportunity to work toward a debt-free lifestyle! Borrower added on 07/23/10 > Typo: I should have written that "I have recently learned a lot about using my money more effectively."

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,516.00	Public Records On File:	0
Revolving Line Utilization:	47.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
how much is your monthly mortgage payment? car payment? how much is your after tax income? Do you share any of these bills?	My mortage is 964.04/month. No car payment currently. After tax income is around 2100 a month, but varies because I earn an additional 3-6 thousand a year from a third job. There are times when I take on a renter to share the mortgage, but currently do not share any of those bills.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for your interest. The current morgage loan balance is 110,779.73. I live in a rural area and Zillow has nothing on my home. I have not had the home appraised, but my guess would be that I have little equity at this point -- what I owe and what it is worth may not be sigficantly different. I have no HELOC or other loans of lines of credit associated with the home.

Member Payment Dependent Notes Series 552244

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552244	$5,000	$5,000	13.61%	1.00%	July 30, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552244. Member loan 552244 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Classic Coach Repair	Debt-to-income ratio:	5.18%
Length of employment:	7 years	Location:	Elizabeth, NJ

Home town:
Current & past employers:	Classic Coach Repair
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > I've visited a credit counselor and she advised to me about how to improve my Fico and reduce my interests consolisating my debts. She also suggested me Lending Club for getting my goals. I hope to get this loan to get a healthy financing life and void to spend too much money in my credit cards interests. Thank you for your help in advance!

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,191.00	Public Records On File:	0
Revolving Line Utilization:	82.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Classic Coach Repair and what do you do there?	Classic Coach Repair is a dealer Ferrari, you can buy, repair Ferrari, Lamborghini, Testarosa and they also restore antiques cars. You can visit www.ccferrari.com.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE explain in detail Purpose of the loan. 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	I don't have any loans, in fact this is the first time I apply for one. I only want to consolidate my 2 highest balances ( you can see them on my credit report)to improve my Fico and get a higher score because I'm planing to go into a bussines in 2-3 years around. Dell- balance $2169.15 at 22.24% and Bank of America- Balance $1989.63 at 25.24%. My financial advisor said me doing this I'will improve my score.
PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.).	I don't have any loans, in fact this is the first time I apply for one. I only want to consolidate my 2 highest balances ( you can see them on my credit report)to improve my Fico and get a higher score because I'm planing to go into a bussines in 2-3 years around. Dell- balance $2169.15 at 22.24% and Bank of America- Balance $1989.63 at 25.24%. My financial advisor said me doing this I'will improve my score.

Member Payment Dependent Notes Series 552294

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552294	$6,600	$6,600	7.14%	1.00%	July 29, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552294. Member loan 552294 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	stericycle	Debt-to-income ratio:	13.43%
Length of employment:	10+ years	Location:	cleveland, OH

Home town:
Current & past employers:	stericycle
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > kitchen repair

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,029.00	Public Records On File:	0
Revolving Line Utilization:	31.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse/partner who works and if so how much does he/she make each month? What are your major monthly expenses, broken out with values (e.g., mortgage/rent, car loan(s), insurance, student loans, child care/tuition, credit cards, major medical expenses)? (3) What is the overall budget for the project?	Type your answer here.credit cards, car loan ,1 payment left on car loan finishing 1 year early, no spouse but my 15 year old daughter lives with me

Member Payment Dependent Notes Series 552310

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552310	$13,750	$13,750	13.98%	1.00%	July 29, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552310. Member loan 552310 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,916 / month
Current employer:	ICU Medical Inc	Debt-to-income ratio:	18.59%
Length of employment:	2 years	Location:	WEST JORDAN, UT

Home town:
Current & past employers:	ICU Medical Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2004	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,778.00	Public Records On File:	0
Revolving Line Utilization:	93.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
SPECIFIC Job/What you do for ICU Medical? A-N-D Provide THREE years PRIOR work, or school, history. Thanks. Lender 505570 USMC-RETIRED Saturday 07.24.2010	Iam an Automation Department lead I have 6 people who report to me and I insure my areas inventory is correct and make sure to support production
Please list amounts and interest rates of the debts you want to consolidate, thanks.	6500 Personal loan interest 14.00 4900 Credit Card interest 19.95 1900 line of credit interest 9.95
How long IN YEARS will you servive (keep) this loan?	3 years

Member Payment Dependent Notes Series 552311

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552311	$7,000	$7,000	15.21%	1.00%	July 31, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552311. Member loan 552311 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,333 / month
Current employer:	Quantlab financial	Debt-to-income ratio:	11.03%
Length of employment:	2 years	Location:	The Woodlands, TX

Home town:
Current & past employers:	Quantlab financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > New bike for work commute.

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	33	Months Since Last Delinquency:	5
Revolving Credit Balance:	$8,675.00	Public Records On File:	0
Revolving Line Utilization:	19.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? Please explain your credit delinquency from 5 months ago.	My wife doesn't work outside the home, so our take home pay is ~6k a month. For the delinquency, we own a house in MN which we were trying to sell. After 6 months without success, we took it off the market & have renters. While on the market, the house went into default, which hit our credit score. We immediately paid all outstanding debts & are easily able to cover our current monthly expenses.

Member Payment Dependent Notes Series 552329

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552329	$7,500	$7,500	13.61%	1.00%	July 29, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552329. Member loan 552329 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	The Hartford	Debt-to-income ratio:	7.88%
Length of employment:	6 years	Location:	wilton manors , FL

Home town:
Current & past employers:	The Hartford
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	44
Revolving Credit Balance:	$9,547.00	Public Records On File:	1
Revolving Line Utilization:	56.10%	Months Since Last Record:	79
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What is Hartford and your position there? 2) You can expedite the contacting LC's support staff. They can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. This makes your loan more attractive to lenders. Good luck.	Service Consultant
what was the delinquency and public record?	The delinquency was a Service Merchandise cc debt I had occured while in college. SM filed for Chapter 11. The debt became public record and was sold to a law firm. The debt has been paid in full and will remain on record for another year.

Member Payment Dependent Notes Series 552334

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552334	$10,000	$10,000	7.14%	1.00%	July 28, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552334. Member loan 552334 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,250 / month
Current employer:	Qhi Group USA	Debt-to-income ratio:	8.04%
Length of employment:	< 1 year	Location:	Antioch, CA

Home town:
Current & past employers:	Qhi Group USA
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1986	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,024.00	Public Records On File:	0
Revolving Line Utilization:	41.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 350 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Saturday 07.24.2010	This is not a business loan its for credit card Debt Consolidation.

Member Payment Dependent Notes Series 552349

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552349	$9,600	$9,600	15.95%	1.00%	July 28, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552349. Member loan 552349 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$9,583 / month
Current employer:	Chep	Debt-to-income ratio:	10.70%
Length of employment:	3 years	Location:	houston, TX

Home town:
Current & past employers:	Chep
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	31
Revolving Credit Balance:	$2,260.00	Public Records On File:	0
Revolving Line Utilization:	26.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE explain in detail Purpose of the loan. 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Employers Business: CHEP CCC owns a fleet of IBS'c for the packaging and transport of spent catalyst and hazardous wastes from refineries and chemical plants. I am the General Manager of the America's. Purpose of Loan: Replace our roof and re-deck with radiant barrier. Budget: Mortgage: $1800 (Includes Taxes and Insurance) No Car Payments Utilities $500 Misc Credit Exp -$300 I have over $30K in checking and $50K in investments. However, I am reluctant to dip into this. Also, I am trying to build some additional credit. I appreciate your interest!
Do you have a spouse/partner who works and if so how much does he/she make each month? What are your major monthly expenses, broken out with values (e.g., mortgage/rent, car loan(s), insurance, student loans, child care/tuition, credit cards, major medical expenses)?	Employers Business: CHEP CCC owns a fleet of IBS'c for the packaging and transport of spent catalyst and hazardous wastes from refineries and chemical plants. I am the General Manager of the America's. Purpose of Loan: Replace our roof and re-deck with radiant barrier. Budget: Mortgage: $1800 (Includes Taxes and Insurance) No Car Payments Utilities $500 Misc Credit Exp -$300 I have over $30K in checking and $50K in investments. However, I am reluctant to dip into this. Also, I am trying to build some additional credit. I appreciate your interest! My wife does not work.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I bought the home for $235,000 way below the market, on our street they are selling for $250,000+. I owe $200,000. We have done allot of updates new double pane windows, remodel most of the inside and re-landscape. I had planned to put off the roof for a couple of years, but it cannot wait. We are going with new 40 yr shingles and re-deck with radiant barrier (very important in TX). Thanks for your interest.

Member Payment Dependent Notes Series 552360

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552360	$15,000	$15,000	7.51%	1.00%	July 29, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552360. Member loan 552360 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Houston ISD	Debt-to-income ratio:	1.25%
Length of employment:	6 years	Location:	Houston, TX

Home town:
Current & past employers:	Houston ISD
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > I am purchasing a liquor store. I have invested 95,000 dollars of my savings. I am short of 15,000 for inventory. I am planning to take it over next month (August). Borrower added on 07/25/10 > Since the time I have posted my loan on here, I have been getting some questions which are reasonable. The business I am purchasing is a liquor store. It has been in business for the last 12 years and is located in a great shopping center surrounded by a good neighborhood. Since the time I signed a purchase contract, I have been working there for 25 days now. I see no problem. The store needs no renovation and is up and running. Everything is in good condition. There is a steady flow of customers. I would like to thank all the investors out there who are helping me. I greatly appreciate your support.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,941.00	Public Records On File:	0
Revolving Line Utilization:	5.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your Small Business category loan is 1 of 350 plus total loans Lending Club listed today for lender consideration. Lenders appreciate the borrowers providing basic DETAILS about their business? Start-up? Established? Products? Services? Targeted clientele? etc. A-N-D provide PURPOSES how, after a loan's origination fee deducted, their loan net proceeds are intended to be spent to benefit either a borrower or business? Website upgrade? Inventory? Expansion? Advertising? Prepaid expenses? Renovating premises? Purchase equipment and or fixtures? "Floor" financing? Or exactly what? etc. Listing provided little or nothing to attract lenders interest and for them to commit $ to possibly help to fund your loan. A small Business category loan is always the hardest loan category to fully-fund because borrowers default rate is highest of all loan categories. Your loan currently remains 1st class genuine mystery to all lenders. You should provide loans basic Details and Purposes how a loan directly intended to benefit you. Minus basic information, realistically loan doesn't compete favorably for lenders available $. At end of borrower registration process exists the opportunity to add description details, purposes, miscellaneous etc to aid prospective lenders. Hope this lender very honest appraisal helps your loan to attract lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Friday 07.23.2010	The liquor store is a well established and is located in a nice area, surrounded by a good neighborhood. Since I signed a purchase contract with the owner I have been working at the store for the past 25 days. The business is running good. There is no renovation needed. The store is well equipped and up and running. The liquor store has been in business for the last 12 years. I have invested 95,000. Out of this 95,000, 70%is going towards store purchase and the rest 30% will be going towards inventory. Since this is a liquor store. It has a huge inventory and I am short of 15,000.
Are you planning to quit your job to run this liquor store?	I have been working as a high school teacher for the past 6 years and I do not have any plans to quit the job. Of course, I will be working myself (part time). My family member will be working full time. The liquor store has been in business for 12 years. It is well established. The current owner is selling the store because he wants to retire.
You will receive an email when the borrower answers your question.	I am sorry. I did not get your question. Please send your question again and I will try my best to answer it.

Member Payment Dependent Notes Series 552371

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552371	$1,600	$1,600	17.19%	1.00%	July 28, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552371. Member loan 552371 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,667 / month
Current employer:	Community Counseling Services	Debt-to-income ratio:	12.48%
Length of employment:	3 years	Location:	Swoyersville, PA

Home town:
Current & past employers:	Community Counseling Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$210.00	Public Records On File:	0
Revolving Line Utilization:	19.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	7

Member Payment Dependent Notes Series 552400

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552400	$6,500	$6,500	15.95%	1.00%	July 28, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552400. Member loan 552400 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,444 / month
Current employer:	VA Palo Alto Health Care System	Debt-to-income ratio:	15.71%
Length of employment:	2 years	Location:	Menlo Park, CA

Home town:
Current & past employers:	VA Palo Alto Health Care System
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,876.00	Public Records On File:	0
Revolving Line Utilization:	98.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 552412

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552412	$12,000	$12,000	11.86%	1.00%	July 31, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552412. Member loan 552412 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,208 / month
Current employer:	United States Navy	Debt-to-income ratio:	23.32%
Length of employment:	2 years	Location:	Hampton, VA

Home town:
Current & past employers:	United States Navy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	64
Revolving Credit Balance:	$17,088.00	Public Records On File:	0
Revolving Line Utilization:	26.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Re: Your loan application. Employing Service Branch: U S Navy My questions are:: (1) Active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employmnet shows as 02 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) DoD Civilian Employee: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not tell L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Monday 07.26.2010	I'm DoD Civilian Employee, GS12 Step 3. I work for the U.S. Navy doing Civil Engineer type of work. Previously, I separated from the U.S. Air Force as an O-3.
I am interested to help fund your $12,000 CC REFI category loan. My questions are: [1} Provide answer to my earlier email concenring U S Navy employer, your current position etc. [2] Transunion Credit Report shows $17,088 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provid and IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.26.2010	Right now I'm paying total of $825. I'm trying to reduce payment on a credit card so I can pay off my debt faster. Yes, I intend to payoff this loan early, 3 to 4 years.
You did not answer these questions. ONE more time: [1] Provide answer to my earlier email question concenring U S Navy employer; your current military or civilian Pay Grade?, EOS? Position? (Job/What you do) etc [3] Why should lenders commit their limited $ to help to fund your loan? . Lender 505570 USMC-RETIRED 07.27.2010	[1] I'm a civilian with the U.S Navy. My pay grade is GS 12, step 3. I'm a Civil Engineer. I do in house designs and architect/engineer design reviews. I've been doing this job for 2 years and it's a permanent position and I plan on doing it until I retire in 30 years. [3] Lenders should commit because I'm a reliable person and and their investment will be worthwhile.
You did not answer these questions. ONE more time: [1] Provide answer to my earlier email question concenring U S Navy employer; your current military or civilian Pay Grade?, EOS? Position? (Job/What you do) etc [3] Why should lenders commit their limited $ to help to fund your loan? . Lender 505570 USMC-RETIRED 07.27.2010	[1] I'm a civilian with the U.S Navy. My pay grade is GS 12, step 3. I'm a Civil Engineer. I do in house designs and architect/engineer design reviews. I've been doing this job for 2 years and it's a permanent position and I plan on doing it until I retire in 30 years. [3] Lenders should commit because I'm a reliable person and and their investment will be worthwhile.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	1. Rent is $650/mo, car is $133/mo, electric bill is aboutr $100/mo, car insurance is $85/mo, cell phone is $100/mo, internet/cable is $120/mo, for food i always take food to work instead of eating out so roughly for groceries/mo is about $100, USAA loan is $525/mo. 2. MBNA credit card is what i want to pay off. Right now i pay over $320/mo and the interest rate is over 23%. Trying to get a loan here so i can have a fix payment plan and cheaper amount each month. 3. Yes, I am Thanks

Member Payment Dependent Notes Series 552420

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552420	$10,000	$10,000	13.23%	1.00%	July 29, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552420. Member loan 552420 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,225 / month
Current employer:	West Virginia Corrections Academy	Debt-to-income ratio:	10.79%
Length of employment:	8 years	Location:	Hillsboro, WV

Home town:
Current & past employers:	West Virginia Corrections Academy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > My job is very stable, I've worked for the WV Division of Corrections for over 8 years, job security is not in question. My title is Corrections Program Supervisior, Senior, which means I am an Academy Trainer and Hearing Officer. I've borrowed and have had several loans throughout the years. I've paid every cent I've borrowed without penalties and never had late payment. Credit score is over 700 without anything negative. Plan to use exactly how described, will pay off debt, medical bills for my wife and son, taxes of property and vehicles. I budget well within reason and the monthly payment will not put a hardship on my family.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,958.00	Public Records On File:	0
Revolving Line Utilization:	81.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello, what kind of debt do you plan to consolidate? (Records demonstrate your revolving credit balance is less than $2,000.)	I also have medical bills that have unexpectantly came up. My state insurance does not cover enough sometimes. I had to take my wife, broken ankle and my son, tonsilities both to the emergency room.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	I work for the West Virginia Division of Corrections, so i work for the state. My position is titled Corrections Program Specialist, Senior. Which really means I am the training officer and the Hearing Officer (Magistrate) for the institution i work at and any other institutions if necessary. I will be using this loan to pay off the Lowe's card with balance approx. $2150. I will also be using to pay off medical bills (emergency room visits) for my wife and son. Broken ankle and tonsilitis. These bills currently total approx. $1,000 and still haven't received all. Will also be using loan to pay off expenses for truck/vehicle repair/maintenance, total for this is $2,000. These truck/vehicle repair costs was not cause of accident or fooling around. Just had to be done, everything just hit at once. I will be using the loan to pay off taxes on house/personal property. What ever money is left over, will go into emergency money fund. Family Budget: House Payment (own) $300 Car loan (M&T) $300 utilities (elect. water & sewer) $270 Insurance (car & house) $225 Phone $90 lending club $240 I would not apply for loan if i the payment did not fit, if i couldn't pay it i would not apply. I chose the 5 yr payment plan for its flexibility. If possible i will repay the loan early. I chose the flexibility for my family and my job is extremely safe. My job security for the state is not in jeopardy. The Govenor has cut budgets but has not cut Division of Corrections jobs. We are always short on bodies and somebody is always being hired and i stay extremely busy teaching and conducting hearings. No internet or childcare, Wife stays home during day to take care of child, goes to work part time in evenings when i return home from work.
I am interested to help fund your $10,000 Debt Consol category loan. My questions are: Number [1] Brief description your employer WV Correctional Academy? A-N-D is this facility a part of WV state government? Or is it civilian for profit? Number [2] Position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $2,000 Revolving Credit Balance total debt (81.60 pct usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. $10,000 loan; $2,000 Revolving Credit Balance; $8,000 is the extra cash that will be received (less loans origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.24.2010	Before I came back to West Virginia I went to college then was Active Army for 4 years, with most of my time spent overseas. The West Virginia Corrections Academy is part of the Division of Corrections for the State of WV. I work for the state, I've worked for DOC for over eight years, started as a Corrections Officer I, went to Corrections Officer II, then to Corrections Trainer and now to my currect position. The WVCA is the base for all training, basic academy, specialized training, clearinghouse for use of force incidents. My position is titled Corrections Program Specialist, Senior. Which means I am an corrections trainer (ITO) and Corrections Hearing Officer (Magistrate) for the state. I am stationed at Denmar Correctional Center but I travel to the WVCA and other institutions when needed or mandated to. The WVCA pays my salary not my stationed institution. I talked about what I hope to use this loan for in the previous question, consolidating debt from medical expenses to vehicle expenses. My family and I had has some bad luck away from work and debt is catching up with us. This loan would erase that debt and bring us back to where we belong. The loan would not be wasted or spent virvoulusly on junk, toys etc. I do not operate that way. We do not have TV, cable or dish do to its summer and I would rather be outside with my family and force my son to be outside instead of inside watching TV during daylight hours. I've had personal loans before ranging from $3,000 to 30,000. Most when i was single. I took the five years for the flexibility but i always try to pay off loans early. I'm hoping/planning to have this loan paid off in 3 years but with the flexibility I can take longer if needed. If you have other questions please feel free to ask. Thanks for your interest.
After Lending Club Home Office less than $1 deposit verifies your bank account, the next step is borrower Employment-Income verification. Home Office Credit Reviewer should contact you by email or telephone. Reviewer will provide Fax Machine telephone number and will indicate doc, or pdf format if documents required and to be sent via email. When Credit Review completed the application lenders see reflects Credit Status "Approved". An Appproved Credit Status benefits borrower because:(1) Loan attracts lenders waiting until review process completed before committing $. (2) After completed, funding pace will quicken. (3) After loan funds, net $ can be deposited quickly into already verified bank account. Credit Review the "KEY" for borrower's loan funding. CREDIT REVIEW SHOULD BE COMPLETED EARLY. WAITING UNTIL LISTING END CREATES CHAIN-REACTION DELAY IN APPROVAL, FUNDING AND DEPOSITING $. If the Credit Reviewer does NOT contact you within 3-days after loan's list date, AFTER verifying less than $1 deposit posted bank account, ASAP initiate contact the Credit Review. Member Support Department open Mon - Fri 8AM - 5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; the answering machine available 24/7. Fax Machine is available 24/7. Earlier a Credit Review finished, and loan "Approved", means sooner loan attracts lenders who commit their $ to fund it. Credit Review can be finished in 1 day, and the loan Approved for later issue. I'm interested to help fund your loan after loan "Approved" for issue. This Information benefits 1ST time borrower. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Monday 07.26.2010	I will work on Employment-Income verificatioon ASAP Thanks for info.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My current balance on my mortage is $47,900. Do not have any HELOC out on home. Current market value when accessed last year was $95,000.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I thought i answered this but it must not have submitted it. I own $47,900 on my house. Do not have any HELOC out on house. Last accessed the house was worth $95,000.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Thank you very much for your support. I know everybody says this but YOU SERIOUSLY HAVE NOTHING TO WORRY ABOUT WITH ME NOT PAYING THIS LOAN PERIOD. I take my responsibilites extremely serious, I really appreciate your support and everybody else that has funded this loan so far. My family appreciates everything also.

Member Payment Dependent Notes Series 552441

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552441	$8,000	$8,000	11.12%	1.00%	July 30, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552441. Member loan 552441 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,583 / month
Current employer:	US Drug Enforcement Administration	Debt-to-income ratio:	12.11%
Length of employment:	10+ years	Location:	Woodbridge, VA

Home town:
Current & past employers:	US Drug Enforcement Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > I want to pay off a partial credit card debt Borrower added on 07/23/10 > Loan will be used to partial pay off a credit card

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,261.00	Public Records On File:	0
Revolving Line Utilization:	82.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 552443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552443	$15,000	$15,000	17.56%	1.00%	July 31, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552443. Member loan 552443 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,417 / month
Current employer:	NES Rentals	Debt-to-income ratio:	13.03%
Length of employment:	3 years	Location:	Holyoke, MA

Home town:
Current & past employers:	NES Rentals
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1994	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	48	Months Since Last Delinquency:	13
Revolving Credit Balance:	$12,119.00	Public Records On File:	0
Revolving Line Utilization:	48.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
You are asking for almost twice as much as you owe. Please explain why? Also, please address the high number of recent delinquencies.	In asking for $24k I am looking to consolidate my debt, lessen the high interest from the credit cards (29%) and have one payment. The breakdown is roughly as such, CarMax - $10000, Citibank - $4000, GE Capital - $4000, AAFES - $5500. The late payments are listed because they have occurred within the past 7 years. They are as follows: Mortgage foreclosure - 2005 occurred as I was going through a divorce. My ex wife and I had a messy situation and it ended up with late payments and foreclosure. 1 car payment late in 2008. While deployed to Iraq with the Marine Corps, I left my financial business to be tended to by my sister. She had an oversight and missed this payment. The car has since been paid off completely. No excuses, just the reason it was late.
Regarding the foreclosure, how much do you owe the bank and what steps have they taken, to date, to get the money? Also, what are your expenses, including any alimony or child support from the divorce?	All issues from my divorce have been settled. We don't owe each other any monies or property. There were no kids involved. The bank has written off the foreclosure amount and the house has been resold. It will be a blemish on my credit report, however, for the seven year period.
Thank you for your prior answers to other lenders. I am interested in helping to fund your loan. The revised loan amount of $15k carries a monthly payment of $377. What are the current payments on the debt you will be paying off with this loan? Are the payments currently more or less than $377 per month? Thus, how will this loan help your monthly budget?	With the reduced loan amount, I will not pay off my car loan to CarMax. The other charge accounts have very high interest rates that are at or approaching 29%. The minimum monthly payments on those chare accounts totals $583. With that said, this loan will still allow me to pay these cards off while reducing the overall interest and payments.
Thank you for taking the time to answer lender questions and for the information you have provided. I am happy to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Thank you for your consideration. I absolutely understand your point, and I am committed to satisfying this obligation to completion.

Member Payment Dependent Notes Series 552450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552450	$8,000	$8,000	7.88%	1.00%	July 28, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552450. Member loan 552450 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	50 Below	Debt-to-income ratio:	7.16%
Length of employment:	4 years	Location:	Superior, WI

Home town:
Current & past employers:	50 Below
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,155.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is 50 below - your job/position? What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to these 2 Qs...	50 Below is a website company. My position is a website consultant. My monthly bills are $1700.

Member Payment Dependent Notes Series 552451

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552451	$21,000	$21,000	13.23%	1.00%	July 31, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552451. Member loan 552451 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,642 / month
Current employer:	Geisinger Medical Center	Debt-to-income ratio:	15.15%
Length of employment:	4 years	Location:	williamsport, PA

Home town:
Current & past employers:	Geisinger Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/13/10 > I wish to pay off all credit cards and loans that I have. To have just one payment to to lending club would be more efficient and also increase my credit score Borrower added on 07/16/10 > I want to streamline my finances. The best way is to first eliminate the credit card debt. From there, it will be very easy to practically manage my finances. Ultimately, my goal is to eliminate all debt and be able to concentrate solely on investment and increased savings for my retirement. Borrower added on 07/17/10 > I have very good credit. It is 712 across all three credit bureaus. In the 3+ years that I have had a monthly credit monitoring subscription, I have never been late with any payments. This includes car loan/insurance, mortgage payments, home utility payments and credit card bills. My monthly budget is approximately 2500.00, with a net pay of 3300.00 per month. With the high interest rates, I want to eliminate all credit card debt and loan payments. That way I can concentrate on repaying just my Lending Club bill each month, my mortgage, and utilities. I have been employed by the largest non-profit hospital health system in North Central PA for 4+ years as a Professional Allied Health Professional. My job is extremely secure; we are expanding with Providers Offices/Clinics in the SE PA regions of Allentown PA, Philadelphia PA, and South Jersey. I have no fear of layoffs, which is a blessing in today's economy. If anything, our HR division is adding jobs to the Health Sysytem everyday. One last thing about my employer, President Obama lauded our health system as a role model for Excellence in Healthcare while keeping costs down. I really want to eliminate the variable rates of my credit cards. I now believe that credit cards are not the way to buy products. I have changed to paying cash for goods. Borrower added on 07/17/10 > What makes your investment/loan secure is that I am an extremely reliable person. My credit score is very good; I have never been late with my car loan/insurance, credit card payments, loan payments, or any of my household utility bills. I have a very secure job as a Medical Technologist at a Major Healthcare System of note, and I have been continuously employed there for 4+ years. My monthly bills TOTAL approximately 2500.00 and my net income is approximately 3500.00 per month. My fiance has been out of work since December of last year, so I have paid all of my bills. Although he will return to work in August, I bought my home and pay my debts based on my salary alone. The reason that I need this loan is to get rid of my credit card debt. The varying interest rates, and separate bills have begun to irritate me. I would rather just pay the credit card debt off, and repay your loan to me. Just one monthly bill payment to repay your loan is MUCH more practical and logical to me. I am anxious to repair my finances; very anxious. I have begun to pay cash for goods. I would greatly appreciate your help in my endeavor; and I am convicted regarding paying my bills on time. My character is defined by my diligence in paying my bills, and paying my bills on time or early. Borrower added on 07/19/10 > Post script to all lenders, especially "everyday moves". I would lean towards paying off my loan by having a flat ammount of 500.00/month debited from my checking account. I do not know how much earlier this would pay off my loan, but it may shorten the time somewhat. Thank you very much for considering your investment; it will pay off for you. I am a dependable, good risk to invest in and reap positive returns.

A credit bureau reported the following information about this borrower member on July 10, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1983	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,634.00	Public Records On File:	0
Revolving Line Utilization:	31.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.).	I pulled my credit report. Transunion has my revolving credit at 3559.00 and my installment accounts at 16,638( 2 personal loans, remaining student loans, and car note balance). All three bureaus have the installment accounts correct, but Experian has the correct figure of 13,101.00 in revolving debt as of 07/07/10. I wish to eliminate the personal loans(4676.00) as well as the revolving acct balance(13,101.00)= $17,777.00 with the remaining 2273.00 going towards my car note(Balance of 8934.00) and student loans(Balance of 2998.00) CC#1-$1483.00@15.99%=15/mo. CC#2 (CHARGEOFF)-4073@3.99%=$82/mo. CC#3-4976@8.99%=$150.00/mo. CC#4-269@16.99%=$10.00/mo. CC#5-757@15.99%=$26.00/mo. CC#6-856@14.99%=$30/mo. CC#7-1882@17.99%=$56.00/mo Personal loan #1-566@9.99%=$52/mo installment via Direct debit. Personal loan #2-4110@17.99%=$142.00/mo. Car note and student loans will not be consolidated. Car loan =287/mo Direct debit. Student loan =100.00/mo Direct debit. As you can see, debt consolidation is the best solution for me. Even with all those monthly payments, I have never been late with my payments. My mortgage is $856.00/mo. And do not forget car insurance, utilities and food. I have never been late with any payments, and I will not be late with yours. I just want to get rid of most bills(Credit card and the two Personal loans), and repay your loan in one bill instead. Thank you.
I am interested to help fund your $21,000 Debt Consol category loan. My questions are: Number [1] B-R-I-E-F description your employer Geisinger Med Ctr? Number [2] B-R-I-E-F description your position (Job/What you do) currently for employer? Number [3] Transunion Credit Report shows the $3,634 Revolving Credit Balance total debt (31.10 pct usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debts? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] $21,000 loan; $3,634 is Revolving Credit Balance; $17,366 is the extra cash that will be received (less your loan's origination fee) that is either consolidating, or that is refinancing, what specific debt that is not currently included in credit report Revolving Credit Balance total debts? Number [5] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. BRIEFLY convince me Why lenders should commit their limited $ to help to fund your loan? Number [6] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] FYI: Your VOLUMUNOUS 4-part optional description is TOO loang. More concise information is better than this "book" you wrote. Advance thanks for SIX answers that will help other lenders, and myself, to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.24.2010	Please see answer for Member_608819 for itemized details of why I have requested this loan. As you can see, I pay aproximately $500.00/mo in credit card and personal loan payments anyway. So, it is very doable to repay your loan @$480.29/mo. I plan to, however, make it a flat $500.00/mo. I do not know how much time the repayment will take with that payment. I am a Medical Technologist. I am trained in Immunhematology(Crossmatching and Preparation of Blood products for Transfusion); Clinical Microbiology; Clinical Hematology; and Clinical Chemistry(Urinalysis included). I have been a MT for 23 years. I perform many manual procedures, and am trained in using quite a few Multi-Sequential Automated Instrumentation. I have been a MT for 23 years. Geisinger Health Systems is a HUGE non-profit Healthcare System that spans North Central PA. We are in South Wilkes-Barre, Wyoming Valley, and Danville PA. We have a For-profit lab in Allentown PA called Proven Diagnostics. We have numerous Providers and clinics throughout N Central PA, Wilkes-Barre, Wyoming Valley, and Scranton PA. We have expanded as far as SE Pennsylvania, Philadelphia PA, and even South Jersey. President Obama has publicly lauded our Health System as a role model for Healthcare Service Excellence using State-of the art Technology, while being extremely cost-efficient. If you want to learn more, go to www.geisinger.org
Why was this loan initially relisted?	I requested that the loan be relisted because i received less than half of the requested/needed ammount to eliminate the CC/Loan debt. Had I accepted the initial loan, I would've just ended up creating another bill. The only bills that I wish to remain are my Student loans, my car note, and the monthly debit of $500.00 to repay your loan should I reach the requested ammount. I would still also have my mortgage, car insurance, and montly utility bills also.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance owed is 115,674.00. The market value is @ $120,000-$125,000. Most homes in my township sell in this price range or higher. It has four bedrooms, 11/2 finished bathrooms. There is a 40ft x 20ft three-season sunroom attached to the home w/ sliding glass doors and full-length screens. Hardwood floors throughout. A carport and a detached 2-car garage with automatic door. The whole house is finished, and it was in great, move-in condition. That is why I bought it. I have had only a few very minor repairs.

Member Payment Dependent Notes Series 552468

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552468	$3,500	$3,500	10.75%	1.00%	July 31, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552468. Member loan 552468 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,750 / month
Current employer:	SNL Financial	Debt-to-income ratio:	7.72%
Length of employment:	5 years	Location:	Charlottesville, VA

Home town:
Current & past employers:	SNL Financial
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > I also have a VW 2000 with around 120K miles, which have been paid off if you need to use it as Collateral, can get more information to you.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	37
Revolving Credit Balance:	$9,152.00	Public Records On File:	0
Revolving Line Utilization:	61.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 552469

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552469	$15,000	$15,000	7.88%	1.00%	July 29, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552469. Member loan 552469 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	The Nature Conservancy	Debt-to-income ratio:	6.00%
Length of employment:	10+ years	Location:	RESTON, VA

Home town:
Current & past employers:	The Nature Conservancy
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > We just got engaged and we are trying to pay off all of our old debts put money towards the wedding and pay off the money we have spent fixing up our house which we bought a year ago. We are both financially sound and have never missed a payment on anything. We will not let anyone down.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1985	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,876.00	Public Records On File:	0
Revolving Line Utilization:	36.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Could please tell us a little about your job (What do you do? How secure is the job in this economy?)? Wishing you well.	I am a cisco certified network engineer I work for a non profit that has been around for 80 years and has over 1.7 billion in the bank. I have been there for 10 years. There are only 2 engineers and we support over 250 connected offices so it is a lot of work for two people. Also living near dc the job market for network engineers is very strong.
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Between my fianc?? and I our bills are 2892 for everything including car insurance, cable/internet, cell phones, HOA, electric, and water. Our food bill is usually around 300 or so a month we use coupons and try and be as cheap as possible when doing the grocery shopping. So to just live it is about 3200 between her and I we bring in 5060 a month after taxes.
What does your fiance do and how much does he/she earn each month? When is the wedding and what is the overall budget? What are the balances, interest rates, and minimum payments on your credit cards? How much are you currently paying on your credit cards each month. Finally, congratulations on your engagement.	She is an office manager for a small Dr.'s office. The total balance is 11080.00 intrest rates range from 8.99% for 1000.00, 12% for 4000.00, 14.99% on 1080.00, and 20% on 5000.00 Our minimum payments are about 430.00 I do not have the exact information in front of me as I am responding from my phone, but these are very very close. As far as wedding budget goes her parents are paying most, my parents are kicking in. We really want to just pay all of this off with one payment a month, stop using credit cards( as we have cut them all up), and have a cousin for planning our wedding which is taking place near her parents 600 miles from us.

Member Payment Dependent Notes Series 552486

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552486	$6,000	$6,000	13.98%	1.00%	July 28, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552486. Member loan 552486 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,167 / month
Current employer:	Putnam County and SBS	Debt-to-income ratio:	10.43%
Length of employment:	8 years	Location:	Ottawa, OH

Home town:
Current & past employers:	Putnam County and SBS
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	25	Months Since Last Delinquency:	11
Revolving Credit Balance:	$5,872.00	Public Records On File:	0
Revolving Line Utilization:	13.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 552510

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552510	$17,000	$17,000	10.38%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552510. Member loan 552510 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,250 / month
Current employer:	Equity Residential	Debt-to-income ratio:	16.87%
Length of employment:	3 years	Location:	REDLANDS, CA

Home town:
Current & past employers:	Equity Residential
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > Will be purchasing excavation equipment for an already established business. Going in as a joint partner. Borrower added on 07/29/10 > I've never had a late payment on anything ever. I pay back all my debts. I can afford the monthly payment with no problems. I have a very secure career and am a top performer at my company so my income is very secure. I'm very excited in this new venture I hope to have going so thank you to any who are able to fund my loan.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,843.00	Public Records On File:	0
Revolving Line Utilization:	51.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Equity Residential and what do you do there?	It's a property management company. I'm a property manager that manages a 496 unit apartment complex.
How will this money be used? Do you have a partner/spouse who works and if so how much does he/she earn each month? What are your major monthly expenses (e.g., rent, car/transportation, insurance, child care, student loans, major medical expenses, etc.)?	The money is to purchase excavation equipment for an already established business. I will be going in as a partner and making a percentage on all profits. I do not have any additional income. My monthly expenses totaled are: $1424. As a property manager I do not have to worry about rent which is why my expenses are minimal.

Member Payment Dependent Notes Series 552525

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552525	$15,000	$15,000	10.75%	1.00%	July 29, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552525. Member loan 552525 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,000 / month
Current employer:	Vanguard	Debt-to-income ratio:	17.27%
Length of employment:	2 years	Location:	Phoenixville, PA

Home town:
Current & past employers:	Vanguard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > I'm looking to be rid of my debt in 3 years. I'm already paying extra so that I can pay off my car early and this is another step in becoming debt free. I work in the financial industry and my credit ratings are very important to me, so I can assure any potential investors that paying this loan in a timely manner will be a top priority. Borrower added on 07/23/10 > I also want to add that I intend to pay this loan in a bi-weekly fashion, as I do with all my financial obligations. That way, the loan will be paid off sooner than the set term. Borrower added on 07/26/10 > I was recently asked how I plan to avoid racking up more credit card debt while paying off this loan. That's an excellent question, and one I've thought a lot about. I've destroyed all my cards with the exception of one (to have in case of emergencies). I've set up a savings account that's connected to my checking account, so that a portion of my paycheck go towards savings automatically. Currently, I am living paycheck to paycheck with little ability to save. This loan will free up $300 a month, part of which will be used towards my savings account. I've also recently been promoted with my company, and this new position offers the opportunity of quarterly bonuses (which I plan to use towards paying this loan). On a personal note, I would like to become a homeowner w/in the next 5 years. This is one of the first steps I'm taking in achievement of that goal. This debt has been a weight on my shoulders. I don't want to be in this position again, so I'm taking the necessary steps to avoid it. I've also made some lifestyle changes (ex., canceled cable in order to save) and have been budgeting much more carefully. I hope that you will find this answer satisfactory, and I appreciate your consideration in regards to my loan request.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1999	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,095.00	Public Records On File:	0
Revolving Line Utilization:	67.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (rent, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	I bring home $2400/month with my job. With that I pay $1100 for rent/food/utilities, $300 for my car payment, $100 for my car insurance, and $100 for my student loans. I also try to contribute $50/month to my roth IRA when I am able. Prior to looking into this consolidation loan, I was paying $800/month for my credit cards. This loan will reduce those payments to $500/month, freeing up an additional $300 per month.
Can you explain how you would avoid running up credit card debt in the future, particularly once you replace it with this loan?	That's an excellent question, and one I've thought a lot about. I've destroyed all my cards with the exception of one (to have in case of emergencies). I've set up a savings account that's connected to my checking account, so that a portion of my paycheck go towards savings automatically. Currently, I am living paycheck to paycheck with little ability to save. This loan will free up $300 a month, part of which will be used towards my savings account. I've also recently been promoted with my company, and this new position offers the opportunity of quarterly bonuses (which I plan to use towards paying this loan). On a personal note, I would like to become a homeowner w/in the next 5 years. This is one of the first steps I'm taking in achievement of that goal. This debt has been a weight on my shoulders. I don't want to be in this position again, so I'm taking the necessary steps to avoid it. I've also made some lifestyle changes (ex., canceled cable in order to save) and have been budgeting much more carefully. I hope that you will find this answer satisfactory, and I appreciate your consideration in regards to my loan request.

Member Payment Dependent Notes Series 552526

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552526	$4,000	$4,000	14.35%	1.00%	July 28, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552526. Member loan 552526 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,292 / month
Current employer:	Home Depot	Debt-to-income ratio:	19.50%
Length of employment:	< 1 year	Location:	Atlanta, GA

Home town:
Current & past employers:	Home Depot
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > Credit card consolidation and pay off medical bills. Borrower added on 07/23/10 > The reason for my loan request is to do some debt consilidation. One payment makes it easier to pay off faster. I need to consolidate some medical bills, a credit card bill, and one variable rate student loan. I am a good borrower because I follow strict budget and do have a payback plan. I'm not sure if this would be frowned upon but my budget has the loan being paid of in 1.5 yrs. I do budget out over a year with all my monthly expenses. Putting myself through college taught me how to quickly stick to a budget. Currently I have been employed in my current position for just about 6 months which I know can be frowned upon. Although, the reason for new employment was for a promotion and I did leave a stable full time job behind. My prior employeer was my first position out of college and I was there two years. I do feel that a motivated person just out of college is suppose to take that next raise around two years and that is what I stuck too. Currently I would for Home Depot in their corporate office and feel very stable where I am at. I am looking to consolidate this debt so I can pay it off quickly, lower some interest rates, and put myself in a position to save for a house. Currently I am aware the my debt to asset ration is offset but this is due to student loans. Students loans is the mass majority of my debt. I hope that this can be taken into consideration when evaluating my request. Please feel free to contact me regarding any other questions.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2002	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	24	Months Since Last Delinquency:	23
Revolving Credit Balance:	$595.00	Public Records On File:	0
Revolving Line Utilization:	11.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
i only see $600 in debt, why do you need $4000?	Because medical does not show on a credit report. Its law that they can not hurt your credit because of medical payments, although, they can make life very uncomfortable. I would rather pay them off and pay the interest instead of getting calls all the time. Even though I pay on the bill, they continue to call because it is not paid off.

Member Payment Dependent Notes Series 552542

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552542	$9,000	$9,000	7.88%	1.00%	July 31, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552542. Member loan 552542 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$14,000 / month
Current employer:	PROSTEP INC	Debt-to-income ratio:	9.68%
Length of employment:	4 years	Location:	Lake Orion, MI

Home town:
Current & past employers:	PROSTEP INC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > Mint Condition, Just Inspected Audi A4 Convertible for my Wife (Anniversary Present) Borrower added on 07/26/10 > Mint condition, just inspected 2004 Audi A4 Cabriolet - Gift for wife (Anniversary) Borrower added on 07/27/10 > One lender asked: Does my wife work ? Yes, she used to be a 5 star pastry chef and gave up her career to raise our family. Now she works at the school part time in food service. I think she deserves something special for our 20th anniversary. Borrower added on 07/27/10 > Financially speaking, this would drop my car lease for her from $463 / month to a $181 / month. We are trying to break our addiction to leasing! Borrower added on 07/28/10 > Tax Returns, W2's, Paychecks have all been submitted and are being reviewed.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1989	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$43,081.00	Public Records On File:	0
Revolving Line Utilization:	38.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
With making $14K a month do you really need an auto loan for just $9K?	Thank you for your question. Between saving to put 2 kids through school (one with special needs, and new braces), and putting myself through college, and paying some legal bills I find myself a little short of liquid cash. You are correct, I could probably save for about 6 months and take care of it, but my wife's lease expires next month, and the car is available now. Thank you again for considering funding this loan.

Member Payment Dependent Notes Series 552630

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552630	$20,000	$20,000	16.32%	1.00%	July 31, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552630. Member loan 552630 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$5,667 / month
Current employer:	Charles Schwab	Debt-to-income ratio:	5.93%
Length of employment:	5 years	Location:	Scottsdale, AZ

Home town:
Current & past employers:	Charles Schwab
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > I am going to pay off my 2 credit cards that are at 19,850. They both add up to over $950.00 a month of min payment. They are at Bank fo America Borrower added on 07/25/10 > I have worked at Charles Schwab for over 5 years. As a margins Analyst I have a very stable job. Margin department will always be needed in all aspects of what a brokerage firms offers to clients, internal representatives, and regulatory rules of the U.S. exchange. Borrower added on 07/25/10 > I have never missed a payment on by debt. My payment history is perfect. I need help to get out of debt faster. Having this loan will help me manage my money so that I can pay off the debt that I have. I have a 3 bedroom condo that is paid for so I do get rental income of 1,250 from 2 renters. Monthly Budget: Rental Income: +1,250.00 Monthly Salary: (Before Taxes and 401K) +4,250.00 Bank Of America Credit Cards: -950 Car Insurance -110.00 HOA: -195.00 Miscellaneous: (Food, gym, leisure) -960.00 (No rent or mortgage) Borrower added on 07/25/10 > I have never missed a payment on by debt. My payment history is perfect. I need help to get out of debt faster. Having this loan will help me manage my money so that I can pay off the debt that I have. I have a 3 bedroom condo that is paid for so I do get rental income of 1,250 from 2 renters. Monthly Budget: Rental Income: +1,250.00 Monthly Salary: (Before Taxes and 401K) +4,250.00 Bank Of America Credit Cards: -950 Car Insurance -110.00 HOA: -195.00 Miscellaneous: (Food, gym, leisure) -960.00 (No rent or mortgage)

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,597.00	Public Records On File:	0
Revolving Line Utilization:	92.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Total monthly cost comes to 560.00...Home and car is fully paid for
Hi, What is your current interest rates on the cards? Thanks	22.5%
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	No mortgage on my condo. No HELOC loan, Title is under my name and my sisters. I have lived there for over 7 years. Zillow=179,000.Thanks for your time
MY SECOND, AND LAST, ATTEMPT FOR ANSWERS. THERE WILL BE NO THIRD ATTEMPT. I am interested to help fund your $20,000 CC REFI category loan. My questions are: [1} What is your position at Charles Schwab Co? (Job/What you currently do.) [2] Why should lenders commit their limited $ to help to fund your loan? [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.27.2010	Hi, 1) Margins Analyst for over 5 years at Schwab, 2) Lenders should feel safe since I have never missed a payment and have always repaid my debt. Since this is for credit cards that I am already making payments, I will have no issue paying this loan off since it will be less then what I am now paying every month on current debt. This loan will be for 2 cards that I never missed a payment on. I also have savings in store to pay my monthly expenses for 6 months in case anything did happen to me. 3) I will be making some early payments on this loan. Should be paid off in around 4 1/2 years. Please let me know if you have any other questions. Thanks for your time.
why does your credit report only show debt of $3600?	What credit report are you looking at? I have 3 credit cards. One with schwab which has a 0 balance and 2 with bank of america. BofA are the ones that will be paid with this loan. I had those 2 cards for over 5 years so they should be on the credit report. When I check my report on all 3 I do see those cards.

Member Payment Dependent Notes Series 552639

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552639	$1,300	$1,300	6.39%	1.00%	July 28, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552639. Member loan 552639 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,800 / month
Current employer:	Franchise Tax Board	Debt-to-income ratio:	6.43%
Length of employment:	10+ years	Location:	Sacramento, CA

Home town:
Current & past employers:	Franchise Tax Board
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > Our air conditioner went out and we don't have the cash to buy a new one installed. Homeowner for over 20 years, same job with State of California for 22 years.

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1993	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$61,676.00	Public Records On File:	0
Revolving Line Utilization:	22.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 552682

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552682	$9,250	$9,250	11.12%	1.00%	July 28, 2010	August 6, 2013	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552682. Member loan 552682 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,167 / month
Current employer:	Edmunds.com	Debt-to-income ratio:	11.44%
Length of employment:	10+ years	Location:	Los Angeles, CA

Home town:
Current & past employers:	Edmunds.com
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	34
Revolving Credit Balance:	$13,261.00	Public Records On File:	0
Revolving Line Utilization:	58.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $9,250 Debt Consol category loan. My questions are: Number [1] Position (Job/What you do) currently for employer Edmunds.com ? A-N-D Length of Employment shows 10 years (maximum length registration process allows). Number actual years with this employer are? Number [2] Transunion Credit Report shows the $13,261 Revolving Credit Balance total debt (58.20pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. What is total $ amount now being paid on all the RCB debts? (Total $ that is actually PAID per month; and NOT the Credit Card minimum $ payments that are DUE per month.) Number [3] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.24.2010	First, thanks for the opportunity to allow me explain a bit about who I am. I hope you???ll forgive me, but I???ve condensed your questions to save on space. 1) What is your position at Edmunds.com and how long have you been there? I am the Senior Photographer for the sister web properties of Edmunds.com and Insideline.com. I will have been at this position for 12 years this October. I am a senior managing member of the Editorial department. Edmunds.com has held steady through the tough economic times. I have had a rock solid track record with my company and in the automotive journalist field during my tenure. I love what I do, my position is very stable within the company, and I have every confidence my employment will continue well into the future. 2) How much are you paying to your credit card/debt per month? The total amount I???m paying the credit cards per month typically varies between $900 and $1,300 per month. This amount mostly depends on other expenses I might have during the month. 3) Why should lenders commit their limited $ to help to fund your loan? Peer to peer loans, no prepayment penalty, and low interest rates are what have drawn me to the Lending Club. I received a large raise at work within the last three months and I also recently gotten engaged. I???ve also gotten notice from my two credit cards that they have raised my interest rates well beyond my comfort level. I???m looking to go into my new chapter with a clean slate. I have gotten a lot of my debt out of the way, but with the high interest I???m currently being charged, my repayment has been made much more difficult. With the possibility of help from the Lending Club and funders such as yourself, I can structure my debt obligation at a much more reasonable interest rate and very comfortable payment. Currently, I am earning an $86,000 salary. If I include my company???s Cash Incentive Program, my vacation payout and the freelance work I occasionally do, my earnings for the next 12 months will be very close to $100k. Even if I don???t count those bonuses to my total yearly earnings, the ability to make monthly payments will not be an issue for me. My credit is good, but not perfect. I???m human like any of the funders/borrowers and have made mistakes like forgetting to drop the bill in the mailbox or put a piece of mail accidentally into the recycling. Believe me, the ability to auto pay is extremely attractive me. Ultimately this is a leap of faith. Granted, 99.9% on your end. Like I said before, I want to start a new chapter with a clean slate of personal obligation. If I can do it at a low interest rate (compared to my credit cards/other banks) and a personal small funder can make money instead of a Wall Street banker, I really see this as a win-win situation. 4) Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? The 36 month loan option was by far the most attractive to me because of the flexibility it offers. The estimated monthly payment for a fully funded loan amount is well within my current monthly expenses and offered me the flexibility to cover the ???what if??? (ie- major unexpected repair bill, pipe bursts and floods the house???). It is my goal to pay the loan off minimum six months before the final due date. Six months is what I feel is very achievable at this point for the amount I earn on a month-to-month basis. Currently I???m asking for a loan less the total I owe because I???m expecting the company forecasted 4% of salary Cash Incentive Program payout early this Fall, covering any difference between potentially loaned and borrowed. I also have the ability to sell 120 hours of vacation each calendar year back to the company as a kind of bonus (which I have already done this year). I accrue 6 weeks of vacation due to my position as a senior manager. I haven???t taken more than two weeks off in a year since 2007. Currently I???m making car payments for the next 22 months. Since it???s a 0% loan, I don???t have an incentive to pay it off early. But once I complete the payments, it???s an additional $480 free to make extra payments against something I am paying interest on. These various additional earnings I receive on top of my monthly wages will allow me to pay the loan off much sooner. Since I won???t exactly know their amounts, I can???t say by how much sooner I can pay the loan off. I hope my answers satisfy your questions. Please don???t hesitate to ask further questions.
Can you explain the delinquency on your record?	The delinquency on my record was a mistake on my part. I set up an automatic payment for my credit card that I thought was starting June, but the system had a delay (the warning of which I failed to notice) and started in July. I thought I had set up the system so I could avoid these kinds of mistakes, but my oversight had lead me right into the problem I was hoping to avoid.

Member Payment Dependent Notes Series 552759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552759	$3,200	$3,200	7.14%	1.00%	July 29, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552759. Member loan 552759 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,849 / month
Current employer:	n/a	Debt-to-income ratio:	14.22%
Length of employment:	n/a	Location:	kilgore, TX

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1973	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	63	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,051.00	Public Records On File:	0
Revolving Line Utilization:	1.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 552794

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552794	$7,000	$7,000	13.98%	1.00%	July 31, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552794. Member loan 552794 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,100 / month
Current employer:	west penn allegheny health system	Debt-to-income ratio:	22.98%
Length of employment:	10+ years	Location:	lower burrell, PA

Home town:
Current & past employers:	west penn allegheny health system
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > funding is for a 1980 32' Bayliner 3250 Conquest boat in excellent condition that is being sold for $6,500.

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,352.00	Public Records On File:	1
Revolving Line Utilization:	70.10%	Months Since Last Record:	96
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report shows 1 Public Records on File originating 96 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? After obtaining, and reviewing, the Transunion Credit Report, only then answer this email. Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.29.2010	The Public Record was Bankruptcy Chapter 7. It was due to a financial problem that my ex-wife had created.
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? You have a public record from 8 years ago. Was it a bankruptcy?	The Public Record was Chapter 7 Bankruptcy. It was due to financial discovery through my divorce. I have remarried. Our Combined Gross income for 2009 was approximately $110,000. Our monthly net pays combined is approximately $4,800.

Member Payment Dependent Notes Series 552796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552796	$4,600	$4,600	10.38%	1.00%	August 3, 2010	August 6, 2015	August 6, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552796. Member loan 552796 was requested on July 23, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,700 / month
Current employer:	sears holdings corp	Debt-to-income ratio:	6.24%
Length of employment:	5 years	Location:	mesa, AZ

Home town:
Current & past employers:	sears holdings corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/23/10 > Purpose of the loan is to finance car

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$309.00	Public Records On File:	0
Revolving Line Utilization:	10.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 552863

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552863	$10,000	$10,000	15.21%	1.00%	July 31, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552863. Member loan 552863 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,583 / month
Current employer:	Mountain Landscaping Contractors	Debt-to-income ratio:	24.27%
Length of employment:	2 years	Location:	Highland Lakes, NJ

Home town:
Current & past employers:	Mountain Landscaping Contractors
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > This request for a loan is to assist my sister who is getting married. I am the Senior Designer for a prominent Western NJ Landscape Design company. I value my credit history which I have worked hard to establish a solid history. My present budget is such that my excess monthly cash flows are more than sufficient to repay the loan in a timely manner through ACH payments. Thank you.

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	43
Revolving Credit Balance:	$1,413.00	Public Records On File:	0
Revolving Line Utilization:	26.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. how much is your rent? how much is your car payment? 2. what was your job prior to the one you now hold?	Hello; I graduated from college with a landscape architecture degree in 2007. I spent one year in a post graduate work study program in Maryland working for Ameri Corp (Washington DC) and joined my current employer in April 2008. In addition to my current position, I also provide private design work. Monies earned are in addition to my monthly salary listed on this application. Currently I live at home with my parents and my rent is $200 per month. My car payment is $359 and you will notice I have been prepaying the car loan with my monthly excess cash flow.
Do you have a spouse/partner who works and if so how much does he/she earn each month? What are your major monthly expenses broken out (e.g., rent, car loan(s), insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)?	Type your answer here. In response to nyctrinity; I am single. My only monthly expenses are; car payment- $358, car insurance- $120, rent- $200, credit card payments- $150. My student loans are paid by my parents 100%. My medical insurance is provided by my employer. Excess monthly cash flow goes toward prepay of car loan and savings.
One more question, do you expect your sister to eventually pay back part or all of the loan to you? If so, do you have a plan worked out with her and what is it?	Type your answer here. Yes I do expect to be repaid but I am not putting the burden on her for a monthly repayment plan. I will repay the loan with Lending Club using my excess monthly cash flows and when she pays me back that will go directly toward paying down whatever the remaining loan balance is at that time.

Member Payment Dependent Notes Series 552873

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552873	$12,000	$12,000	10.38%	1.00%	July 29, 2010	August 7, 2015	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552873. Member loan 552873 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,007 / month
Current employer:	Federal Government	Debt-to-income ratio:	9.74%
Length of employment:	10+ years	Location:	Ladson, SC

Home town:
Current & past employers:	Federal Government
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > This loan will be used to pay the shortfall from selling my house in South Carolina. I have been employed by the DOD as a firefighter for 13 years, currently as a GS-08, and have never missed a payment on anything in my 13 years of credit history. I decided NOT to short sale my house #1: to maintain my credit score, and #2: to do the responsible thing despite being faced with a bad situation. Borrower added on 07/25/10 > The reason we moved form South Carolina is that I took a promotion in Pennsylvania.

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,738.00	Public Records On File:	0
Revolving Line Utilization:	18.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
EMPLOYER "FEDERAL GOVERNMENT" TELLS LENDERS N-O-T-H-I-N-G VERY USEFUL. IDENTIFY THE DEPARTMENT, BUREAU, AGENCY, OR MILITARY SERVICE BRANCH THAT HAS BEEN YOUR EMPLOYER FOR PAST 10 YEARS A-N-D PROVIDE YOUR EQUIVILENT GS PAY GRADE, OR MILITARY RANK/PAY GRADE THEN LENDERS HAVE A BASIC STARTING POINT TO BEGIN.	Employed as a DOD civil service firefighter by the Army as a GS-08. Using the loan to pay the shortfall from selling my house in South Carolina. Never missed a payment on ANYTHING in my 13 years of credit history.
Congrats on doing the right thing! May I ask why you are selling your house when the mortgage is upside down? Is this loan just going to pay the lenders for the difference between the home price and mortgage balance?	I took a promotion transfer in Pennsylvania. The school districts are far better in PA than in SC, so it was an easy choice on our part. Our childrens' education is our number one priority. It was unfortunate that the housing market is in such upheaval as we were given this opportunity. It was also unfortunate that after 2 months on the market, we didn't even have a single inquiry on our house, so the only way to get potential buyers to look at the place was to put the asking price in the negative range. I'm ready to get this done and move on with the rest of our lives.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total balance on the loan is: $143000. We only have the first mortgage, no seconds or HELOC. Zillow has our house "Zestimated" at $136000.
Good job reacting with aplomb to someone shouting at you about how you listed your employer. I see that you have selected the five year term, and I was just wondering how long you plan to hold the loan.	Currently, our financial situation wouldn't make it easy to pay the 3 year term. Things will improve, but the amount that I'm paying on this loan is not severe, so I will most likely use the full 5 year term. Looks good on my credit and gives the investors a better return:) And I'm from a family of Marines, so shouting is just a way of getting your point across, either in person or writing.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	One of the main reasons that I decided to go with lending club versus a big bank loan (other than the good interest rate) is that I find it refreshing that the interest I pay goes to the small investors and not some irresponsible large bank or corporation. I firmly believe in the idea of community, and one day I hope to be in the situation where I can be an investor in an idea such as this. Rest assured that I take this responsibility very seriously and fully intend to pay every single payment. Thank you for your wishes!

Member Payment Dependent Notes Series 552875

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552875	$7,000	$7,000	15.95%	1.00%	July 31, 2010	August 7, 2015	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552875. Member loan 552875 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,700 / month
Current employer:	BBRG	Debt-to-income ratio:	11.11%
Length of employment:	5 years	Location:	Southfield , MI

Home town:
Current & past employers:	BBRG
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2000	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	34	Months Since Last Delinquency:	17
Revolving Credit Balance:	$10,515.00	Public Records On File:	0
Revolving Line Utilization:	46.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Type your answer here. Paying off a credit card and engament ring.

Member Payment Dependent Notes Series 552885

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552885	$10,000	$10,000	10.75%	1.00%	July 29, 2010	August 7, 2015	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552885. Member loan 552885 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,750 / month
Current employer:	Institute of Museum and Library Services	Debt-to-income ratio:	4.05%
Length of employment:	2 years	Location:	Halethorpe, MD

Home town:
Current & past employers:	Institute of Museum and Library Services
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > I wish to upgrade some of the plumbing and wiring in my house.

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans not replaced by this loan, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Hi, My income is slightly over $105,000 per year. I am a GS-14 working for the US Government. My take-home pay is just over $5400 per month, or $2700 every two weeks. My mortgage is $1900 per month. My car loan is $354 per month. I have a US Government credit card I use for official travel and my employer reimburses for those expenses, so it usually has a balance close to zero. I do not have any other credit cards or debts to any lenders. My car insurance is $100 per month, child support is $1300 per month, utilities about $150 per month, groceries about $300 per month. Phone and internet are about $75 per month, I do not have cable. That is it for my monthly expenses and commitments.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, I just bought this house in March. Its appraised value is $275,000. The mortgage balance as of this morning is $269,085. Thanks for asking.
You say you have ~4k monthly expenses and a bit over 5k of take home income, do you save money monthly(do you have emergency fund)? Do you intend to pay off this loan faster than the normal payment(reason asking is you opted for longer term loan to reduce payment but appears you have plenty of extra money each month)?	Because I just moved into a new home in March/April, my one-time expenses (deposits on utilities, new furniture, etc.) have been heavier than usual, so I do not really have a lot of extra money each month at this point, at least not enough to invest in the home upgrades I wish to complete. I do put away a couple of hundred each month into emergency savings. Over the long-term, I expect to be in a very favorable financial situation but it is somewhat expensive up front. I will have enough money to make payments on the loan, but was trying to keep my monthly commitments/payments as low as possible for the next year or so. If I have a particularly good financial situation in a year, I would consider paying off the loan early, but at this point do not think I would do so if the payments are low and predictable each month, as they appear they will be.

Member Payment Dependent Notes Series 552933

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552933	$4,200	$4,200	17.19%	1.00%	July 28, 2010	August 7, 2015	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552933. Member loan 552933 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,583 / month
Current employer:	Navy	Debt-to-income ratio:	2.37%
Length of employment:	10+ years	Location:	Bridge City, TX

Home town:
Current & past employers:	Navy
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	37	Months Since Last Delinquency:	51
Revolving Credit Balance:	$31,818.00	Public Records On File:	0
Revolving Line Utilization:	94.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
$103, 000 GROSS INCOME PER M-O-N-T-H? I DON'T THINK SO!!	Type your answer here. I work for the Navy (GS-14) step 3. What I did not disclose is I also have a Navy retirement check of 2800 a month and a disability check of 1064 a month. I am a retired E-9.

Member Payment Dependent Notes Series 552965

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552965	$7,500	$7,500	14.84%	1.00%	July 28, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552965. Member loan 552965 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,062 / month
Current employer:	Youth Education in the Arts	Debt-to-income ratio:	8.10%
Length of employment:	6 years	Location:	Allentown, PA

Home town:
Current & past employers:	Youth Education in the Arts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > I have paid a 10,000 loan in full with a monthly payment of $359 never with a late fee. I have not been unemployed for over 18 years and then for less than 6 months Credit cards are going to be cut up and This installment loans always works better to pay down debt I have kept my living expenses low with a monthly budget for rent and utilities at under $600 Borrower added on 07/24/10 > I have a an IRA valued at over $13,000

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2004	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	5	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,779.00	Public Records On File:	1
Revolving Line Utilization:	91.40%	Months Since Last Record:	89
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 552968

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
552968	$10,000	$10,000	7.51%	1.00%	July 30, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 552968. Member loan 552968 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	ALMAC Clinical Services	Debt-to-income ratio:	12.44%
Length of employment:	< 1 year	Location:	TREXLERTOWN, PA

Home town:
Current & past employers:	ALMAC Clinical Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$129.00	Public Records On File:	0
Revolving Line Utilization:	1.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Monday 07.26.2010	This loan is for my fiancee and I to address some debts so that we may fund our wedding.

Member Payment Dependent Notes Series 553076

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553076	$8,000	$8,000	11.12%	1.00%	July 29, 2010	August 7, 2015	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553076. Member loan 553076 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,417 / month
Current employer:	US Department of Justice	Debt-to-income ratio:	12.15%
Length of employment:	10+ years	Location:	Lorton, VA

Home town:
Current & past employers:	US Department of Justice
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1985	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	78
Revolving Credit Balance:	$9,414.00	Public Records On File:	0
Revolving Line Utilization:	47.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What are your $ monthly costs (mortgage, car, utilities, any CC debt/loans, insurance, phone/cable/internet, food, gym, childcare/tuition costs as applicable)? Thanks for your answer to this Q	Approx total montly costs = $1,835
I am interested to help fund your $8,000 M P category loan. My questions are: Number [1] Position (Job/What you do) currently for employer US DOJ? A-N-D your Length of Employment shows 10 years (maximum length registration process allows). Number actual years with this employer are? Number [2] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [3] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 60-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-years? Or use 5-yrs maximum time allowed? [The Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for THREE answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Saturday 07.24.2010	1) Position: Program Analyst GS13; 2) 29 yrs 11 mos Fed Svc; 3) Anticipate to payoff loan in three to four yrs.
If your monthly income totals approximately $7,000 and your monthly expenses total approximately $2,000, you have a relatively large positive monthly cash flow...I don't understand why you're taking out this loan and/or how you accumulated this debt.	Since my spouse is also a wage earner and we share expenses equally, I divided our monthly expenses by half. My half is approx $2000. Our main credit card has an $8,000 bal and I pay double the minimum amt due, but still accrue a $100 per month finance charge. I've asked the card company for a lower rate, but they only drop one or two percent. Debt was accumulated by purchasing a large ticket item, thinking that it would be quickly paid off.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Total bal mortgage: $203,773.43 2. Current market value of home: $352,000

Member Payment Dependent Notes Series 553090

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553090	$12,000	$12,000	13.98%	1.00%	July 28, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553090. Member loan 553090 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	AEW Capital Management	Debt-to-income ratio:	22.38%
Length of employment:	5 years	Location:	Los Angeles , CA

Home town:
Current & past employers:	AEW Capital Management
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,097.00	Public Records On File:	0
Revolving Line Utilization:	91.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I understand your desire to consolidate existing debt - has anything occured to avoid accruing new debt?	My existing debt is 24%+ credit card debt and with lower interest rates in the market consolidation makes sense. I am able to pay off my debt and have lower monthly payments given these new rates. I have exhausted credit card offers as my credit/balance is too great. I have moved in with family to save on high Brentwood rents as well.
What is your occupation?	Asset Management Associate for top institutional commercial real estate investment firm.

Member Payment Dependent Notes Series 553099

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553099	$5,000	$5,000	11.86%	1.00%	July 28, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553099. Member loan 553099 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,776 / month
Current employer:	Orb Optronix, Inc.	Debt-to-income ratio:	3.85%
Length of employment:	3 years	Location:	KIRKLAND, WA

Home town:
Current & past employers:	Orb Optronix, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	3	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,272.00	Public Records On File:	0
Revolving Line Utilization:	53.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Orb Optronix, Incorporated and what do you do there? Is this job stable? How did you accumulate this debt? And what debts are you planning on paying off with the proceeds of this loan; please include loan amounts, APRs, and financial institutions at which they are held.	Orb Optronix is an engineering firm located near Seattle, WA, at which I am a lead Software Engineer. The job is stable, and have worked there for over 3 years. Orb's primary work centers around LED/Optical test and measurement products and services, a market which is growing and changing rapidly. I accumulated this debt through an unforeseen medical and automobile repair expenses. I am planning to pay off 2 credit cards: 1. ~$4100, 28% APR, Bank of America. 2. $~700, 28% APR, Capital One. The APRs for these debts are nearly double that of the LendingClub rate. Also, I hope to pay off this loan sooner than the 36 months quoted.

Member Payment Dependent Notes Series 553136

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553136	$12,000	$12,000	17.93%	1.00%	July 31, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553136. Member loan 553136 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,750 / month
Current employer:	Citizens Bank	Debt-to-income ratio:	2.53%
Length of employment:	< 1 year	Location:	Pawtucket, RI

Home town:
Current & past employers:	Citizens Bank
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2003	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	28
Revolving Credit Balance:	$1,720.00	Public Records On File:	1
Revolving Line Utilization:	95.60%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
"Major Purchase or "Other" category loan is 1 of 300 plus loans that Lending Club listed today for lender consideration. Lenders attracted to a loan where borrower provided basic DETAILS about loan; buy a boat and motor, household appliances (refrigerator-freezer, washer-dryer), HVAC system, engagement ring, home furniture, etc. and the PURPOSES how, after the loan funds and the required origination fee is deducted, the net proceeds are intended to be spent to benefit borrower? Debts that will be consolidated? Or refinanced? Listing provides very limited, or no, helpful information to attract lenders interest and to commit their $ to help fund your loan. Loan remains 1st class mystery. Provide basic Details and Purposes how loan is intended to benefit you. Minus information, loan doesn't compete favorably for lender funding $. End of registration process exists opportunity to add the DESCRIPTION details, purposes, miscellaneous, etc, that aids lenders. Consider my honest appraisal a highly positive feedback intended to help you to attract needed lenders $. Lender 505570 U S Marine Corps-RETIRED Virginia Bch, VA Sunday 07.25.2010	I need this loan for personal reasons e.g. family, wedding,??? I already have a car loan from my credit union with a much lower interest rate than I am getting here. My credit union was not interested in extending a personal loan for me. I currently have 2 jobs. I make 95K from my full time job working as an Information Security Analyst for Citizens Bank. I also make 34K from my part time job as a Data Analyst at Boston Medical Center. I did have a bankruptcy about 8 years ago which is hurting my ratings, and that is why I am here today. Thank you
Transunion Credit Report shows X Public Records on File originating XX months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? After obtaining, and reviewing, the Transunion Credit Report, only then answer this email. Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Sunday 07.25.2010	I had a bankrupcy about 8 years ago. Not sure if it is Ch. 11 or 7. I do not have to pay and have not been paying any creditors any money. Thanks
Transunion Credit Report shows 1 Public Records on File originating 101 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? After obtaining, and reviewing, the Transunion Credit Report, only then answer this email. Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Sunday 07.25.2010	I did have a bankruptcy about 8 years ago. I am not sure if it was Chp 7 or 11. I know that I had no assets when I filed, and I do not have to pay any money to any of my creditors. I hope this answers your question. If not, please let me know and I will dig my records up to get you the answer. Thank you
What is your position at Citizens Bank, and where did you work prior to that? Thank you in advance for your answers.	Hi, here is my emplyment history: Citizensbank: Information Security Analyst. BrainShark: Senior Network and Systems Engineer, Liberty Mutual: System Manager "3 months contract" Technic Inc. : Director of Information Technology Thanks
I find it hard to believe that someone who makes $10,000/month would have a credit utilization of 95% with a credit balance of $1,700, suggesting that your credit lines total $2,000...	My credit line is only $1800. I used to pay my balance as soon as I got the bill. I figured this was not helping my credit score. I charged my credit card to the limit, and started paying $100 a month "double the minimun requirement" to improve my credit score. Thank you
Please describe the "major purchase" that this $12,000 loan will be used for. Thank you	This money is taken as a personal loan for family purposes. I am able to get a secure loan "e.g. car loan" for a lot less interest than I am paying here. Thanks
FYI: You will *reduce* your score by lowering your limit. High limit and paying every month is much better for your score.	Thanks for the advice. That is what I learned lately. I try not to have too much debt in this economy.

Member Payment Dependent Notes Series 553185

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553185	$10,000	$10,000	11.49%	1.00%	July 29, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553185. Member loan 553185 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,767 / month
Current employer:	Internet Brands	Debt-to-income ratio:	16.41%
Length of employment:	2 years	Location:	Long Beach, CA

Home town:
Current & past employers:	Internet Brands
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > High FICO score borrower (~650-720) who just needs to consolidate debt into a lower monthly payment. I have been working as an account manager at a Publicly traded Internet Marketing firm for over the past 2 years and have been consistently making monthly credit card payments without any lates or defaults.

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,684.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 553188

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553188	$4,000	$4,000	15.95%	1.00%	July 28, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553188. Member loan 553188 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,200 / month
Current employer:	military	Debt-to-income ratio:	12.56%
Length of employment:	4 years	Location:	colorado springs, CO

Home town:
Current & past employers:	military
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > its for investment purposes Borrower added on 07/25/10 > service branch is army. Borrower added on 07/25/10 > the delinquency is from OMNI. i was deployed when they up'd my payment and i didnt get the message until a couple months after i got back. when i found that out i had owed 300$ and some change in late fees because i didnt find out unti it was late. Borrower added on 07/25/10 > i am an E-5 combat engineer. the loan purpose is so that i can make investments. i have been researching the stock market for a year and a half so that i can make wise choices when it comes to this. Borrower added on 07/25/10 > total income is 3200$. Rent 650, Utilities 100$, Cell 130, car $240, car insurance 104$,renters insurance 5$, 100$ credit card, 100$ loan, $100 couches, insurance on dog 20$ = 1600 and some change in payouts. i usually have between 12-1400$ for the month after everything gets pain. other things to consider are that my brother in law pays 300$ a month for his room, and my wife will be making 11$ an hour here shortly once she finishes her medical billing certification which she is taking the test for on the 1st of the month.

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	14	Months Since Last Delinquency:	4
Revolving Credit Balance:	$52.00	Public Records On File:	0
Revolving Line Utilization:	0.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 553204

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553204	$10,000	$10,000	15.95%	1.00%	July 31, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553204. Member loan 553204 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,200 / month
Current employer:	Comsys	Debt-to-income ratio:	2.68%
Length of employment:	< 1 year	Location:	Houston, TX

Home town:
Current & past employers:	Comsys
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > Just got a great new high-paying job that I love. I thought it was time to finally get that motorcycle I've been wanting.

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	9	Months Since Last Delinquency:	3
Revolving Credit Balance:	$6,585.00	Public Records On File:	0
Revolving Line Utilization:	58.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain the delinquencies.	Some time ago, my lender's records showed that I missed a payment. However, I was never notified or charged any late fees. I did not know about this until I checked my credit report many months later. When I contacted them, they did not have any explanation as to why, if I was late, no late fees were charged and I did not have bank records that went that far back to dispute. I think it was an honest mistake on my part, but not knowing about it, I could not fix the problem.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you for contacting me. The total balance of my mortgage is $119K and the current market value is $126.

Member Payment Dependent Notes Series 553239

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553239	$4,050	$4,050	7.88%	1.00%	July 29, 2010	August 7, 2013	August 7, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553239. Member loan 553239 was requested on July 24, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,208 / month
Current employer:	Hewlett Packard	Debt-to-income ratio:	9.27%
Length of employment:	< 1 year	Location:	Magnolia, TX

Home town:
Current & past employers:	Hewlett Packard
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/24/10 > I work as an engineer for HP. I begin as a contractor in February and was hired on as a regular full-time engineer on 6/22. They are sending me to some pretty expensive training courses so I'm not really concerned about layoffs. I ran up some credit card debt after I graduated from Texas A&M last May before I was able to find a job. You'll get a grate rate of return and I'll save finance charges.

A credit bureau reported the following information about this borrower member on July 24, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	32
Revolving Credit Balance:	$5,047.00	Public Records On File:	0
Revolving Line Utilization:	20.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 553269

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553269	$16,000	$16,000	7.88%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553269. Member loan 553269 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Kaiser Permanente Medical Center	Debt-to-income ratio:	11.65%
Length of employment:	10+ years	Location:	San Pedro, CA

Home town:
Current & past employers:	Kaiser Permanente Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > consolidate credit card debt and payoff small remaining car notes

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,935.00	Public Records On File:	0
Revolving Line Utilization:	37.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current interest rate and amount owed on the debt you wish to consolidate?	Type your answer here. 14.9 average on credit cards
What is the total amount owed on your credit cards? Will this be the amount of debt you wish to consolidate?	Type your answer here. Approximate total credit card debt is about $12,000 plus I would like to pay off my car note of around $2,500 and yes this is the amount consolidated.

Member Payment Dependent Notes Series 553277

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553277	$3,000	$3,000	19.04%	1.00%	July 30, 2010	August 8, 2015	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553277. Member loan 553277 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,200 / month
Current employer:	Jack In The Box	Debt-to-income ratio:	11.75%
Length of employment:	4 years	Location:	CHico, CA

Home town:
Current & past employers:	Jack In The Box
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > i have worked at my current job for 4+ years. i plan to use the money to move to a new location as i have finished school and have gotten my degree in automotive technology and will be making more money. Borrower added on 07/25/10 > I am sorry about not being clear with my first description. I plan to get a new job. I have been searching all the time. I still have my current job of 4+ years, and will keep this job until i have a new job. I plan to move to a new location, but not out of town. At this point i feel like i have to make a move as my current situation at this location has gotten to a point where i can't stand it. My roommates argue 24/7 365!! (BF/GF on their way out i believe) also i plan to get some cosmetic dental work done so i can be more presentable. Borrower added on 07/25/10 > I wanted to add that I am not in dire need of a loan. I just feel like if I were to get the loan I would be able to get to where I want to be faster. I just feel like I have done my best to make my life better than what it was in the past. I have made big mistakes in my life but I have worked hard to better myself and to better the world around me. I will add that I have not had the best credit in the world but now for 5 years worked hard to get my credit back to good standing and has been that way for some time. I work harder than you can imagine. I work at a fast food joint and in the 4+ years there I have never missed a single shift. That is something that I am very proud to say because even at the lowest of the low jobs I do my best to shine. I have and always will be the hardest worker no matter where I go because that is who I am. I don't work hard because I have to but because that is how I am as a person. I just feel like I could use a little help from my fellow man to go where I want to go. And to be honest I do not plan to just make my life better. With the help I will make sure to repay this gift to someone else that may be in need. We all need someone to care and that is my goal. To help someone else when I am in the position to. I truely thank all of you that have put faith in me and I will from the bottom of my heart give you my word that I will repay each of you in full. If you feel that I am just a guy out to cheat then please do not fund this loan. If you don't feel what I have said then please don't fund this loan. Thank you for your time in reading this as I feel maybe I have reached some people out there. There is still good out there and no matter if I get a loan or not I will continue to do my best to better the human race.

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,308.00	Public Records On File:	0
Revolving Line Utilization:	95.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a new job at your new location?	No i do not. i am hoping to have one, but i will not move until i get a new job. i will also not quit my current job until i get a new job first.
have you started looking for work in your new location yet? what about apartments? how much will the apartment be?	i will not be moving for sure until i have a job for sure. also it isn't far away from where i currently live so i will keep my current job until i have a new job.
how much is your share of rent right now? car payment?	My rent is a quarter of my gross income. I have a car payment that add to a total of little less than half of income

Member Payment Dependent Notes Series 553278

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553278	$14,400	$14,400	13.61%	1.00%	July 29, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553278. Member loan 553278 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,500 / month
Current employer:	Fairfax County Sheriff's Office	Debt-to-income ratio:	10.69%
Length of employment:	10+ years	Location:	STAFFORD, VA

Home town:
Current & past employers:	Fairfax County Sheriff's Office
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > Would like to pay off my credit cards, I feel that my credit is in good standing, I have been employed for the last 20 years with the same agencey. Borrower added on 07/25/10 > I plan on using this money to pay off my high intrest credit cards. I am not in trouble or have missed any payments. I just want to get out of debt and I am paying more now to each individual credit company than what the payment is to pay off this loan. I have listed the credit cards below that I would like to pay off; Home Depot $ 3191.06 JCPenney $ 2396.17 Target Visa $ 2508.94 Bank of America Visa $ 3271.42 Chase Visa $ 2233.44 Total $ 13601.03 Thank you for your consideration Borrower added on 07/28/10 > I would like to thank each of my Investors

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1997	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	32	Months Since Last Delinquency:	2
Revolving Credit Balance:	$11,411.00	Public Records On File:	0
Revolving Line Utilization:	32.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 02 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After robtaining, and eviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 07.25.2010	That was a mistake and should have been removed. I paid the balance off, I was short by two dollars. When I received a late charge, I called in to the company. I was informed that it was going to be removed. I did see the correction on my Experian credit report, that score is 771. I was informed of the drop in my score on 6/6/10 it was corrected on 6/27/10
I am interested to help fund your $14,400 Debt Consol category loan. My questions are: Number [1] Provide answer to my earlier email Subj: 1 creditor payment delinquency of 2-months ago? Number [2] Position (Job/What you do) currently for your employer the Fairfax County Sheriff Department? (Patrol? Admin? Support? Warrants? Courts? Or what?) Number [3] Transunion Credit Report shows the $11,411 Revolving Credit Balance total debt (32.60 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FOUR answers that will help other lenders, and myself, to make informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Sunday 07.25.2010	First Lieutenant, Internal Affairs Section The amount to pay off my credit cards is about $12500.00. I would like to pay the loan of in two years
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1)335k 2)Between 410k and 430k Thank you

Member Payment Dependent Notes Series 553289

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553289	$18,500	$18,500	13.61%	1.00%	July 30, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553289. Member loan 553289 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,649 / month
Current employer:	U.S. Department of Homeland Security	Debt-to-income ratio:	22.11%
Length of employment:	2 years	Location:	Nashua, NH

Home town:
Current & past employers:	U.S. Department of Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > I am seeking this debt consolidation loan in order to expedite my return to a debt-free status by converting my high-interest credit card debt into a lower-interest personal loan. Despite my credit score, which has prevented me from receiving a personal loan from a bank due to the current financial climate, I believe my credit report shows me to be a responsible user of credit with a 12-year record of timely payments. I have always honored my debts by paying them on time, and I have never borrowed more than I could afford. I currently pay $536 a month for all of my revolving credit accounts, and I could easily afford $700 a month for a personal loan, which is in line with this loan application. I am a federal employee with 2-years of service, which means that I have completed my probationary period and have achieved permanent status. I was promoted after 16-months of service, and I look forward to a long federal career.

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1998	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,672.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $18,500 Debt Consol category loan. My questions are: Number [1] The Length of Employment shows 2-years. What did you do (work or school) for THREE years PRIOR to this employer? Number [2] Position (Job/What you do) currently for employer U S D H S? Number [3] Transunion Credit Report shows the $18,572 Revolving Credit Balance total debt (75.90 pct credit usage). $ amount may not reflect current actual debt, thus inaccurate; but is only data avaiable. What $ payments per month that are now being paid on all the RCB debt? (Total $ that is actually PAID per month; and not the Credit Card minimum $ payments that are DUE per month.) Number [4] Lending Club is not a "deep pockets" bank with unlimited $. Participating lenders are many small investors; together, we fund chosen loans. You're competing among 350 plus borrowers; ALL want their loan funded. Convince me Why lenders should commit their limited $ to help to fund your loan? Number [5] If loan 100 pct funds, then Lending Club issued standard promissory note has NO prepayment penalty. You selected a 36-months maximum term repayment that offers the most flexability and a lowest monthly payment. Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? [Length of Time question asks for the answer based on current intentions. Every borrower has the initial idea of how long they will continue to pay on their loans before the final payment occurs. Provide an approximate answer. Answer will help many lenders who read Q-A's, and myself, together to fund your loan.] Advance thanks for FIVE answers that will help other lenders, and myself, to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Sunday 07.25.2010	USMC-RETIRED: Thank you for your thoughtful questions and for the opportunity to make my case for supporting my loan application. I really appreciate the voice that I have in this process that I did not have when dealing with banks. It has given me the opportunity to show that I am more than just a person with a good credit score that was not good enough for the banks and their imperceptive loan processing systems. I look forward to working to make you and any other investors feel comfortable with my loan application and me. Now, the answers you seek: 1. From 2001 to 2005, I worked as a supervisor for a major consumer electronics company in the inventory and loss prevention field. From 2004 to 2006, I returned to college and earned my Associates Degree in Criminal Justice with honors. From 2005 to 2008, I worked as a Public Safety Officer for a college where I utilized my education and training in the criminal justice field. In 2008, I was hired by the U.S. Department of Homeland Security as an Officer. I have recently completed 2-years of service and have gained permanent status within the federal service. 2. I am currently an Officer for the Transportation Security Administration, U.S. Department of Homeland Security. In 2009, I was promoted to a position within our Operations Center, where I serve as a Watch Officer. My duties consist of Incident Management (facilitating communications and ensuring interoperability between local, state, and federal law enforcement resources during local and national critical incidents), Scheduling (Daily, Training, and Leave), and other Administrative functions. Within the federal service, my position is a GS-9 equivalent. 3. My current revolving credit account balance is $18,337 with minimum payments totaling $536 a month. One of those accounts is from Dell Financial for $1,318. I intend on paying off this account in the next few weeks with some OT/ bonus money that I have earned. The remaining balance is $17,019 with minimum payments totaling $496 a month. I consistently pay the minimum balances every month on all of my accounts. In addition, I am able to pay an additional $250-500 a month to my highest-interest account. The payment for this loan would be $630 a month. 4. I am not sure how I could separate myself from 350 other nameless, faceless applicants. I am not sure how my words could convince you that my cause is more important or that I am more financially viable than another is. I would hope that my actions would speak for me. While I have amassed a high balance of revolving credit, I have always honored my debts and paid them in a timely manner. I have recognized the unhealthy nature of my credit, and I have taken steps to correct these conditions to include applying for this debt consolidation loan. 5. I chose the 36-month terms because I want to expedite my return to a debt-free status. I am getting married in a year, and I would like to start a family in the next few years. I was not as concerned about the interest rate as the rate for either terms, 36-month or 60-month, would be better than my current credit card rates. I was interested in a monthly payment that was more than I was currently paying in minimum payments, yet fit comfortably into my budget. I could foresee myself paying off the loan in approximate two and half years at the earliest. Again, thank you for the opportunity to address your questions and concerns, and I hope my answers serve to put any doubts or fears that you may have about supporting my loan application to rest. Take care!
Your response is impressive. Articulate and detailed. Some applicants don't bother to submit any information which creates endless questions by lenders. You have my support, and I'm certain you will obtain your requested loan.	Member_630984: Thank you for your kind words. I have no illusions as to what I am asking for, and I take the commitments being made to me very seriously. I feel that it would have been disrespectful to lenders and the process to make no effort to answer their questions in a meaningful way. I could not imagine requesting such a loan without having to show that I can be accountable to others. I am very grateful for the level of support that I have received thus far. I am truly and literally in your debt. Thank you!

Member Payment Dependent Notes Series 553306

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553306	$25,000	$25,000	19.04%	1.00%	July 31, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553306. Member loan 553306 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,114 / month
Current employer:	BRINKER INTERNATIONAL	Debt-to-income ratio:	9.84%
Length of employment:	4 years	Location:	VALLEY VIEW, TX

Home town:
Current & past employers:	BRINKER INTERNATIONAL
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	48
Revolving Credit Balance:	$4,801.00	Public Records On File:	0
Revolving Line Utilization:	58.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested in funding your loan. Before I participate I have some questions What debt are you consolidating? Please name the company, the balance, and interest rates for each one you plan to pay off. Thank you!	*CitiFinancial (Personal Loan) $7550 @ 26.37% interest *CitiCard (Credit Card) $1847 @ 29.99% interest *Discover (Credit Card) $1846 @ 0% interest *Old Navy (Credit Card) $804 @ 22.99% interest *A+ FCU (Personal Loan) $3313 @ 16% interest *Fidelity Loan $7500 @ 7.16% interest
What do you do for Brinker International?	Brinker International owns Chili's Grill & Bar. I am a restaurant Manager for Chili's.
Please contact Lending Club to verify your income. You will receive much faster funding of your loan. Thanks!	Thank you
Since this is a debt consolidation loan, please describe the amounts and interest rates of each loan you will consolidate. Thank you!	*CitiFinancial (Personal Loan) $7550 @ 26.37% interest *CitiCard (Credit Card) $1847 @ 29.99% interest *Discover (Credit Card) $1846 @ 0% interest *Old Navy (Credit Card) $804 @ 22.99% interest *A+ FCU (Personal Loan) $3313 @ 16% interest *Fidelity Loan $7500 @ 7.16% interest
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Market Value is 85k and I owe 74k I believe

Member Payment Dependent Notes Series 553313

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553313	$7,000	$7,000	13.98%	1.00%	July 31, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553313. Member loan 553313 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,700 / month
Current employer:	minneapolis club	Debt-to-income ratio:	11.37%
Length of employment:	1 year	Location:	minneapolis, MN

Home town:
Current & past employers:	minneapolis club
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > pay off a credit card with higher interest rate, and start builing savings for a house.

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,039.00	Public Records On File:	0
Revolving Line Utilization:	61.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Could you please list out your debts? Please include type/balance/APR and whether each will or will not be paid off with this loan. Also, could you please list out your monthly expenses? Thank you in advance.	credit card apr is 18.5 i believe, balance is 82% and yes the whole thing will be paid off with this loan. monthly expences range about $900 to a monthly income of about $2500. thank you for your help and investment, any more questions i will be happy to answer!

Member Payment Dependent Notes Series 553333

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553333	$5,400	$5,400	7.14%	1.00%	July 31, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553333. Member loan 553333 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,427 / month
Current employer:	WZ Elkins	Debt-to-income ratio:	8.90%
Length of employment:	< 1 year	Location:	Houston , TX

Home town:
Current & past employers:	WZ Elkins
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > I need to finance the purchase of a vehicle. I plan on purchasing a used car in the range of $4500-$6500. I'm currently seeking a 1998- 2002 Volvo V70 wagon or a Toyota Tacoma small truck. I need something that is economical but still has ample storage for transporting tools when necessary. I am a cabinetmaker working for a high end furniture/cabinet company in Houston, TX. The economy in Houston is stronger than most other parts of the country, and my job is secure. Before taking this job, I ran my own company (custom cabinets) for approximately 2 years and I am prepared to re-visit self-employment in the unlikely event of job loss. Last year, I checked my credit score and it was 755. I have pride in my credit and approach borrowing with caution. I have a modest budget; that's why I'm not trying to buy a $25,000 vehicle. My last vehicle has severe engine damage- that's why I need a loan for a new one. I intend to pay this loan off in 36 months or less.

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 553380

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553380	$10,000	$10,000	7.51%	1.00%	July 29, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553380. Member loan 553380 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,300 / month
Current employer:	Stonehill College	Debt-to-income ratio:	18.72%
Length of employment:	10+ years	Location:	Norton, MA

Home town:
Current & past employers:	Stonehill College
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1994	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,413.00	Public Records On File:	0
Revolving Line Utilization:	14.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Type your answer here. The funds will pay off two credit cards with high interest rates. These were cards that my wife requested for travel rewards and mileage, not realizing that the interest rates would be so high.
What is the current rate and amount owed on the debt you wish to consolidate?	Type your answer here. It is currently $11,325, which I expect to reduce to $10,000 by the time I receive the loan. The rate is 18%.

Member Payment Dependent Notes Series 553401

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553401	$7,750	$7,750	14.35%	1.00%	July 29, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553401. Member loan 553401 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	George Mason University	Debt-to-income ratio:	19.65%
Length of employment:	1 year	Location:	Fairfax, VA

Home town:
Current & past employers:	George Mason University
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2003	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,325.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Credit Card debt-$6,200%12.24 APR
how much is your rent? car payment? insurance?	rent-469.34 car payment- 400 left to pay off insurance- 67/mnth
Will this LendingClub loan be at a higher APR than what you have now on your credit card? How does that make sense?	I know that if I don't get a loan to pay off my credit card debt I will just continue to pay the minimum every month. This would take way longer than 3 years and I would end up paying way more than with this loan. This will force me to pay it off sooner rather than later. Thanks to all the lenders.
What do you do for George Mason University?	There is a Challenge Course called the EDGE. It deals with team building, communication, etc. I work as the "High Ropes Specialist". My title is Challenge Course Practitioner.

Member Payment Dependent Notes Series 553450

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553450	$5,600	$5,600	13.98%	1.00%	August 3, 2010	August 14, 2015	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553450. Member loan 553450 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,000 / month
Current employer:	fine lines co	Debt-to-income ratio:	0.84%
Length of employment:	5 years	Location:	los angeles, CA

Home town:
Current & past employers:	fine lines co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/03/10 > oh ow, that was fast. thanks all for the speedy funding- guess I better start test driving some of those alfas I've got my eye on!

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2002	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	60
Revolving Credit Balance:	$862.00	Public Records On File:	1
Revolving Line Utilization:	8.40%	Months Since Last Record:	104
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have no HELOC and no mortgage. I rent.
Please explain the Public Record? Thank you in advance.	BK 2001 - small business failure.
purpose? take home pay? any other loans ? list of monthly bills? 2nd income in house?	hello gum: purpose: to purchase a 2nd (classic car). My primary car, a late model Volvo is paid off and has been for years. I have no debt other than an occasional small balance on a rewards CC which I pay off in full monthly. Take home pay is about 5K. Sometimes more, never less. No 2nd income in house. I rent -and my rent includes all utilities, cable and wireless. Only recurring monthly bills aside from rent are car insurance and cell phone- total under $175. The 2nd car will increase my insurance bill only 49.00 every 6 months.

Member Payment Dependent Notes Series 553495

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553495	$16,000	$16,000	7.88%	1.00%	July 31, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553495. Member loan 553495 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	Brookfield Engineering Labs Inc	Debt-to-income ratio:	21.54%
Length of employment:	8 years	Location:	Fall River, MA

Home town:
Current & past employers:	Brookfield Engineering Labs Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > Thank You~ You Will NOT be Let Down~

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1985	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	29	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$18,920.00	Public Records On File:	0
Revolving Line Utilization:	62.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 553500

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553500	$3,600	$3,600	6.39%	1.00%	July 29, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553500. Member loan 553500 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,600 / month
Current employer:	publix	Debt-to-income ratio:	12.54%
Length of employment:	3 years	Location:	BLUFFTON, SC

Home town:
Current & past employers:	publix
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > i have well over half of what the bike costs already in my savings account. simply waiting for the bank section to be verified.

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1986	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,062.00	Public Records On File:	0
Revolving Line Utilization:	21.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 553534

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553534	$24,250	$24,250	11.12%	1.00%	August 3, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553534. Member loan 553534 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	US Steel	Debt-to-income ratio:	22.25%
Length of employment:	10+ years	Location:	BESSEMER, AL

Home town:
Current & past employers:	US Steel
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	30
Revolving Credit Balance:	$17,611.00	Public Records On File:	0
Revolving Line Utilization:	36.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Value is 210000 Owe 190000
Could you please add the purpose of your requested loan. I need more details about moving-relocation. Is the move with US Steel or have you taken a new job, or moving without a job? These are some obvious questions.	Move is with us steel as a promotion. Reason for loan is to pay off cars/house in event fmv sale of both is not covered before I leave. While overseas, housing and cars are paid for by company.
What does fmv mean?	Fair Market Value

Member Payment Dependent Notes Series 553552

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553552	$10,800	$10,800	11.12%	1.00%	July 29, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553552. Member loan 553552 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	Marriott	Debt-to-income ratio:	24.51%
Length of employment:	2 years	Location:	VILLA RICA, GA

Home town:
Current & past employers:	Marriott
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > Debt Consolidation of all Credit Cards.

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,543.00	Public Records On File:	0
Revolving Line Utilization:	26.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Bank of America Credit Card: $4,941, 28% WILL Rooms to Go line of credit: $1294.48 0 % WILL The pet Company: $1271.77 24.99 % WILL Best Buy line of credit: $1249.89 0% WILL Bank of America Credit Card: $1256, 13 % WILL THIS WILL CONSOLIDATE ALL OPEN CARDS!

Member Payment Dependent Notes Series 553555

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553555	$1,500	$1,500	13.98%	1.00%	July 29, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553555. Member loan 553555 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,200 / month
Current employer:	Tiger Cased Hole Service	Debt-to-income ratio:	3.85%
Length of employment:	< 1 year	Location:	Santa Ana, CA

Home town:
Current & past employers:	Tiger Cased Hole Service
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > I intend to use the loan to pay for my university expenses this upcoming semester. I don't pay rent, I mostly have personal expenses and schooling expenses. My job as a receptionist is very stable and I work full time. I always pay my credit cards on time and I believe this makes me a great borrower.

A credit bureau reported the following information about this borrower member on July 5, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2006	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	4	Months Since Last Delinquency:	18
Revolving Credit Balance:	$820.00	Public Records On File:	0
Revolving Line Utilization:	41.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 553556

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553556	$17,800	$17,800	11.49%	1.00%	July 31, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553556. Member loan 553556 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,250 / month
Current employer:	McKesson	Debt-to-income ratio:	17.41%
Length of employment:	2 years	Location:	Cumming, GA

Home town:
Current & past employers:	McKesson
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > No additional info Borrower added on 07/27/10 > I am the top salesperson in my division and just returned from our company awards trip. We just finished Q1 for FY11 and I am the leader for this fiscal year also. We plan on consolidating our debt so that we have fewer bills to deal with each month. I work in the healthcare industry and thanks to ARRA our business is doing very well and I work for a very stable company (Fortune 12, 175 years in business). We have excellent credit and zero late payments.

A credit bureau reported the following information about this borrower member on July 20, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1996	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	28	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,435.00	Public Records On File:	0
Revolving Line Utilization:	17.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	First mortgage is $182000 and the 2nd mortgage is 69000.The house is worth $240000. It was valued at over $300,000 before the "crash".
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Mortgage $1900, car 1 $400, Car 2 $440, utilites $440, food $500, gas $400, insurance $75, misc $400...total = $4555. My wife and I together take home between $6000 and $8000 per month ( the difference is my commission). My wife is working on her specialist degree which will increase our income by $8000 per year.
What are your monthly expenses and what is your take home pay each month? Are their any other wage earners in your household?	My wfe and I both work. Our total expenses are $4555 and we bring home between $6000 and $8000 per month (the difference is my commission.

Member Payment Dependent Notes Series 553592

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553592	$11,000	$11,000	11.49%	1.00%	July 30, 2010	August 8, 2013	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553592. Member loan 553592 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,417 / month
Current employer:	mccoy grading, inc	Debt-to-income ratio:	20.86%
Length of employment:	6 years	Location:	manchester, GA

Home town:
Current & past employers:	mccoy grading, inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/25/10 > The purpose of this loan is to pay off a higher interest loan I currently have with lending club and also purchase an engagement ring. I currently owe $5900 on the loan and would like to pay 100% of this loan off with the new loan. I have a very stable job where I am paid a salary and do not have to rely on an hourly wage. I also just recently purchased my first home and will be receiving the $8000 tax credit for first time home buyers. This $8000 will be placed into savings to fund any of life's unexpected emergencies. I would like to purchase an engagement ring with the remaining amount of money left after i pay off my existing loan with lending club. I have excellent credit and am always on time with any payments. I am employeed by a company that is thriving though these hard times by building roads funded by the stimulus money. I am currently working on a 2 year project and we are almost overwhelmed with work.

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,318.00	Public Records On File:	0
Revolving Line Utilization:	29.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I will be paying off the remaining balance of the personal loan I received from Lending Club with a 14% interest rate and payoff balance of $5900 and also the citi revolving account of $2100 and interest rate at 25%. I will be paying off 100% of the remaining balances on both of these accounts. The money left over will go towards the engagement ring.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage balance is $136,000 with a market value of $141,500.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	I definitely understand how Lending Club works and thats alot of the reason I like using Lending Club. Its nice to know that someone else can benefit from me borrowing money rather than a bank. Lending Club is genius. I hope everyone will put forth enough trust in my ability to repay the loan as I intend on staying true to my commitment to repay this loan on time.

Member Payment Dependent Notes Series 553657

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553657	$22,800	$22,800	17.19%	1.00%	July 31, 2010	August 8, 2015	August 8, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553657. Member loan 553657 was requested on July 25, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$12,042 / month
Current employer:	McLaren Regional Medical Center	Debt-to-income ratio:	8.87%
Length of employment:	6 years	Location:	Grand Blanc, MI

Home town:
Current & past employers:	McLaren Regional Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > I am a Pharmacist working at an established Hospital with a monthly net income over $6500.00. I am mature and financially conserative. My net monthly savings after all expenses is over $1400.00, and will have an additional $200 monthly saved when factoring in the 9% reduction in interest rates versus my current credit card interest APR.

A credit bureau reported the following information about this borrower member on July 25, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$31,058.00	Public Records On File:	0
Revolving Line Utilization:	85.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt refinancing loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Thank you kindly for your inquiry. The following 3 credit card balances will be paid in full following funding of my Deb refinancing Loan request. 1) CITI Card (revolving) Balance: $14852 APR: 26.99% Monthly payment: $460 2) Capital One (revolving) Balance: $2982 APR: 26.99% Monthly payment: $85.00 3) HSBC/DFS (revolving) $Balance: $3872 APR 25.99% Monthly Payment : $110 Total [1)+2)+3)] Outstanding Balance $21,706 of 1+2+3 _______________________________ Accounts that will not be paid off: HSBC (revolving) $1824 21.99% $55.00/month WAMU/Chase (revolving) $2467 20.99% 80.00/month MerrickBank (revolving) $2900 19.99% $95/mo Chase $84.00 24.99% $10.00 WFC-Gardner-White (installment) $2270 0% interest $120/month (will be paid off by 8/2011) Thank you for your consideration.
I am interested to help fund your $22,500 CC REFI category loan. My questions are: [1} Transunion Credit Report shows $31,058 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [2] Why should lenders commit their limited $ to help to fund your loan? [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.26.2010	Dear Sir, Thank you kindly for your inquiry and interest in funding my Credit Card REFI category loan My total Credit Card debt amounts to $1015/month My Monthly mortgage is $2040/month. I have no car payment as the vehicle has been paid off and will not require a new vehicle for atleast another 5 years. I am an honest hardworking Pharmacist at a community hospital with annual pay rate increases averaging 4%. I believe the opportunity to fund this loan provides an extremely low-risk, high financial reward situation for the investor, especially considering my job stability and current and future income levels as well as my financial ability to pay off the loan. I fully intend on having the majority of the loan (80%) paid off within 2-3 years with the remainng portion paid of in full by the middle of the third year (by the 42nd month). Please do not hesitate to contact me should you have any further questions. Your consideration in this matter is greatly appreciated. Best Regards
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	Thank you for your interest. I will be more than happy to verify my employment and income with lending club. I will contact you shortly to submit the required documentation. Best Regards, Nader
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hello, Thank you for your interest in funding my oan request. I do not have any HELOC on my home. The total mortgage balance remaining is $208,900 and the current market value of my home is $245,000. I sincerely appreciate your consideration in funding my loan and my priority will be to pay off this loan early ( within 36-42 months). Have a blessed day.
You have a great job and seem to be living well within your means now so, I just have a few questions to make sure you want to stay the course through the life of the loan: How did you rack-up the debt? i.e. putting yourself through school, fixing up your house, buying too many cool white coats etc. Are you planning on closing some of those cards? And, do you have a budget in place so that you will not need to keep balances on cards any longer? Thanks and best of luck.	Thank you kindly for your questions and consideration. The debt was accumulated at much lower introductory APR's to help pay for my college expenses at the time. These credit card interest rates reset at rates between 24.99% to 26.99%. I have since paid off all of my student loans, and paid off my car loan as well and will not require another vehicle for another 6-7 years. I am now focusing on paying off these credit cards and having a lower rate through this refinance would significantly accelerate the payoff timeframe. I have a budget plan in place and intend to pay off 80% of the credit car debt refinance loan by the end of the second year of the loan, with the remaining amount between the 36th and 43nd month. I plan on closing the paid off credit cards as as part of my overall focus on reducing my debts as I will no longer require the use of these credit cards going forward. Best Regards,

Member Payment Dependent Notes Series 553670

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553670	$2,500	$2,500	7.88%	1.00%	July 28, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553670. Member loan 553670 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Intel	Debt-to-income ratio:	14.15%
Length of employment:	< 1 year	Location:	Gilbert, AZ

Home town:
Current & past employers:	Intel
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > Moved from NY to Arizona in June. Have to finish paying off the movers. Will repay loan within 4 months. Borrower added on 07/26/10 > Moved from ny to az for my new job, have movers bills to pay off. Thanks.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$978.00	Public Records On File:	0
Revolving Line Utilization:	18.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 553732

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553732	$10,750	$10,750	13.98%	1.00%	July 31, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553732. Member loan 553732 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	St John's EMS	Debt-to-income ratio:	21.73%
Length of employment:	2 years	Location:	SPRINGFIELD, MO

Home town:
Current & past employers:	St John's EMS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > This is a debt consolidation loan. I want to payoff my accounts and close them. Borrower added on 07/28/10 > Thank you to all my investors. Due to some financial hardships in the family and not being able to sell my remodeled house, I have accumulated a lot of debt. I have maintained good credit during all of this and now it is time to get back on track so I can have more money in the bank. All my accounts are going to be closed... no more debt!! Excited to get back on track.... Borrower added on 07/30/10 > I cannot take the loan if I don't get at least 90%...

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2000	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	29	Months Since Last Delinquency:	18
Revolving Credit Balance:	$14,967.00	Public Records On File:	0
Revolving Line Utilization:	66.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

Member Payment Dependent Notes Series 553740

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553740	$5,000	$5,000	11.49%	1.00%	July 29, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553740. Member loan 553740 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	Ivymount School	Debt-to-income ratio:	21.25%
Length of employment:	3 years	Location:	FREDERICK, MD

Home town:
Current & past employers:	Ivymount School
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,346.00	Public Records On File:	0
Revolving Line Utilization:	93.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 553760

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553760	$3,000	$3,000	13.98%	1.00%	July 28, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553760. Member loan 553760 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Intralearn Software Corporation	Debt-to-income ratio:	12.94%
Length of employment:	6 years	Location:	Harrisville, RI

Home town:
Current & past employers:	Intralearn Software Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > hello, I am requesting this loan to take the pressure off the initial cost of moving. I have sucessfully paid of a previous loan secured through LendingClub and I a will continue to maintain my good credit by repaying this loan without issue. Thank you for you consideration. Borrower added on 07/26/10 > I am requesting this loan to offset the intial costs of moving. I have already paid off a loan secured through LendingClub and I will continue to maintain my good credit by repaying this one without incident. Thank you for your consideration.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	74
Revolving Credit Balance:	$10,605.00	Public Records On File:	0
Revolving Line Utilization:	45.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 553784

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553784	$4,000	$4,000	11.86%	1.00%	July 28, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553784. Member loan 553784 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Boyle Morrissey & Campo	Debt-to-income ratio:	20.88%
Length of employment:	7 years	Location:	Holbrook, MA

Home town:
Current & past employers:	Boyle Morrissey & Campo
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$29,773.00	Public Records On File:	0
Revolving Line Utilization:	85.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I just bought out my grandmother of her half of the house in December. Our game plan was to use our savings from our wedding to pay off all of our debt, but with the tilt in the market, we had to put all our savings down on the house. So, our mortgage is about $280,000 and the house is value at about $290,000. I should mention that my grandmother and mother still live with my husband and I and they pay board which goes directly towards the mortgage. Hope that helps!

Member Payment Dependent Notes Series 553786

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553786	$9,500	$9,500	10.38%	1.00%	July 29, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553786. Member loan 553786 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,800 / month
Current employer:	States Recovery Systems	Debt-to-income ratio:	16.34%
Length of employment:	5 years	Location:	Diamond Springs, CA

Home town:
Current & past employers:	States Recovery Systems
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > I would like to consolidate my debt. I've been at my job for over five years and my job is very secure. I have great credit and have no delinquent accounts or negative remarks on my credit. I'm just trying to get rid of this debt! Thank you!

A credit bureau reported the following information about this borrower member on July 23, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,737.00	Public Records On File:	0
Revolving Line Utilization:	80.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The balance on my mortgage loan is about $191,000. I just refinanced to get a lower interest rate and payment. I've never taken any equity out. According to Zillow, the zestimate is $179,000. Thank you!
I understand your desire to consolidate existing debt -- has anything occured to avoid accuring new debt?	Yes...I've cut up credit cards to avoid using them and tried to be more frugal with my spending habits. I plan on closing all of my open trade lines after I pay them off. Thank you.
Could you list the balances and interest rates of the debts you plan to consolidate with this loan?	Discover Card $4500 @ 13.99% Safe Credit Union Credit Card $3500 @ 11% Macys Card $300 @21% Express Credit Card $700 @ 22% Thank you.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Thank you so much! It's greatly appreciated. I understand this completely and want to make you and the other investors aware that I am very concerned with the responsibility of my part of the agreement. I have excellent credit and plan on keeping it that way. Paying off this debt will be a huge accomplishment for me. Thank you for your time.

Member Payment Dependent Notes Series 553788

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553788	$7,000	$7,000	13.61%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553788. Member loan 553788 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Sonic drive in	Debt-to-income ratio:	21.02%
Length of employment:	7 years	Location:	Huntsville, TX

Home town:
Current & past employers:	Sonic drive in
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	22	Months Since Last Delinquency:	19
Revolving Credit Balance:	$6,473.00	Public Records On File:	0
Revolving Line Utilization:	32.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	1. I do have a spouse that is a school teacher and provides 2500 per month to the household 2. My monthly expenses total aprox 5500 3. We have 1 credit card (500) max and 1 fuel card (800)max. We have a loan for furniture for 1200 4. We will use this to help get us thru me rebuilding my restraunt. We have kept my current location open while rebuilding and I have lost approx 50 % of my income in the process. My new store should be open in roughly 60 days. I need the money to help consolidate some bills so that I can use the money that I would have paid out to them so I can stay current on my monthly bills. Thank you for you time and consideration.
Please explain the delinquencies.	Any delinquencies are due to the lack of funds at the time the billing. I have always made the payments.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Apporx 176000 is owed on the mortgage and the value sits right around 190000
You haven't said it, but you are apparently the owner of a Sonic franchise. Correct? Since you are remodeling, do you own the real estate?	I do not.

Member Payment Dependent Notes Series 553796

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553796	$12,000	$12,000	19.04%	1.00%	July 31, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553796. Member loan 553796 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,833 / month
Current employer:	Nursing & Rehab Center	Debt-to-income ratio:	0.50%
Length of employment:	10+ years	Location:	Corpus Christi, TX

Home town:
Current & past employers:	Nursing & Rehab Center
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > Credit card interest rates increased above 20% although I have made timely payments. I am seeking to consolidate and payoff my balance sooner than 5 years, but allowed myself the 5 year flexibility on the loan application.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1993	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	32
Revolving Credit Balance:	$12,886.00	Public Records On File:	0
Revolving Line Utilization:	44.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for Nursing & Rehab Center? Is $186,000.00 as a monthly income a typo? Thank you	That is my combined household income. My wife makes almost as much as I do. I am an administrator/CEO for the facility I operate.
I am interested in funding your loan. Before I participate I have some questions $186k is quite a monthly income. Can you confirm your MONTHLY income is $186,000.00 or can you correct it? What debt are you consolidating? Please name the company, the balance, and interest rates for each one you plan to pay off. Thank you!	I have only had an account for 1 day and am new to this process. Does lending club offer some type of income verification system? The income is absolutely accurate. The balances are as follows Wells fargo CC - $4,600 Wells Fargo cash on demand- $4,300 Capital one - $4,000 Home depot- $3,200 Capital one (wife's) - $2000
Please contact Lending Club to verify your income. You will receive much faster funding of your loan. Thanks!	I went to the help section and this is what it stated: "Unless the Lending Club credit team has contacted you directly to request additional documentation to verify your income, you do not need to submit any other information. If your loan listing is under review and the Lending Club credit team has requested additional information such as proof of income, please follow the instructions in their email or phone request to append such information to your loan application." I could not get a link to verify my income. Thanks.
Hi, thank you for partially answering the previous lender on the balances of the debts you will consolidate. What are the interest rates on each loan? Thank you!	They range from 20.7 through 27.9%. Let me know if you have any other questions.
Are you making 186,000 a month or a year? If indeed you are making 186,000 a month, does that mean you make 2 million a year? If so, why do you need this loan?	I apologize. Our household income is $186,000/year. Sorry for the confusion. I understand the questions now. I did not realize the original question stated $186,000/month.
$186,000 a month. $2 million a year. And you can't pay those credit cards??	The correct household salary is $186,000. I apologize for the confusion.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage is $323,700. I don't have a HELOC or any other liens against it. The home is valued at $375,000

Member Payment Dependent Notes Series 553806

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553806	$7,200	$7,200	7.88%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553806. Member loan 553806 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,350 / month
Current employer:	Bryan Brothers Inc	Debt-to-income ratio:	1.91%
Length of employment:	10+ years	Location:	CHESTERFIELD, VA

Home town:
Current & past employers:	Bryan Brothers Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1992	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	27
Revolving Credit Balance:	$1,612.00	Public Records On File:	0
Revolving Line Utilization:	3.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Your loan may fund faster if you explain the discrepancy between a revolving credit balance of $1,612 and your request for $7,200 for debt consolidation. After that, we would be interested in how much your monthly expenses are and what you do at your job.	I am paying off debt that does not include the revolving credit balance. Monthly mortgage $680 & revolving credit $67. My position at work is an Accountant.
What non revolving credit debt are you paying off? What was the last Delinquency in regards to? Are you going to verify your employment/wages?	Someone called me today with these questions, to which I answered & that the fax regarding my wages would be faxed from my employer tomorrow 7/29/10.
I wonder if there is some scam going on as this is the second A rated loan for more than revolving debt with no clear explanation of where the funds are going? - PASS	This is no scam. I need to replace the subflooring in my bathrooms, I have moss growing on my roof & under the shingles that have to be replaced. I know that you need to make smart business decisions, but so do I. Putting these repairs on a credit card at a 24% interest rate that would be a stupid decision on my part. I have been at my job 16 yrs this October, I make above minimun pymts on the 1 credit card I have. Borrowing the $ from you at 7.88% is the logical thing for me to do. Is this not considered debt consolidation? If not, I apologize for my mistake.
If this money goes towards house repairs then why call it debt consolidation? I pass.	Home repair bills are debts.

Member Payment Dependent Notes Series 553809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553809	$25,000	$25,000	15.95%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553809. Member loan 553809 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$13,333 / month
Current employer:	Kirkland and Ellis LLP	Debt-to-income ratio:	13.20%
Length of employment:	< 1 year	Location:	New York, NY

Home town:
Current & past employers:	Kirkland and Ellis LLP
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1999	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	34	Months Since Last Delinquency:	63
Revolving Credit Balance:	$26,937.00	Public Records On File:	0
Revolving Line Utilization:	90.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 Debt Consol category loan. My questions are: [1} Description of your employer Kirkland-Ellic LLC? AND What is your position? (Job/What you currently do.) AND Provide THREE years PRIOR work, or school) history? [2] Transunion Credit Report shows $26,937 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.26.2010	Hello, (1) Kirkland and Ellis LLP is a large international law firm with over $1 billion in revenue and diverse practice areas. I am an associate (attorney). Prior to joining the law firm I attended a highly rated law school. (2) I am currently paying between $1500 and $2000 per month on these balances (around twice as much as the minimum payment). (3) Lenders consider should committing their limited funds to me because they will receive a good return on my investment. I have always paid my debts and plan to continue that practice. (4) I do plan on paying my debt within 1 to 2 years at this time.
Loan listed 4 days; 28 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Friday 07.30.2010	Thank you for your advice. I will follow up with a credit reviewer today.

Member Payment Dependent Notes Series 553810

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553810	$11,200	$11,200	11.12%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553810. Member loan 553810 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,917 / month
Current employer:	Johnson Matthey	Debt-to-income ratio:	17.69%
Length of employment:	3 years	Location:	Phoenixville, PA

Home town:
Current & past employers:	Johnson Matthey
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > Combining 3 sep. credit cards as well as a motorcycle loan. Will refinance the remaining 50% of the motorcycle loan soon after payment for a $300+ per month savings overall. All cost of living expenses are split 50/50 between my co habitant and myself. Borrower added on 07/27/10 > I currently monitor my credit online and have seen an increase in score of about 30 points in the last 6 months. Ultimate goal will to have only 1 credit card with a low monthly balance with no other retail debt.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	31	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,717.00	Public Records On File:	0
Revolving Line Utilization:	56.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 553811

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553811	$25,000	$25,000	11.86%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553811. Member loan 553811 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,433 / month
Current employer:	Erickson Living Management	Debt-to-income ratio:	16.94%
Length of employment:	9 years	Location:	ARLINGTON HEIGHTS, IL

Home town:
Current & past employers:	Erickson Living Management
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > The purpose of this debt consolidation loan is to stop paying a credit union’s "load shark" APR rates that would take forever and a day to pay off completely. There was a point in my life – nearly ten years ago - where I was irresponsible with a credit card; plain and simple. However, like so many other people in life; I am willing to take full responsibility for my over-sight, and now I want to be able to pay-off my debt a.s.a.p. so that I can purchase a home in the next few years; and begin realizing my own version of the classic “American Dream” of owning a home; among other things without over-extending myself.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,269.00	Public Records On File:	0
Revolving Line Utilization:	61.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Erickson Living Management and what do you do there?	Erickson Living Management (formally Erickson Retirement Communities) is a Continuing Care Retirement Community (CCRC) Management Company that was founded in 1983 by John Erickson; who built and developed 20 sites nation-wide to date. We offer independent living apartments, assisted living, and skilled nursing care to individuals 62+ who planned accordingly for retirement. My company was also one of Fortune Magazines 100 best companies to work for in 2008 and 2009. Please see www.ericksonliving.com for additional information regarding the company. I am responsible for day to day operations, support, and maintenance of the local I.T. infrastructure at a community (department of 1 - backed up by a team of colleagues in the corporate office in Baltimore, MD) in Lincolnshire, IL. I have held the position at two locations since 2003, and I began working in the I.T. department in early 2001 - at a site in Michigan.
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Thursday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Wednesday 07.28.2010	Thanks for the tip. I was just asked for documentation yesterday evening by the Credit Review Team, and I supplied the requested documents first thing this morning to complete the Credit Review process.
How long do you intend to service (keep active) this loan before payoff?	approximately 18~36 months

Member Payment Dependent Notes Series 553815

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553815	$7,200	$7,200	11.86%	1.00%	July 30, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553815. Member loan 553815 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,750 / month
Current employer:	alpha care professionals	Debt-to-income ratio:	10.16%
Length of employment:	1 year	Location:	hoopeston, IL

Home town:
Current & past employers:	alpha care professionals
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/11/10 > Going on maternity leave for 12 weeks and need money to help pay bille

A credit bureau reported the following information about this borrower member on July 11, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1996	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	2
Total Credit Lines:	25	Months Since Last Delinquency:	4
Revolving Credit Balance:	$739.00	Public Records On File:	1
Revolving Line Utilization:	13.40%	Months Since Last Record:	97
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe 138 and it appraises for 160

Member Payment Dependent Notes Series 553823

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553823	$9,600	$9,600	16.32%	1.00%	July 31, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553823. Member loan 553823 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Homegoods	Debt-to-income ratio:	5.90%
Length of employment:	5 years	Location:	east hartford, CT

Home town:
Current & past employers:	Homegoods
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	13	Months Since Last Delinquency:	8
Revolving Credit Balance:	$5,793.00	Public Records On File:	0
Revolving Line Utilization:	36.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 08 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After robtaining, and eviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.27.2010	I'm not sure about this delinquency. My credit is very important for me as i'm trying to procure a House as soon as i pay this loan off. I will look into this.
I am interested to help fund your $9,600 category loan. My questions are: [1} Description of your employer Homegoods? AND What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $5,793 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] $9,600 loan; $5,793 Revolving Credit Balance; $3,807 the extra cash that you will receive (less loans origination fee) that is consolidating, or is refinancing, what specific debts currently not included in Transunion Credit Report debts? [4] Why should lenders commit their limited $ to help to fund your loan? [5] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.28.2010	Good Afternoon, I work in Homegoods since it opened up almost five years ago. Since then, I've been in different positions. I'm currently in the training new hirees and helping in the stocking good in the warehouse. I intent to pay off all my debt and have 3K in my saving account for emergencies purpose only and my intentions are to pay this loan off within 2 years. Thank you greatly in advance. Thanks
Borrower, The loan application shows Income Verification completed (check-marked). But the Credit Review Status shows "In Review". Borrower Credit Review process only ONE-HALF way completed. The Credit Review Status needs to be completed AND upgraded to "APPROVED" for a promissory note to be issued later and after loan funds net $ proceeds can be deposited into your bank account. You need to FOLLOW-UP on this with Home Office Credit Reviewers. Member Support Department open Mon-Fri 8AM-5 PM (support@lendingclub.com 866-754-4094). Home Office is closed Sat, Sun, CA, US Holidays for live telephone calls; but answering machine available 24/7. Emails are answered 24/7. After Credit Status is "APPROVED" your loan will attract many more lenders and their funding $ amount will increase. Today is Thursday; you need to act on this A-S-A-P. Lender 505570 USMC-RETIRED Virginia Beach, Wednesday 07.28.2010	I will give them a call later this afternoon. Thank you

Member Payment Dependent Notes Series 553854

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553854	$2,000	$2,000	10.75%	1.00%	July 28, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553854. Member loan 553854 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Sonnys BBQ	Debt-to-income ratio:	10.04%
Length of employment:	< 1 year	Location:	Warner Robins, GA

Home town:
Current & past employers:	Sonnys BBQ
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > I am trying to come up with enough funds to pay for tuition and books for the Fall 2010 semester of nursing school. Any help would be appreciated, thanks!

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2003	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	44
Revolving Credit Balance:	$423.00	Public Records On File:	0
Revolving Line Utilization:	52.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Just want to make sure you realize payments are due immediately(unlike student loans). Also what was delinq 44 months ago? do you have other debts? how much is your rent\food\utilities\gas etc each month	I am aware payments are due immediately, I am planning on paying the loan in full by the end of september. I have student loan debt, but it is currently deferred because I am a full time student. My monthly bills average about 900. Thanks
Please briefly explain the delinq 44 months ago? Thank you	I honestly don't know what I have in my name that was delinq, but I was married then, and all I can think is that it was something that was joint with me and my husband. There are still a few things that are in both our names, which may explain why something was not taken care of in my name. As for me though, all of my bills (car payment, phone, rent, utilities, insurance and credit card) are up to date and currently in good standing. Thank you

Member Payment Dependent Notes Series 553867

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553867	$12,000	$12,000	7.88%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553867. Member loan 553867 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,625 / month
Current employer:	Wal-Mart	Debt-to-income ratio:	0.00%
Length of employment:	10+ years	Location:	Columbus, OH

Home town:
Current & past employers:	Wal-Mart
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	0
Revolving Line Utilization:	0.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
From your credit history it looks like you don't carry any debt. What has made you decide to take on $12,000 in debt with this purchase? Is this uncharacteristic for you? Regards; Art	I want a new motorcycle. I financed my last motorcycle and just recently paid it off. I do not like to finance more than one large item at a time.

Member Payment Dependent Notes Series 553891

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553891	$6,000	$6,000	14.72%	1.00%	July 30, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553891. Member loan 553891 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Oceans Eleven Casino	Debt-to-income ratio:	7.20%
Length of employment:	10+ years	Location:	Oceanside, CA

Home town:
Current & past employers:	Oceans Eleven Casino
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	37
Revolving Credit Balance:	$930.00	Public Records On File:	2
Revolving Line Utilization:	50.90%	Months Since Last Record:	36
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 553915

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553915	$10,000	$10,000	10.38%	1.00%	July 30, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553915. Member loan 553915 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	Accumetrics, Inc	Debt-to-income ratio:	21.63%
Length of employment:	< 1 year	Location:	San Diego, CA

Home town:
Current & past employers:	Accumetrics, Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > I am well qualified for this loan as my gross monthly income is $5000 and can afford the monthly payments. I have a mortage of $925 a month a car payment of $405 a month. This loan will be used to consolidate high interest credit cards into one monthly payment whereby I will be able to improve my monthly cash flow.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,425.00	Public Records On File:	0
Revolving Line Utilization:	48.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you very much for your question, (1) The total balance of the loan in $98,000. I do not have a second mortage or a HELOC on this house; (2) The curent market value of the home is $145,000. Please let me know if you have additional questions. Thank you.
Hi there, Can you please list all the credit cards or loans you are looking to consolidate as well as their respective interest rates. Also, how much $$ do you put towards these obligations each month, on average. Thanks in advance for your answers.	Thank you for your question: I have 3 credit cards that I am looking to consolidate; Visa - Balance $3,000 APR - 20%, Master Card - Balance $3500, APR - 25%, American Express - Balance $5,500, APR - 25%. I currently am paying $1500 amonth to service this debt.
Hi there, Me again. Thank you for your quick response. I was just wondering why, considering the amount you put toward your credit cards each month, when you could have the entire balance paid off in around 9 months, why you would take out a 3 year loan instead. Thanks in advance for your answer.	Thank you for your question. My wife and I are expecting our first child in November. I want to retire the high interest debt imediately so that I have one fixed rate loan to budget for. I put the $1,500 into savings to plan for the inevitable costs associated with a child.
Been there, done that. I understand completely. My son just turned 1. Thanks for your quick response. I look forward to funding your loan and wish you the best with your "little one".	Thank you very much. We are looking forward to being parrents.
Hi, interested in funding your loan but am wondering how secure your current job is as you worked there for less than a year. Have you quite a job before that? What exactly do you do for a living? Thanks!	Thank you for your question. My job is very secure as I was recruited and hired by the Executive Vice President of the company to manage domestic operations. Most of my compensation is based in stock options and is therefore not liquid unless exercised at a future date. I was managing logistics at my previous employer and took an oppertunity with this current company in the field of medical diagnostics. Please let me know if you require more detail.

Member Payment Dependent Notes Series 553920

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553920	$1,000	$1,000	11.49%	1.00%	July 28, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553920. Member loan 553920 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,300 / month
Current employer:	Fayette County School District	Debt-to-income ratio:	17.48%
Length of employment:	< 1 year	Location:	Lexington, KY

Home town:
Current & past employers:	Fayette County School District
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,310.00	Public Records On File:	0
Revolving Line Utilization:	20.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. please list the amounts, interest rates, and required payments for each of your debts 2. can you provide a budget - monthly income after tax, list of monthly expenses	1. this is not a credit card debt consolidation loan..it just put me under that category. I have switched jobs and am just in need of a loan until I receive my first paycheck from my new school district. I am a teacher and took a job in a different district and will not get my first paycheck until August 31st. 2. I make about 2,400 dollars a month after taxes, then pay 600 dollars a month for rent, approximately 200 dollars in utilities, 300 for other expenses (gas, groceries) 300 for credit card, and 100 for car insurance. My car is paid off and so are my student loans. This leaves me with about 850 a month.

Member Payment Dependent Notes Series 553961

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553961	$6,000	$6,000	15.58%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553961. Member loan 553961 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,300 / month
Current employer:	pld associates inc.	Debt-to-income ratio:	2.88%
Length of employment:	9 years	Location:	CHERRY HILL, NJ

Home town:
Current & past employers:	pld associates inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > I am good borrower because i pay my bills on time.I've never been late on any payments.There are no negative marks on my credit history. Borrower added on 07/27/10 > I bring home 1150.00 every two weeks after taxes.my monthly bills total approximately 700.My job covers all of my living expenses;rent,food utilities etc.After i pay my monthly bills i help my parents pay some of their bills cause my father is very ill,but they are getting caught up now.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2007	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,812.00	Public Records On File:	0
Revolving Line Utilization:	57.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. please list the amount owed, interest rate, and required monthly payment for each of your debts 2. please provide a budget - monthly income after tax and list of monthly expenses 3. you applied for credit 3 times in the last 6 months according to your credit report. were you approved or denied in each case? what were you applying for? if successful, how much did you borrow and how much are you allowed to borrow?	Type your answer here.amount owed 1650.interest rate is 24.99%min payment $40.amount owed 440 interest rate 28.99%min payment $20.amount owed 315.94interest rate 24.99%min payment $20 amount owed 450.06interest rate 24.99% min payment $25.monthly income after tax is $2,350. rent =0 traffic fines and motor vehicle surcharge approximately $400.applied for credit 3 times.one was llbean and was denied.two was eddie bauer and was approved for $500 and have not used the card and third was discover and was approved for $1700.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	Type your answer here.the loan will be used to consolidate credit cards,pay motor vehicle surcharge to restore my drivers license and purchase a used vehicle.
What is it you plan on using the requested funds for?	Type your answer here.pay off credit cards that have high interest rate.pay dmv surcharge to restore my license and purchase a used vehicle.i've never been late on any payments that i have.
Hello. I am interesting in contributing to your loan, but I have a question first. In your credit report from Transunion it only lists $2,812 in outstanding debt. You are requesting $6000, so can you please explain what existing debts the loan will be used to consolidate? Please give description, amount, and current APR. Thanks	Type your answer here.the remaing balance of loan will be used to pay dmv surcharge and purchase a used car.

Member Payment Dependent Notes Series 553985

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553985	$12,000	$12,000	10.38%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553985. Member loan 553985 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,333 / month
Current employer:	American Careers	Debt-to-income ratio:	8.52%
Length of employment:	< 1 year	Location:	COLLEGE PARK, MD

Home town:
Current & past employers:	American Careers
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > I am a hard worker and have made it a priority throughout my life to pay back my debts on time. I had to move away from my job that I had worked at for 8 years in Virginia because my fiancee is a pilot and had a base change to Maryland. I currently run American Careers and help people to write resumes and find work in this tough economy. It is a very stable business that was started 14 years ago. I get paid every month and have the benefit of working from home. I plan on using the loan to pay off high interest credit cards. I incurred when we moved to MD. I want to be debt free and I see consolidation as my answer. I have steady paychecks and will make sure that the money is paid back. Thank you! Stephanie

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,394.00	Public Records On File:	0
Revolving Line Utilization:	38.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1. please list the amounts, interest rates, and required payments on each of your debts 2. can you provide a budget - monthly income after tax, list of monthly expenses	1. credit card. $4607.10 - 29.9% $154.00 minimum payment 2.credit card. $5394.29- 29.9% $150.76 minimum payment $3000.00 after taxes Child care- $508.00 per month Cable-$58.00 per month Food- $400.00 per month
1. your revolving credit balance per your credit report (which is all i can verify) is $5394. does one of the credit cards you listed belong to someone else? 2. your budget seems incomplete. for example: RENT?? car expenses? insurance? and so forth. are there any other expenses that you haven't disclosed?	1.credit card 1 $4607.10 29.9% discover card- I closed out this account....but still owe this amount of money. 2.credit card 2 $5394.00 29.9 % citi card Both of the credit cards belong to me. I don't have to pay for rent because that comes out of my fiancee's check. I own my 1995 explorer, yes, I forgot about my car insurance because I paid for all of that it adds up to around $800.00 a year. I pay for child care which adds up to $508.00 per month, I pay for the cable bill which is around $58.00 per month, Food expenses are around $400.00 per month, I walk or take the bus most places so I don't spend a lot on gas etc. The most that I have spent on gas in the last year was $50.00 in one month and that is because I went out of state.

Member Payment Dependent Notes Series 553992

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553992	$9,000	$9,000	7.88%	1.00%	July 29, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553992. Member loan 553992 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,375 / month
Current employer:	Certeon, Inc.	Debt-to-income ratio:	4.18%
Length of employment:	4 years	Location:	Marlborough, MA

Home town:
Current & past employers:	Certeon, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > For two bath "re-baths" in the house that I brought with my brother, who shares half the mortgage cost and will pay half of this loan as well.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/2000	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,503.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is it you plan on using the requested funds for?	Refinishing two baths/shower stalls. Work to be done by New England Re-Bath at a flat rate of 4500 per bathroom. Highly recommend looking into them if you are in the area!

Member Payment Dependent Notes Series 553994

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
553994	$10,000	$10,000	10.75%	1.00%	July 30, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 553994. Member loan 553994 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,833 / month
Current employer:	synapse group inc	Debt-to-income ratio:	21.12%
Length of employment:	10+ years	Location:	robbinsville, NJ

Home town:
Current & past employers:	synapse group inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,418.00	Public Records On File:	0
Revolving Line Utilization:	83.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is synapse group inc and what do you do there?	It is a division of Time Inc. and I do website production/email marketing. http://www.synapsegroupinc.com/

Member Payment Dependent Notes Series 554008

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554008	$25,000	$25,000	13.23%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554008. Member loan 554008 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	CustomeNews	Debt-to-income ratio:	7.27%
Length of employment:	9 years	Location:	kensington, MD

Home town:
Current & past employers:	CustomeNews
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > Our reason for applying for this loan is two-fold: help us significantly pay down credit card debt we have accumulated and struggled paying due to unforeseen expenses, including emergency gallbladder surgery, costly automobile repairs (needed so we can get to work) and my fiance being unemployed for 5 months - he chose not to move back home when his temporary assignment from his long-time employer ended in order to remain in my area and propose to me. I have been in the Maryland area for 9 years, and will mark my 9 year anniversay at my employer, a small publishing company, in October. My responsibilities continue to grow as I bring in new accounts and expand our offerings. My fiance secured a job in management at a sporting goods store with a national retail company in February, and is eager to make a name for himself here. We are both hardworkers and come from similar backgrounds that stress that. I bought my condo 3 1/2 years ago - and the housing market as taken a hit. We plan to live here for at least two to three more years to be able to be in a better position with the mortgage. Due to the market drop, a home equity loan is not an option. We feel we are a good borrower because we have recognized the mistakes we made, and are not happy that we put ourselves in this position. We have been trying for the past few months to get a handle on our debt, but feel we can best do this with a personal loan that can help us better manage our payments, and eventually put us in a position to start saving. Not that we were not before, but are now moreso very careful with our money. This loan will be used to help us pay off a good number of our credit cards, as well as pay the remaining balance due on our wedding. If we knew now what we knew last summer, maybe we would have approached our wedding differently. But hindsight is 20-20, so now we are just trying to get our finances on the right track. We know that the monthly payment we take on, if our loan is fully funded, will represent 12% of our monthly income -- and this would help put us in a much better position that we stand right now. Borrower added on 07/29/10 > We appreciate the investments to date. Lending Club will receive the documents for my employment verification in a few hours -- I was unable to send on Wednesday due to being out of town. Also, my fiance's gross monthly income is an additional $6,000. Thank you!

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,810.00	Public Records On File:	0
Revolving Line Utilization:	86.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $25,000 Wedding Expenses/SDebt Consol category loan. My questions are: [1} Description of your employer Custom News? AND What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $12,810 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Monday 07.26.2010	1 - CustomNEWS is a small publishing company that specializes in convention newspapers - publications distributed at association conferences and trade shows that serve as a daily newspaper during the event. I am one of three employees that finds new clients, manage projects from start to finish, including managing our sales force that sells the advertising, arranging for overnight printing, hiring freelancers and making sure the publication meets the client's needs. I will be there 9 years as of October, 2010. My title is senior editor, but my responsibilities go far beyond writing, to include design and production duties as well. 2 - We are currently putting approximately $1,200 into paying off our credit card debt. Depending on my additional income from commissions and freelance projects, we try to put more into debt payments when possible. Paying off this debt is a priority to us. 3 - We understand everyone's finances are tight today, and we need to take responsibility for hitting the rough patches we did - my fiance's unemployment due to relocating and emergency gallbladder surgery among them. We had hoped that an equity loan from the condo that we own/live in was going to be an option, but property values have dropped so drastically in Maryland that we see ourselves living here at least three years to get back on the right side. We are looking forward to our wedding and starting our life together, and feel that getting our debt under control and thus eliminated will really help us down the road. We are responsible people, and are not happy that we put ourselves in this position. We will take any investment in us very seriously. 4 - We see ourselves paying off this debt in the 2 - 3 year time frame, hopefully closer to two years. Having put ourselves in this situation, we are constantly reevaluating our spending habits as paying off this loan and subsequently building a savings account will be our two biggest priorities. Thank you for your time.
What specific actions have you taken, other than requesting this loan, to further reduce your debt level and maintain it at a lower level? Thank you in advance.	Thank you for asking us this. The easy answer is watching our spending habits -- easy things such as eating more at home, as well as understanding that some of wants are going to have to wait until we're in stronger financial shape. We have consolidated our cellular phones to a family plan with one company, which will save us money each month, as well as cut back on our cable service. And while buying another car would be a nice luxury to have, we agree that not having a car payment is a bigger benefit right now - so we'll continue to hope our jeep gets us to where we need to go, and when it can't meet both mine and my fiance's needs, one of us takes the bus. We are trying to take an aggressive approach to paying off our debt -- rather than nickle and diming ourselves away. That's why we think a loan of this amount will help us, and lead us to being in a position to start building a savings account. It is our hope that our condo's value starts to climb back up in the next few years, and until it does, we will be staying put. It is a very nice unit, great location and meets our needs. While upgrading to a house is a wish we both have, we're not in any rush. We want to come out on top when we do sell.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1 - The balance of our mortgage loan is $286,00. 2 - We have used two sites, which reports our home's market value to be $256,000.
Loan listed 4 days; 24 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Thursday 07.29.2010	Hello - That will be taken care of today. I received the email and phone call on Tuesday night at 8 p.m. about needing employment documents, and I spent yesterday traveling to/from Miami. I have spoken with Lending Club to tell them everything is coming this morning.
Could you please describe how the loan will be used to pay your debts; Please provide a breakdown of your Revolving Credit Balance= $12,810.00; Card;/Balance/APR/Montly payments. Is the Wedding fund a personal loan? Balance & APR? Will all cards be paid off with this loan and how much will be used to pay of the wedding Fund(Total=$25K)? Thank you.	Thank you to the investors who have funded our loan so far. This has really been a huge relief. 75% of this loan will be used to pay off our current debt - which includes our revolving credit balance that you mentioned and outstanding hospital bills from my fiance's gallbladder surgery. He had only minimum insurance because he was out of work. The remainder of the loan will cover the balance due on our wedding. We did not take out a personal loan for our wedding fund -- earlier payments were put on our credit cards and vendors have been paid by check. Our current credit cards have interest rates in the 21% range, thus our current monthly payments are much higher than the monthly payment on this loan would be. It would be much more manageable for us.

Member Payment Dependent Notes Series 554024

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554024	$9,275	$9,275	14.72%	1.00%	July 30, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554024. Member loan 554024 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Massachusetts General Hospital	Debt-to-income ratio:	7.53%
Length of employment:	2 years	Location:	Jamaica Plain, MA

Home town:
Current & past employers:	Massachusetts General Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > I'd like to pay off my USAirways MasterCard Balance. Borrower added on 07/26/10 > I'd like to pay off my USAirways MasterCard Balance.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1996	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$0.00	Public Records On File:	1
Revolving Line Utilization:	0.00%	Months Since Last Record:	98
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Massachusetts General Hospital and what do you do in your role there?	My title is Office/Business Manager. I hire all incoming technicians, postdoctoral fellows, faculty members, and administrative staff. I create position postings, ensure the jobs are in hospital compliance, and assist with finding eligible candidates. Once applicants are identified, I navigate them through the hiring process. For postdocs, I may work with them 6 months prior because their hires require credentialing in accordance with MGH and Harvard requirements. I handle all visa processing, our Center is comprised of mostly over 50% foreign nationals. I work with Faculty Members when staffing issues arise and guide through the appropriate performance monitoring plans. I process annual reviews and help when staff transition to roles outside the Center. I buy computing equipment, software, electronics, and office supplies for the center, and manage any inter-office moves. I plan and coordinate monthly seminars, center parties, faculty recruitment visits, and visiting scientist lectures. I also process reimbursements for the Center.
According to your Credit History, you have a Revolving Credit Balance of zero as of 7-26. Have you been on a shopping spree today?	No I haven't been on a spending spree, but I'm also not sure which account you're reviewing.
What is your position in the hospital? How secure is it?	I'm the office/business manager at a stem cell research center. My position is very secure. I've been in the role for two and a half years.
I am looking at your Credit History which is part of your loan application to be viewed by all investors.	I'm not sure what the question is. Can you rephrase?
You wish to borrow $9k to pay off a credit card yet your Credit History (as of 7-26) indicates a Revolving Credit Balance of zero. Can't you see this information of the very page that this email is posted?	Dear Hiroshige, My USAirways Mastercard, which may be listed under Barclays, has a balance of over 7500K. Are you able to see this balance? Thanks much. Mona
Can you see your own credit report that we, the investors, can see? Thank you,	As part of my application to LendingClub, I requested a free credit report from TrueCredit. While I do have zero balances for a few cards I also have a credit card with a high balance.

Member Payment Dependent Notes Series 554043

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554043	$25,000	$25,000	11.12%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554043. Member loan 554043 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$17,000 / month
Current employer:	Social Security Administration	Debt-to-income ratio:	0.06%
Length of employment:	10+ years	Location:	Mount Lebanon, PA

Home town:
Current & past employers:	Social Security Administration
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > The purpose of the loan is to pay off American Express credit card that has a high balance partially attributable to expenses for recent repairs on an investment property

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1976	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	39	Months Since Last Delinquency:	11
Revolving Credit Balance:	$164.00	Public Records On File:	0
Revolving Line Utilization:	3.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report reflects 1 creditor payment delinquency within past 24-months; most recent delinquency was 11 months ago. Explanation is? FYI: Lending Clubs provides lenders highly condensed borrower Transunion Credit Report that provides total Delinquent Payments but not individual delinquencies. Lenders cannot determine identity referenced delinquencies. Go to www.annualcreditreport.com website. There yearly, you can obtain FREE copies of your complete Equifax, Experian and Transunion Credit Reports. After robtaining, and eviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED Virginia Bch, VA Tuesday 07.27.2010	This was a payment on a loan for purchase of a computer. The payment was less than $50, and I missed the cutoff date because I was out of town. Missing it was much to my chagrin of course, because Best Buy then jacked up the interest rate.
I am interested to help fund your $25K CC REFI category loan. My questions are: [1} How long have your been working for employer Soc Sec Admin? A-N-D What is your position? (Job/What you currently do.) [2] Why should lenders commit their limited $ to help to fund your loan? [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide answer IN YEARS.) Avance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.27.2010	Type your answer here.(1) I have been an administrative law judge with the Social Security Administration for 12+ years. This is a lifetime appointment. In addition I have retirement income from SSA and from USNR. (2) Investors may commit funds on the basis of an attractive interest rate to a lender with stable income and substantial net worth. (3) The loan is for a term of 3 years. I may be able to pay off early, but that depends upon some contingencies that may not happen within that period.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. (1) Yes. The home is in joint tenancy with my wife. (2) The first mortgage balance is $296,459, and there is a $22,000 HELOC. (3) The market value is $407,000.

Member Payment Dependent Notes Series 554056

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554056	$2,400	$2,400	13.61%	1.00%	July 29, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554056. Member loan 554056 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	kleen all boats	Debt-to-income ratio:	22.92%
Length of employment:	6 years	Location:	north port, FL

Home town:
Current & past employers:	kleen all boats
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > my wife and i have and infant and are trying to puchase furniture because she is growng out of her crib and we can start filling our home and get things off the floor.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,861.00	Public Records On File:	0
Revolving Line Utilization:	93.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I owe $170,000 and it values at 120,000 right now
I'm interested in funding your loan, but have a few questions. Do you have a partner/spouse who works and if so how much does he/she earn each month? How long do you plan on staying in your home?	Yes my wife she earns 36000 a year she is an investment associate for sun trust bank we have lived in our home since may of 2008 thank you

Member Payment Dependent Notes Series 554057

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554057	$21,600	$21,600	13.61%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554057. Member loan 554057 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,833 / month
Current employer:	Loyola High School of Los Angeles	Debt-to-income ratio:	24.64%
Length of employment:	3 years	Location:	Whittier, CA

Home town:
Current & past employers:	Loyola High School of Los Angeles
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/1997	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$35,432.00	Public Records On File:	0
Revolving Line Utilization:	74.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $21,600 CC REFI category loan. My questions are: [1} What is your position at Loyola H S of LA? (Job/What you currently do.) AND Provide THREE years PRIOR work, or school, history? [2] Transunion Credit Report shows $35,432 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.27.2010	My questions are: [1} What is your position at Loyola H S of LA? (Job/What you currently do.) First of all, the school I work at is a private school located in Los Angeles and is the oldest school in Southern California. I have a two role position at Loyola High School, Manager of the Technology Department and Systems Engineer. But overall, I am a moving target. When I walk the halls of the school I'm constantly approached by teachers and students asking me technical questions and for help, which I am more than happy to do. Most of my colleagues at the school have been here for 10+ years. I also see myself being here for many more years to come. Specifically what I do is... I engineer and maintain the physical and virtual server infrastructure using VMware ESX and to ensure the availability of network resources; manage and maintain Microsoft Exchange 2007 servers; monitor and maintain internal and external network traffic and devices; project management; provide technical training for teachers; and provide desktop support. AND Provide THREE years PRIOR work, or school, history? Prior to coming to my current position, I worked as a Systems and Network Administrator for a transportation company. I worked there for a year and a half. I left that job because I did not find it challenging. And before that position I worked as a Systems Administrator on the Navy and Marine Corps Intranet project. I was at that position for six years. I left because I was getting married and relocating to the LA area. [2] Transunion Credit Report shows $35,432 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? Currently, I'm paying about $1,200 a month. I'd like to pay more, but I'm saving extra money for a down payment on a house. Another reason why I applied for this loan, to structure my high interest debt into one and pay it off within three years. Therefore reducing my income to debt ratio. [3] Why should lenders commit their limited $ to help to fund your loan? Having researched a number of options and learning how Lending Club works, I like the idea. The relationship between borrower and investor... to me it's a win-win situation. As far as why lenders should commit to my fund? Well, lenders will be helping me achieve my goals, and in return, I will fulfill my financial obligation to you. [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN YEARS answer.) 2 to 3 years
How did your revolving debt get so high, and what are your intentions toward credit card use after doing this consolidation? This is an important issue: we often see borrowers who obtain consolidation loans then turn around and run their balances right back up again which puts them (and us) into really deep do-do.	Back in 1999, I went through a divorce and in the settlement, I took on a significate amount of ex-wife's debt. Back then my revoling debt was about $65,000. Since then, I've reduced it down by $30,000. My intention after this consolidation is to closed my credit card accounts.
Way to go! I am helping to fund your loan.	Thank you! I appreciate it...

Member Payment Dependent Notes Series 554064

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554064	$8,000	$8,000	7.14%	1.00%	August 2, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554064. Member loan 554064 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,529 / month
Current employer:	Continental Airlines	Debt-to-income ratio:	8.10%
Length of employment:	10+ years	Location:	ELYRIA, OH

Home town:
Current & past employers:	Continental Airlines
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1994	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	27	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,836.00	Public Records On File:	0
Revolving Line Utilization:	2.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'm interested in funding your loan, but have a few questions. Do you have a partner/spouse who works and if so how much does he/she earn each month? What are your major monthly expenses (e.g., rent, car/transportation, insurance, child care, student loans, major medical expenses, etc.)? Can you explain how this money will be used? (Your revolving credit balance is $1800, but you're asking for much more.)	Yes i have someone living with me. I receive $400 a month from him. The loan is to pay off a high interest loan & home improvement.
What is it you plan on using the requested funds for?	To pay off high interest loan & home improvement.
Your revolving debt is less than $2k. What debt(s) is/are you going to retire with this loan and what are the interest rates? What do you do for Continental Airlines?	A high interest loan of 23%. Customer service.

Member Payment Dependent Notes Series 554084

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554084	$3,800	$3,800	14.84%	1.00%	July 29, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554084. Member loan 554084 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Interfaith Youth Core	Debt-to-income ratio:	14.52%
Length of employment:	3 years	Location:	Chicago, IL

Home town:
Current & past employers:	Interfaith Youth Core
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > This loan will be used to pay off my credit cards with higher interest rates so I can improve my credit rating for future purchases of a home and not have to be anxious about credit cards while in school getting my masters. I am a good candidate for this loan because I have made sure not to be delinquent on credit card payments since 2006 when I was under employed. I also have enrolled in budgeting classes that have put my money and savings into perspective. I'm seriously about saving for retirement and a house, and want make that path a little easier with a better credit score.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1987	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	46
Revolving Credit Balance:	$12,794.00	Public Records On File:	0
Revolving Line Utilization:	18.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 554107

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554107	$3,000	$3,000	6.39%	1.00%	July 29, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554107. Member loan 554107 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$15,500 / month
Current employer:	loudoun county public schools	Debt-to-income ratio:	0.90%
Length of employment:	7 years	Location:	lansdowne, VA

Home town:
Current & past employers:	loudoun county public schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,752.00	Public Records On File:	0
Revolving Line Utilization:	9.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	We have no mortgage. I owne it with my husband. The value of my home on Zillow.com is approx 580,000. We have been in the house for a couple of months.
your revolving balance is $1752, you earn $15,500/month and you own your home. can you elaborate on why you need money?	Yes, because I opened a credit card that my husband doesn't know about and it is taking too long and I am paying too much to pay it off. This way is quicker and easier for me and I want to sort of catch up.

Member Payment Dependent Notes Series 554117

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554117	$14,000	$14,000	7.88%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554117. Member loan 554117 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,083 / month
Current employer:	SRF Consulting Group, Inc.	Debt-to-income ratio:	15.82%
Length of employment:	10+ years	Location:	Elk River, MN

Home town:
Current & past employers:	SRF Consulting Group, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > I have 3 major credit cards to pay off and am disappointed that none of my credit cards will lower my interest rates - I have excellent credit, never make a late payment (NEVER!) and more than anything I want to live debt free. I am committed to making this happen and I feel a consolidation loan is the fastest way to accomplish my goal. I am tired of paying credit card companies obnoxious rates and moving balances to lower interest cards - so I am looking for a good interest rate that I can lock in for the life of the loan. I have been employed at the same firm for 10 years; the firm has been fortunate to weather the recession fairly well and has had very few layoffs. My department in particular (marketing) is one of the busiest in the company. I have owned my own home for 9 years and have never missed nor made a late house payment.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,345.00	Public Records On File:	0
Revolving Line Utilization:	51.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello. Thanks for all the helpful information. Are you still accumulating more credit card debt each month or have you put a stop to that? Wishing you well.	Thank you for your question. In order to successfully pay this debt I obviously can not continue using the cards - I am taking this opportunity to pay off my debt very seriously. I have taken all but my gas card out of my wallet and put them away. I very rarely use the gas card, but when I do, it is paid in full the same month. On a side note, the bulk of this debt was not from constant monthly use - it is debt that I have carried since my divorce - in order to end an abusive marriage quickly I assumed all the debt rather than fight about it.
I'm interested in funding your loan, but have a few questions. Do you have a partner/spouse who works and if so how much does he/she earn each month? What are your major monthly expenses (e.g., rent, car/transportation, insurance, child care, student loans, major medical expenses, etc.)?	I am single. As stated in my application, my mortgage is $650/mo; I also have $146/mo. association dues, and a $264/mo. school loan. I recently paid my car loan off in full (6 mo. early) so I have no car payment and have no plans to purchase another car for many years. I have no medical expenses or other major living costs.
Thanks for your response. A few follow-up questions: (1) How much are you currently paying each month towards credit card debt? (2) What are the interest rates for these credit cards?	I pay an average about $550 a month in credit card debt. When I can afford it I send extra. I have 3 major cards, the interest rates for purchases are 17.24%, 16.24% and 18.24%. Two of the cards have a portion of the balances transferred, one at 2.99%, the other at 4.99%. These are promotional rates that will end soon.

Member Payment Dependent Notes Series 554118

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554118	$1,700	$1,700	10.75%	1.00%	July 30, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554118. Member loan 554118 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,500 / month
Current employer:	Mt. Olive Twp	Debt-to-income ratio:	15.32%
Length of employment:	4 years	Location:	Stanhope, NJ

Home town:
Current & past employers:	Mt. Olive Twp
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1972	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	48	Months Since Last Delinquency:	81
Revolving Credit Balance:	$28,207.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 554119

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554119	$4,800	$4,800	10.38%	1.00%	July 29, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554119. Member loan 554119 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,744 / month
Current employer:	Los Angeles Opera Company	Debt-to-income ratio:	23.19%
Length of employment:	3 years	Location:	LOS ANGELES, CA

Home town:
Current & past employers:	Los Angeles Opera Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > I will use this loan to consolidate small debt; such as credit card and auto. I work diligently to excel at my future goals. I would like to start my own business in a few years. I'm improving my credit scores and focusing on financial responsibility. Thank you for lending a helping hand!

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,398.00	Public Records On File:	0
Revolving Line Utilization:	87.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 554126

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554126	$10,000	$10,000	13.61%	1.00%	August 2, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554126. Member loan 554126 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,383 / month
Current employer:	Google Inc.	Debt-to-income ratio:	10.14%
Length of employment:	4 years	Location:	Cambridge, MA

Home town:
Current & past employers:	Google Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > I recently borrowed $25,000 from my 401k in order to help make a down payment on a home. Rather than continue to pay back that loan over the next 5 years, I would rather pay it off immediately and allow the money to remain invested in the 401k. I have a stable job, employed for 3+ years by the same company. My income is $75,850 ($6320/month). Major monthly payments are: $1270 mortgage/HELOC (joint with husband), $331 car, $209 education loans = $1810 total. I also fully fund my 401k & Roth IRA accounts every year ($20,500 annually, or $1708/month). This is obviously an optional expense on my part and could be cut at any time, and does not get reflected in my Debt to Income ratio. No credit card debt. Good credit (700+). Please contact with any questions. Thank you very much for your consideration.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2003	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	42
Revolving Credit Balance:	$23,109.00	Public Records On File:	0
Revolving Line Utilization:	75.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thank you very much for your question. Current balances for the mortgage/HELOC are: Mortgage: $201,486 HELOC: $22,769 Total: $224,255 The current estimated worth of the property is: $280,665 Please let me know if you have any additional questions. Thank you.
I am interested to help fund your $25,000 Debt Consol category loan. My questions are: [1} What is your position at Google? (Job/What you currently do.) [2] Transunion Credit Report shows $23,109 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.28.2010	Thank you very much for your questions. Please see my answers below: 1) I don't wish to divulge my position at Google. I currently work in the smaller Boston office and I just feel that I could very easily be divulging my identity/divulging too much publicly. I completely understand if based on this choice you decide not to fund this loan. I hope you understand my decision, however. 2) I have no credit card debt. The $23,109 of revolving credit reflected on my Transunion report represents our HELOC ($22,769 balance) plus 2 small credit card bills, the total of which was $340 at the time my credit card was billed (it's a rewards card used for groceries, utilities, etc. which I pay off every month). The monthly payment for the HELOC is $150. 3) I believe funders should commit their limited capital to this loan because I will pay it off responsibly (i.e.-won't default). 4) At the present time, I do not anticipate paying off this loan earlier than the 3 years specified. Thank you very much for your questions, please let me know if you have any additional questions.
It looks as if the balance of the loan was changed to $10,000. Are you going to proceed with the loan even though it is less than your original request?	Thank you for your question. Yes, I will proceed with the loan at the new $10,000 amount.

Member Payment Dependent Notes Series 554133

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554133	$5,000	$5,000	17.19%	1.00%	July 30, 2010	August 9, 2015	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554133. Member loan 554133 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,400 / month
Current employer:	Gatx	Debt-to-income ratio:	16.68%
Length of employment:	3 years	Location:	The woodlands, TX

Home town:
Current & past employers:	Gatx
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > Job is very stable and really need this loan thank you whom ever can help.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2006	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	35
Revolving Credit Balance:	$244.00	Public Records On File:	0
Revolving Line Utilization:	12.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

Member Payment Dependent Notes Series 554139

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554139	$2,500	$2,500	13.61%	1.00%	July 31, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554139. Member loan 554139 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,667 / month
Current employer:	ARCELOR MITTAL	Debt-to-income ratio:	20.83%
Length of employment:	2 years	Location:	WEXFORD, PA

Home town:
Current & past employers:	ARCELOR MITTAL
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1990	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,957.00	Public Records On File:	0
Revolving Line Utilization:	95.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	WFNB 1700 24.5% HSBC 400 24.5% Both prevent deferred finance charges of 1000, and 300 respectively.

Member Payment Dependent Notes Series 554159

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554159	$3,200	$3,200	14.35%	1.00%	July 28, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554159. Member loan 554159 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,667 / month
Current employer:	Life Alert	Debt-to-income ratio:	20.70%
Length of employment:	2 years	Location:	los angeles, CA

Home town:
Current & past employers:	Life Alert
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > Will pay off in less than 2 years.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1996	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	40
Revolving Credit Balance:	$1,025.00	Public Records On File:	0
Revolving Line Utilization:	25.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

Member Payment Dependent Notes Series 554231

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554231	$4,000	$4,000	15.95%	1.00%	July 29, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554231. Member loan 554231 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,583 / month
Current employer:	Lueder Larkin Hunter	Debt-to-income ratio:	24.92%
Length of employment:	4 years	Location:	Stone Mountain, GA

Home town:
Current & past employers:	Lueder Larkin Hunter
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > I plan on paying this loan off in September. I have a large refund check coming and will be able to pay this loan off.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	51
Revolving Credit Balance:	$7,290.00	Public Records On File:	0
Revolving Line Utilization:	59.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	6

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I have one mortgage on my house that I owe $108,000 on and my home is worth approximately $138,000.00
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. I owe about $108,000 on my house 2. Its worth approx. $138,000
What is Lueder Larkin Hunter and what do you do there?	Its a law office and i'm a litigation/collections paralegal

Member Payment Dependent Notes Series 554247

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554247	$16,000	$16,000	7.88%	1.00%	August 3, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554247. Member loan 554247 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,583 / month
Current employer:	Professional Healthcare Resources Inc	Debt-to-income ratio:	13.95%
Length of employment:	2 years	Location:	SEVERN, MD

Home town:
Current & past employers:	Professional Healthcare Resources Inc
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 08/02/10 > The requested funds will be used to finish my basement for my son to move into. I don't like borrowing, but needed to get the basement done before I could finish saving up the money. I have budgeted for $500/mo for this project, which is what I have been saving each month for this. I am an RN and have been employed by my current employer for the last 2.5 years. As a nurse, I will always have a job!

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1984	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$22,986.00	Public Records On File:	0
Revolving Line Utilization:	62.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse/partner who works and if so how much does he she make each month? What are your major monthly expenses broken out (e.g., rent/mortgage, car loan(s), insurance, credit card payments, student loans, child care/tuition, major medical expenses, etc.)? Please break out each item separately with the amount you pay for that particular item. Please list your credit card balances with interest rates and minimum payments due. Please also indicate which cards will be paid off with this loan.	Spouse works Loan is completely on me car payment 500/mo insurance 80/mo 1 student loan for approximately 250/mo 1500 on Discover with 18.99%, minimum payment usually $200 but I usually pay 1500 - 2000. 7000 on Visa with 5.15%, minimum payment usually $100, but I usually pay 1000 each time. The loan is not for card pay off, it is to turn my basement into a living quarter for an adult son who is moving back in. He will be paying a rent that will be put towards paying this debt off each month.
Thanks for your responses. Your profile shows a revolving credit balance of $23,000. Your response shows a credit card debt of $8500. Can you explain the difference? Are there any other cards? HELOC? Thanks!	I am not sure what you are asking. The only thing I don't believe I gave you was perhaps to total for the student loan. My husband pays the house payment. I don't know what HELOC is.

Member Payment Dependent Notes Series 554319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554319	$12,000	$12,000	14.84%	1.00%	July 31, 2010	August 9, 2013	August 9, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554319. Member loan 554319 was requested on July 26, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,817 / month
Current employer:	Columbia University	Debt-to-income ratio:	12.86%
Length of employment:	5 years	Location:	New York, NY

Home town:
Current & past employers:	Columbia University
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/26/10 > Paying off credit card bills at a lower interst rate

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1998	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	64
Revolving Credit Balance:	$9,596.00	Public Records On File:	0
Revolving Line Utilization:	39.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $12,000 Debt Consol category loan. My questions are: [1} What is your position at Columbis University? (Job/What you currently do.) [2] Transunion Credit Report shows $9,596 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.27.2010	{1} I am currently a Program Coordinator- I was promoted within the past 6 months from an Administrative Assistant. {2} I am currently paying roughly $850 sometimes more to pay off my credit card debit and student loans. {3} I am dedicated to paying my bill on time without any lapses of payment. I am looking to getting out of debt so that I can purchase a home within the next 5 years and this is a stepping stone that will help me get there. {4} I am hopeful that I will pay the loan in 2-3 years as opposed to the 3 years interst rate I was given.
I'm interested in funding your loan, but have a few questions. Do you have a partner/spouse who works and if so how much does he/she earn each month? What are your major monthly expenses (e.g., rent, car/transportation, insurance, child care, student loans, major medical expenses, etc.)?	I currently do not have a spouse or partner, but am sure that I would be able to cover the monthly cost given currently I pay over $850 a month in credit debt and student loans. I am a single parent that fell on hard times over 5 years ago and have been trying to climb out of the hole I created. However, with this loan I can pay off all my debt in under 3 years (I am aware I applied for a 3 year loan but am certain i can pay it off before this time). Currently my major monthly expenses is my debt, which is why I am looking to basically lower the apr of the outstanding debt I owe, pay off all credit cards, and then focus on paying off this loan which I am certain I will be able to do.
Thanks for your response. I'm still interested in funding your loan, but would really appreciate a breakdown of major monthly expenses (e.g., rent). Approximate figures are fine. Also, what are the current interest rates on the cards that you'll be paying off?	Rent: $1035 Student Loans: $140 Utilities: $250 Credit Card Debt: roughly $650 Child Care: roughly $600 Food: roughly $500 Transportation: $60 Medical Expenses: roughly $150 monthly (child receives therapy that I pay for out of pocket) Offhand those are the major expenses that cross my mind. I am currently at work and do not have the current interest rates, but I can tell you my Macys credit card apr is currently above 23% and I know most if not all range between 15-25%. With this loan I could pay you off with interest under 3 years- if I continue to pay off the creditors it will take me 5-10 years to pay them all off. I am looking to purchase a hope in the next 5 years- this will help increase my credit scoring and give me the ability to then look into getting a mortgage and will also allow me to save more so I have the 10% plus closing fees needed to make sucha purchase. Thank you for your consideration and I hope that you approve my loan request.
Going to help you on your way! Good luck with all your plans and stay away from that plastic money... it's evil!	THANK U VERY MUCH! ANd I am from this day forth...I want a house in the next 3-5 years and I wont let debt ruin that for me...THANK U AGAIN!!!

Member Payment Dependent Notes Series 554342

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554342	$2,100	$2,100	13.61%	1.00%	July 30, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554342. Member loan 554342 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	brickers famous fries	Debt-to-income ratio:	18.50%
Length of employment:	4 years	Location:	redlion, PA

Home town:
Current & past employers:	brickers famous fries
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	41	Months Since Last Delinquency:	26
Revolving Credit Balance:	$42,720.00	Public Records On File:	0
Revolving Line Utilization:	23.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is brickers famous fries and what do you do there?	Type your answer here.We are a food concession business. My primary function is to over see operations in the field, and to develope new business.http://www.brickersfries.com/. thanks for your question.
Please explain your large Revolving Credit Balance: $42,720.00. Do you have HELOC maybe? Thank you.	Type your answer here.Yes this is a home equity line of credit.I use this as capital to buy and sell wholesale vehicals.thanks for your question.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.My total balance is 170,000 and my home value is 210,000.thanks for your question.

Member Payment Dependent Notes Series 554362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554362	$4,600	$4,600	15.58%	1.00%	July 29, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554362. Member loan 554362 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,875 / month
Current employer:	Bank of New York Mellon	Debt-to-income ratio:	3.48%
Length of employment:	3 years	Location:	PITTSBURGH, PA

Home town:
Current & past employers:	Bank of New York Mellon
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	17	Months Since Last Delinquency:	15
Revolving Credit Balance:	$2,444.00	Public Records On File:	0
Revolving Line Utilization:	87.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain delinquencies.	The only delinquencies that I'm aware of are three through my student loan servicing agency. They occurred while I was enrolled in grad school last spring. I have made efforts to have them removed as I was eligible for an academic deferment. The deferment was eventually applied, but those three 60 day delinquencies have yet to be removed.
could you breakdown your monthly expenses and also let us know what your take home pay is?	Hi, assuming that I receive this loan, my monthly expenses will consist entirely of it, rent, my mobile phone bill, car insurance (I own it outright and it's in good condition,) and utilities. Those expenses work out to approximately 39% of my take home (base only) pay.

Member Payment Dependent Notes Series 554444

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554444	$14,400	$14,400	11.86%	1.00%	July 31, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554444. Member loan 554444 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,617 / month
Current employer:	Treasure Island	Debt-to-income ratio:	12.17%
Length of employment:	7 years	Location:	Hastings, MN

Home town:
Current & past employers:	Treasure Island
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > This will be to refinance a 2009 Jet Ski and trailer

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2002	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,567.00	Public Records On File:	0
Revolving Line Utilization:	59.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month?	I do not, however this will be replacing a payment of 318.50/month that I currently pay on this jetski I am doing this to lower my interest rate. Thank you
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	I understand your concern and appreciate your funding. Thank you
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1 152k and no 2 110k

Member Payment Dependent Notes Series 554458

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554458	$7,200	$7,200	16.32%	1.00%	July 29, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554458. Member loan 554458 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,417 / month
Current employer:	US Dept of Veterans Affairs	Debt-to-income ratio:	11.96%
Length of employment:	4 years	Location:	BESSEMER, AL

Home town:
Current & past employers:	US Dept of Veterans Affairs
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > After suffering the death of my spouse, I am now the sole provider for two daughters. This life event caused me to leave a 23 year career in the fire service as a fire chief/paramedic to provide care for my girls. I now work for the US Government in Information Technology. The purpose of this loan is simply for restructuring to reduce overall payments and interest, but moreso to reduce the number of monthly accounts.......to simply life if you will. I have overall maintained lower balances on these accounts, with the highest balance being $1500. Thank you in advance for your consideration.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1994	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	57
Revolving Credit Balance:	$2,431.00	Public Records On File:	0
Revolving Line Utilization:	47.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	8

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $7,200 Debt Consol category loan. My questions are: [1} What is your position at U S DVA? (Job/What you currently do.) [2] Why should lenders commit their limited $ to help to fund your loan? [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN YEARS answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Tuesday 07.27.2010	1. I am currently an IT Specialist with the VA. I administer the computer networks and hardware support at the facility. 2. My past history insures a secure investment for investors. It is my intent to also return as an investor myself. Additionally, salary protection and disability benefits are secured thru my employment to insure continued payments in the event I become injured or ill. 3. The capability is in place to payoff the loan early should the need arise, however, it is my intent to utilize the loan terms as described. This will provide more disposable income for family care and allow an increase in savings without having to disturb my retirement accounts, as the penalties are significant. The short answer, 2-3 years.
Thank you for taking the time to answer lender questions and for the information you have provided. I am going to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	I must say that I am thankful for your consideration. I can also say that this entire process takes on a human factor unlike what I have ever experienced with a commercial lender. I believe enough in this process that I am committed to investing as well as using the service. This human factor alone, knowing that so many people are investing in my future, is motivation to ensure your return is protected. Thanks again for your investment.

Member Payment Dependent Notes Series 554466

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554466	$25,000	$25,000	11.49%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554466. Member loan 554466 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	US Dept of Commerce	Debt-to-income ratio:	20.52%
Length of employment:	10+ years	Location:	Slidell, LA

Home town:
Current & past employers:	US Dept of Commerce
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > This debt consolidation loan request is to consolidate some credit card debt and other unsecured loans. I have an excellent record of repaying loans and other debts and a very good credit rating but due to the recent legislative changes to credit card regulations (i.e., my credit lines have been lowered to just over my balance) appear to have too high of a credit:balance ratio so can not get a bank loan. Besides, I'd rather see private investor earning from the interest rather than the banks. Thank you to everyone who is supporting this request!!

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	51	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,160.00	Public Records On File:	0
Revolving Line Utilization:	59.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Thanks for the question but my debt consolidation loan request is not for mortgage. I have no HELOC but also have no equity to speak of....my mortgage balance is maybe $5 K more than my home value.
Please answer all of your potential lenders questions. We like complete answers and we are the ones who will decided if you will get the loan or not. Thank You	I'm sorry but what is the question? I've only seen one question which I answered.
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Mortgage (including I&T) $1400 Auto loan $655 Student loans $500/$150 Credit Cards $800 Unsecured loan $400 Utilities (electric, phone, internet, cable) $500 I will pay off the unsecured loan and 2/3 of the credit cards; that will open up around $1000 in monthly payments. Credit card 1 = $12500; interest rate = 16.99; $300/month Credit card 2 =10000; interest rate = 14.24; $300/month Personal loan = $2500; interest rate = 13.49; $400/month I am not the sole wage earner but can not verify that because my partner gives me cash toward the bills. I have not been late on any payments for at least five years; and within the last 10+ years only have 1 late payment on a credit card that was literally lost in the mail.

Member Payment Dependent Notes Series 554489

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554489	$4,800	$4,800	15.58%	1.00%	July 30, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554489. Member loan 554489 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,250 / month
Current employer:	Schenectady City Schools	Debt-to-income ratio:	22.30%
Length of employment:	10+ years	Location:	Niskayuna, NY

Home town:
Current & past employers:	Schenectady City Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > Education use,Employed 19 years in same school Pay bills on time

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1998	Delinquent Amount:	$0.00
Open Credit Lines:	25	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	31
Revolving Credit Balance:	$43,303.00	Public Records On File:	0
Revolving Line Utilization:	81.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Why did you use the word freedom in the title? Why did you classify the loan as 'green' environmental? What does 'education use' mean in the loan description? What is your job with the school? Regards; Art	Type your answer here. The more education the more freedom you have
If this is loan is for education why did you label it "green loan"? I do not see the connection. Also, please detail your large $43k in revolving debt.	Type your answer here The 43k is tution for me when i went back to school 3 years ago and my son who is currently in college. I miss labeled the loan. i apologize..

Member Payment Dependent Notes Series 554512

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554512	$6,900	$6,900	15.95%	1.00%	July 30, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554512. Member loan 554512 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$16,943 / month
Current employer:	Kellogg Brown and Root	Debt-to-income ratio:	7.91%
Length of employment:	5 years	Location:	Harker Heights, TX

Home town:
Current & past employers:	Kellogg Brown and Root
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > I want to thank all of you that have invested in our request. With this being our fist time, its refreshing to see this work.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	57
Revolving Credit Balance:	$6,526.00	Public Records On File:	0
Revolving Line Utilization:	13.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you list your monthly expenses(gas, food, mortgage, taxes, insurance, utilities etc) Can you verify your income with lending club? What is purpose of loan? Do you have other debts(cars, cards, 2nd mortgage, heloc etc)?	I appreciate the inquiry; however, I have provided my 2009 W2 and July earning statement. In addition, I noted that I am making improvements to my home, which is why the loan is needed. I have been in Iraq for over (5) years all while providing for my wife and (3) kids. This is my first time receiving a loan of this type where several lenders are involved. I mean no disrespect, but I work 13hrs a day 7 days a week, in which it is now currently 0140am in the morning here in Iraq. I do not have time to annotate how much we spend for gas, food, taxes, etc.. If you do not want to lend me the money based off this, I will understand; however, I have no intentions on falling into default on a requested loan.
Stay safe.	Thanks

Member Payment Dependent Notes Series 554515

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554515	$11,000	$11,000	15.21%	1.00%	July 31, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554515. Member loan 554515 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,917 / month
Current employer:	Northrop Grumman	Debt-to-income ratio:	14.70%
Length of employment:	2 years	Location:	SIERRA VISTA, AZ

Home town:
Current & past employers:	Northrop Grumman
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > Adding new windows to my house will help to increase its value as all of my windows are dual pane but one pane is broken due to previous owners. They will also help me save on my energy bills. I have been at my current job 2 years now (same field for over 4)and have never missed a payment on any of my bills. I currently have no equity built up in the house because of the current market.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2001	Delinquent Amount:	$0.00
Open Credit Lines:	22	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,372.00	Public Records On File:	0
Revolving Line Utilization:	35.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	According to zillow.com my home's value is at $127500. The balance of my mortgage is 85% of that so I have no equity in the house. My windows are dual pane and only one pane of them isn't cracked. So replacing all of my windows will bring up the value of my home, plus help me save on my energy bills.
Congratulations on improving your home's energy efficiency. I support the green revolution and will be contributing to your loan. Good luck!	Thanks. :)
Please discuss the 13,372.00 you have for the credit balance. How do you plan to avoid additional debt while paying this loan off?	I will manage my debt how I see fit. As long as I pay this and all my other debts on time I don't see how this is relavant.
Don't forget that if you purchase energy efficient windows, you'll get up to $1500 back on your 2010 Federal return and may be eligible for state credits also.	Yes the tax credits will help. :)
how did all of your windows get 1 cracked pane?	They were like that before I had bought the house. It was bank owned so they didn't have to replace the windows before I bought it.

Member Payment Dependent Notes Series 554615

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554615	$2,525	$2,525	13.98%	1.00%	August 3, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554615. Member loan 554615 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,792 / month
Current employer:	Zaccho Dance Theatre	Debt-to-income ratio:	2.36%
Length of employment:	4 years	Location:	Richmond, CA

Home town:
Current & past employers:	Zaccho Dance Theatre
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1995	Delinquent Amount:	$0.00
Open Credit Lines:	2	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	10	Months Since Last Delinquency:	40
Revolving Credit Balance:	$473.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the purpose of the loan? If it is debt consolidation, why are you asking for $2,525 (your revolving debt is only $473)? If it is to pay for Cobra insurance, does it mean that you are now w/o a job? What are you doing at Zaccho Dance Theatre? Is this still your source of income? Thank you.	Thank you for asking! Zaccho Dance Theatre (www.zaccho.org) is one of two jobs I now hold. I only cited Zaccho because I have been employed (part-time) by them the longest -- since 2006. There was no other place to indicate add'l employment on the Lending Club application. I just signed a Job Offer Letter from the Tides Center in San Francisco, CA to start an add'l part-time job as of August 1, 2010. I resigned from another job as of May 1, 2010 and assumed responsibilibity for COBRA payments at that time. My monthly COBRA payments averaged over $600 for each of three months... I just rec 'd a bill indicating no outstanding balance to date. My new (p-t) employer has agreed in writing to cover August COBRA now that I've recevied a bill. In addition, I have a few smaller misc bills that need attention since I was underemployed for 3 months. By trade, I am a grant writer/ management administrator for mostly grassroots non-profit orgs but the position at Tides will now allow for benefits, etc (that Zaccho couldn'tafford). At Zaccho I not only write all the grants, I work with the Board on strategic planning and events. I care about this organization but have been on a long journey seeking adequate benefits since learning of a pre-existing health condition that makes individual coverage almost impossible to secure. The monthly payments accommodated by this loan will allow me to cover that COBRA debt and move on with my life now that I have steady work. My new position as Project Director for a community/facility development project is long-term and is initially underwritten by the SF Redevelopment Agency. Feel free to ask for further clarification, if needed. In appreciation....
What is Zaccho Dance Theatre and what do you do there?	Zaccho Dance Theatre (www.zaccho.org) creates and presents performance work that investigates dance as it relates to place. The work focuses on making dances that use natural, architectural, and cultural environments as points of departure for movement exploration and narrative. The work involves in-depth research into the history and the character of sites, often involving local communities in the creative process, and typically integrates aerial flight and suspension as ways of expanding performers' spatial and dynamic range. In addition, Zaccho provides performances in San Francisco, nationally and internationally as well as an annual arts education program for over 150, 7-17 yr olds from the surrounding underserved urban community in SE sector of the city. My title is Development Director. I write all the grants, engage with the community and other stakeholders incl. philanthropic foundations/ corporations, work with the Board on strategic planning and events, and participate on the management team. The organization is slowly regaining its financial momentum after funding slumps experienced during recent natl economic downturns. As a worker over 50 years old, I have had to seek add'l sources of income. The gaps in employment have resulted in a small but manageable debt re: bills and interim COBRA payments. I am now seeking the loan knowing I will have add'l appropriate income to make my loan payments. I just signed a Job Offer Letter for a .5FTE exempt position with the Tides Center. I will continue to work for Zaccho .25FTE (no benefits). Please feel free to ask any further questions. Thank you for your interest!!
Could you please list what you are paying off? Thanks.	$1812.00 (3 months COBRA payments @ $604/mo) $ 500.00 (balance unpaid CA state income taxes) $ 190.00 (outstanding AT&T)

Member Payment Dependent Notes Series 554660

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554660	$25,000	$25,000	18.30%	1.00%	August 3, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554660. Member loan 554660 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,042 / month
Current employer:	Liberty Murual	Debt-to-income ratio:	20.22%
Length of employment:	10+ years	Location:	Lowell, MA

Home town:
Current & past employers:	Liberty Murual
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1992	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$37,458.00	Public Records On File:	0
Revolving Line Utilization:	84.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "Liberty Murual" and what do you do there?	Type your answer here. Liberty Mutual is an insurance company. I am an Account Administrator or also known as an Underwriter.
Borrower, I am interested to help fund your $25,000 Debt Consol category loan. My questions are: [1] Underwriter, How long have you worked at LIberty Mutual? [2] Transunion Credit Report shows $37,458 Revolving Credit Balance. Does any include a Home Equity Line of Credit? (HELOC) A-N-D How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make a informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.29.2010	Type your answer here. I currently do not own a home. My current credit card APR rate is 30%. I am currently paying $1,600 per month in credit card debt. My high balance was due to a divorce. If I can consolidate my credit card debt with lower interest, I can pay off my debt much faster. I make good money and I know I will have no problem paying back the loan.
I am interested in funding your loan. Before I participate I have some questions What debt are you consolidating? Please name the company, the balance, and interest rates for each one you plan to pay off. Thank you!	Type your answer here. Chase credit card: APR 30% balance $15K FIA - Sovereign Bank: APR 25% $5K Bank of America: APR 25% balance $5K LOFT: APR 25% balance $2K
Borrower, ONE MORE TIME; answer the loan term anticipated payoff question: [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN- YEARS answer.)	Type your answer here. Yes, I intend to payoff this loan early in 2 years.
The credit report indicates you have 37k in revolving debt but your previous answer listing your credit cards shows only 27k. Please explain why these numbers aren't the same - do you have more non-credit card debt? Also, do you have a spouse? If so, does he/she bring in income as well? Thanks.	Type your answer here. I listed the credit card with the highest interest...they are the credit cards that I need to consolidated with lower interest rate. The other credit card has an APR average of 14%. Once I can consolidate, I can pay them off much faster.

Member Payment Dependent Notes Series 554674

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554674	$10,000	$10,000	7.51%	1.00%	July 30, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554674. Member loan 554674 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$9,583 / month
Current employer:	El Monte Community Credit Union	Debt-to-income ratio:	8.26%
Length of employment:	8 years	Location:	SAN DIMAS, CA

Home town:
Current & past employers:	El Monte Community Credit Union
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > I would like to pay off two credit cards totalling $9,715. The interest rate I have on them is 13.24% and 20.24%. My monthly payments are $244. So with this loan I will be paying a little more each month but I will be able to pay off my credit card debt faster. Borrower added on 07/28/10 > In my 24 years of having credit I have never been 30 days past due on any loan. My credit history is very important in my line of work.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1987	Delinquent Amount:	$0.00
Open Credit Lines:	20	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$33,637.00	Public Records On File:	0
Revolving Line Utilization:	38.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. Yes, I owe $450.000, my monthly pymts total $2,800, 2. I am the only borrower on the mortgage. My husband passed away two years ago. I have been paying on the mortgage for over five years now. 3. My home equity is included in the figures above. My home equity is $90,000 and the payments are $800. But you will need to deduct this amount from the first figures I gave you in # 1. 4. The current value on zillow. com is $400,000. 5. I've lived in my home for over 5 years. Just as a side note, I am a very responsible person and I have a financial background. I have never been thirty days late on any mortgage or credit card and I have had a credit file for over 24 years. I also have my parents who would support me if I ever needed them. Thank you for your consideration.

Member Payment Dependent Notes Series 554689

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554689	$8,000	$8,000	15.21%	1.00%	July 30, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554689. Member loan 554689 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$10,417 / month
Current employer:	Dell Services	Debt-to-income ratio:	18.39%
Length of employment:	10+ years	Location:	Dallas, TX

Home town:
Current & past employers:	Dell Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/1990	Delinquent Amount:	$0.00
Open Credit Lines:	17	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,775.00	Public Records On File:	0
Revolving Line Utilization:	79.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the interest rate on debt that you are trying to pay off?	1) 12.95% 2) 12.5% 3) 12.5%
Hi! The rate on this loan is 15.21%, which is higher than all the rates you listed, so maybe this isn't really a helpful loan?	The duration on this loan is shorter and the interest sum of all my other loans is greater than the interest on this loan over time. My plan is have those loans paid off (good on my credit) and to pay extra on this loan to pay it off earlier.
How long hav you been employed by Deli Services? A-N-D What is your position (Job/What you do) Thanks.	I have been employed by Dell Services for 14 years (in October). I am an advisor for our healthcare vertical.

Member Payment Dependent Notes Series 554725

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554725	$7,500	$7,500	14.84%	1.00%	July 30, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554725. Member loan 554725 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$3,667 / month
Current employer:	Penguin Group USA Inc.	Debt-to-income ratio:	22.50%
Length of employment:	10+ years	Location:	North Arlington, NJ

Home town:
Current & past employers:	Penguin Group USA Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > I would really like to pay off the bulk of my credit card debt and only have to pay one monthly payment instead of numerous ones.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	24	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	46	Months Since Last Delinquency:	74
Revolving Credit Balance:	$11,685.00	Public Records On File:	0
Revolving Line Utilization:	82.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $7,500 Debt Consol category loan. My questions are: [1} Description of your employer Penguin Group? A-N-D How long have your been working for employer? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $11,685 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? (Provide an IN YEARS answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.28.2010	Penguin Group is a large publishing company based in New York City. I work in their finance department in the NJ office. I am an administrative assistant and I have been with the company for ten (10) years and six (6) months. I pay about $425.00 currently per month for credit cards and about $500.00 for car payments and misc. (insurance etc, utilities etc). I always pay all my bills on time, I am very vigiliant with that. I just want to consoldiate it all into one payment and also lower interest rate than some of my higher balance credit cards. Depending on how my finances are I would like to pay it off in two years if possible.
Hello there, I am interested in financing your loan. But I need you to answer these questions first please: 1. Do you own the title to your home on *own name*? 2. What is the total balance of the mortgage loans and any HELOC you owe on your home? 3. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I don't own the house I live in. I live with my sister and her family in her house. I help pay the utilities and I give a little money in rent.

Member Payment Dependent Notes Series 554726

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554726	$8,000	$8,000	13.98%	1.00%	August 3, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554726. Member loan 554726 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Comcast	Debt-to-income ratio:	13.13%
Length of employment:	1 year	Location:	Atlanta, GA

Home town:
Current & past employers:	Comcast
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > Consolidating debt from months of unemployment. Utmost effort to efficiently pay off debt and be clear of the hassle. Salary, plus commission position for large company. Great benefits and job security. Taking the next step towards financial independence. Borrower added on 07/28/10 > Plan to use funds to consolidate debts from several months of unemployment. In a salaried position with commissions working for a large telecom company. Position offers great benefits and job security. I'm taking the next steps towards financial independence by consolidating all debts under one lower interest loan - where I can efficiently pay it off.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	4	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,328.00	Public Records On File:	0
Revolving Line Utilization:	79.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at Comcast?	I manage the relationship between Comcast and big box retailers. Train staff, schedule events, market materials, trainings, and more. In an effort to generate revenue for the company by signing up new customers or upgrading the services for existing customers. Indirect sales.

Member Payment Dependent Notes Series 554736

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554736	$5,500	$5,500	11.12%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554736. Member loan 554736 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,773 / month
Current employer:	Golub Capital	Debt-to-income ratio:	12.48%
Length of employment:	1 year	Location:	Astoria, NY

Home town:
Current & past employers:	Golub Capital
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	11	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	64
Revolving Credit Balance:	$1,987.00	Public Records On File:	0
Revolving Line Utilization:	27.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
where are you moving to and have you started looking for work yet?	I am moving to Denver, CO with my fiance. I have inquired about a few jobs via the internet and have other job ideas in mind that will come to fruition upon arrival to Denver.
Where are you moving to? How long will it take to complete the move?	I am moving to Denver, CO with my fiance. We are estimating the move will take 5 days total since it is over 2,000 miles of driving, but definitely no more than 1 week.

Member Payment Dependent Notes Series 554739

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554739	$5,000	$5,000	6.76%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554739. Member loan 554739 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,900 / month
Current employer:	Derby Dental laboratory	Debt-to-income ratio:	10.54%
Length of employment:	9 years	Location:	Louisville, KY

Home town:
Current & past employers:	Derby Dental laboratory
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > Personal loan

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1992	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,286.00	Public Records On File:	0
Revolving Line Utilization:	5.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 554746

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554746	$6,000	$6,000	7.51%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554746. Member loan 554746 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,500 / month
Current employer:	Bourbon Pub & Parade	Debt-to-income ratio:	6.12%
Length of employment:	4 years	Location:	New Orleans, LA

Home town:
Current & past employers:	Bourbon Pub & Parade
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > Consolidating Credit Card balance, and my Mothers funeral expenses. Thank You!

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1996	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$1,812.00	Public Records On File:	0
Revolving Line Utilization:	13.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the current interest rate and amount you owe on the debts you wish to consolidate?	approximately $3,950. the interest rate will be changing from the introductory rate of 0% to 19% very soon.

Member Payment Dependent Notes Series 554759

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554759	$7,200	$7,200	11.86%	1.00%	July 31, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554759. Member loan 554759 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,917 / month
Current employer:	Texas Childrens Hospital	Debt-to-income ratio:	18.30%
Length of employment:	10+ years	Location:	Houston, TX

Home town:
Current & past employers:	Texas Childrens Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > attempting to increase value of home need upgrade windows which will also be beneficial to safe energy and better elelctric use

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	38	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,995.00	Public Records On File:	0
Revolving Line Utilization:	62.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here. My balance is 95,000.00 and the value listed is 151,500.00

Member Payment Dependent Notes Series 554768

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554768	$8,000	$8,000	15.95%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554768. Member loan 554768 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,000 / month
Current employer:	Data Matrix Solutions, Inc.	Debt-to-income ratio:	12.60%
Length of employment:	2 years	Location:	Edgewood, MD

Home town:
Current & past employers:	Data Matrix Solutions, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > I will be using the funds to put a new roof on my house. In the last five years or more, I have never had a late payment on my existing loans (mortgage, car & credit card). I have a very stable job that I have been with for almost two years. In this time I have received a promotion and a merit raise.

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2006	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,337.00	Public Records On File:	0
Revolving Line Utilization:	59.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I do not have a HELOC. I bought my house for $144k and I owe $141k, keep in mind I bought it in 01/09. The house appraised for $168k.

Member Payment Dependent Notes Series 554798

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554798	$5,500	$5,500	11.49%	1.00%	July 30, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554798. Member loan 554798 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,083 / month
Current employer:	GAL Manufacturing	Debt-to-income ratio:	5.61%
Length of employment:	2 years	Location:	SADDLE BROOK, NJ

Home town:
Current & past employers:	GAL Manufacturing
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	64
Revolving Credit Balance:	$4,342.00	Public Records On File:	0
Revolving Line Utilization:	86.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is this loan for? Please explain.	Engagment/wedding

Member Payment Dependent Notes Series 554824

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554824	$6,000	$6,000	11.86%	1.00%	July 30, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554824. Member loan 554824 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,000 / month
Current employer:	Hospice of New Jersey	Debt-to-income ratio:	21.92%
Length of employment:	1 year	Location:	Neptune, NJ

Home town:
Current & past employers:	Hospice of New Jersey
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > Home Hospice Nurse working full time and working on Masters Degree, trying to consolidate debt and credit cards.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	21	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	69
Revolving Credit Balance:	$17,531.00	Public Records On File:	0
Revolving Line Utilization:	27.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 554839

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554839	$10,000	$10,000	13.61%	1.00%	July 31, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554839. Member loan 554839 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,500 / month
Current employer:	City of Opelika/Cooper Memorial Library	Debt-to-income ratio:	12.69%
Length of employment:	1 year	Location:	Opelika, AL

Home town:
Current & past employers:	City of Opelika/Cooper Memorial Library
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1998	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	19	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,281.00	Public Records On File:	0
Revolving Line Utilization:	31.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $10,000 Wedding Expenses category loan. My questions are: [1} Provide THREE years PRIOR work, or school, history? A-N-D What is your position at City of Opelika-Cooper Memorial Library? (Job/What you currently do.) [2] Why should lenders commit their limited $ to help to fund your loan? [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.28.2010	I have worked previously at the Wetumpka Public Library and have always been employed since I was 16. I am a Reference Librarian which is a professional position. I have my Master's in Library and Information Studies. I plan to pay the loan off in 4-5 years though hopefully will be able to pay it off earlier.

Member Payment Dependent Notes Series 554888

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554888	$14,000	$14,000	16.32%	1.00%	July 31, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554888. Member loan 554888 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$7,667 / month
Current employer:	UBS	Debt-to-income ratio:	9.70%
Length of employment:	5 years	Location:	Cupertino, CA

Home town:
Current & past employers:	UBS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > This is meant to refinance my credit cards into one easy payment. I have spent five years at my current job, and have had a high amount of stability and consistent raises despite the bad economic climate. Budget Wise: After tax, 401(k), medical, etc - $4,300 Monthly Car Payment - $425 Gas, Insurance, Maintenance - $300 Food, Cell Phone, Utilities (Fixed Costs) - $800 Rent - $500 Loan Payment - $350 Discretionary Income - $1,925 I may be upgrading to a one bedroom apartment which would bring discretionary income down to $1,400 but either way there is plenty of budget room.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/2003	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	49
Revolving Credit Balance:	$12,997.00	Public Records On File:	0
Revolving Line Utilization:	43.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I am interested to help fund your $14,000 CC REFI category loan. My questions are: [1} Description of your employer UBS? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $12,997 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.28.2010	1) Financial Services/Sales Assistant 2) About $500 3) Provide for a good return on a relatively low risk borrower. 4) My plan is to pay the loan off under 3 years
1..Please list your loan amounts & interest rates that you will be paying off. 2.Are you the sole wage earner? Thanks.	1. American Express - $2,050 (18%) Wells Fargo - $2,550 (17.24%) Citibank - $5,000 (18%) Bank of America - $3,700 (18%) 2. Yes
Please explain the delinquency from 49 months ago.	I missed a credit card payment in the middle of a move. Caught it next month but it was still late.

Member Payment Dependent Notes Series 554909

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554909	$12,000	$12,000	7.88%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554909. Member loan 554909 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$11,667 / month
Current employer:	Line 6	Debt-to-income ratio:	7.17%
Length of employment:	10+ years	Location:	Topanga, CA

Home town:
Current & past employers:	Line 6
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > We recently refinanced our home, and were left with this amount remaining as we closed out our home equity line of credit as part of that transaction. We currently have this financed with Citibank, but at a higher rate, so are looking to convert to Lending Club (where my wife also has her IRAs). I have a very solid employment history (15 years with same company, now Director in Product Design group) and great credit (approximately 800).

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1989	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	28	Months Since Last Delinquency:	18
Revolving Credit Balance:	$5,818.00	Public Records On File:	0
Revolving Line Utilization:	17.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Can you please explain the one delinquency that is shown on the credit history? Thanks.	Thanks for asking. I wanted to try to get ahead on my mortgage, by sending 1/2 of the monthly payment every 2 weeks, rather than the full payment every month, so in the end I'd pay extra each year (25 half payments - 12.5 payments per year, instead of 12 payments if you do the standard monthly). Some companies offer to allow you to do this for something like a $200 set up fee, and I thought I could do the same by just setting up my automatic bill pay service that way. Unfortunately, I did not realize that our previous mortgage holder had a policy of accepting no payments that were not the exact amount due for that month -- on underpayments or overpayments. Not realizing this, I had sent them 2 half payments, in time for the monthly payment, and had that set up to continue, as we left town for a few weeks. The mortgage holder rejected all the partial payments, and by the time I got it all sorted out, I ended up with that delinquency due to the time I had been sending partial payments that they rejected.

Member Payment Dependent Notes Series 554924

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554924	$18,000	$18,000	14.35%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554924. Member loan 554924 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	Kimmik, Inc.	Debt-to-income ratio:	15.10%
Length of employment:	6 years	Location:	Sacramento, CA

Home town:
Current & past employers:	Kimmik, Inc.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > Consolidating high-interest credit cards to a loan with a lower interest rate; also helping to pay off student loans. Borrower added on 07/27/10 > I am primarily paying off 3 credit cards: Bank of America: $5,100 balance with a 25.24% rate 1st Financial Bank USA: $9,900 balance with a 23.9% rate Capital One: $950 balance with a 17.9% rate Borrower added on 07/27/10 > Other relevant information: I have a very stable job and have no immediate plans to make any career changes. Monthly expenses: I take home roughly $2700/month My car is paid in full Rent - $650 Vehicle & Renter's insurance - $106 Groceries - $300 Bills (gas, electric, phone, TV, etc.) - $200 Current debt payments (credit & student loans) - approx. $1000/month A portion of the remainder I try to put into my savings account. I have approximately 9 years of credit history and have never been delinquent on a payment. I am applying for this loan as a means of paying off my current debt quicker.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	26	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$20,347.00	Public Records On File:	0
Revolving Line Utilization:	78.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your Employer's business type and what do you do/job description there?	Kimmik, Inc. is a restaurant management company finer-dining franchised restaurant concept, for which I am the General Manager. We have been very successful, and we have been in business for over 7 years.
I like your detailed loan description. It answers many questions that lenders have. You will get several questions and some advice, but I think your loan request will do well.	Thanks for the feedback.

Member Payment Dependent Notes Series 554925

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554925	$13,500	$13,500	7.51%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554925. Member loan 554925 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	grda	Debt-to-income ratio:	14.02%
Length of employment:	10+ years	Location:	vinita, OK

Home town:
Current & past employers:	grda
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1993	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	35	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,123.00	Public Records On File:	0
Revolving Line Utilization:	51.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is the interest rate on the credit card(s) you are paying off? What are you monthly expenses and take home pay? Are there any other wage earners in your household?	Type your answer here.9.9% bring home 3500 wife bring home 2400 1200 mort. 500 car 300 insur. 500 bills
Hello. How have you changed your use of credit cards so that you do not continue to accumulate further debt? Wishing you well.	Type your answer here.we plan on paying off any bills we have each month. we have also changed many activites that our children have been involved with.

Member Payment Dependent Notes Series 554959

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554959	$4,800	$4,800	10.38%	1.00%	July 31, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554959. Member loan 554959 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,750 / month
Current employer:	mailquip	Debt-to-income ratio:	0.52%
Length of employment:	10+ years	Location:	west chester, PA

Home town:
Current & past employers:	mailquip
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > Surprise wedding . put in savings but 4500 short so i am making a loan.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1998	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	36	Months Since Last Delinquency:	30
Revolving Credit Balance:	$352.00	Public Records On File:	0
Revolving Line Utilization:	0.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

Member Payment Dependent Notes Series 554993

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
554993	$17,475	$17,475	7.51%	1.00%	August 3, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 554993. Member loan 554993 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,833 / month
Current employer:	Aurora Healthcare	Debt-to-income ratio:	13.68%
Length of employment:	< 1 year	Location:	Greenfield, WI

Home town:
Current & past employers:	Aurora Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > This loan is intended to consolidate the last of my debt. Inless than 3 short years I will be completely debt free for the first time in 30 pllus years. 30 solid years of credit history with not one late or missed payment.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1987	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$17,573.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

Member Payment Dependent Notes Series 555005

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555005	$19,000	$19,000	10.75%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555005. Member loan 555005 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,333 / month
Current employer:	Rackspace	Debt-to-income ratio:	11.93%
Length of employment:	5 years	Location:	San Antonio, TX

Home town:
Current & past employers:	Rackspace
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/27/10 > -I currently have a stable job and have been with my current employer for 5 years. I enjoy my job and have no plans on leaving anytime soon. -With the loan, I would purchase a new camera to start a small camera rental service for local independent and commercial filmmakers. -I've never been late on a payment. -I have a low debt-to-income ratio.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	11	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,936.00	Public Records On File:	0
Revolving Line Utilization:	32.80%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Is the camera going to actually cost $19K or is it also going to be used for other expenses?	The camera and camera accessories will total 19K.

Member Payment Dependent Notes Series 555010

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555010	$2,000	$2,000	16.45%	1.00%	July 29, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555010. Member loan 555010 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$2,500 / month
Current employer:	Lockheed	Debt-to-income ratio:	10.12%
Length of employment:	< 1 year	Location:	Athens, AL

Home town:
Current & past employers:	Lockheed
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1999	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	3
Total Credit Lines:	16	Months Since Last Delinquency:	5
Revolving Credit Balance:	$756.00	Public Records On File:	0
Revolving Line Utilization:	84.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.1. 116,000 2. 130,000
Please explain your 3 delinquencies (last 2 yrs); last one 5 months ago. What debts are you consolidating? Your revolving balance is only $756, but you ask for $2000. Thank you.	Type your answer here. I changed jobs and there was a 6 week waiting period before i got my first check, it got me behind. The others were when I sold a home and the closing day kept getting postponed. I was told to not make the last 2 payments and that it would not reflect on my credit since the house was in the closing process and already sold. I was told wrong...

Member Payment Dependent Notes Series 555021

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555021	$15,000	$15,000	7.88%	1.00%	July 31, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555021. Member loan 555021 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$7,583 / month
Current employer:	Skinit Inc	Debt-to-income ratio:	16.80%
Length of employment:	5 years	Location:	Escondido, CA

Home town:
Current & past employers:	Skinit Inc
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1997	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,760.00	Public Records On File:	0
Revolving Line Utilization:	68.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	My mother and father own the house and they live abroad. The oustandind mortgage on the home is $332,000 but they make the payments. I live there with my husband and we do not pay any mortgage/rent on it. We just take care of the home for them and pay the utilities. We been there for almost 1 year now. The valuation of the home in zillow is $475,000. Kind Regards, Kathy
Hi, I'm interested in funding your loan. Can you please 1. List the items that you will be consolidating (account type, amount consolidated, current rate)? 2. Explain the difference in your Revolving Credit Balance and the amount you are planning to borrow? Thanks, and I look forward to funding your loan!	1. The item that I will be consolidating is a credit card account with current rate over 20%. Amount to be consolidated is $15,000. 2. The difference of $6,000 in revolving accounts vs the amount being consolidated is fixed at 3.99% APR therefore there is no need to consolidate that portion of the debt. Kind Regards, Kathy

Member Payment Dependent Notes Series 555060

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555060	$7,200	$7,200	15.21%	1.00%	July 31, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555060. Member loan 555060 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	chilis	Debt-to-income ratio:	11.57%
Length of employment:	8 years	Location:	KENNESAW, GA

Home town:
Current & past employers:	chilis
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > WILL USE TO PAY OFF CREDIT CARDS

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1999	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,071.00	Public Records On File:	0
Revolving Line Utilization:	49.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What debts will you be paying off (amount and lender) and what interest rate are they at? Also what is the primary mortgage balance and any helco loans you may have and the market value of your home (use www.zillow.com if you don't know the market value)?	map 950$, Household 800$, lowes 2000, citi 2000$cb&y 500, mortgage balance 194000, market value174000
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	194000 is the balance, market value is 170000
What do you do at chilis?	culinary manager
Hello, What are the balances and interest rates on the debt that you are consolidating? Also, the report that we (lenders) see shows a revolving balance $6,071 and your loan request is for $7,200. What is the additional ~$1,100 for? Thanks in advance.	household $1099 26.99 carecred $1139 25.1 medical map $974 9.24 medical floyd $1043 10.15 lowes $2135 22.99

Member Payment Dependent Notes Series 555062

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555062	$15,250	$15,250	15.21%	1.00%	August 2, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555062. Member loan 555062 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,679 / month
Current employer:	LACUSC Medical Center	Debt-to-income ratio:	16.78%
Length of employment:	6 years	Location:	Santa Monica, CA

Home town:
Current & past employers:	LACUSC Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/1984	Delinquent Amount:	$0.00
Open Credit Lines:	19	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$39,035.00	Public Records On File:	0
Revolving Line Utilization:	76.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I will pay off the following balances; 1. American Express - balance $5196. 17.24% 2. Macys $569.00%24.50 3. Bank of America $7037.00%19.50 4.Citibank$ 1200 24% That will free up about as much as $600.00 per month, because I often pay more than minimum balance whenever possible. I will still have Chase of $7200 and FIAA of $9000.00, and will be able to apply extra money towards these credit cards to pay them off quicker. I am determined to pay off all of my debts, I am never late and my goal is to be credit card debt free within 3 years.
What do you do at LACUSC Medical Center?	I am a Physician Assistant.
Borrower, I am interested to help fund your $15,250 Debt Consol category loan. My questions are: [1} AND What is your position LA USC Med Ctr? (Job/What you currently do.) [2] Transunion Credit Report shows $39,035 Revolving Credit Balance. (76.10 pct usage) How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.29.2010	I am a Physician Assistant in the Emergency Dept. I recently saw my credit report and believe their may be an error in the one you are viewing. The debt is closer to $32,00. My plan is to pay off the loan in less than 2 years. I would like to move closer to my job. I will pay down several credit balances, make minor home repairs so I can show my home and purchase one closer to my work. I am on my way to work now, but will pull together all of the balances and post for your viewing later this evening or tomorrow. Thank you so much for your questions.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	My mortgage balance is $309,000. I have no home equity loan. The current value according to Zillow is $497,000. Thank you
1.Please list your monthly expenses by type & amount (mortgage/rent , car, utilities, insurance, phone, internet, food, gym, childcare costs). 2.Please list your loan amounts & interest rates that you will be paying off. 3.Are you the sole wage earner? Thanks.	Mortgage $2003.00 including taxes and insurance monthly, auto loan$433.00/month, phone $50.00, internet $55.00, food - $300/month, gym - $200.00 YEARLY (bought a life time membership years ago), utilities $150.00, insurance$100.00 /month auto , health insurance though employer, no child care I previously posted the debts I will pay off. Please inform me if this information is not posted.
PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). Thank You.	Debts to be consolidated are; AMEX 5196.00 balance at 17.50% Bank of America $7100 balance at 19.50% Macy's $569.21 at 24.50% The remaining debts that will not be paid off in one lump sum are Chase credit card - $7,000 and FIAA $9,000. I will add the extra money used to pay off these debts faster. I Thank You.

Member Payment Dependent Notes Series 555078

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555078	$4,000	$4,000	6.76%	1.00%	July 30, 2010	August 10, 2013	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555078. Member loan 555078 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,000 / month
Current employer:	n/a	Debt-to-income ratio:	5.80%
Length of employment:	6 years	Location:	Salem, OR

Home town:
Current & past employers:	n/a
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,097.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you plan to purchase with this loan? Also, where do you work (self employed)?	I am going to purchase a minivan and sell one of our cars. We just had our third child and need a larger car. I work out of my garage. I resale used media online. I sale products on Amazon.com, Half.com, E-campus.com, Alibris.com, and Borders.com My inventory comes from store closeouts, book sales, garage sales, and thriftstores. I am also a student and will complete my Master's of arts in teaching within the next year. I will not be able to work for about 4 months next year while i complete my student teaching. I will have to subsidize my income for that time period with student loans.

Member Payment Dependent Notes Series 555085

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555085	$11,000	$11,000	11.49%	1.00%	July 31, 2010	August 10, 2015	August 10, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555085. Member loan 555085 was requested on July 27, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,417 / month
Current employer:	FedEx Ground	Debt-to-income ratio:	18.76%
Length of employment:	2 years	Location:	Desoto, TX

Home town:
Current & past employers:	FedEx Ground
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > I plan to use these funds to consolidate my credit cards to one payment. I can manage my payments now, however the rate I am being offered here is more then 3% less then what my combined interest rate is on my CC's. My credit history shows that I am responsible and a good borrower. I do realize that there is one late payment on my Credit Report, I paid it immediately when I was notified of its tardiness. It resulted from a finance charge that posted after I sent in my payment. The payment was my final payment and did not include the finance charge of $1.50. I never had a late payment prior to that and have gone 16 months without a late payment. I work for FedEx, a very stable company. I am very career focused and am good at my job. I have been with FedEx for two years and was recently promoted. I have goals set and expect to achieve those goals quickly.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	21	Months Since Last Delinquency:	16
Revolving Credit Balance:	$12,516.00	Public Records On File:	0
Revolving Line Utilization:	34.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at FedEx Ground? Please explain the last delinquency? Thank you in advance.	I'm a service manager. I ensure that customers packages are sorted effectively and efficiently, I manage 18 hourly employees, holding them accountable for performance and other metrics. In regards to the delinquency on my credit report. I paid my balance off on my BofA credit card, a finance charge of $1.50 posted to my account after I sent my payment. I received my bill from BofA bill the next month, assuming it was paid in full I disregarded it. I later received a credit alert notifying me of the delinquency and I immediately paid the bill.

Member Payment Dependent Notes Series 555109

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555109	$6,000	$6,000	11.86%	1.00%	July 30, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555109. Member loan 555109 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,050 / month
Current employer:	Penn Mutual	Debt-to-income ratio:	17.33%
Length of employment:	5 years	Location:	Bethel Park, PA

Home town:
Current & past employers:	Penn Mutual
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > The title has a misspelled word should be Loan not Load, please fix. Thanks

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	79
Revolving Credit Balance:	$6,815.00	Public Records On File:	0
Revolving Line Utilization:	67.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. Total Balance of mortgage around $91,000, don't know what HELOC if it stands for line of credit ~ I have none. 2. Current Market value of home was around $160,000.
What do you do at Penn Mutual? Please explain the last delinquency?	What I do at Penn Mutual is that I am in charge of and run the entire office, oversee the employees and work closely with my bosses business.

Member Payment Dependent Notes Series 555123

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555123	$5,000	$5,000	10.38%	1.00%	July 30, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555123. Member loan 555123 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,917 / month
Current employer:	Baltimore County Public Schools	Debt-to-income ratio:	14.25%
Length of employment:	5 years	Location:	Baltimore, MD

Home town:
Current & past employers:	Baltimore County Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	32	Months Since Last Delinquency:	43
Revolving Credit Balance:	$8,735.00	Public Records On File:	0
Revolving Line Utilization:	69.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
1) What is the value of the house? 2) How much is borrowed on the house? 3) Do both of you work? is the gross income both incomes or one? Congratulations on your upcoming nuptuials!	1) Current value of my house is $280,500 (purchased at $285,000) 2) I owe approximately $267,000 3) Yes, we both have full-time jobs 4) The gross income listed is only my income Thank you!
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. I owe approximately $267,000 and do not have any HELOC 2. Current market value is $280,500 (purchased at $285,000) Thank you.
Good morning...I can see that your loan is well on its way to completion but I was curious as to why you labeled your loan as "Wedding woes". Also, can you tell us what your job or responsibility is with the county public school system? Good luck and congratulations on your upcoming wedding.	The 'woes' are the expenses of the wedding....I guess I was a bit unrealistic heading into the planning process. Other than that it has been a wonderful experience. I am a school counselor and love my job. Thank you!!

Member Payment Dependent Notes Series 555137

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555137	$6,000	$6,000	13.61%	1.00%	July 31, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555137. Member loan 555137 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,833 / month
Current employer:	Health & Hospital Corporation/MetroPlus	Debt-to-income ratio:	11.55%
Length of employment:	6 years	Location:	New York, NY

Home town:
Current & past employers:	Health & Hospital Corporation/MetroPlus
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > I would like to fufill my dream to visit Antartica; It will be great if I can have that opportunity. Thank you for be part of that dream.

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2004	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$3,429.00	Public Records On File:	0
Revolving Line Utilization:	84.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Pretty cheap at $6K....?	I have other savings. it will be more than that. thank you for your support

Member Payment Dependent Notes Series 555181

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555181	$4,200	$4,200	13.61%	1.00%	July 31, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555181. Member loan 555181 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$7,073 / month
Current employer:	URS Corporation	Debt-to-income ratio:	8.61%
Length of employment:	7 years	Location:	CEDAR PARK, TX

Home town:
Current & past employers:	URS Corporation
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > This loan will be used to purchase an engagement ring.

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1995	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	20	Months Since Last Delinquency:	43
Revolving Credit Balance:	$13,888.00	Public Records On File:	0
Revolving Line Utilization:	87.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1) My employer, URS Corporation, is a Fortune 500 multinational company specializing in construction and engineering services for commercial, federal and state clients. I am a Senior Chemist/Project Manager in the Measurements Group, which provides engineering and consulting services related to Air Quality and Air Emissions Measurement. We specialize in helping our clients collect and report emissions data to comply with applicable regulations. 2) Monthly Expenses: Credit Cards/Loan Minimum Payments (including potential Lending Club payment): $700; Mortgage: $1,200; Utilities/Insurance: $400; Food/Gas/Entertainment: $1,000; Total: $3,300. Monthly Gross Income: $7,000. My budgeted monthly expenses are about %50 of my monthly gross income with the potential Lending Club loan payment included. 3) If I should experience financial hardships in the future or lose my job, I would be able to rely on my 401K balance, personal savings, and family assistance to repay the Lending Club loan.
If your income and expenses are what you say they are, you should be able to save the amount of the loan you need in about two months and you have $13K of credit card debt? Something is not adding up?	I understand your question. During the next year, I would like to use my income balance to 1) pay off credit cards with higher interest rates (than the Lending Club loan) and 2) increase my checking account balances in case of any unforeseen future expenses. However, I would like to have cash immediately to make a major purchase, so the Lending Club loan at the terms offered makes sense to me.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	I bought my home in April 2009. It appraised for $148,000. I currently owe $143,000 on my mortgage.

Member Payment Dependent Notes Series 555191

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555191	$11,000	$11,000	7.88%	1.00%	July 31, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555191. Member loan 555191 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,917 / month
Current employer:	Scottrade	Debt-to-income ratio:	1.80%
Length of employment:	2 years	Location:	Saint Louis, MO

Home town:
Current & past employers:	Scottrade
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > This is a loan that will be to make repair to the roof of my home. As with all my other bills and student loans, I make payments every month promptly without missing payments. I have a monthly budget that will be allotted for this loan of $600 per month in which i plan to pay towards this loan.

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2003	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	35
Revolving Credit Balance:	$861.00	Public Records On File:	0
Revolving Line Utilization:	12.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi, what is your gross income per MONTH? I'm thinkin' $35,000 is per year? What do you do for Scottrade? How much equity in your home? Is the title in your name? Thanks, and good luck with your loan.	Hello! I would like to clarify that my gross income per month is 2400. I make 35,000 a year. For Scottrade, I'm a Spanish Technician. I provide service to all client who speak both Spanish and English. My home value is worth 75,000.

Member Payment Dependent Notes Series 555219

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555219	$11,000	$11,000	15.58%	1.00%	July 31, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555219. Member loan 555219 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$3,333 / month
Current employer:	ADVANCED DATA SYSTEMS	Debt-to-income ratio:	1.64%
Length of employment:	10+ years	Location:	TINLEY PARK, IL

Home town:
Current & past employers:	ADVANCED DATA SYSTEMS
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > LOAN WILL BE USED TO CONSOLIDATE CREDIT CARD DEBIT & A NEW FURNANCE Borrower added on 07/28/10 > CREDIT CARD CONSOLIDATON Borrower added on 07/28/10 > Thank you for your help, I really appreciate it

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	30	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$8,860.00	Public Records On File:	0
Revolving Line Utilization:	94.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1. Advanced Data Systems sells and services POS computer systems for retailers & restaurants. I am been the office manager for this company for 12 years.. 2. cc debit to be paid off completely is $10,000 3. Monthly budget Utilites, phone average $250.00 a month Car payment $322.00 Mortgage $722.00 Car Ins $120.00 Student Loan $74.00 4. May have family assistance when needed.
Borrower, I am interested to help fund your $11,000 loan. My questions are: [1} How long have you worked for Advanced Data Systems? AND What is your position? (Job/What you currently do.) [2] Why should lenders commit their limited $ to help to fund your loan? [3] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for THREE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Wednesday 07.28.2010	1. I've worked here for 12 years. 2. This loan will be paid off in 5 years. My credit card debts just keeps increasing with interest and I would not be able to pay this off in that time. I hope the lenders would help me with this by approving this loan. 3. I would like to pay this loan off in 4 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Hi, 1. Mortgage Balance is $104,00 with market value of $125,00+. 2. No HELOC Thank you
Inquiries in the Last 6 Months 3 What were these inquiries for?	Hi, I refinanced my home to lower the interest rate to 5% Also I have looked in to other personal loans but the interest rates were too high to consider.
How much is going towards the furnace? 2. cc debit to be paid off completely is $10,000 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.).	Hi 1. I,200 on furnance 2. $9300 should pay off all cc debit

Member Payment Dependent Notes Series 555232

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555232	$7,000	$7,000	15.21%	1.00%	July 31, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555232. Member loan 555232 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,667 / month
Current employer:	Scott E Bittler	Debt-to-income ratio:	20.93%
Length of employment:	10+ years	Location:	Chesterfield, VA

Home town:
Current & past employers:	Scott E Bittler
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2000	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,373.00	Public Records On File:	1
Revolving Line Utilization:	68.20%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "Scott E Bittler" and what do you do there?	He is a general Dentist, I am the office manager.
Transunion Credit Report reflects 1 unidentified Public Record on File 101 months ago; Court judgment lein? Taxes due lein? Wage garnishment lein? Bankruptcy? Ifwas a bankruptcy; Chapter 7? (Debtor assets liquidation) Chapter 11? (Debtor reorganization) Or Chap 13? (Wage-earners plan). FYI: The highly condensed Transunion Credit Report that Lending Club provides to lenders provides line totals but not individual line items. Lenders c-a-n-n-o-t determine, or provide, referenced items identities. You can obtain FREE copy your complete Transunion Credit Report for that information at www.annualcreditreport.com website. There yearly you can obtain FREE copies your complete Equifax, Experian and Transunion Credit Reports and learn identities credit grantees reporting payment delinquencies and where reported Public Record filed and identities whom was involved in all Public Records. AFTER obtaining, and reviewing, your Transunion Credit Report, only then answer this email. Lender 505570 USMC-RETIRED, Virginia Bch, VA Thursday 07.29.2010	this was a bankruptcy that never went through. I was able to get a loan to pay off my bills but they said even though I did not take out hte bankruptcy It would still show on my report which I think is very unfair!

Member Payment Dependent Notes Series 555263

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555263	$2,500	$2,500	13.98%	1.00%	July 30, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555263. Member loan 555263 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,500 / month
Current employer:	NWMC Springdale AR	Debt-to-income ratio:	22.64%
Length of employment:	4 years	Location:	Rogers, AR

Home town:
Current & past employers:	NWMC Springdale AR
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2003	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	36
Revolving Credit Balance:	$7,957.00	Public Records On File:	0
Revolving Line Utilization:	88.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is NWMC Springdale AR and what do you do there?	NorthWest Medical Center of Washington County - Hospital- RN
What do you do at NWMC?	Registered Nurse

Member Payment Dependent Notes Series 555295

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555295	$5,000	$5,000	13.98%	1.00%	July 30, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555295. Member loan 555295 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$10,417 / month
Current employer:	Kent County Road Commission	Debt-to-income ratio:	12.81%
Length of employment:	10+ years	Location:	Portland, MI

Home town:
Current & past employers:	Kent County Road Commission
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1992	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	44	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$24,013.00	Public Records On File:	0
Revolving Line Utilization:	91.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Kent County Road Commission and what do you do there?	Kent County Road Commission maintains all local roads and state highways in Kent County. I am a mechanic for the fleet of trucks and equipment.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 2) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	I have three cards that I want to payoff and cancel. 1) Paypal Buyer Credit (GEMB) balance of around $1900 2) Sams Club balance around $1400 3) Bill Me Later balance around $1400. I am going to be cancelling other cards as well and continue to pay them off under the current terms as well.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The amount owed is approx. $275,000 and the last electronic appraisal was $209,000 a few months ago although at one time it was close to $300,000

Member Payment Dependent Notes Series 555319

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555319	$7,000	$7,000	7.88%	1.00%	July 30, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555319. Member loan 555319 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,000 / month
Current employer:	Hubbard Construction Company	Debt-to-income ratio:	24.40%
Length of employment:	3 years	Location:	St Petersburg, FL

Home town:
Current & past employers:	Hubbard Construction Company
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > -Consolidating credit debt from two credit cards with higher interest rates. -Credit Score over 780 -Monthly budge in excess of $4,000.00 -Project Engineer for major construction company in Civil Construction Industry in Florida. Currently working on a 4 1/2 year project worth more than $109,000,000.00 Borrower added on 07/29/10 > -Plan to pay a minimum of $300 / mnth on the loan, in most cases the monthly payment I will make will be greater than $300.

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1990	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	43	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,293.00	Public Records On File:	0
Revolving Line Utilization:	19.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Hubbard Construction Company?	Project Engineer
What is the current rate and amount owed on the debt you wish to consolidate?	Bank of America Card = $3200 16% American Express = $3300 14.8% St. Anthony's Med Bill = $500 0%

Member Payment Dependent Notes Series 555364

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555364	$10,000	$10,000	13.98%	1.00%	July 31, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555364. Member loan 555364 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,167 / month
Current employer:	carey limousine	Debt-to-income ratio:	16.32%
Length of employment:	5 years	Location:	miami, FL

Home town:
Current & past employers:	carey limousine
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > I have good credit, my score is 750. I want to consolidate my credit cards because banks raised my aprs.

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	16	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,100.00	Public Records On File:	0
Revolving Line Utilization:	94.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at carey limousine?	limousine chauffeur.
What do you do for Carey?	limousine chauffeur.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1. Limousine services, chauffeur. 2. cc #1 = $6700@21%=$200; cc #2 = $1700@18%=$100; cc #3 = $1700@19.8%=$100 3. Expenses: rent $300, car ins. $100, utilities $75, cell phone $75, cable & internet $75, food $400. 4. If you see my credit report, I always pay on time and I have never been late on my payments. My credit score is 750!

Member Payment Dependent Notes Series 555383

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555383	$10,000	$10,000	15.58%	1.00%	August 3, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555383. Member loan 555383 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,742 / month
Current employer:	PRC	Debt-to-income ratio:	7.26%
Length of employment:	10+ years	Location:	Hollywood, FL

Home town:
Current & past employers:	PRC
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > We have the house, the baby all that is missing is the wedding. Our plan is to get Married the following year. I am a good candidate for this loan because I have a good stable job, and I have not defaulted on a debt.

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	06/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	62
Revolving Credit Balance:	$4,027.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	The current balance on my home is 157,079.76 and I only have one loan on my house. According to Zillow my home value is 146,500.00.
Borrower, I am interested to help fund your $10,000 Wedding Expenses category loan. My questions are: [1} Description of your employer PRC? A-N-D How long have you worked there? A-N-D What is your position? (Job/What you currently do.) [2] Transunion Credit Report shows $4,027 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.29.2010	Q1 Answer. PRC is a Contact Management Solution company specializing in outsourcing solutions like Inbound/Outbound and B2B (Business to Business). I work in the Internal App team as a SR. System Support Eng. I support all the company's third party softwares, internal website and reporting tools. Q2 Answer. The 4,027.00 balance is mostly from 1 high interest credit card that I am planning on paying off if my loan is funded. I am currently paying 700.00 a month in bills (credit cards, family cell phone plan and home phone) my fianc?? pays the rest of utilities. Q3 Answer. I feel that in the current stage in my life I am very stable, reliable and I know how deal with responsibilities. I have an excellent payment history for the past 4 years not one single late payment. Q4 Answer I am planning on paying this loan off in 4 years and if everything work out even sooner
What is your combined net take home pay per month?	My take home pay is around 3,500.00 and my fianc??e is around 2,200.00 so combined we are at 5,700.00
Loan listed 4 days; 65 pct funded. Reason why little funding because application still does not show Employment-Income verified and Credit Review was completed. Review Status does not show Approved for issue when 100 pct funded, or minimum 60 pct partially funded. and the 14 listing days expires. If contacted by a Credit Reviewer and income documents were submitted, you need to FOLLOW-UP. Ask Credit Reviewer why not completed? Why Review Status was not upgraded to Approved? If not contacted by a Credit Reviewer, you need to initiate contact ASAP. The Member Support email-toll free telephone number are: (support@lendingclub.com 866-754-4094). Member Support is open Mon - Fri 8AM - 5 PM PT; is closed Sat, Sun, CA, US Holidays for live telephone calls. Emails received 24/7. Answering machine and Fax Machine available 24/7. Time is short for loan to 100 pct fund. Lender 505570 USMC-RETIRED Virginia Bch, VA Sunday 08.01.2010	I was contacted late on Friday and I verifed some missing information. I also was sent an email late Friday to verify income. I replied to email asking a question stating my company no longer hands out printed pay stubs, they do it online using Comdata (uspayserv.com) I asked if it was ok to send fax of printed pay stub. I did not get a response so I called yesterday and office is closed so I will call Monday morning to follow up.

Member Payment Dependent Notes Series 555429

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555429	$12,000	$12,000	19.04%	1.00%	July 31, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555429. Member loan 555429 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,333 / month
Current employer:	Hoag Hospital	Debt-to-income ratio:	24.57%
Length of employment:	8 years	Location:	Costa Mesa, CA

Home town:
Current & past employers:	Hoag Hospital
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > I have an income property opportunity to get involved in with my Dad's company that will bring in positive cash flow and with the market these days and low real estate values this could make a difference for me and my family's future Borrower added on 07/29/10 > My Dad works for an investment company that buys out of state properties for rental use in growing areas such as the midwest i.e Texas, Oklahoma, St. Loius.. I like the idea of obviously making extra money every month while being able to afford a fairly cheaper homes in hoping that by buying a first i will be able to buy a few in the next 10 years making me elibile to be at hom more with my kids. Borrower added on 07/29/10 > I'm a registered nurse and have been with the same company for 8 years..just like last time (borrowed when i went on LOA with our first child) I plan on having the monies loaned returned within 6 months.

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	04/1997	Delinquent Amount:	$0.00
Open Credit Lines:	15	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	39	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$26,561.00	Public Records On File:	0
Revolving Line Utilization:	91.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Hoag Hospital?	I work in the Intensive Care Unit for 8 years.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	no HELOC owe 388k and had it appraised in Jan 543k
Borrower, I am interested to help fund your $12,000 Other (Real Estate) category loan. My questions are: [1} You provided an extremely vague description of "income property opportunity to get involved in". This ttold lenders NOTHING useful. Provide an ACCURATE description of real estate property to be acquired, i.e., single family home, duplex, triplex, quadplex, commercial property, etc,. (2) What is your position at Hoag Hospital? (Job/What you currently do.) [3] Transunion Credit Report shows the $26,561 Revolving Credit Balance. (91.50 pct usage) Is any a Home Equity Line of Credit? (HELOC) A-N-D How much $ are you now paying per month on your total credit card/other debt? [4] Why should lenders commit their limited $ to help to fund your loan? [5] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FIVE answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.29.2010	Family investment - Duplex in St. Louis - Inlaws recently bought one and are quite happy with their positive cashflow income property...My Dad is in partners with 10percentdown.com you can check it out online if you want..it's for investors wanting to get out of 401k and buy real estate. I had a loan with lending club prior and paid it off within 6 mos..I plan on paying this off within 6 mos as well. No HELOC...
I like your personal finance metrics and will likely be investing in your loan application. However, would you mind verifying your employment and income with Lending Club? I ask for 3 reasons: 1) makes investors feel more secure in their investment, 2) increases your chance of getting a fully funded loan, 3) your loan app gets funded faster. So it benefits us both. LC's support staff can be reached at "support@lendingclub.com" or (866) 754-4094. They will direct you on the specifics of how to do this, but it only involves sending a copy of your pay stubs or electronic deposit receipts. Best of luck with your application!	I sure will...I borrowed from lending Club a few mos ago while on I was on LOA after having our first baby..I've been with the same hospital for 8 years and if they need to reverify my employment that's no problem.

Member Payment Dependent Notes Series 555496

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555496	$7,500	$7,500	18.67%	1.00%	July 31, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555496. Member loan 555496 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,000 / month
Current employer:	Lindquist & Vennum P.L.L.P.	Debt-to-income ratio:	4.70%
Length of employment:	10+ years	Location:	Lino Lakes, MN

Home town:
Current & past employers:	Lindquist & Vennum P.L.L.P.
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/28/10 > Hi there and thanks for your consideration. I am comfortably employed at a major law firm and have been with them for ten+ years now. Things are great at work and during my last performance review I was given a generous merit raise. I have a comfortable monthly budget since my rent is only $600 and also because I was able to pay off my car loan ahead of schedule. Earlier this year, my grandmother was diagnosed with Alzheimers/Dimentia. I incurred a significant amount of expense helping her to get through the hospitals, then transitional care, and finally on the 14th of this month, permanently placed into a nursing home. Happy to report she is comfortably settled and her financial benefits have all kicked-in so I can resume life as normal. The transition took several months and as a result my credit card balances have risen considerably. I'm requesting this loan for 2 reasons. First, so I can consolidate my credit cards into one streamlined monthly payment and secondly, so I can establish credit with your organization so I will have the option of returning for future loans if the need should ever arise. I have a stable job with a steady income, I have a well documented payment history and I would very much appreciate the opportunity to build a relationship with your organization. Thank you again for your consideration!

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	3	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,654.00	Public Records On File:	0
Revolving Line Utilization:	92.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Hi Critical miss. I can gladly send you a more detailed answer later but as of now, I'm at work and have limited access to respond. This is my first time working with your organization so I'm not sure of the etiquette but I wanted to make sure you knew I wasn't avoiding your question by not responding quickly. This loan will be used to pay off a personal loan I have for $500 through a friend. I also have a total of 3 credit cards that will be paid off. One through USBank for $600, one through VS for $300 and the remainder to my card through M&I Bank for $6,000. I don't know the specific charges and APR's off the top of my head but can get you that information. When I was considering applying with you for this loan I did realized the interest would be slightly higher by doing it this way but seemed well worth the benefits. This loan would give me the option of streamlining everything into one payment which would be great. More importantly though, I wont have to sit down every month and scrutinize multiple bills for errors, over-charging, interest rate loop holes, etc. I have found multiple errors and have spent way too much time on hold trying to deal with customer service reps. This loan would get me back to square one so I can go back to only charging what I know I can comfortably afford to pay off each month and help me to build a relationship with the investors here in case I need another loan in the future. I am a renter and I have paid off my car so I have no other debt outstanding. Thanks again for your time and any help would be greatly appreciated!
Borrower, I am interested to help fund your $7,500 CC REFI category loan. My questions are: [1} How long have you worked for Lindquist and Vennum? AND What is your current position? (Job/What you currently do.) [2] Transunion Credit Report shows $6,654 Revolving Credit Balance. How much $ are you now paying per month on your total credit card/other debt? [3] Why should lenders commit their limited $ to help to fund your loan? [4] Do you intend to payoff this loan early? < 1-yr? 1 to 2-yrs? 2 to 3-yrs? 3 to 4-yrs? 4 to 5-yrs? (Provide an IN YEARS answer.) Advance thanks for FOUR answers that will help ALL lenders to make their informed decision. Lender 505570 U S Marine Corps RETIRED, Virginia Bch, VA Thursday 07.29.2010	USMC RETIRED- Thank you for your questions. I have been working at L&V for over 10 years now and have worked my way from entry level receptionist up to Legal Administrative Assistant reporting to multiple attorneys and paralegals. In the past, I was typically able to pay off my credit cards in full each month. But, for most of the last year, I have only been paying around $200 per month as I was helping my grandmother. I have been paying between $400-$900 per month to help her out as well as incurring additional charges on my credit cards. Now that she is settled in the nursing home I will be able to pay significantly more towards my debt. Her medical assistance and surviving spouse military benefits have now fully kicked in. My intentions are to repay this loan completely within 36-40 months but I chose the 5 year term in case there are additional obligations with my grandmothers health care. I have been currently paying at least $200 per month so I chose an amount that I knew I could comfortably afford. I did the same with my car loan and was able to pay that off early as well. The reason I would suggest lenders invest in this loan is to help me to build a relationship with you for future loans. Over the next 10 years I'm sure I will need additional loans for major life purchases like a home, wedding expenses, etc. and want to have an established relationship with your group so I know that money will be available when I need it. By taking good care of you and the other investors, I'll know I have somewhere to go when I need it and that's a peace of mind I would love to have! Thank you again for your consideration and I hope I've answered all of your questions.
Thank you for taking the time to answer lender questions and for the information you have provided. I am happy to help fund your loan. That said, please be aware this loan is being funded by real people that believe in you and what you have told us. Remember, if you fail to make payments it does not hurt some megabank, but rather, you are directly affecting our lives. As small lenders we simply ask that you be a responsible borrower and take your obligation serioursly. Best of luck to you.	Hi Factoria_Funding, Thanks for your kind words. I want you to know they are not taken lightly. To be honest with you, my hope is that I will be able to get the dust settled and someday find myself on the other side of the coin helping others in the same position. Thank you for your help with this and I look forward to keeping my word to all of you! Best Wishes

Member Payment Dependent Notes Series 555522

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555522	$14,000	$14,000	13.23%	1.00%	August 3, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555522. Member loan 555522 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,333 / month
Current employer:	NRT REOexperts	Debt-to-income ratio:	16.84%
Length of employment:	4 years	Location:	loxahatchee, FL

Home town:
Current & past employers:	NRT REOexperts
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > Paying off closed credit card accounts-closed after rates went up without cause. Well within budget. NRT is a sub company of Coldwell Banker/ Realogy Corp- Job is stable

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1999	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	22	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$14,911.00	Public Records On File:	0
Revolving Line Utilization:	81.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	Type your answer here.1. Coldwell Banker services & sells large volumes of foreclosures & I clear title prior to resale. 2. $6k @ 23.9% =$200 mo & $8k @ 17%=$187 mo. - 3. I have 1 card I'm keeping with a 6K balance @ 9% with $116 per month. Mtg is $1687 per month.- Living expenses about $500 per month. Both cars paid for. No Childcare- Groceries $500ish per mo. Charges were for home improvements. 4. I have no trouble making the pmts to the lenders, but I'd like to get them off quickly instead of forever. Loan & income are based on my earnings alone, but my Husband contributes on the living expenses as well.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	1. One mtg- $222k. 2. Value $200k. We have no intention of moving. 2 Kids heavily involved in the community & sports. Last one wont graduate for 6 yrs.

Member Payment Dependent Notes Series 555531

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555531	$8,400	$8,400	7.51%	1.00%	July 31, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555531. Member loan 555531 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,642 / month
Current employer:	Buckeye Florida Corp.	Debt-to-income ratio:	11.09%
Length of employment:	10+ years	Location:	PERRY, FL

Home town:
Current & past employers:	Buckeye Florida Corp.
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1993	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	14	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$25,731.00	Public Records On File:	0
Revolving Line Utilization:	46.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Buckeye Florida Corp. and what do you do there?	Buckeye is a papermill that poduces primarily the source paper for a lot of other end products suh as toilet paper, women's products, etc. I am a millwright for the corporation, ensuring that all the machines and equipment remain operational 24/7.

Member Payment Dependent Notes Series 555546

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555546	$2,100	$2,100	14.72%	1.00%	July 31, 2010	August 11, 2013	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555546. Member loan 555546 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,900 / month
Current employer:	Just Dreams	Debt-to-income ratio:	11.86%
Length of employment:	1 year	Location:	EWA BEACH, HI

Home town:
Current & past employers:	Just Dreams
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	07/2005	Delinquent Amount:	$0.00
Open Credit Lines:	9	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	12	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$2,906.00	Public Records On File:	0
Revolving Line Utilization:	83.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	I will be paying off my Chase credit card with this loan. The credit card is a Visa. The balance is $1483.00. The APR is 29.99%.
What is Just Dreams and what do you do there?	Just Dreams is a vacation membership for a software license. You can purchase it in Honolulu, HI. I am an administrative assistant.

Member Payment Dependent Notes Series 555592

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555592	$12,000	$12,000	10.75%	1.00%	August 2, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555592. Member loan 555592 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,208 / month
Current employer:	tektonics design group	Debt-to-income ratio:	14.81%
Length of employment:	2 years	Location:	richmond, VA

Home town:
Current & past employers:	tektonics design group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	04/2002	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	13	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,426.00	Public Records On File:	0
Revolving Line Utilization:	65.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Payoff Citi card 4735.19 APR 29.99 Sears card 1201.20 APR 25.24 Chase card 1774.43 APR 27.24 Paypal buyer credit 940.05 APR 26.99 Use remainder to reduce Bank of america visa 6294 APR 19.24

Member Payment Dependent Notes Series 555607

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555607	$6,000	$6,000	10.75%	1.00%	July 31, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555607. Member loan 555607 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,583 / month
Current employer:	Citigroup	Debt-to-income ratio:	13.31%
Length of employment:	4 years	Location:	MERRICK, NY

Home town:
Current & past employers:	Citigroup
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$7,999.00	Public Records On File:	0
Revolving Line Utilization:	47.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	The following are the debts that I will pay off will the loan: 1,000 Citibank credit card 1,500 TD bank credit card 2,400 JC Penny Credit Card 800 Best Buy Credit Card 300 Line of Credit The only remaining debt I would have left is a car loan and a loan for furniture I purchased this year, where the interest is defered until the end of 2011.
What do you do at Citigroup?	I'm an accountant

Member Payment Dependent Notes Series 555643

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555643	$3,000	$3,000	10.75%	1.00%	July 31, 2010	August 11, 2015	August 11, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555643. Member loan 555643 was requested on July 28, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$2,000 / month
Current employer:	Falling Leaves Health	Debt-to-income ratio:	10.90%
Length of employment:	< 1 year	Location:	Denver, CO

Home town:
Current & past employers:	Falling Leaves Health
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 28, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/1999	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	76
Revolving Credit Balance:	$3,388.00	Public Records On File:	0
Revolving Line Utilization:	33.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Falling Leaves Health and what do you do there? Where did you work prior to that?	I was an elementary classroom teacher prior to this job. I am currently a clinic manager and yoga instructor.

Member Payment Dependent Notes Series 555691

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555691	$8,500	$8,500	7.51%	1.00%	July 31, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555691. Member loan 555691 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$5,500 / month
Current employer:	city of hoquiam	Debt-to-income ratio:	11.49%
Length of employment:	5 years	Location:	montesano, WA

Home town:
Current & past employers:	city of hoquiam
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > Very nice repo'd 2004 Harley Davidson Softtail with only 9500 miles. Many expensive upgrades---worth more then twice the $8500.00. Borrower added on 07/30/10 > Thank you to all who have invested so far. I appreciate your confidence. I am a stable investment---I have been a police officer for over 12 years and am lucky enough to work for a agency that is not actually going through budget problems. My position is very secure. My credit is very important to me and I have never defaulted on a loan. Thanks again for helping me take advantage of a really great deal on a nice motorcycle!

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	68
Revolving Credit Balance:	$9,704.00	Public Records On File:	0
Revolving Line Utilization:	16.70%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	4

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do for the city of hoquiam?	I am a police officer.
What were each of the recent inquiries for, and did any of them result in new credit cards, loans, or other financial obligations? Thank you in advance.	Good Question!---No, they did not! I attempted to refiance my house approximately 6 months ago, but it had lost too much value and the numbers weren't right. At around the same time, I moved some credit card debt to a card with no interest for 1 year in order to pay it off faster. Sadly my credit score took a hit. I have not incurred any new finanical obligations as a result of these activites!

Member Payment Dependent Notes Series 555728

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555728	$5,000	$5,000	10.38%	1.00%	July 31, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555728. Member loan 555728 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$6,500 / month
Current employer:	school dist. of palm beach county	Debt-to-income ratio:	20.48%
Length of employment:	3 years	Location:	jupiter, FL

Home town:
Current & past employers:	school dist. of palm beach county
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > i need the loan to pay for a new air conditioning system for my house..my job is a second career for me althought my BS degree is in education i have spent most of my life in retail with jcpenney. as far as i know my job in ese will be there as long as i want it. i can make the monthly payment with my income without the school job.

A credit bureau reported the following information about this borrower member on July 27, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1975	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	54	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$13,883.00	Public Records On File:	0
Revolving Line Utilization:	35.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at school dist. of palm beach county, and where did you work prior to that?	Type your answer here.i work in a large high school in the exceptional student education department working with students with disabilities to learn a job and the skills necessary to earn a livelihood. previously i worked in management for 36 years at jcpenney. i managed some of the largest stores and retired in 2003 in west palm beach, florida. my title now is job trainer at dwyer high school.
Hello. Could you tell us a little about your revolving credit debt of $13,883? Is it credit card debt or home equity loan? Are you successfully paying down this debt? Wishing you well.	Type your answer here.i only have two cards..american express which i pay off every month and fia that i generally use for travel and pay off durinthe year...the other is a ge card for my ac last october which is due in october in full..that is the purpose of this loan but i will pay 3k out of my funds of the 7.7 k..so i will only borrow 4.7 of the 7.7 owed..good question..thx for asking..

Member Payment Dependent Notes Series 555774

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555774	$2,100	$2,100	6.76%	1.00%	July 31, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555774. Member loan 555774 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,400 / month
Current employer:	Children's Medical Center	Debt-to-income ratio:	18.68%
Length of employment:	1 year	Location:	Irving, TX

Home town:
Current & past employers:	Children's Medical Center
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2000	Delinquent Amount:	$0.00
Open Credit Lines:	16	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	33	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$10,936.00	Public Records On File:	0
Revolving Line Utilization:	48.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job at Children's Medical Center and will you maintain that position after you move?	I am an RN at Children's Medical Center and yes I am moving closer to my work.

Member Payment Dependent Notes Series 555777

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555777	$1,000	$1,000	7.88%	1.00%	July 31, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555777. Member loan 555777 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,500 / month
Current employer:	Southern Co	Debt-to-income ratio:	20.09%
Length of employment:	5 years	Location:	Trussville, AL

Home town:
Current & past employers:	Southern Co
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > Debt Consolidation

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	750-779	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1995	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	18	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$9,719.00	Public Records On File:	0
Revolving Line Utilization:	32.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Southern Co and what do you do there?	Southern Company supplies power to Alabama, Georgia, and Mississippi. I work in the computer systems department overseeing emergency management.

Member Payment Dependent Notes Series 555809

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555809	$1,500	$1,500	13.61%	1.00%	July 31, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555809. Member loan 555809 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,217 / month
Current employer:	US Homeland Security	Debt-to-income ratio:	1.66%
Length of employment:	2 years	Location:	Washington, DC

Home town:
Current & past employers:	US Homeland Security
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	01/2005	Delinquent Amount:	$0.00
Open Credit Lines:	4	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	6	Months Since Last Delinquency:	63
Revolving Credit Balance:	$300.00	Public Records On File:	0
Revolving Line Utilization:	27.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at US Homeland Security, and where did you work prior to that?	I'm an Information Technology Specialist with the US Coast Guard which is under Homeland Security. Before that I worked for General Dynamics as an Information Technology Specialist as a contractor for the Coast Guard.
You make $75K/year and are taking out a three year, $1.5K loan? Why can't your current cash flows pay this off? Thanks.	I plan to pay off the loan before the three time frame. I've had to pay off some outstanding debt in the past which is why my cash flows are tight. I plan to have this loan paid off in 6 to 8 months.

Member Payment Dependent Notes Series 555813

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555813	$8,000	$8,000	13.61%	1.00%	July 31, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555813. Member loan 555813 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$8,042 / month
Current employer:	Brookhaven Lab	Debt-to-income ratio:	23.56%
Length of employment:	10+ years	Location:	East Islip, NY

Home town:
Current & past employers:	Brookhaven Lab
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > Paying off credit cards! freeing up money null

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	05/1985	Delinquent Amount:	$0.00
Open Credit Lines:	14	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	47	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$15,310.00	Public Records On File:	0
Revolving Line Utilization:	77.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	3

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at Brookhaven Lab and what do you do in your job there?	Captain- I am a supervisor
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail Balances, monthly payments & APR of debts to be consolidated with this loan. (Ex CC#1 - $5000@24%=$70mo) Add same information about any other debts affecting your DTI that are not being consolidated (Student Loans, Personal Loans, Other credit cards, etc.). 3) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 4) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	I do not have the present numbers and I will present them once I gather them.

Member Payment Dependent Notes Series 555821

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555821	$2,000	$2,000	6.76%	1.00%	August 2, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555821. Member loan 555821 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$4,021 / month
Current employer:	DC Public Schools	Debt-to-income ratio:	4.75%
Length of employment:	3 years	Location:	Washington, DC

Home town:
Current & past employers:	DC Public Schools
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > I am moving to a new house in Washington, DC. This loan will be used specifically to make sure the move is a nice and smooth transition.

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1991	Delinquent Amount:	$0.00
Open Credit Lines:	5	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	7	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$5,187.00	Public Records On File:	0
Revolving Line Utilization:	11.00%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your position at DC Public Schools, and will you maintain that position after you move?	I am a science teacher and will maintain it for the next school year. I will also be getting a pay raise beginning October 1 of at least $10,000 more dollars.

Member Payment Dependent Notes Series 555894

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555894	$8,000	$8,000	13.61%	1.00%	July 31, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555894. Member loan 555894 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Dallas Veterans Affairs Research Corp	Debt-to-income ratio:	23.71%
Length of employment:	2 years	Location:	Edgewood, TX

Home town:
Current & past employers:	Dallas Veterans Affairs Research Corp
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > We live out in the country, which a wonderful place to raise children. Now as long as the kids stay small which they don't, of course, they require more room. So we want to add to our house so they can have the room they need to continue to grow. Thanks

A credit bureau reported the following information about this borrower member on July 26, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/1997	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	44
Revolving Credit Balance:	$12,904.00	Public Records On File:	0
Revolving Line Utilization:	75.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Dallas Veterans Affairs Research Corp and what do you do there?	The VA is a goverment medical facility that provides care for military men and women who have served our country. I do cardiology research, we have programs that help come up with better ways to treat certin medical conditions that might in the future help alot more people.
Hi. Lending Club does not share with us what you send to them for loan approval. We only see a credit report. So, could you PLEASE answers these basic financial loan application concerns that enter the minds of many "real people" lenders when Investing $s. If already answered in the manner requested, no need to duplicate, just state "See above". 1) What is your Employer's business type and what do you do/job description there? 2) PLEASE detail your monthly budgeted expenses (ex: rent/mortgage, insurance, car, utilities, phone, internet, food, childcare, other loans, credit cards, etc.) showing how the Lending Club loan payment fits into your monthly budget. 3) Any pertinent facts that you think important about financial ability to make payments on this loan if funded. (ex. Backup saving, family assistance etc. if you lost your job.) After answered, I can then evaluate my investing $$$s in your loan. I also read all your answers to the other lender questions too. Thank You.	1) See above answer. 2) I have one loan that I am almost done paying that is the same monthly payment as this loan would be, so I would pay that loan off and just replace this monthly payment with it, and my monthly budget stays the same. 3) I do have family assistance if needed.

Member Payment Dependent Notes Series 555960

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
555960	$5,000	$5,000	11.86%	1.00%	August 2, 2010	August 12, 2015	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 555960. Member loan 555960 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$6,200 / month
Current employer:	US Army	Debt-to-income ratio:	21.18%
Length of employment:	8 years	Location:	Ft Gordon, GA

Home town:
Current & past employers:	US Army
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > I am an Officer in the US Army and have served two 12 month tours in Iraq. Currently, I am a 1LT making $6200 a month and in ten months will be promoted to Captain adding an additional $950 a month to my salary. I have three years left on my current commitment; however, my intention is to retire from the Army. The purpose of this loan is to pay for some remaining expenses I have on an excavator I purchased as a rental machine before I can put it to work. I have great credit history; a 700 credit score and never had a late payment. My current monthly expenses (including rent, car payments, loan payments, student loans, credit cards and car insurance) total $2700. I've never used a Lending Club before so I don't know what other information is helpful. Feel free to ask me ask me any additional questions. Thank you.

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	11/2001	Delinquent Amount:	$0.00
Open Credit Lines:	12	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	24	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,555.00	Public Records On File:	0
Revolving Line Utilization:	60.50%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
How long do you plan on staying in the Army?	At least 6 more years.
LOAN DESCRIPTION? You have not provided any form of loan description. Your loan may not be fully funded because of this. You are competing against hundreds of other borrowers seeking my funding dollars. Please update your loan description to provide a complete and detailed explanation of how you will use the loan proceeds. You simply can not expect small lenders/investors to fund your loan without knowing the details. I encourage you to read profiles of many other borrowers to examine the information they have provided for lenders to review. When you post your loan description please address the following specific topics: 1) Do you have a spouse or partner that provides additional income to the household? If so, what is your combined net take home pay per month? 2) Please list a breakdown of you monthly expenses. 3) Please explain the nature of your $11k revolving debt. 4) Please explain how this loan payment will fit into your monthly budget. 5) Please provide any additional information you would like to see if you were loaning money to a complete stranger.	I am using the funds to pay for license fees and shipping of a Kobelco SK210 Excavator that I will rent out in a Gold Mine job site. The 11K revolving debt I currently have is it what I used to purchase the excavator. Unfortunately, I cannot provide any additional source of income; however, the excavator will provide me with additional income upon rental. My currently net income is $6200 a month and this $110 payment, along with my other monthly expenses which total $1500, fits well within my monthly budget.
Re: Your loan application. Employing Service Branch: U S ARMY My questions are:: (1) If active duty military: Provide current Rank?** a-n-d Pay Grade?; Enlisted Members Expiration Current Contract Date? (ETOS) (Officers are considered to be "Indefinite".) (2) Length of Employmnet shows as 08 years. Future intentions are to: Extend enlistment? Reenlist? Continue to 20-years and qualify for retired pension? Or what other options? (3) If DoD Civilian Employee: Provide equivilent GS Pay Grade, In-Step Level a-n-d current Position (Job/What you do) for employing military service branch? *"Company or Field Grade" Officer, "CO", "XO", "Senior Enlisted", "Higher Enlisted", "Career Military" generic terms do not provide L C civilian lenders anything useful to make their decision to help fund your loan. Semper Fidelis, USMC-RETIRED Lender 505570 Virginia Bch, VA Thursday 07.29.2010	I am an active duty 1LT/O2E. I am the Company XO for C 67 Signal Battalion. My plan is to serve 12 more years until retirement.
What type of provisions do you have in place for possible PCS and/or TDY's. For example who will handle the rental during such times. What are your plans for maintenance and periodic repairs for the equipment.	My parents manage the maintenance and logistics for the equipment.

Member Payment Dependent Notes Series 556114

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556114	$7,500	$7,500	11.49%	1.00%	July 31, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556114. Member loan 556114 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,667 / month
Current employer:	Urban Airship	Debt-to-income ratio:	6.07%
Length of employment:	1 year	Location:	Portland, OR

Home town:
Current & past employers:	Urban Airship
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/29/10 > I lost my job a while back (company went under) and had to use my cards for more than I liked. Now that I've been employed for a while, I'm getting pretty unhappy with the situation and want to be putting more money aside rather than to the credit cards. This will allow me to pay off all of my cards and focus my financial efforts on long term success rather than keeping afloat. The rate is a lot less than even my best card and the monthly payment will be a lot less than what I've been putting to my cards (I've been overpaying every month). Looking forward to a bit more financial stability!

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	12/2003	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	1
Total Credit Lines:	11	Months Since Last Delinquency:	17
Revolving Credit Balance:	$7,224.00	Public Records On File:	0
Revolving Line Utilization:	70.10%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	Sure thing! As I mentioned, my goals for this are to clear out my credit card debt, and there are three of them. 1. $2300 with an APR of 29.99% - this has the highest APR and will be paid off entirely 2. $3400 with an APR of 23.99% - this will also be paid off entirely 3. $1800 with an APR of 17.90% - this will have around $300 remaining on it (Lending Club takes their cut, after all) which will be paid off this month. So, after this loan goes through, all of my credit card debt will be gone.

Member Payment Dependent Notes Series 556207

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556207	$1,500	$1,500	11.49%	1.00%	July 31, 2010	August 12, 2013	August 12, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556207. Member loan 556207 was requested on July 29, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$4,167 / month
Current employer:	ICVM Group	Debt-to-income ratio:	16.44%
Length of employment:	3 years	Location:	Wading River, NY

Home town:
Current & past employers:	ICVM Group
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 29, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	09/2004	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	8	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$4,578.00	Public Records On File:	0
Revolving Line Utilization:	77.60%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	1

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1) I live at home with my parents, for free. 2) Answered by #1 3) No 4) The most expensive item I own is a 2009 VW Rabbit 5) About 8 Years I am 24 and able to save a lot of money by staying at home. The reason I want this loan is because I bought a large purchase on a Credit card and the rate on the card jumped significantly. I would like to pay it off with a loan as the interest ends up being much cheaper.

Member Payment Dependent Notes Series 556322

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556322	$4,000	$4,000	16.32%	1.00%	August 3, 2010	August 13, 2015	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556322. Member loan 556322 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$1,600 / month
Current employer:	new bremen schools	Debt-to-income ratio:	24.13%
Length of employment:	1 year	Location:	new bremen, OH

Home town:
Current & past employers:	new bremen schools
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2002	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	9	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$12,354.00	Public Records On File:	0
Revolving Line Utilization:	97.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What do you do at new bremen schools?	Janitor
Since this is a debt consolidation loan, please list each of your debts (types/balances/APRs) and identify which ones on the list *will* as well as which ones *won't* be paid off with this loan. Thank you in advance. ~CriticalMiss	pay pal 469.94 at 26.99% pay off chase 3244.83 at 29.99% pay off amazon 371.98 20.24% pnc 7271.14 at 18.99% BML 1390.11 at 19.99
Please provide a breakdown of your Revolving Credit Balance= $12,354.00: Credit Card; Balance; Interest Rate; Monthly payments actually paid, and indicate which debts will and will not be paid by this $4,000 loan. e.g. CreditCard 1 ; $2300; 15%; $200/month; will Pay CreditCard 2 ; $300; 11%; $100/month will NOT pay Please also specify your monthly expenses. Thank you.	pay pal 469.94 at 26.99% pay off chase 3244.83 at 29.99% pay off amazon 371.98 20.24% pay $25 a month pnc 7271.14 at 18.99% pay $200.00 a month BML 1390.11 at 19.99% pay 50 a month
Thank you for your answer to my 1st question (out of 2). I also asked about your monthly expenses. I am guessing that your take-home pay is about $1,400? I am trying to understand how much $, if any, you have left over at the end of the month. Thank you.	take home is $1600 a month i have some extra money at the end of the month may $50 after everything including food and other stuff
You don't have any deductions taken out of your gross income?	i do but i do not receive a paper copy of my cheeks so i gave my rake home amount since i was unsure what the gross monthly amount was. aka not sure the tax rate insures cost and everything of top of head

Member Payment Dependent Notes Series 556350

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556350	$8,500	$8,500	7.88%	1.00%	August 3, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556350. Member loan 556350 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$5,208 / month
Current employer:	First Protocol	Debt-to-income ratio:	20.41%
Length of employment:	3 years	Location:	New York, NY

Home town:
Current & past employers:	First Protocol
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > This loan will be used to pay off all of my credit card debt in a more timely fashion.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	10/2000	Delinquent Amount:	$0.00
Open Credit Lines:	13	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	25	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,805.00	Public Records On File:	0
Revolving Line Utilization:	56.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is First Protocol and what do you do there?	First Protocol is an event marketing and management agency with offices in New York and London. I am a corporate event planner. My title at First Protocol is Account Manager, and I'm responsible for executing high level investor conferences, annual meeting, advisory board meeting, incentive programs, and gala dinners. Most of our clients work in the financial sector. In addition I also maintain relationships with clients and assist in general office assistance .

Member Payment Dependent Notes Series 556362

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556362	$4,000	$4,000	7.51%	1.00%	August 3, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556362. Member loan 556362 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,167 / month
Current employer:	Datastrip	Debt-to-income ratio:	23.23%
Length of employment:	5 years	Location:	Royersford, PA

Home town:
Current & past employers:	Datastrip
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/30/10 > Hello. Thanks for considering to me for this loan. I am just trying to consolidate some debt on an account here to make life a little easier. I have had the same employer for over 5 years, am a stable person; own a home; never been late on any payments in my life; payments on this loan will be easily manageable across its term period. All questions welcome. Many thanks.

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	714-749	Accounts Now Delinquent:	0
Earliest Credit Line:	03/2002	Delinquent Amount:	$0.00
Open Credit Lines:	10	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$21,911.00	Public Records On File:	0
Revolving Line Utilization:	61.40%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

Member Payment Dependent Notes Series 556443

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556443	$4,000	$4,000	16.82%	1.00%	August 3, 2010	August 13, 2015	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556443. Member loan 556443 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$4,721 / month
Current employer:	Grosse Realestate Services	Debt-to-income ratio:	15.82%
Length of employment:	10+ years	Location:	Waunakee, WI

Home town:
Current & past employers:	Grosse Realestate Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	02/1997	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	45	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$11,319.00	Public Records On File:	1
Revolving Line Utilization:	36.50%	Months Since Last Record:	101
Inquiries in the Last 6 Months:	7

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is Grosse Realestate Services and what do you do there?	Type your answer here.We own 14 commercial rental propertys and residential, what I do is all of the maintenence inside and out of these propertys.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.The ballance is around 135000.00 and the market value is around 185000.00
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Type your answer here.Ballance 135000.00 Market value 185000.00

Member Payment Dependent Notes Series 556502

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
556502	$5,000	$5,000	11.86%	1.00%	August 3, 2010	August 13, 2013	August 13, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 556502. Member loan 556502 was requested on July 30, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$8,300 / month
Current employer:	Las Vegas Metro Police	Debt-to-income ratio:	2.07%
Length of employment:	6 years	Location:	Las Vegas, NV

Home town:
Current & past employers:	Las Vegas Metro Police
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on July 30, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	08/1994	Delinquent Amount:	$0.00
Open Credit Lines:	7	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	17	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,606.00	Public Records On File:	0
Revolving Line Utilization:	57.90%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is your job with the Las Vegas Metro Police?	Law Enforcement Support Tech. ( LEST )
Hello, intersested in funding your loan. Could you please let us know what other debt you have, what your monthly expenses are and how this new loan will fit in your life style. Thanks.	Home mortgage 1980/mo capital one credit card 120.00/mo Balance 4800.00 Discover Card balance 1300.00 other normal household expenses These funds will allow the purchase of a used car for my 17 year old son to get to and from work/school.
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	Total Balance is 255k and the current market value is approx...200k. There is no HELOC on said property.

Member Payment Dependent Notes Series 557039

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557039	$2,500	$2,500	14.72%	1.00%	August 3, 2010	August 14, 2013	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557039. Member loan 557039 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	RENT	Gross income:	$3,750 / month
Current employer:	Novapro Healthcare	Debt-to-income ratio:	16.56%
Length of employment:	< 1 year	Location:	clearwater, FL

Home town:
Current & past employers:	Novapro Healthcare
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > this loan is to pay off medical bills. Borrower added on 07/31/10 > this is to pay off medical bills

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	660-678	Accounts Now Delinquent:	0
Earliest Credit Line:	01/1992	Delinquent Amount:	$0.00
Open Credit Lines:	18	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	21	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$6,940.00	Public Records On File:	0
Revolving Line Utilization:	55.30%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	5

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Please explain your 5 inquiries in the last 6 months. Did any of them result in lines of credit? What do you do for Current Employer: Novapro Healthcare? Since < 1 yr, please provide work history. Thank you.	5 inquires were for credit cards. I did receive 3 out of 6 lines of credit. I am healthcare recruiter for Novapro. I send nurses on travel assignments throughout the country. Before Novapro I worked for Onward Healthcare for 6 months, then before that TeamStaff RX for 4 months and then before that I was at Preferred Healthcare for 11 years. All jobs were doing the same thing healthcare recruiter.
What is Novapro Healthcare and what do you do there?	Novapro is a nurse staffing company. We put nurses on travel assignment throughout the country. My position is a healthcare recruiter.
Have you started to use the new credit cards yet? Can't you use your new credit cards for these medical expenses? Any particular reason why you left Preferred Healthcare after 11 years and then only had temporary jobs at three different companies? Thank you.	my new credit cards only have an $1100 limit, I am trying to keep this for emergencies only.The jobs I had were not temporary jobs but full time. The company I worked at for 11 years closed it's doors last june. .

Member Payment Dependent Notes Series 557103

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557103	$1,500	$1,500	11.12%	1.00%	August 3, 2010	August 14, 2013	August 14, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557103. Member loan 557103 was requested on July 31, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	MORTGAGE	Gross income:	$1,784 / month
Current employer:	penny marketing	Debt-to-income ratio:	20.57%
Length of employment:	n/a	Location:	laconia, NH

Home town:
Current & past employers:	penny marketing
Education:

This borrower member posted the following loan description, which has not been verified:

Borrower added on 07/31/10 > thank you for loan

A credit bureau reported the following information about this borrower member on July 31, 2010:

Credit Score Range:	679-713	Accounts Now Delinquent:	0
Earliest Credit Line:	03/1999	Delinquent Amount:	$0.00
Open Credit Lines:	8	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	15	Months Since Last Delinquency:	75
Revolving Credit Balance:	$6,494.00	Public Records On File:	2
Revolving Line Utilization:	82.20%	Months Since Last Record:	64
Inquiries in the Last 6 Months:	2

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
Transunion Credit Report shows 2 Public Records on File originating 64 months ago. (Lending Club furnishes lenders the borrowers highly condensed Transunion Credit Report that shows line totals but not individual line items. Lenders c-a-n-n-o-t identify credit grantee, or individual, responsible for legal action that resulted in Public Records. You must obtain copy complete Transunion Credit Report to learn that information. FREE copies of your Equifax, Experian and Transunion Credit Reports are avaiable yearly at www.annualcreditreport.com .) Question Number [1]: What was Public Record? {Court judgment lein? Taxes lein? Wage garnishment lein? If bankruptcy, was it Chapter 7 Assets Liquidation? Or Chapter 11 Debt Reorganization? Or Chapter 13 Wage-earners Plan?) Question Number [2]: What was Public Record final disposition? After obtaining, and reviewing, the Transunion Credit Report, only then answer this email. Advance thanks for answers to BOTH questions. Member 505570 USMC-RETIRED Virginia Bch, VA Saturday 07.31.2010	that is a mistake on lien no such thing was suppose to be removed
Hello there, I am interested in financing your loan. But I need you to answer these two questions first please: 1. What is the total balance of the mortgage loans and any HELOC you owe on your home? 2. What is the current market value of your home? (use zillow.com if unsure) Thank you.	87000 valued at 185000

Member Payment Dependent Notes Series 557199

Series of Member Payment Dependent Notes	Aggregate principal amount of Notes offered	Aggregate principal amount of Notes sold	Stated interest rate	Service Charge	Sale and Original Issue Date	Initial maturity	Final maturity	Amount of corresponding member loan funded by Lending Club
557199	$4,000	$4,000	7.88%	1.00%	August 3, 2010	August 15, 2015	August 15, 2015	$0

                This series of Notes was issued upon closing and funding of member loan 557199. Member loan 557199 was requested on August 1, 2010 by a borrower member with the following characteristics, which have not been verified unless noted with an "*":

Home ownership:	OWN	Gross income:	$2,014 / month
Current employer:	Mature Services	Debt-to-income ratio:	0.74%
Length of employment:	5 years	Location:	Doylestown, OH

Home town:
Current & past employers:	Mature Services
Education:

This borrower member posted the following loan description, which has not been verified:

A credit bureau reported the following information about this borrower member on August 1, 2010:

Credit Score Range:	780+	Accounts Now Delinquent:	0
Earliest Credit Line:	08/2000	Delinquent Amount:	$0.00
Open Credit Lines:	6	Delinquencies (Last 2 yrs):	0
Total Credit Lines:	23	Months Since Last Delinquency:	n/a
Revolving Credit Balance:	$203.00	Public Records On File:	0
Revolving Line Utilization:	1.20%	Months Since Last Record:	n/a
Inquiries in the Last 6 Months:	0

The following answers to questions from lender members were posted by the borrower member:

Question	Answer
What is "Mature Services" and what do you do there?	Mature services is a company thay finds Jobs for people who are 55 and older. It is funded by the department of labor. I work in the IT department as a system's analyst.
Hello. What is your job with Mature Services? When you say own, does that mean that you have no monthly mortgage payments and no home equity loan? Wishing you well.	We own our home and we have no monthly mortgage payments and no home equity loans. We are 100% debt free. I work in the IT department as a system's anaylst. My company finds jobs for people who are 55 and older.
I'd like to invest in your loan, but I need answers to these 5 questions first: 1. Do you owe any mortgage on your house? What are your monthly payments? 2. Do you hold the deed/title to the house (a) in your name, (b) with a spouse, or (c) what is your relationship to the person who holds the deed? 3. Do you have a Home Equity Line of Credit (HELOC)? If so, for how much? 4. What is the current valuation of your home on zillow.com? 5. How long have you lived in your current home? Thanks much, and I look forward to supporting you on this loan.	1. We do not owe any mortgage on our home. We pay lot rent of 275.00 2. The title is in both me and my spouse's name. 3. Do we don't have a home equity line of credit. 4. We live in a mobile home and is valued at 10000 5. We have lived there 2 years.
since you have no debts other than this one, will you be paying more than the required payment each month?	Yes I will be paying more than required each month. We plan to pay if off sooner than 60 months.

Prospectus Supplement (Sales Report) No. 1 dated August 3, 2010